     As filed with the Securities and Exchange Commission on March 23, 2004


===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    Form S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                               Globix Corporation*
             (Exact name of registrant as specified in its charter)

         Delaware                         7389                     13-3781263
(State or Other Jurisdiction   (Primary standard industrial    (I.R.S. Employer
    of Incorporation or             classification code          Identification
      Organization)                      number)                    Number)

                                 --------------

                   139 Centre Street, New York, New York 10013
                            Telephone: (212) 334-8500
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               Peter K. Stevenson
                      President and Chief Executive Officer
                   139 Centre Street, New York, New York 10013
                            Telephone: (212) 334-8500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 --------------

                                 With a copy to:
                               Bonnie J. Roe, Esq.
                             Day, Berry & Howard LLP
                              One Canterbury Green
                               Stamford, CT 06901
                            Telephone: (203) 977-7300

         Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_| _____________________


                                                    CALCULATION OF REGISTRATION FEE
====================================================== ============== ================== =================== ==================
                                                                      Proposed Maximum    Proposed Maximum
               Title of Each Class of                  Amount to be    Offering Price        Aggregate           Amount of
             Securities to be Registered                Registered        Per Unit         Offering Price    Registration Fee
------------------------------------------------------ -------------- ------------------ ------------------- ------------------
 Common Stock, par value $0.01 per share...........       4,797,442         $2.98(1)      $14,296,377(1)        $1,811.35
 11% Senior Secured Notes due 2008(3)..............      19,146,306         $1.00(2)      $19,146,306(2)        $2,425.84
 Guarantees of the 11% Senior Secured Notes due
   2008(4)*........................................         -                  -                  -                  -
Total..............................................                                       $33,442,683           $4,237.19(5)
====================================================== ============== ================== =================== ==================

(1) Pursuant to Rule 457(c) of the Securities Act, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are based on the average of the bid and asked prices of the common stock on the OTC Bulletin Board, as reported on March 22, 2004.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

(3) Includes $13,999,614 aggregate principal amount of our 11% Senior Secured Notes due 2008, or the notes, initially issued by our company pursuant to the terms of the prepackaged plan of reorganization filed in connection with our bankruptcy proceedings, plus $5,146,692 in aggregate principal amount of additional notes issued or to be issued in lieu of cash interest payments on the notes (assuming that interest is paid in additional notes for a period of four years from the date of issuance of the notes).

(4) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees.

(5) Includes $2,821.55 already paid in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 25, 2002 (File No. 333-97067).

* Includes certain subsidiaries of Globix Corporation identified on the following page.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                              415 GREENWICH GC, LLC
             (Exact name of registrant as specified in its charter)


                  New York                                     7389                                  06-1602498
      (State or Other Jurisdiction of              (Primary standard industrial                   (I.R.S. Employer
       Incorporation or Organization)              classification code number)                 Identification Number)



                          415 GREENWICH GC TENANT, LLC
             (Exact name of registrant as specified in its charter)


                  New York                                     7389                                  13-4177134
      (State or Other Jurisdiction of              (Primary standard industrial                   (I.R.S. Employer
       Incorporation or Organization)              classification code number)                 Identification Number)



                            415 GREENWICH GC MM, LLC
             (Exact name of registrant as specified in its charter)


                  New York                                     7389                                   Pending
      (State or Other Jurisdiction of              (Primary standard industrial                   (I.R.S. Employer
       Incorporation or Organization)              classification code number)                 Identification Number)


                                   PROSPECTUS
                  (Subject to Completion) Dated March ___, 2004

The information in this prospectus is not complete and may be changed. The selling holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                [GLOBIX LOGO]

                               Globix Corporation
                        4,797,442 Shares of Common Stock
                  $19,146,306 11% Senior Secured Notes Due 2008

                             _______________________

         Shares of our common stock and 11% senior secured notes due 2008, which we refer to in this prospectus as the notes, are being offered from time to time by the selling holders named in this prospectus under the caption "Selling Holders." We will not receive any proceeds from the sale of shares of our common stock or notes by the selling holders.

         Our common stock and the notes are being registered to permit the selling holders to sell these securities from time to time to the public. The selling holders may sell the common stock and/or the notes through ordinary brokerage transactions or through any other means described in the section of this prospectus entitled "Plan of Distribution." We do not know when or in what amounts a selling holder may offer securities for sale. The selling holders may sell any, all or none of the common stock or notes offered by this prospectus.

         Our common stock trades on the OTC Bulletin Board under the ticker symbol "GBXX." On March ___, 2004, the closing sale price of one share of our common stock was $[ ].

         The notes are not currently listed on any national or regional securities exchange or inter-dealer quotation service, and we have no plans to cause the listing of the notes on any exchange or inter-dealer quotation service.

                             -----------------------

         INVESTING IN OUR COMMON STOCK AND THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                             -----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         The date of this prospectus is March ___, 2004

                                TABLE OF CONTENTS


                                                                                         Page
Prospectus Summary.........................................................................   3
Risk Factors...............................................................................   9
Cautionary Statement Regarding Forward-Looking Statements..................................  16
Use of Proceeds............................................................................  17
Dividend Policy............................................................................  17
Ratio of Consolidated Earnings to Fixed Charges ...........................................  17
Selected Consolidated Financial Data.......................................................  18
Management's Discussion and Analysis of Financial Condition and Results of Operations......  21
Business...................................................................................  36
Management.................................................................................  42
Principal Stockholders.....................................................................  49
Selling Holders............................................................................  53
Certain Relationships and Related Transactions.............................................  56
Description of Common Stock................................................................  57
Description of Notes ......................................................................  57
Plan of Distribution.......................................................................  84
Legal Matters..............................................................................  86
Experts....................................................................................  86
Where You Can Find More Information........................................................  87
Index to Consolidated Financial Statements................................................. F-1


                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information and our consolidated financial statements and the notes to these statements appearing elsewhere in this prospectus. In this prospectus, "we," "us," "our company" and "our" refer to Globix Corporation and its consolidated subsidiaries, unless the context otherwise requires.

Our Company

         We are a provider of Internet services to businesses. Our services include:

         o Hosting and co-location in our secure and fault-tolerant Internet data centers;

         o Network services and connectivity to the Internet through our Domestic and International Internet Protocol (IP) fiber based network;

         o Internet based managed services focusing on application management and operating system management, security services and storage services; and

         o Media services including: streaming media, webcasting and digital asset management solutions.

         Our target market for our services is small to large size businesses in a broad range of industries, including media, publishing, financial services, retail, healthcare, governmental agencies, manufacturing, technology and non-profit organizations. No single customer comprised more than 10% of our revenues in the fiscal years ended September 30, 2003 or 2002. We sell our services to businesses primarily through our direct sales force.

         Our customers use our services to operate and maintain computer equipment in a secure, fault-tolerant environment with connectivity to a high-speed, high-capacity, direct link to the Internet, through our own network, and to support Internet applications. Our employees are located in New York City, New York; Atlanta, Georgia; Santa Clara, California; Fairfield New Jersey; and London, England.

         Our principal executive offices are located at 139 Centre Street, New York, New York 10013, and our telephone number at that location is (212) 334-8500. Although we maintain a website at www.globix.com, we do not intend that the information available through our website be incorporated into this registration statement. Our SEC filings will be available on our website.

         Globix was founded in 1989 and in 1998 undertook a major expansion plan in order to pursue opportunities resulting from the growth of the Internet. On March 1, 2002, Globix filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, together with a prepackaged plan of reorganization, which we refer to as the "Plan," with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

         On April 8, 2002, the bankruptcy court confirmed the Plan. Effective April 25, 2002, which we refer to as the "Effective Date of the Plan," all conditions necessary for the Plan to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection. For additional information see "Our Chapter 11 Bankruptcy Reorganization" which begins on page 39, for a discussion of our reorganization pursuant to Chapter 11 of the United States Bankruptcy Code.


The Offerings

Use of proceeds........................         We will not receive any of the proceeds from the sale of the shares of our common stock and the notes offered by the selling holders.

Common Stock

Common stock offered by the selling
holders ...............................         Up to 4,797,442 shares

11% Senior Notes

Notes offered by the selling holders...         Up to $19,146,306 aggregate principal amount of notes.

Maturity Date..........................         May 1, 2008.

Interest...............................         Payable annually in arrears on May 1, commencing on May 1, 2003:
                                                     o   in additional notes through May 1, 2004;
                                                     o   in cash or, at the election of our board of directors,  in additional notes (or any  combination  of  additional  notes and cash) on May 1,
                                                         2005 and May 1, 2006; and
                                                     o   in cash thereafter until the maturity date of the notes.

Guaranties.............................         Our wholly owned direct and indirect subsidiaries,  415 Greenwich GC, LLC, 415
                                                Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC have fully and unconditionally and jointly and severally guaranteed all amounts payable under the notes, including principal and interest. These subsidiaries currently have no assets and Globix intends to dissolve them.

Ranking................................         The notes are our  senior  secured  obligations  and rank on parity  with,  or senior to, all of our existing and future debt and liabilities. The notes are secured by our assets and the assets of the subsidiary guarantors so that claims of the holders of the notes will rank ahead of unsecured claims of our creditors to the extent of the value, priority and validity of the liens securing the notes and the subsidiary guarantees. However, since we and our subsidiary guarantors may incur up to $20 million of debt in the aggregate which may be secured by liens superior to, or in lieu of, those securing the notes and the subsidiary guaranties, this debt will effectively rank ahead of the notes and subsidiary guaranties.

                                                The subsidiary guaranties are senior secured obligations of the subsidiary guarantors and rank on parity with, or senior to, all existing and future debt and liabilities of the subsidiary guarantors. However, our company and the subsidiary guarantors may collectively incur up to $20 million of indebtedness in the aggregate which may be secured by liens superior to, or in lieu of, those securing the notes, and the subsidiary guaranties will in effect be subordinated to this indebtedness.

Security...............................         Our  obligations  under the notes are  secured  by a first  priority  security interest in all of the otherwise unencumbered tangible and intangible assets of our company and of each subsidiary guarantor, subject to agreed upon permitted liens. The liens securing the notes may also be released or subordinated in priority to liens securing up to $20 million of debt under credit facilities, so long as the fair market value of the assets subject to these liens does not exceed to any material extent 1.5 times the amount of the debt secured by these liens.

Change of control......................         In the  event  of a  "Change  of  Control"  (as  defined  on page 58) of our company, each holder of notes may require us to repurchase, in whole or in part, all of that holder's notes for a cash payment equal to 101% of the aggregate principal amount of that holder's notes, plus accrued and unpaid interest, if any, to the redemption date.


Optional redemption....................         We may redeem the notes at our  option,  in whole or in part,  at any time and from time to time, upon notice mailed not less than 15 days but not more than
                                                60 days prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest up to, but excluding, the redemption date. However, in the event that a Change of Control of our company has occurred and we have not offered to purchase all of the notes in connection with the Change of Control, the redemption price will be equal to 101% of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest up to, but excluding, the redemption date.

Certain covenants......................         The indenture governing the notes among other things,  restricts, with certain exceptions, the ability of our company and our subsidiaries to:

                                                    o    sell assets unless the proceeds are applied to the acquisition of property or assets to be used in the Internet service business, or to repay certain debt;

                                                    o    incur indebtedness unless our consolidated debt to EBITDA ratio would be greater than zero and less than 6:1, except that we may incur up to
                                                         $20 million of senior debt and certain other indebtedness as permitted under the indenture;

                                                    o    incur liens other than certain permitted liens;

                                                    o    declare or pay any dividend (other than stock, options, warrants or other rights to acquire stock);

                                                    o    make certain investments, except in a company that is or as a result of an investment becomes a subsidiary of our company and except as otherwise permitted by the indenture;

                                                    o    purchase, redeem, retire or otherwise acquire for value any shares of stock of our company, except as specifically permitted under the indenture; and

                                                    o    enter into any transaction (or series of related transactions) not in the ordinary course of business with an affiliate or related person of our company involving aggregate consideration in excess of $2 million unless such transaction is on terms no less favorable to us than those that could be obtained in a comparable arm's-length transaction with an entity that is not an affiliate or related person and is in the best interests of our company.

Governing law..........................                  New York

         As of the date of this prospectus, we had 16,460,000 shares of common stock outstanding.

                              --------------------

Risk Factors

         You should carefully consider all of the information contained in this prospectus before making an investment in our common stock or the notes. In particular, you should consider the risk factors described under "Risk Factors" beginning on page 9.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         The following summary historical consolidated financial data as of and for the year ended September 30, 2003 (Successor Company), five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company), as of and for the fiscal years ended September 30, 2001, 2000 and 1999 (Predecessor Company) have been derived from our audited consolidated financial statements and related notes. The selected historical financial data as of and for the three months ended December 31, 2003 and 2002 (Successor Company) is derived from our unaudited consolidated financial statements and includes all adjustments, consisting of normal recurring adjustments, which, in our opinion, are necessary for a fair presentation of the financial position and results of operations for these periods.

         This information should be read together with, and is qualified in its entirety by reference to, our consolidated financial statements included elsewhere in this prospectus, and the notes thereto and the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 21. As a result of the application of fresh start accounting under SOP No. 90-7 as of May 1, 2002 our financial results for the fiscal year ended September 30, 2002 include two different bases of accounting and, accordingly, the operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed.

         For the purposes of this prospectus and the financial statements and related notes contained in this prospectus, references to the "Predecessor Company" are references to our company for periods prior to April 30, 2002 (the last day of the calendar month in which we emerged from bankruptcy) and references to the "Successor Company" are references to our company for periods subsequent to April 30, 2002. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements.

    (In thousands of United States dollars, except share and per share data)


                                           Successor Company                           Predecessor Company
                                    --------------------------------  --------------- --------------------------------------------
                                      Year Ended       Five Months      Seven Months    Year Ended     Year Ended      Year Ended
                                     eptember 30          Ended            Ended       September 30,  September 30,   September 30,
                                         2003         September 30,      April 30,         2001           2000           1999
Consolidated Statement of           -------------    ---------------  --------------- --------------  -------------  -------------
Operations Data:
Revenue                              $     60,177    $     30,723    $     51,273    $    104,210    $     81,287    $     33,817
Operating costs and expenses:
  Cost of revenues (excluding
    depreciation, amortization,
    payroll and occupancy shown
    below)                                 19,990          10,458          22,123          40,609          42,513          22,184
  Selling, general and
administrative                             44,430          29,313          57,206         124,821          98,113          36,495
  Loss (gain) on impairment of
  assets                                        -               -           2,578           3,500               -               -
  Restructuring and other charges
  (credits)                                (1,020)              -          24,834          56,109               -               -
  Depreciation and amortization            15,523           6,060          28,115          36,657          18,228           6,329
                                     ------------    ------------    ------------    ------------    ------------    ------------
Total operating costs and expenses         78,923          45,831         134,856         261,696         158,854          65,008
  Other operating income                      345               -               -               -               -               -
                                     ------------    ------------    ------------    ------------    ------------    ------------
Loss from operations                      (18,401)        (15,108)        (83,583)       (157,486)        (77,567)        (31,191)
  Interest and financing expense,
  net                                     (13,962)         (5,866)        (32,487)        (51,846)        (33,082)        (18,386)
  Other income (expense)                    1,232            (157)           (509)         (1,379)          1,779           6,192
  Gain (loss) on debt discharge             6,023               -         427,066               -         (17,577)              -
  Reorganization items                          -               -          (7,762)              -               -               -
  Fresh start accounting adjustments            -               -        (148,569)              -               -               -
  Minority interest in subsidiary               -               -           5,778               -               -               -
                                     ------------    ------------    ------------    ------------    ------------    ------------
Income (loss) before income taxes
  and cumulative effect of a change
  in accounting principle                 (25,108)        (21,131)        159,934        (210,711)       (126,447)        (43,385)
Income tax expense                            167               -               -               -               -               -
                                     ------------    ------------    ------------    ------------    ------------    ------------
Income (loss) before cumulative
effect of a change in accounting
principle                                 (25,275)        (21,131)        159,934        (210,711)       (126,447)        (43,385)
Cumulative effect of a change in
  accounting principle                          -               -               -          (2,332)              -               -
                                     ------------    ------------    ------------    ------------    ------------    ------------
Net income (loss)                         (25,275)        (21,131)        159,934        (213,043)       (126,447)        (43,385)
  Dividends and accretion on
    preferred stock                             -               -          (3,178)         (7,104)         (5,768)              -
                                     ------------    ------------    ------------    ------------    ------------    ------------
Net income (loss) attributable to
  common stockholders                $    (25,275)   $    (21,131)   $    156,756    $   (220,147)   $   (132,215)   $    (43,385)
                                     ============    ============    ============    ============    ============    ============
Earnings (loss) per common share:
  Basic:
    Before cumulative effect of a
      change in accounting
      principle                      $      (1.54)   $      (1.28)   $       3.96    $      (5.66)   $      (3.73)   $      (1.73)
    Cumulative effect of a change
      in accounting principle                   -               -               -           (0.06)              -               -
                                     ------------    ------------    ------------    ------------    ------------    ------------
Basic earnings (loss) per share
  attributable to common
  stockholders                       $      (1.54)   $      (1.28)   $       3.96    $      (5.72)   $      (3.73)   $      (1.73)
                                     ============    ============    ============    ============    ============    ============
Weighted average common shares
  outstanding - basic                  16,460,000      16,460,000      39,618,856      38,476,909      35,484,040      25,116,800
                                     ============    ============    ============    ============    ============    ============

  Diluted:
    Before cumulative effect of a
      change in accounting principle $      (1.54)   $      (1.28)   $       3.30    $      (5.66)   $      (3.73)   $      (1.73)
    Cumulative effect of a change in
      accounting principle                     --              --              --           (0.06)             --              --
                                     ------------    ------------    ------------    ------------    ------------    ------------
Diluted earnings (loss) per share
  attributable to common
  stockholders                       $      (1.54)   $      (1.28)   $       3.30      $ (5.72) $           (3.73)   $      (1.73)
                                     ============    ============    ============    ============    ============    ============
Weighted average common shares
  outstanding - diluted                16,460,000      16,460,000      48,507,456      38,476,909      35,484,040      25,116,800
                                     ============    ============    ============    ============    ============    ============
Other Consolidated Financial Data:
Net cash provided by (used in)
  operating activities               $    (12,188)   $      3,679    $    (59,684)   $   (140,543)   $    (94,318)   $    (36,897)
Net cash provided by (used in)
  investing activities               $       (858)   $     (6,461)   $      5,842    $   (113,271)   $   (149,939)   $    (58,774)
Net cash provided by (used in)
  financing activities               $    (10,539)   $     (2,279)   $     (4,946)   $        387    $    509,395    $    135,589
Consolidated Balance Sheet Data:
Cash, cash equivalent, short-term
  investments and marketable
securities                           $     33,260    $     54,281    $    113,112    $    378,510    $    111,412
Restricted cash and investments      $      6,928    $      9,097    $     33,870    $     43,178    $     45,039
Working capital                      $     28,449    $     42,421    $     78,340    $    366,139    $    101,216
Total assets                         $    222,282    $    262,720    $    552,988    $    729,591    $    302,518
Current portion of long-term debt    $      1,510    $      1,520    $      6,687    $      2,173    $      2,088
Long-term debt, less current portion $    140,389    $    151,274    $    630,750    $    621,809    $    161,005
Mandatory redeemable convertible
  preferred stock                    $         --    $         --    $     83,230    $     76,042    $         --
Stockholders' equity (deficit)       $     53,351    $     72,547    $   (237,325)   $    (18,030)   $    106,405

                                            Successor Company
                                    ---------------------------------
Consolidated Statement of             Three Months    Three Months
                                         Ended            Ended
                                      December 31,    December 31,
Operations Data:                          2003            2002
                                    ---------------------------------
                                       (Unaudited)     (Unaudited)
                                     -------------  ---------------
Revenue                                $     14,385    $     16,480
Operating costs and expenses:
  Cost of revenues (excluding
    depreciation, amortization, and
certain
    payroll and occupancy shown
below)                                        4,876           5,624
  Selling, general and
administrative                               10,944          11,891
  Loss on impairment of assets               17,313               -
  Restructuring and other charges
(credits)                                         -               -
  Depreciation and amortization               3,371           3,727
                                       ------------    ------------
Total operating costs and expenses           36,504          21,242
  Other operating income                          -               -
                                       ------------    ------------
Loss from operations                        (22,119)         (4,762)
  Interest and financing expense,
net                                          (3,274)         (3,516)
  Other income (expense)                        297             182
  Gain (loss) on debt discharge               1,747           2,727
  Reorganization items                            -               -
  Fresh start accounting adjustments              -               -
  Minority interest in subsidiary                 -             108
                                       ------------    ------------
Income (loss) before income taxes
and
  cumulative effect of a change in
  accounting principle                      (23,349)         (5,261)
Income tax expense                                -               -
                                       ------------    ------------
Income (loss) before cumulative
effect
  of a change in accounting
principle                                   (23,349)         (5,261)
Cumulative effect of a change in
  accounting principle                            -               -
                                       ------------    ------------
Net income (loss)                           (23,349)         (5,261)
  Dividends and accretion on
    preferred stock                               -               -
                                       ------------    ------------
Net income (loss) attributable to
  common stockholders                  $    (23,349)   $     (5,261)
                                       ============    ============
Earnings (loss) per common share:
  Basic:
    Before cumulative effect of a
      change in accounting principle   $      (1.42)   $      (0.32)
    Cumulative effect of a change in
      accounting principle                        -               -
                                       ------------    ------------
Basic earnings (loss) per share
  attributable to common
stockholders                           $      (1.42)   $      (0.32)
                                       ============    ============
Weighted average common shares
  outstanding - basic                    16,460,000      16,460,000
                                       ============    ============
  Diluted:
    Before cumulative effect of a
      change in accounting principle   $      (1.42)   $      (0.32)
    Cumulative effect of a change in
      accounting principle                       --              --
                                       ------------    ------------
Diluted earnings (loss) per share
  attributable to common
stockholders                           $      (1.42)   $      (0.32)
                                       ============    ============
Weighted average common shares
  outstanding - diluted                  16,460,000      16,460,000
                                       ============    ============
Other Consolidated Financial Data:
Net cash provided by (used in)
  operating activities                 $     (2,960)   $       (915)
Net cash provided by (used in)
  investing activities                 $     (6,278)   $     (3,483)
Net cash provided by (used in)
  financing activities                 $     (6,275)   $     (2,955)
Consolidated Balance Sheet Data:
Cash, cash equivalent, short-term
  investments and marketable
securities                             $     21,226    $     48,704
Restricted cash and investments        $      6,938    $      8,856
Working capital                        $     67,929    $     37,831
Total assets                           $    196,153    $    252,716
Current portion of long-term debt      $        742    $      1,668
Long-term debt, less current portion   $    135,846    $    144,369
Mandatory redeemable convertible
  preferred stock                       $        --    $         --
Stockholders' equity (deficit)         $     31,857    $     68,241

                                  RISK FACTORS

         Our business, financial condition, results of operations and cash flows may be adversely affected by various risks, including those set forth below.

We have a history of losses which may continue in the future.

         We have experienced significant losses since we began operations. Despite improvement in our operating margins since our emergence from bankruptcy, we have not achieved operating profits and may continue to incur losses in the future. For the year ended September 30, 2003, we had a loss from operations of $18.4 million and a net loss of approximately $25.3 million. For the quarter ended December 31, 2003, we had a loss from operations of $22.1 million and a net loss of $23.3 million. $17.3 million of the loss from operations and net loss in the quarter ended December 31, 2003 was attributable to a write-down of our property located at 415 Greenwich Street in New York City, which we sold in January 2004. Our ability to achieve operating profits depends on our ability to reduce our indebtedness and operating expenses or increase our revenue base. If we are unable to reduce expenses sufficiently or build up our revenue base, we will not become profitable. If we are unable to become profitable, we will eventually become unable to meet our financial obligations.

We may lose customers or have our existing customers reduce their level of spending on our services.

         We have experienced and may continue to experience declines in revenue due to customers leaving us or staying with us but choosing to decrease their spending on our services. One of our biggest challenges has been to limit these revenue declines. Although we have reduced the level of revenue declines due to customer loss, continued declines in revenue could harm our business, financial condition and results of operations.

Our ability to meet our debt service obligations depends on our future operating performance, and failure to satisfy these obligations could result in these obligations becoming due and payable, resulting in bankruptcy.

         Historically, we have not generated positive cash flows from operations. Our ability to pay principal, premium, if any, and interest on the 11% senior notes and on our other indebtedness depends on our future operating performance. Future operating performance is subject to market conditions and business factors that are often beyond our control. Consequently, we cannot assure you that we will have sufficient cash flows to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our indebtedness, we may have to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness or file for bankruptcy. We cannot assure you that the terms of our indebtedness will allow these alternative measures or that these measures would satisfy our scheduled debt service obligations. If we cannot make scheduled payments on our indebtedness, we will be in default and, as a result:

         o our debt holders could declare all outstanding principal and interest to be due and payable; and

         o        we could be forced into bankruptcy.

Our outstanding debt obligations restrict our financial and operating flexibility.

         As of March 17, 2004, we had approximately $65 million of outstanding indebtedness, after giving effect to the repurchase of approximately $40 million of our outstanding 11% senior notes with proceeds from the sale of our property at 415 Greenwich Street in New York City. Our indebtedness could:

         o limit our ability to obtain additional financing to operate or grow our business;

         o require us to use the proceeds of certain asset sales to redeem indebtedness;

         o limit our financial flexibility in planning for and reacting to industry changes;

         o place us at a competitive disadvantage as compared to less leveraged companies; and

         o after the fourth anniversary of the issuance of the 11% senior notes, require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing the availability of our cash flow for other purposes.

         Covenants in the indenture governing the 11% senior notes impose limitations on our ability to borrow and invest, which could severely impair our ability to expand or finance our future operations.

         The indenture governing the 11% senior notes contains a number of covenants that impose significant operating and financial restrictions on us and our subsidiaries. These restrictions limit our ability to incur additional indebtedness, create liens on assets, dispose of assets, enter into business combinations or engage in certain activities with our subsidiaries.

The indenture governing the 11% senior notes permits us to incur up to $20 million in senior indebtedness.

         The indenture governing the 11% senior notes also permits us and our subsidiaries to incur up to $20 million of senior indebtedness which may be secured by a first priority lien on the assets of our company and the subsidiaries. The notes and the subsidiary guaranties would therefore be subordinated to such indebtedness.

Our leverage will increase as a result of the payment of interest in kind.

         The indenture under which our 11% senior notes were issued requires us to pay interest in kind through 2004 and permits us to pay interest in kind at the discretion of our board of directors through 2006. The additional issuances of 11% senior notes could further restrict our financial and operating flexibility and make it more difficult to meet our financial obligations upon the maturity of the 11% senior notes.

Our acquisition strategy may prove to be unsuccessful.

         In order to increase our revenue base, we may make investments in or acquire businesses, products, services or technologies. Consequently, we are subject to the following risks:

         o we may not be able to make investments or acquisitions on terms which prove advantageous;

         o acquisitions may cause a disruption in our ongoing business, distract our management and other resources and make it difficult to maintain the operations, organization and procedures of our company or the acquired business; and

         o we may not be able to retain key employees of the acquired business or to maintain good relations with its customers or suppliers.

Our reorganization may have adversely affected some of our relationships with customers and suppliers, and may continue to affect the way we are viewed in the market.

         The continuing impact of our April 2002 bankruptcy reorganization cannot be accurately quantified. However, our bankruptcy may have adversely affected our ability to negotiate favorable terms with vendors or retain existing customers and may continue to affect the way we are perceived or the contractual terms that are available to us.

Our business could suffer from a loss of management personnel.

         Since our emergence from bankruptcy, we have undertaken a number of changes in management as well as reductions in staffing. As a result, our business has experienced, and could continue to experience, a lack of continuity in management. We may have difficulty finding replacements for any further management resources we may lose. The loss or unavailability to us of any member of our senior management team could have a significant adverse effect on our business.

We may not be able to attract or retain the personnel we need in each of the critical areas of our business, which could adversely affect the ability of our business to perform its functions.

         Our future success depends on our ability to attract and retain key personnel for management, technical, sales and marketing and customer support positions. The failure to attract or retain qualified personnel in each of these critical areas could adversely affect the ability of our business to perform its functions. Further efforts to control management costs, given our flat organizational structure, could have an additional adverse impact on morale in certain parts of our company.

Competition for the Internet services that we provide is intense and we expect that competition will continue to intensify, which could result in our encountering significant pricing pressure.

         Our competitors include other Internet service providers with a significant national or global presence that focus on business customers, such as IBM, Digex, EDS and Equinix. Our competitors also include telecommunications companies, such as AT&T, British Telecom, Level 3, Cable and Wireless, MCI and Sprint. Many of our existing competitors, as well as a number of potential new competitors, have:

         o    longer operating histories;

         o    greater name recognition;

         o    larger customer bases;

         o    larger networks;

         o    more and larger facilities; and

         o significantly greater financial, technical and marketing resources.

         New competitors, including large computer hardware, software, media and other technology and telecommunications companies, may enter our market and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in the industry, we expect to continue to encounter significant pricing pressures. These pricing pressures could result in significantly lower average selling prices for our services. For example, telecommunications companies may be able to provide customers with reduced communications costs in connection with their Internet access services, significantly increasing pricing pressures on us. We may not be able to offset the effects of any price reductions with an increase in the number of our customers, higher revenue from value-added services, cost reductions or otherwise. In addition, Internet access service businesses are likely to encounter consolidation in the near future, which could result in increased prices and other competition.

Our success will depend on our ability to integrate, operate and maintain and upgrade our network and facilities, and our failure to do so could adversely affect our entire business.

         A key element of our business strategy is the maintenance and upgrading of our facilities and network, which has required, and will continue to require, management time and the periodic expenditure of capital. Any interruption in our ability to deliver services over our network due to market disruptions or third party insolvencies may make us less attractive to future customers and may hamper our ability to retain our current customers which, in turn, could adversely affect our entire business.

Our business could be adversely affected by price increases or service interruptions in our telecommunications service.

         Our existing network relies entirely on many third-party data communications and telecommunications providers, located in the United States and abroad. These carriers are subject to price constraints, including tariff controls, that in the future may be relaxed or lifted. In addition, certain of these providers, including MCI, Global Crossing and Cable and Wireless, have filed for protection under Chapter 11 under the U.S. Bankruptcy Code, which may affect the availability and quality of the services that these entities provide. Price increases or the lack of service availability and quality could adversely affect the costs of maintaining our network and our ability to maintain or grow our business.

We may not be able to obtain computer hardware and software on the scale and at the times we need at an affordable cost, and failure to do so over an extended period of time could harm our business, financial condition and results of operations.

         We rely on outside vendors to supply us with computer hardware, software and networking equipment. We primarily use products from Cisco, Compaq, Juniper Networks and Sun Microsystems, either leased or purchased from the manufacturer or a third-party vendor. Consequently, our expertise is concentrated in products from these manufacturers. We also rely on Cisco for network design and installation services. If we are unable over an extended period of time to obtain the products and services that we need on a timely basis and at affordable prices, it will harm our business, financial condition and results of operations.

Because we are dependent on computer and communication systems, a systems failure would cause a significant disruption to our business.

         Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. We currently maintain most of our computer systems in our facilities in New York City, New York; Atlanta, Georgia; Santa Clara, California; and London, England. While we have taken precautions against systems failure, interruptions could result from natural disasters as well as power loss, our inability to acquire fuel for our backup generators, telecommunications failure, terrorist attacks and similar events. We also lease telecommunications lines from local, regional and national carriers, whose service may be interrupted. Our business, financial condition and results of operations could be harmed by any damage or failure that interrupts or delays our operations.

Our dependence on a limited number of suppliers exposes us to possible interruptions that could delay or prevent us from providing our services.

         Approximately 40% of our cost of revenues is derived from services provided by two major telecommunication carriers. While we believe that most of these services can be obtained from other alternative carriers, an interruption in service from one of these carriers or other suppliers could limit our ability to serve customers, which would adversely affect our results of operations.

If our security measures proved to be inadequate, our ability to attract and retain customers would be adversely affected.

         We have taken measures to protect the integrity of our infrastructure and the privacy of confidential information. Nonetheless, our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make significant additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. The security services that we offer in connection with our customers' networks cannot assure complete protection from computer viruses, break-ins and other disruptive problems. Although we attempt to contractually limit our liability in such instances, the occurrence of these problems may result in claims against us or liability on our part. These claims, regardless of their ultimate outcome, could result in costly litigation and could harm our business and reputation and impair our ability to attract and retain customers for our services.

Our business depends on the continued growth, use and improvement of the Internet.

         Our services are targeted toward businesses that use the Internet. The Internet is subject to a high level of uncertainty and is characterized by rapidly changing technology, evolving industry standards and frequent new service introductions. Accordingly, we are subject to the risks and difficulties frequently encountered in new and rapidly evolving markets.

         Critical issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the market we target. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet services for a number of reasons, including:

         o inadequate protection of the confidentiality of stored data and information moving across the Internet;

         o    inconsistent quality of service;

         o    inability to integrate business applications on the Internet;

         o the need to deal with multiple vendors, whose products are frequently incompatible;

         o    lack of availability of cost-effective, high-speed services;
              and

         o concern over the financial viability of Internet service providers.

         Capacity constraints caused by growth in Internet usage may, unless resolved, impede further growth in Internet use. If the number of users on the Internet does not increase and commerce over the Internet does not become more accepted and widespread, demand for our services may decrease and, as a result, our business would be harmed.

Our business requires us to adapt to technological changes, and significant technological changes could render our existing services obsolete.

         We must adapt to our rapidly changing market by continually improving the responsiveness, functionality and features of our services to meet our customers' needs. If we are unable to respond to technological advances and conform to emerging industry standards in a cost-effective and timely basis, our business, financial condition and results of operations will be harmed.

Changes in government regulations related to the Internet could restrict our activities, expose us to liability or otherwise adversely affect our business.

         There are an increasing number of laws and regulations pertaining to the Internet. These laws or regulations relate to liability for content and information received from or transmitted over the Internet, user privacy and security, taxation, the enforcement of online contracts, consumer protection and other issues concerning services. The government may also seek to regulate some aspects of our activities as basic telecommunications services. Moreover, the applicability to the Internet of existing laws governing copyright, trademark, trade secret, obscenity, libel, consumer protection, privacy and other issues is uncertain and developing. We cannot predict the impact that future regulation or regulatory changes may have on our business.

We could be liable for violating the intellectual property rights of third parties.

         Despite our reasonable efforts to protect the intellectual property that is important to the operation of our business, a third party could bring a claim of infringement against us or any of our material suppliers. If such a claim were settled or adjudicated against us or one of our material suppliers, we could be forced to pay for a license to continue using the intellectual property. There is no guarantee that we could obtain such a license, or that it would be available on reasonable terms. Alternatively, we could be forced to defend ourselves against infringement claims, which could be costly and which could result in us having to pay damages to third parties.

We may be liable for the material that our customers distribute over the Internet.

         The law relating to the liability of online service providers, private network operators and Internet service providers for content and information carried on or disseminated through their networks is currently unsettled. While we have taken steps to contractually limit our liability in these areas, we could become subject to legal claims relating to the content of the web sites we host. For example, lawsuits could be brought against us claiming that material inappropriate for viewing by young children can be accessed from the web sites that we host. Claims could also involve matters such as defamation, invasion of privacy, copyright and trademark infringement. Internet service providers have been sued in the past, sometimes successfully, based on the material disseminated over their networks. We may take additional measures to reduce our exposure to these risks, which could be costly or result in some customers not doing business with us. In addition, defending ourselves against claims, or paying damage awards to third parties, could strain our management and financial resources.

We face currency risk and risks associated with differing regulatory regimes and markets as a result of our international operations.

         A substantial percentage of our business is located in the United Kingdom, and our results of operations would be adversely affected by a significant increase in the value of the dollar as compared to the pound sterling. We also face problems of managing our business under differing regulatory regimes in areas such as intellectual property, telecommunications and employee relations. As a result, we may find it more difficult and expensive to hire and train employees and to manage international operations together with our United States operations. Because we have limited experience operating in markets outside the United States and the United Kingdom, we may have difficulty adapting our services to different international market needs. We may also be unsuccessful in our efforts to market and sell these services to customers abroad. If we fail to successfully address these risks, our international operations may be adversely affected.

Our results of operations fluctuate on a quarterly and annual basis and we expect to continue experiencing fluctuations in our future quarterly and annual results of operations, which could affect the market price of our securities.

         Our results of operations fluctuate on a quarterly and annual basis. We expect to continue experiencing fluctuations in our future quarterly and annual results of operations due to a variety of factors, many of which are outside our control, including:

         o        timing of contractual cancellations and renewals;

         o        demand for and market acceptance of our services;

         o        introductions of new services by us and our competitors;

         o        customer retention;

         o        capacity utilization of our data centers and assets;

         o        timing of customer installations;

         o        our mix of services sold;

         o        the timing and magnitude of our capital expenditures;

         o        changes in our pricing policies and those of our competitors;

         o        fluctuations in bandwidth used by customers;

         o        our retention of key personnel;

         o        reliable continuity of service and network availability;

         o        costs related to the acquisition of network capacity;

         o        arrangements for interconnections with third-party networks;

         o        the provision of customer discounts and credits;

         o the introduction by third parties of new Internet and networking technologies;

         o licenses and permits required to construct facilities, deploy networking infrastructure or operate in the United States and foreign countries; and

         o        other general economic factors.

         Fluctuations in our quarterly or annual results as a result of one or more of these factors could affect the market price of our securities.

Because our common stock is thinly traded, prices are more likely to be volatile and it may be harder to sell any sizable number of shares.

         Our common stock is currently traded on the Over-the-Counter Bulletin Board. Because of the relatively small number of shares that are traded, prices may be volatile and it may be difficult to find a purchaser for any sizable amount of the stock.

If our board of directors determines to engage in certain change of control transactions, or if a third party were to acquire more than 50% of our stock or acquire control of our board of directors, we or the third party could be required to purchase our 11% senior notes, and the failure to do so would result in an event of default under the indenture governing the notes.

In the event that:

         o subject to certain exceptions, any person, entity or group of persons or entities becomes the beneficial owner, directly or indirectly, of more than 50% of our outstanding voting securities;

         o at any time during any two-year period following the distribution of the 11% senior notes, the individuals who comprised a majority of our board of directors at the beginning of such two year period, plus any new directors whose election to our board was approved by a majority of those directors, cease to comprise a majority of our board of directors; or

         o subject to certain exceptions, we consolidate with or merge with or into another entity, we sell or lease all or substantially all of our assets to another entity or any entity consolidates with or merges into or with our company, in each case pursuant to a transaction in which our outstanding voting securities are changed into or exchanged for cash, securities or other property, unless no person, entity or group of persons or entities owns, immediately after the transaction, more than 50% of our outstanding voting stock, then each holder of the 11% senior notes will have the right to require us to repurchase all or a portion of its 11% senior notes for a purchase price equal to 101% of the principal amount of that holder's 11% senior notes plus accrued and unpaid interest to the date of repurchase. There can be no assurance that we will have sufficient funds available to make any required repurchases of 11% senior notes or that the terms of our other indebtedness will permit us to make any required repurchases of 11% senior notes. If we are unable to repurchase a holder's 11% senior notes in connection with one of the events described above, then this would constitute an event of default under the indenture governing the 11% senior notes.

As a result of various financial accounting complexities, accounting staff turnover and accounting staff shortages, we experienced material weaknesses in our accounting and internal control environment in summer 2003 that resulted in the delay and late filing of SEC reports filed during summer 2003.

         Since our emergence from bankruptcy effective April 25, 2002, Globix has had to face many challenging and complex accounting and financial reporting issues, including fresh start accounting, restructuring and the restatement of amounts in its financial statements as of and for the quarter ended March 31, 2002. In addition, Globix has experienced significant turnover in its financial reporting staff, as well as limited management resources. Globix fell behind in its SEC reporting for the year ended September 30, 2002, and experienced difficulty in catching up with its filing obligations for the year ended September 30, 2002 while fulfilling its responsibilities for the fiscal year 2003. The combined effect of these challenges placed a strain on our internal accounting resources in summer 2003 and resulted in further delays in the preparation and filing of periodic reports that were filed in summer 2003. The strain on our internal accounting resources and the delays in the preparation and filing of periodic reports created material weaknesses in our accounting and internal control environment in summer 2003. For further information concerning our internal controls, see "Changes In and Disagreements With Accountants on Accounting and Financial Disclosure" beginning on page 35 of this prospectus.

As a result of our application of fresh start accounting under American Institute of Certified Public Accountants Statement of Position no. 90-7, "Financial Reporting By Entities In Reorganization Under The Bankruptcy Code" (otherwise known as "SOP No. 90-7"), as of May 1, 2002, our financial statements as of and for periods subsequent to May 1, 2002 are not comparable to our financial statements as of and for periods prior to May 1, 2002.

         In connection with our emergence from bankruptcy on April 25, 2002, we have applied the principles of SOP 90-7 as of May 1, 2002. Accordingly our financial statements for periods subsequent to May 1, 2002 are not comparable to our financial statements for periods prior to May 1, 2002. This may make it more difficult for third parties to assess our financial performance.


You may not be able to recover against Arthur Andersen LLP, our independent auditors for fiscal 2001, for any liability that they might otherwise have under
Section 11(a) of the Securities Act or other securities laws.

Our consolidated financial statements for the year ended September 30, 2001 (our predecessor company financial statements prior to our emergence from bankruptcy in April 2002) were audited by Arthur Andersen LLP. We are unable to obtain the consent of Arthur Andersen LLP for the inclusion in this Registration Statement of its audit report for the 2001 fiscal year, and because of the liquidation of Arthur Andersen LLP, you may not be able to recover against Arthur Andersen LLP for any liability that Arthur Andersen LLP might otherwise have under Section 11(a) of the Securities Act of 1933, which imposes certain duties on persons named as experts in a registration statement, or other securities laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains historical and forward-looking statements. The forward-looking statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in such statements. You should carefully review all information, including the financial statements and the notes to the financial statements included in this prospectus.

         In addition to the risk factors described in "Risk Factors" beginning on page 9 of this prospectus, the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

         o our ability to maintain and increase revenue by retaining existing customers and attracting new customers;

         o our ability to match our operating cost structure with revenue to achieve positive cash flow;

         o our ability to conduct business with critical vendors on acceptable terms;

         o the sufficiency of existing cash and cash flow to complete our business plan and fund our working capital requirements;

         o the insolvency of vendors, customers and other parties critical to our business;

         o        our existing debt obligations and history of operating losses;

         o our ability to integrate, operate and upgrade or downgrade our network;

         o our ability to recruit and retain sufficient and qualified personnel needed to staff our operations;

         o        our ability to raise additional capital, if necessary;

         o potential marketplace or technology changes, rendering existing products and services obsolete;

         o changes in or the lack of anticipated changes in the regulatory environment, including potential legislation increasing our exposure to content distribution and intellectual property liability; and

         o commencement of war, armed hostilities, terrorist activities or other similar international calamity directly or indirectly involving or affecting the United States or the United Kingdom.

         These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we cannot assure you that projected results or events will be achieved. We do not assume any responsibility for updating the forward-looking information contained in this prospectus.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of our common stock and the notes offered by the selling holders.


                                 DIVIDEND POLICY

         We have not historically paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements and other factors that our board of directors deems relevant. In addition, the indenture governing the 11% senior notes restricts our ability to pay dividends.


                 RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

         Our ratios of consolidated earnings (deficiency) to fixed charges for the quarter ended December 31, 2003 (Successor Company), for the year ended September 30, 2003 (Successor Company"), five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company) and for the fiscal years ended September 30, 201, 2000 and 1999 (Predecessor Company) are set forth below:


                               Successor Company                                                Predecessor Company
               ------------------------------------------------  ------------------------------------------------------------------
               Three Months                       Five Months    Seven Months
                   Ended           Year Ended        Ended           Ended         Year Ended        Year Ended       Year Ended
               December 31,      September 30,   September 30,     April 30,      September 30,     September 30,    September 30,
                   2003               2003           2002            2002             2001              2000             1999
               --------------    --------------- --------------  --------------  --------------     -------------   --------------
                (Unaudited)
               --------------    --------------- --------------  --------------
Ratio of
Earnings to
Fixed
Charges
(Deficiency)       $(23,349)         $ (25,108)      $(21,131)         $  5.12       $(228,999)        $(133,591)        $(47,152)
               ==============    =============== ==============  ==============  ===============    ==============   ==============


                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical consolidated financial data as of and for the year ended September 30, 2003 (Successor Company), five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company), as of and for the fiscal years ended September 30, 2001, 2000 and 1999 (Predecessor Company) have been derived from our audited consolidated financial statements and related notes. The selected historical financial data as of and for the three months ended December 31, 2003 and 2002 (Successor Company) is derived from our unaudited consolidated financial statements and includes all adjustments, consisting of normal recurring adjustments, which, in our opinion, are necessary for a fair presentation of the financial position and results of operations for these periods.

         This information should be read together with, and is qualified in its entirety by reference to, our consolidated financial statements included elsewhere in this prospectus, and the notes thereto and the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 21.

         As a result of the application of fresh start accounting under SOP No. 90-7 as of May 1, 2002 our financial results for the fiscal year ended September 30, 2002 include two different bases of accounting and, accordingly, the operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed. For the purposes of this prospectus and the financial statements and related notes contained in this prospectus, references to the "Predecessor Company" are references to our company for periods prior to April 30, 2002 (the last day of the calendar month in which we emerged from bankruptcy) and references to the "Successor Company" are references to our company for periods subsequent to April 30, 2002. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements.

    (In thousands of United States dollars, except share and per share data)


                                           Successor Company                           Predecessor Company
                                    -------------------------------- ---------------------------------------------------------------
                                                       Five Months     Seven Months
                                     Year Ended           Ended            Ended        Year Ended     Year Ended     Year Ended
Consolidated Statement of           September 30,     September 30,      April 30,     September 30,  September 30,   September 30,
Operations Data:                         2003              2002            2002            2001           2000            1999
                                    -------------    -------------  --------------    -------------  --------------  --------------
Revenue                                $     60,177    $   30,723    $     51,273    $    104,210    $     81,287    $     33,817
Operating costs and expenses:
  Cost of revenues (excluding
    depreciation, amortization,
    payroll and occupancy shown
    below)                                   19,990        10,458          22,123          40,609          42,513          22,184
  Selling, general and
    administrative                           44,430        29,313          57,206         124,821          98,113          36,495
  Loss (gain) on impairment of
    assets                                        -             -           2,578           3,500               -               -
  Restructuring and other charges
   (credits)                                 (1,020)            -          24,834          56,109               -               -
  Depreciation and amortization              15,523         6,060          28,115          36,657          18,228           6,329
                                       ------------    ----------    ------------    ------------    ------------    ------------
Total operating costs and expenses           78,923        45,831         134,856         261,696         158,854          65,008


  Other operating income                        345             -               -               -               -               -
                                       ------------    ----------    ------------    ------------    ------------    ------------
Loss from operations                        (18,401)      (15,108)        (83,583)       (157,486)        (77,567)        (31,191)
  Interest and financing expense,
  net                                       (13,962)       (5,866)        (32,487)        (51,846)        (33,082)        (18,386)
  Other income (expense)                      1,232          (157)           (509)         (1,379)          1,779           6,192
  Gain (loss) on debt discharge               6,023             -         427,066               -         (17,577)              -
  Reorganization items                            -             -          (7,762)              -               -               -
  Fresh start accounting adjustments              -             -        (148,569)              -               -               -
  Minority interest in subsidiary                 -             -           5,778               -               -               -
                                       ------------    ----------    ------------    ------------    ------------    ------------
Income (loss) before income taxes
and Cumulative effect of a change in
  accounting principle                      (25,108)      (21,131)        159,934        (210,711)       (126,447)        (43,385)
Income tax expense                              167             -               -               -               -               -
                                       ------------    ----------    ------------    ------------    ------------    ------------
Income (loss) before cumulative
  effect of a change in accounting
  principle                                 (25,275)      (21,131)        159,934        (210,711)       (126,447)        (43,385)
Cumulative effect of a change in
  accounting principle                            -             -               -          (2,332)              -               -
                                       ------------    ----------    ------------    ------------    ------------    ------------
Net income (loss)                           (25,275)      (21,131)        159,934        (213,043)       (126,447)        (43,385)
  Dividends and accretion on
    preferred stock                               -             -          (3,178)         (7,104)         (5,768)              -
                                       ------------    ----------    ------------    ------------    ------------    ------------
Net income (loss) attributable to
  common stockholders                  $    (25,275)   $  (21,131)   $    156,756    $   (220,147)   $   (132,215)   $    (43,385)
                                       ============    ==========    ============    ============    ============    ============

Earnings (loss) per common share:
  Basic:
    Before cumulative effect of a
      change in accounting principle   $      (1.54)   $    (1.28)   $       3.96    $      (5.66)   $      (3.73)   $      (1.73)
    Cumulative effect of a change in
      accounting principle                        -             -               -           (0.06)              -               -
                                       ------------    ----------    ------------    ------------    ------------    ------------
Basic earnings (loss) per share
  attributable to common
  stockholders                         $      (1.54)  $      (1.28) $        3.96    $      (5.72)   $      (3.73)   $      (1.73)
                                       ============   ============  =============    ============    ============    ============
Weighted average common shares
  outstanding - basic                    16,460,000     16,460,000     39,618,856      38,476,909      35,484,040      25,116,800
                                       ============   ============  =============    ============    ============    ============


  Diluted:
    Before cumulative effect of a
      change in accounting principle   $      (1.54)   $    (1.28)   $       3.30    $      (5.66)   $      (3.73)   $      (1.73)
    Cumulative effect of a change in
      accounting principle                       --             --            --            (0.06)             --              --
                                       ------------   ------------  ------------     ------------    ------------    ------------
Diluted earnings (loss) per share
  attributable to common
  stockholders                         $      (1.54)  $      (1.28) $       3.30     $      (5.72)   $      (3.73)   $      (1.73)
                                       ============   ============  ============     ============    ============    ============
Weighted average common shares
  outstanding - diluted                  16,460,000     16,460,000    48,507,456       38,476,909      35,484,040      25,116,800
                                       ============   ============  ============     ============    ============    ============
Other Consolidated Financial Data:
Net cash provided by (used in)
  operating activities                 $    (12,188)  $      3,679  $    (59,684)    $   (140,543)   $    (94,318)   $    (36,897)
Net cash provided by (used in)
  investing activities                 $       (858)  $     (6,461) $      5,842     $   (113,271)   $   (149,939)   $    (58,774)
Net cash provided by (used in)
  financing activities                 $    (10,539)  $     (2,279) $     (4,946)    $        387    $    509,395    $    135,589
Consolidated Balance Sheet Data:
Cash, cash equivalent, short-term
  investments and marketable
securities                             $     33,260   $     54,281                   $    113,112    $    378,510    $    111,412
Restricted cash and investments        $      6,928   $      9,097                   $     33,870    $     43,178    $     45,039
Working capital                        $     28,449   $     42,421                   $     78,340    $    366,139    $    101,216
Total assets                           $    222,282   $    262,720                   $    552,988    $    729,591    $    302,518
Current portion of long-term debt      $      1,510   $      1,520                   $      6,687    $      2,173    $      2,088
Long-term debt, less current portion   $    140,389   $    151,274                   $    630,750    $    621,809    $    161,005
Mandatory redeemable convertible
  preferred stock                      $         --   $         --                   $     83,230    $     76,042    $         --
Stockholders' equity (deficit)         $     53,351   $     72,547                   $   (237,325)   $    (18,030)   $    106,405

                                                      Successor Company
                                              ---------------------------------
                                                Three Months    Three Months
                                                   Ended            Ended
Consolidated Statement of                       December 31,    December 31,
Operations Data:                                    2003            2002
                                               -------------  ---------------
                                                 (Unaudited)     (Unaudited)
                                               -------------  ---------------
Revenue                                         $     14,385     $     16,480
Operating costs and expenses:
  Cost of revenues (excluding
    depreciation, amortization, and
    certain payroll and occupancy shown
   below)                                              4,876            5,624
  Selling, general and
    administrative                                    10,944           11,891
  Loss on impairment of assets                        17,313             --
  Restructuring and other charges
    (credits)                                           --               --
  Depreciation and amortization                        3,371            3,727
                                                ------------     ------------
Total operating costs and expenses                    36,504           21,242
  Other operating income                                --               --
                                                ------------     ------------
Loss from operations                                 (22,119)          (4,762)
  Interest and financing expense, net                 (3,274)          (3,516)
  Other income (expense)                                 297              182
  Gain (loss) on debt discharge                        1,747            2,727
  Reorganization items                                  --               --
  Fresh start accounting adjustments                    --               --
  Minority interest in subsidiary                       --                108
                                                ------------     ------------
Income (loss) before income taxes
  and cumulative effect of a change in
  accounting principle                               (23,349)          (5,261)
Income tax expense                                      --               --
                                                ------------     ------------
Income (loss) before cumulative
  effect of a change in accounting
  principle                                          (23,349)          (5,261)
Cumulative effect of a change in
  accounting principle                                  --               --
                                                ------------     ------------
Net income (loss)                                    (23,349)          (5,261)
  Dividends and accretion on
    preferred stock                                     --               --
                                                ------------     ------------
Net income (loss) attributable to
  common stockholders                           $    (23,349)    $     (5,261)
                                                ============     ============
Earnings (loss) per common share:
  Basic:
    Before cumulative effect of a
      change in accounting principle            $      (1.42)    $      (0.32)
    Cumulative effect of a change in
      accounting principle                              --               --
                                                ------------     ------------
Basic earnings (loss) per share
  attributable to common
  stockholders                                  $      (1.42)    $      (0.32)
                                                ============     ============
Weighted average common shares
  outstanding - basic                             16,460,000       16,460,000
                                                ============     ============
  Diluted:
    Before cumulative effect of a
      change in accounting principle            $      (1.42)    $      (0.32)
    Cumulative effect of a change in
      accounting principle                              --               --
                                                ------------     ------------
Diluted earnings (loss) per share
  attributable to common
  stockholders                                  $      (1.42)    $      (0.32)
                                                ============     ============
Weighted average common shares
  outstanding - diluted                           16,460,000       16,460,000
                                                ============     ============
Other Consolidated Financial Data:
Net cash provided by (used in)
  operating activities                          $     (2,960)    $       (915)
Net cash provided by (used in)
  investing activities                          $     (6,278)    $     (3,483)
Net cash provided by (used in)
  financing activities                          $     (6,275)    $     (2,955)
Consolidated Balance Sheet Data:
Cash, cash equivalent, short-term
  investments and marketable
  securities                                    $     21,226     $     48,704
Restricted cash and investments                 $      6,938     $      8,856
Working capital                                 $     67,929     $     37,831
Total assets                                    $    196,153     $    252,716
Current portion of long-term debt               $        742     $      1,668
Long-term debt, less current portion            $    135,846     $    144,369
Mandatory redeemable convertible
  preferred stock                               $       --       $       --
Stockholders' equity (deficit)                  $     31,857     $     68,241

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the accompanying notes and "Selected Consolidated Financial Data" beginning on page 18 of this prospectus. The following discussion contains forward-looking statements. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our company and our industry. Our results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties discussed in "Risk Factors" and elsewhere in this prospectus. The results shown herein are not necessarily indicative of the results to be expected in any future periods.

         As is more fully discussed in Note 1 ("Basis of Presentation") to the consolidated financial statements, we reported under fresh start accounting pursuant to SOP 90-7 as of May 1, 2002 resulting in a change in the basis of accounting in the underlying assets and liabilities of our company at the Effective Date of the Plan. Accordingly, the financial statements of the Successor Company and the Predecessor Company are not comparable. Where appropriate, we have combined the actual results of operations for the Successor Company for the five months ended September 30, 2002 and the Predecessor Company for the seven months ended April 30, 2002 as pro forma combined 2002 operating results in order to present a more meaningful comparative analysis to the operating results of the prior fiscal year. Successor Company and Predecessor Company financial data are derived from the consolidated financial statements that appear elsewhere in this prospectus. In addition to the basis in accounting differences noted above, our operating results for fiscal 2002 were significantly impacted by:

         o items associated with the Predecessor Company's bankruptcy, including debt discharge, restructuring activities and other charges related to certain bankruptcy activities and certain changes in accounting estimates recorded in the third quarter fiscal 2002; and

         o the Successor Company recognizing the effects of reduced depreciation, additional amortization and reduced interest expense arising from the revaluation of our assets and liabilities and the reduced amount of the Successor Company's outstanding debt following the Effective Date of the Plan.

Overview

Globix is a provider of Internet services for small to large size business in a broad range of industries. Our company was founded in 1989 and in 1998 undertook a major expansion plan in order to pursue opportunities resulting from the growth of the Internet. On March 1, 2002, Globix filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, together with a prepackaged plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing. On April 8, 2002, the bankruptcy court confirmed the Plan. Effective April 25, 2002, all conditions necessary for the Plan to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection. For additional information about our reorganization, see "Our Chapter 11 Bankruptcy Reorganization" beginning on page 39 of this prospectus.

Although Globix operates in one operating segment, there are four major service lines as follows:

Internet Hosting and Co-Location

We offer co-location solutions for customers who choose to own and maintain their own servers, but require the physically secure, climate-controlled environment provided by our Internet data centers and connectivity to our network. We offer hosting services in a dedicated server environment. This service includes providing bandwidth and services to meet customer-specific needs.

Managed Services

We provide managed application, system, network and media services to our hosting and co-location customers. Such services include a wide variety of maintenance, administration and problem resolution services for many popular operating systems, Internet network devices, software security solutions, web-based applications, as well as streaming media delivered in a streaming or continuous fashion over the Internet or over a company's intranet.

Network Services and Internet Access

We provide access to our network for our hosting and co-location customers located inside of our Internet data centers as well as Internet access services which provide businesses with high-speed continuous access to the internet from their own premises. In addition, we provide other services, such as domain name registration, local loop provisioning, Internet address assignment, router configuration, e-mail configuration and management and technical consulting services.

Other

Our other services, which we categorize as "other," are comprised of hardware and software sales and other non-recurring revenue. For the quarter ended December 31, 2002, "other" also includes revenue from DSL customer accounts which were sold during the fiscal year 2003.

For a more detailed description of these service lines see the "Business" section beginning on page 36 of this prospectus.

Critical Accounting Policies and Estimates

         Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent assets and liabilities. We base our accounting estimates on historical experience and other factors that are believed to be reasonable under the circumstances. However, actual results may vary from these estimates under different assumptions or conditions. The following is a summary of our critical accounting policies and estimates:

Revenue Recognition

         Revenue consists primarily of Internet hosting, co-location, managed services, network services and Internet access.

         We recognize revenue in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin, or SAB, No. 101 "Revenue Recognition in Financial Statements," as amended. SAB No. 101 expresses the view of the Securities and Exchange Commission's staff in applying accounting principles generally accepted in the United States to certain revenue recognition issues. Under the provisions of SAB No. 101, set up and installation revenue are deferred and recognized over the estimated length of the customer relationship, which in the case of our business is approximately 36 months. Prior to April 30, 2002, the estimated length of the customer relationship was 12-18 months. Effective October 1, 2000, we changed our revenue recognition method for set up and service installation fees upon the adoption of SAB No. 101. Prior to our adoption of SAB No. 101, we recognized revenue immediately upon completion of set up or installation. The change in accounting principle resulted in a revenue deferral and cumulative effect charge totaling $2.3 million, or $0.06 per share, which was reflected in our consolidated statements of operations for the fiscal year ended September 30, 2001. Our adoption of SAB No. 101 decreased our net loss by $0.5 million for the fiscal year ended September 30, 2001. The effect of our adoption of SAB No. 101 for the fiscal year ended September 30, 2000 was not material.

         Monthly service revenue related primarily to Internet hosting co-location, network services and Internet access is recognized over the period that services are provided. Revenue derived from managed services is recognized at the completion of a project. Projects are generally completed within a month. Payments received in advance of providing services are deferred until the period that these services are provided.

Cost of Revenue

         Cost of revenue consists primarily of telecommunications costs for Internet access and managed hosting and includes the cost of hardware and software purchased for resale to customers and payroll cost which relates to certain managed services. Cost of revenue excludes certain payroll, occupancy, depreciation and amortization. Telecommunications costs include the cost of providing local loop for connecting dedicated access customers to the Company's network, leased line and associated costs related to connecting with the Company's peering partners and costs associated with leased lines connecting the Company's facilities to its backbone and aggregation points of presence.

Intangible Assets

         We adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" at the Effective Date of the Plan. SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS No. 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. SFAS No. 142 provides that intangible assets with indefinite lives and goodwill will not be amortized but, will be tested at least annually for impairment. If an impairment is indicated then the asset will be written down to its fair value typically based upon its future expected discounted cash flows.

         Intangible assets of the Successor Company are as follows:

                  o        trademarks and trade name;

                  o        network build-out/know-how; and

                  o        customer contracts.

         We amortize intangible assets by the straight-line method over their estimated useful lives. Trademarks and trade name are amortized over a period of 7-15 years, network build-out/know-how is amortized over 8 years and the customer contracts are amortized over 2-3 years.

Estimates

         The preparation of financial statements requires us to make estimates and assumptions that affect the reported amount of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Use of estimates and assumptions include, but are not limited to, allowance for doubtful accounts, credit reserve and deferred tax valuation allowance.

Allowance for Doubtful Accounts and Credit Reserve

         At each reporting period we evaluate on a specific basis the economic condition of our customers and their ability and intent to pay their debt. If such evaluation shows that it is probable that a customer will not settle his full obligation, a reserve against accounts receivable in general and administrative expense is recorded for the questionable amount. We also maintain a general bad debt reserve, which is based on the aging of our customers receivables. In addition during each reporting period we must make estimates of potential future credits, which will be issued in respect of current revenues. We analyze historical credits and changes in customer demands regarding our current billings when evaluating credit reserves. If such analysis shows that it is probable that a credit will be issued, we reserve the estimated credit amount against revenues in the current period. As of December 31, 2003, September 30, 2003 and 2002 the balance of bad debt reserve amounted to approximately $2.8 million (Unaudited), $2.6 million and $2.6 million, respectively.

Accounting for Income Taxes

         As part of the process of preparing our consolidated financial statements we are required to estimate our income tax expense in each of the jurisdictions in which we operate. This process involves us estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as accruals and reserves, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance. Management currently estimates that it is more likely than not that these assets will not be realized in the foreseeable future and accordingly a 100% valuation allowance is recorded against the deferred tax assets.

Interim Financial Information

         The consolidated financial information as of December 31, 2003 and for the three months ended December 31, 2003 and 2002 is unaudited, but includes all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its combined results of operations, financial position and cash flows. Results for the three months ended December 31, 2003 and 2002 are not necessarily indicative of results to be expected for the entire fiscal year.

Fiscal Quarter Ended December 31, 2003 Compared to Fiscal Quarter Ended December 31, 2002

Revenue

         Revenue for the quarter ended December 31, 2003 decreased 12.7% or $2.1 million to $14.4 million from $16.5 million for the three month period ended December 31, 2002. Customer churn accounted for $2.2 million of the net decrease in revenue for the quarter ended December 31, 2003 over the same quarter for 2002. In addition our company experienced a $347 thousand decrease in lower margin hardware and software sales to $24 thousand, as a result of our shift away from lower margin hardware and software revenue and a decrease of $456 thousand from DSL services as a result of the sale of our DSL customer accounts during the fiscal year 2003. These decreases were offset in part by our new revenue stream of approximately $780 thousand resulting from the Aptegrity acquisition and from a positive effect of foreign exchange rate on our customer churn of approximately $500 thousand. We define churn as contractual revenue losses due to customer cancellations and downgrades, net of upgrades, and additions of new services. Cancellations refer to customers that have either stopped using our services completely or remained a customer but terminated a particular service. Downgrades are a result of customers taking less of a particular service or renewing their contract for identical services at a lower price. During the quarter ended December 31, 2003 our monthly churn excluding the Aptegrity contribution averaged 0.2%. Of this average monthly churn, 1.6% was related to downgrades and 1.7% was related to cancellations. These were offset by increases of 1.7% in new contracts and 1.4% in contract upgrades. Monthly positive change in contracts (negative churn) including the Aptegrity contribution averaged 2.6% for the quarter ended December 31, 2003 compared to a monthly averaged churn of 2.1% for the quarter ended December 31, 2002.

Cost of Revenue

         Cost of revenue for the quarter ended December 31, 2003, decreased to $4.9 million from $5.6 million for the quarter ended December 31, 2002. A decrease of $935 thousand was realized within non-hardware related costs. This was offset by additional costs of $489 thousand associated with the business acquired from Aptegrity, Inc. This net decrease of approximately $446 thousand, representing 59.6% of the total decrease in cost of revenue was primarily attributable to our continued focus on deriving efficiencies and cost savings from our network. Decrease of $302 thousand, representing 40.4% of the total decrease in cost of revenue, was attributable to lower hardware costs as a result of our shift away from lower margin hardware sales. Gross margin remained flat at 66.1% for the quarter ended December 31, 2003 compared to 65.9% for the quarter ended December 31, 2002.

Selling, General and Administrative

         Selling, general and administrative expenses were $10.9 million as compared to $11.9 million for the quarter ended December 31, 2002. The decrease in selling, general and administrative expenses was in part due to a decrease of $900 thousand in salaries and benefits to $4.9 million in the quarter ended December 31, 2003 compared to $5.8 million in the quarter ended December 31, 2002, which resulted from our restructuring efforts that focused on significant reduction in facilities and personnel. In addition, bad debt expenses decreased $287 thousand to $337 thousand for the quarter ended December 31, 2003, compared to $624 thousand in the same quarter last year, as a result of improvement in collections and a reduction in the number of high risk customer account receivable balances.

Loss on Impairment of Assets

         Impairment charges for the quarter ended December 31, 2003 amounted to $17.3 million resulting from the write-down of the cost basis of our company's property located at 415 Greenwich Street in New York, New York to its market value less cost to sell of approximately $11.5 million. The sale of this property was consummated on January 22, 2004 for total cash consideration of $60 million.

Depreciation and Amortization

         Depreciation and amortization decreased to $3.4 million for the quarter ended December 31, 2003, as compared to $3.7 million in the quarter ended December 31, 2002. The decrease resulted from lower capital spending and from not depreciating the 415 Greenwich Street property classified as held for sale, offset by amortization of intangible assets resulting from the acquisition of Aptegrity in the amount of $26 thousand.

Interest and Financing Expenses

         Interest and financing expense for the quarter ended December 31, 2003 was $3.5 million, compared to $3.9 million, for the quarter ended December 31, 2002. The decrease is attributable to the repurchase of approximately $16.8 million of our 11% senior notes during the calendar year 2003, offset by a an increase in the balance of the 11% senior notes of approximately $11.3 million resulting from a payment in kind of the related accrued interest as of May 1, 2003.

Interest Income

         Interest income for the quarter ended December 31, 2003 was $179 thousand, compared to $388 thousand, for the quarter ended December 31, 2002. The decrease is primarily due to a decrease in our cash and investments.

Other Income, net

         Other income for the quarter ended December 31, 2003 was $297 thousand, compared to $182 thousand, for the quarter ended December 31, 2002. The increase is primarily due to higher rental income from leasing office space in our 139 Centre Street facility.

Gain on Debt Discharge

         Gain on debt discharge was $1.7 million for the quarter ended December 31, 2003, as compared to $2.7 million for the quarter ended December 31, 2002. These gains resulted from our repurchase of $7.0 million and $9.1 million in aggregate principal amount of the 11% senior note and the associated accrued interest of $329 thousand and $627 thousand for a total cash consideration of $5.6 million and $7.0 million during the three month periods ended December 31, 2003 and 2002 respectively.

Net Loss Attributable To Common Stockholders

         As a result of the factors described above, we reported net loss of $23.3 million and net loss attributable to common stockholders of $23.3 million, or $1.42 basic and diluted loss per share for the quarter ended December 31, 2003, as compared to a net loss of $5.3 million and net loss attributable to common stockholders of $5.3 million, or $0.32 basic and diluted loss per share for the quarter ended December 31, 2002.

Fiscal Year Ended September 30, 2003 Compared to Fiscal Year Ended September 30, 2002

Revenue

         Revenue for the fiscal year ended September 30, 2003 decreased 26.6% to $60.1 million from $82.0 million for the fiscal year ended September 30, 2002. This decrease in revenues was mainly attributable to customer churn which accounted for $19.8 million, or approximately 90.4% of our revenue decrease. We define churn as contractual revenue losses as a percentage of total contractual revenue due to customer cancellations and downgrades, net of upgrades, and additions of new services. Cancellations refer to customers that have either stopped using our services completely or remained a customer but terminated a particular service. Downgrades are a result of customers taking less of a particular service or renewing their contract for identical services at a lower price. During fiscal 2003 our monthly churn averaged approximately 1.7%. Of this average monthly churn, 1.8% was related to downgrades, 3.2% was related to cancellations, partially offset by decreases in churn of 1.7% and 1.6% related to new and upgraded contracts, respectively. Revenues also declined due to a decrease in lower margin hardware and software sales. Hardware and software sales decreased $2.1 million, or 77.3%, as a result of our shift away from lower margin hardware and software sales. This decrease accounted for 9.6% of our total revenue decline.

Cost of Revenue and Gross Margin

         Cost of revenue for the fiscal year ended September 30, 2003 decreased to $20.0 million from $32.6 million for the fiscal year ended September 30, 2002. A decrease of $10.8 million or 85.7% of our cost of revenue decrease, realized within non-hardware related costs reflects our continued focus on network reconfiguration. A decrease of $1.8 million, or 14.3% of our cost of revenue decrease, in hardware costs reflects our shift away from lower margin hardware sales. Gross margin increased to 66.8% for the fiscal year ended September 30, 2003 from 60.0% for the fiscal year ended September 30, 2002. The increase in gross margin is primarily attributable to the movement away from lower margin products and the reduction of network cost as a result of our focus on network reconfiguration. During fiscal year 2003, Globix sold its DSL services in the second quarter and shifted away from hardware sales, both low margin products. In addition, Globix reduced certain network costs through contract renegotiations with certain major vendors.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses were $44.4 million, or 73.8% of revenue, for the year ended September 30, 2003, compared to $29.3 million, or 95.4% of revenue, for the five months ended September 30, 2002. For the seven month period ended April 30, 2002, selling, general and administrative expenses were $57.2 million, or 111.6% of revenue. For the fiscal year ended September 30, 2002 selling, general and administrative expenses totaled $86.5 million, or 105.5% of revenue.

         The decrease in selling, general and administrative expenses as a percentage of revenue for the fiscal year ended September 30, 2003 from both the five month period ended September 30, 2002 and the seven month period ended April 30, 2002, was in part due to a decrease in salaries and benefits in connection with our restructuring efforts, which focused on significant reductions in facilities and personnel. During the year ended September 30, 2003, salaries and benefits were $21.3 million, or 35.5% of revenue, as compared to $12.4 million, or 40.0% of revenue, in the five month period ended September 30, 2002. For the seven month period ended April 30, 2002, salaries and benefits were $33.7 million, or 66.0% of revenue. For the fiscal year ended September 30, 2002, salaries and benefits totaled $46.1 million, or 56.0% of revenue. The number of our employees decreased from approximately 262 as of September 30, 2002 to approximately 209 as of September 30, 2003.

         For the year ended September 30, 2003, bad debt expense was $1.9 million, representing 3.1% of revenue, compared to $1.9 million, or 6.0% of revenue, for the five month period ended September 30, 2002. For the seven month period ended September 30, 2002, bad debt expense was $4.3 million, or 8.0% of revenue. For the fiscal year ended September 30, 2002, bad debt expense was $6.2 million, or 8.0% of revenue. The decrease in bad debt expense for the fiscal year ended September 30, 2003 was partially attributable to improvements in collections as well as a proactive reduction in the number of high risk customer account receivable balances.

Restructuring and Other Expenses

         We recorded a reversal in the fiscal year 2003 of approximately $1.0 million to our previously recorded restructuring charges. Reversals related to contract settlement charges in the amount of $0.8 million and facility closings charges of $0.2 million were primarily for settling certain facility contracts and purchase commitments for amounts lower than originally planned.

Depreciation and Amortization

         Depreciation and amortization in the year ended September 30, 2003 was $15.5 million or 25.8% of revenue, as compared to $6.1 million, or 20% of revenue, in the five month period ended September 30, 2002. Depreciation and amortization in the seven month period ended April 30, 2002 was $28.1 million or 55.0% of revenue. For the fiscal year ended September 30, 2002, depreciation and amortization was $34.2 million, or 41.7% of revenue. The decrease in depreciation and amortization expenses for the fiscal year 2003 compared to the fiscal year 2002 was attributable to a decrease in our capital spending in connection with our restructuring plan as well as the impact of fresh start accounting, in particular the revaluation of our tangible and intangible assets as of April 30, 2002.

Other operating income

         Other operating income resulted from the sale of DSL customer accounts in the amount of $345 thousand during the fiscal year ended September 30, 2003.

Interest and Financing Expense and Interest Income

         Interest and financing expense for the year ended September 30, 2003 was $15.1 million, or 25.2% of revenue, compared to $6.7 million, or 22.0% of revenue, in the five months ended September 30, 2002. Interest and financing expense in the seven month period ended April 30, 2002 was $34.5 million, or 67.0% of revenue. For the fiscal year ended September 30, 2002, interest and financing expense totaled $41.2 million, or 50.0% of revenue. The decrease in interest and financing expense was primarily attributable to the reduction in our outstanding indebtedness pursuant to the Plan and to the repurchase of approximately $19 million in principal value of the 11% senior notes during the fiscal year 2003.

         Interest income in the year ended September 30, 2003 was $1.2 million, or 2.0% of revenue, compared to $0.8 million, or 2.6% of revenue, in the five month period ended September 30, 2002. Interest income in the seven month period ended April 30, 2002 was $2.0 million, or 4.0% of revenue. For the fiscal year ended September 30, 2002, interest income was $2.8 million, or 3.0% of revenue. This decreasing trend was primarily attributable to the reduced amount of our cash investments and the impact of declining interest rates as compared to the prior fiscal year.

Other Income (Expense)

         Other income in the year ended September 30, 2003 was $1.2 million compared to an expense of $0.6 million in the fiscal year ended September 30, 2002. This increase is due primarily to write-offs of strategic investments in the amount of $490 thousand in the prior period and insurance receipts in the amount of $88 thousand associated with the September 11, 2001 terrorist attack received in the current year.

Gain on Discharge of Debt

         Gain on discharge of debt was $6.0 million for the fiscal year ended September 30, 2003. The gain is a direct result of the repurchase of approximately $19 million in principal value of the 11% senior notes. We did not recognize any gain on discharge of debt during the five month period ended September 30, 2002. The gain on the discharge of approximately $427.1 million recorded in the seven month period ended April 30, 2002 resulted from the exchange of the 12.5% senior notes for the 11% senior notes under the Plan.

Income Tax Expense

         Income tax expense for the fiscal year ended September 30, 2003, in the amount of $167 thousand, represents our estimated income taxes due in the United Kingdom. We did not record any income tax expenses during the fiscal year ended September 30, 2002.

Net Income (Loss) Attributable To Common Stockholders

         As a result of the factors described above, we reported net loss of $25.3 million and net loss attributable to common stockholders of $25.3 million, or $1.54 basic and diluted loss per share for the fiscal year ended September 30, 2003, as compared to a net income of $138.8 million and net income attributable to common stockholders of $135.6 million, or $2.67 basic earnings per share and $2.01 diluted earnings per share, respectively, for the fiscal year ended September 30, 2002.

Fiscal Year Ended September 30, 2002 Compared to Fiscal Year Ended September 30, 2001

Revenue

         Revenue for the fiscal year ended September 30, 2002 decreased 21.0% to $82.0 million from $104.2 million for the fiscal year ended September 30, 2001. This decrease was primarily attributable to significant decreases in lower margin hardware sales and increased customer churn. Hardware and software sales decreased $5.1 million, or 65.0%, as a result of our shift away from lower margin hardware and software revenue. This decrease accounted for 23.0% of our total revenue decline. Customer churn accounted for $17.1 million, or approximately 77.0% of our revenue decrease. We define churn as contractual revenue losses as a percentage of total contractual revenue due to customer cancellations and downgrades, net of upgrades, and additions of new services. Cancellations refer to customers that have either stopped using our services completely or remained a customer but terminated a particular service. Downgrades are a result of customers taking less of a particular service or renewing their contract for identical services at a lower price. During the fiscal year 2002 our monthly churn averaged approximately 2.5%. Of this average monthly churn, 1.7% was related to downgrades, 3.9% was related to cancellations, partially offset by decreases in churn of 1.7% and 1.4% related to new and upgraded contracts, respectively. For the first three quarters of fiscal 2002, cancellations constituted approximately 69.0% of our monthly revenue losses and downgrades constituted approximately 31.0% of our monthly revenue losses. In the fourth quarter of 2002, cancellations constituted approximately 52.0% of our monthly revenue losses and downgrades constituted approximately 48.0% of our monthly revenue losses.

Cost of Revenue and Gross Margin

         Cost of revenue for the fiscal year ended September 30, 2002 decreased to $32.6 million from $40.6 million for the fiscal year ended September 30, 2001. A decrease of $3.9 million, or 11.0%, realized within non-hardware related costs reflects our continued focus on network reconfiguration. A decrease of $4.2 million, or 64.0%, in hardware costs reflects our shift away from lower margin hardware sales. Gross margin decreased to 60.0% for the fiscal year ended September 30, 2002 from 61.0% for the fiscal year ended September 30, 2001, primarily due to the impact of pricing pressure within the co-location and bandwidth product categories.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses, excluding restructuring charges and gains/losses on impairment of operating assets were $57.2 million, or 112.0% of revenue, for the seven month period ended April 30, 2002, compared to $124.8 million, or 120.0% of revenue, for the fiscal year ended September 30, 2001. For the five month period ended September 30, 2002, selling, general and administrative expenses were $29.3 million, or 95.0% of revenue. For the fiscal year ended September 30, 2002 selling, general and administrative expenses totaled $86.5 million, or 106% of revenue.

         The sequential decrease in selling, general and administrative expenses as a percentage of revenue from the fiscal year ended September 30, 2001 through both the seven month period ended April 30, 2002 and the five month period ended September 30, 2002, was primarily attributable to a decrease in salaries and benefits in connection with our restructuring efforts, which focused on significant reductions in facilities and personnel. In the seven month period ended April 30, 2002, salaries and benefits were $33.7 million, or 66.0% of revenue, as compared to $72.7 million, or 70.0% of revenue, in the fiscal year ended September 30, 2001. For the five month period ended September 30, 2002, salaries and benefits were $12.4 million, or 40.0% of revenue. For the fiscal year ended September 30, 2002, salaries and benefits totaled $46.1 million, or 56.0% of revenue. The number of our employees decreased from approximately 650 as of September 30, 2001 to approximately 262 as of September 30, 2002.

         For the seven month period ended April 30, 2002, bad debt expense was $4.3 million, representing 8.0% of revenue, compared to $14.1 million, or 14.0% of revenue, for the fiscal year ended September 30, 2001. For the five month period ended September 30, 2002, bad debt expense was $1.9 million, or 6.0% of revenue. For the fiscal year ended September 30,2002, bad debt expense decreased to $6.2 million, or 8.0% of revenue. The decrease in bad debt expense for the fiscal year ended September 30, 2002 was partially attributable to improvements in collections as well as a proactive reduction in the number of high risk customer account receivable balances. This decrease was also attributable to a reduction in our allowance for doubtful accounts from a balance of approximately $8.1 million at September 30, 2001 to $2.6 million at September 30, 2002.

         In the seven month period ended April 30, 2002, marketing expenses were $1.1 million, or 2.0% of revenue, compared to $6.4 million, or 6.0% or revenue, for the fiscal year ended September 30, 2001. For the five month period ended September 30, 2002, marketing expense was $0.2 million, or 1.0% of revenue. For the fiscal year ending September 30, 2002, marketing expense totaled $1.4 million, or 2.0% of revenues. The decrease in marketing expenses for the fiscal year ended September 30, 2002 was attributable to a reduction in the amount of our advertising pursuant to our restructuring plan.

         Decreases in selling, general and administrative expenses in the fiscal year ended September 30, 2002 were offset by the write-off in the five months ended September 30, 2002 of a $4.1 million note receivable related to a lease deposit that we deemed to be uncollectible. The lease was associated with our Boston, Massachusetts data center, which we closed as part of our restructuring plan.

Loss on Impairment of Assets

         In the seven month period ended September 30, 2002, loss on impairment of assets resulted in a $2.6 million non-cash expense, as compared to $3.5 million in 2001. This non cash-expense was attributable to the write down, in accordance with SFAS No. 121, of goodwill generated from our acquisition of Comstar.net, Inc., totaling $3.2 million. The $0.6 million credit balance was associated with the partial reversal of an estimated write-off in the fiscal year ended September 30, 2001 of certain assets associated with an indefeasible right of use, or IRU, capacity on a wavelength purchased from a supplier whose financial viability was originally thought to have impaired the recoverability of these assets.

Restructuring and Other Expenses

         We recorded a restructuring charge of approximately $24.8 million in the fiscal year ended September 30, 2002, compared to $56.1 million in the fiscal year ended September 30, 2001. Of the $24.8 million restructuring charge in the fiscal year ended September 30, 2002, $17.2 million was for the write-off of previously escrowed lease deposit and landlord inducement and legal payments, $2.9 million was associated with employee terminations and $4.7 million was for the write-off of equipment and leasehold improvements.

Depreciation and Amortization

         Depreciation and amortization in the seven month period ended April 30, 2002 was $28.1 million, or 55.0% of revenue, as compared to $36.7 million, or 35.0% of revenue, in the fiscal year ended September 30, 2001. The increase in depreciation and amortization as a percentage of revenue for the seven month period ended April 30, 2002 resulted from an increase in our capital expenditures. Depreciation and amortization in the five month period ended September 30, 2002 was $6.1 million, or 20.0% of revenue. In the five month period ended September 30, 2002, this decrease was attributable to a decrease in our capital spending in connection with our restructuring plan as well as the impact of fresh start accounting, in particular the revaluation of our tangible and intangible assets as of April 30, 2002. For the fiscal year ended September 30, 2002, depreciation and amortization was $34.2 million, or 41.7% of revenue.

Interest and Financing Expense and Interest Income

         Interest and financing expense for the seven month period ended April 30, 2002 was $34.5 million, or 67.0% of revenue, compared to $65.1 million, or 63.0% of revenue, in the fiscal year ended September 30, 2001. Interest and financing expense in the five month period ended September 30, 2002 was $6.7 million, or 22.0% of revenue. For the fiscal year ended September 30, 2002, interest and financing expense totaled $41.2 million, or 50.0% of revenue. The decrease in interest and financing expense was primarily attributable to the reduction in our outstanding indebtedness pursuant to the Plan. As of the Effective Date of the Plan, our annual interest expense was reduced from $75.0 million to approximately $13.2 million, before compounding.

         Interest income in the seven month period ended April 30, 2002 was $2.0 million, or 4.0% of revenue, compared to $13.3 million, or 13.0% of revenue, in the fiscal year ended September 30, 2001. Interest income in the five month period ending September 30, 2002 was $0.8 million, or 3.0% of revenue. This decreasing trend was primarily attributable to the reduced amount of our cash investments and the impact of declining interest rates as compared to the prior fiscal year. For the fiscal year ended September 30, 2002, interest income was $2.8 million, or 3.0% of revenue.

Gain on Discharge of Debt

         On the Effective Date of the Plan, we recognized a gain on the discharge of debt of $427.1 million associated with the exchange of the 12.5% senior notes for the 11% senior notes under the Plan and recognized this gain in the fiscal year ended September 30, 2002. We did not recognize any gain on the discharge of debt in the fiscal year ended September 30, 2001.

Minority Interest in Subsidiary

         The minority interest credit of $5.8 million in the fiscal year ended September 30, 2002 was related to the consolidation of a subsidiary in which we own 0.1% but which we consolidate with our results due to our effective control of this subsidiary. We did not recognize any minority interest in the fiscal year ended September 30, 2001.

Reorganization Items

         Reorganization expenses of $7.8 million recorded in the fiscal year ended September 30, 2002 were attributable to expenses incurred by the Predecessor Company in connection with its Chapter 11 bankruptcy filing and reorganization. There were no reorganization expenses in the fiscal year ended September 30, 2001.

Fresh Start Accounting Adjustments

         Pursuant to fresh start accounting principles, we have adjusted the value of our assets and liabilities to their fair values as of April 30, 2002. The net effect of all fresh start accounting adjustments in the fiscal year ended September 30, 2002 resulted in a charge of $148.6 million. There were no fresh start accounting adjustments in 2001.

Other Income

         Other income decreased to $0.6 million in the fiscal year ended September 30, 2002 from $2.1 million in the year ended September 30, 2001. This decrease primarily resulted from decreased gains on sales of short-term investments and marketable securities.

Other Expenses

         The decrease in other expense to $1.3 million for the fiscal year ended September 30, 2002 as compared to $3.5 million for the fiscal year ended September 30, 2001 is a result of fewer impairments on strategic investments in fiscal 2002 as compared to fiscal 2001.

Net Income (Loss) Attributable To Common Stockholders

         As a result of the factors described above, we reported net income of $138.8 million and net income attributable to common stockholders of $135.6 million, or $2.67 basic earnings per share and $2.01 diluted earnings per share, respectively, for the fiscal year ended September 30, 2002, as compared to a net loss of $213.0 million and net loss attributable to common stockholders of $220.1 million, or $5.72 basic and diluted loss per share (including the cumulative effect of a change of accounting principle associated with the adoption of SAB No. 101 of $2.3 million, or $0.06 per share), for the fiscal year ended September 30, 2001.

 Liquidity and Capital Resources

         On March 1, 2002, our company and two of our wholly-owned domestic subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code, together with the Plan, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

         On April 8, 2002, the bankruptcy court confirmed the Plan. Effective April 25, 2002, all conditions necessary for the Plan to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection.

         As of the Effective Date of the Plan, all of our existing securities were cancelled and:

         o each holder of our 12.5% senior notes due 2010 became entitled to receive, in exchange for its claims in respect of the 12.5% senior notes, its pro rata share of:

                  o $120 million in aggregate principal amount of our 11% senior notes, and

                  o 13,991,000 shares of our common stock, representing 85% of the shares of our common stock issued and outstanding following the Effective Date of the Plan; and

         o each holder of shares of our preferred stock outstanding immediately prior to the Effective Date of the Plan became entitled to receive, in exchange for its claims in respect of these shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing 14% of the shares of our common stock issued and outstanding following the Effective Date of the Plan; and

         o each holder of shares of our common stock outstanding immediately prior to the Effective Date of the Plan became entitled to receive, in exchange for its claims in respect of its shares of common stock, its pro rata share of 164,600 shares of our common stock, representing 1% of the shares of our common stock issued and outstanding following the Effective Date of the Plan.

         All of the shares of our common stock issued pursuant to the Plan are subject to dilution by the exercise of management incentive stock options, representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the Effective Date of the Plan.

         A total of 16,460,000 shares of our common stock and $120 million in aggregate principal amount of the 11% senior notes were deemed to be issued and outstanding on the Effective Date of the Plan pursuant to the terms of the Plan. As of September 30, 2002, however, no shares of our common stock or 11% senior notes had been distributed. In October 2002, we distributed a total of 16,295,400 shares of common stock and $120 million in aggregate principal amount of 11% senior notes. Pursuant to the terms of a Stipulation and Order that we entered into with the lead plaintiffs in the class action lawsuit described in "Legal Proceedings," beginning on page 40, 229,452 of these shares of common stock and $1,968,000 in aggregate principal amount of these 11% senior notes were placed in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, then we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of common stock and 11% senior notes held in escrow. Distribution of the remaining 164,600 shares of common stock deemed to have been issued on the Effective Date of the Plan, which are allocable under the terms of the Plan to the holders of our common stock outstanding immediately prior to the Effective Date of the Plan, will occur following the resolution of the shareholder derivative suit against our company and certain of our former officers and directors described in "Legal Proceedings" below.

         The indenture governing the 11% senior notes contains a number of covenants that impose significant operating and financial restrictions on us and our subsidiaries. These restrictions significantly limit, and in some cases prohibit, among other things, the ability of our company and certain of our subsidiaries to incur additional indebtedness, create liens on assets, enter into business combinations or engage in certain activities with our subsidiaries.

         We historically have experienced negative cash flows from operations and have incurred net losses. Our ability to generate positive cash flows from operations and achieve profitability is dependent upon our ability to grow our revenue and achieve further operating efficiencies while reducing our outstanding indebtedness and other fixed obligations. We are dependent upon our cash on hand and cash generated from operations to support our capital requirements. Our management believes that we are positioned to maintain sufficient cash flows from operations to meet our operating, capital and debt service requirements for at least the next 12 months. There can be no assurance, however, that we will be successful in executing our business plan, achieving profitability, or in attracting new customers or maintaining our existing customer base. Moreover, we have continued to experience significant decreases in revenue and low levels of new customer additions in the period following our restructuring. In the future, we may make acquisitions or repurchase indebtedness of our company which, in turn, may adversely affect our liquidity.

Fiscal Quarter Ended December 31, 2003

         As of December 31, 2003 Globix had cash and cash equivalents of approximately $9.4 million compared to approximately $24.5 million on September 30, 2003. The decrease of approximately $15.1 million is mainly attributable to operating activities, investing activities and financing activities as described bellow. Since December 31, 2003, Globix has completed the sale of its 415 Greenwich Street property for approximately $48.5 million in net proceeds, of which approximately $44.0 million was used to repurchase $40.3 in principal amount of our 11% senior notes plus accrued interest and the remainder is to be used for working capital.

Operating activities:

         Net cash used in operating activities during the three month period ended December 31, 2003 was approximately $3.0 million. This was attributable mainly to the net loss of $23.3 million and a non-cash gain on debt discharge of $1.7 million resulting from the repurchase of a portion of our 11% senior notes, offset by non-cash depreciation and amortization expenses of $3.4 million and a non-cash impairment charge of $17.3 million resulting from a write-down of our property at 415 Greenwich Street in New York City to its fair market value less cost for sale. Changes in assets and liabilities resulted in an increase to operating cash-flow of approximately $1.1 million.

Investing activities:

         Net cash used in investing activities during the three month period ended December 31, 2003 was $6.3 million. Approximately $2.3 million was used for the acquisition of Aptegrity. $3.6 million, net resulted from changes in our investments and securities and $438 thousand was used for capital expenditures.

Financing activities:

         Net cash used in financing activities during the three month period ended December 31, 2003 was $6.3 million. Approximately $5.6 million of the cash used in financing activities was attributed to the repurchase of a portion of our 11% senior notes in the open market. The remaining $0.7 million were used for payment and settlement of certain contractual obligations.


Fiscal Year Ended September 30, 2003:

         As of September 30, 2003, the company had cash and cash equivalents of approximately $24.5 million compared to approximately $47.6 million on September 30, 2002.

Operating activities

         For the fiscal year ended September 30, 2003 net cash used in operating activities was approximately $12.2 million attributable mainly to a net loss of $25.3 and non-cash gains of approximately $6.0 million and $1.0 million for discharges resulting from our repurchase of the 11% senior notes and reversal of restructuring accruals recorded in prior years, respectively, offset by depreciation and amortization expenses of approximately $15.5 million, an increase in our provision of doubtful accounts of approximately $1.9 and a non-cash charge of approximately $1.0 recorded in respect of warrants issued to a consultant. Changes in assets and liabilities resulted in an increase to operating cash-flow of approximately $2.0 million.

Investing activities

         Cash used for investing activities for the year ended September 30, 2003 amounted to approximately $0.9 million, which attributed mainly to capital expenditures in the amount of approximately $1.2 million.

         During October 2003 we reached an agreement to sell our property located at 415 Greenwich Street, New York, New York for total cash consideration of approximately $60 million. The resulting proceeds were used to purchase a portion of the 11% senior notes, to pay the minority interest investor in the subsidiary owning the 415 Greenwich Street property and for working capital. The closing of the sale took place on January 22, 2004, and the tender offer to repurchase our 11% senior notes began on January 26, 2004 and expired on February 25, 2004.

         On October 31, 2003, Globix paid approximately $2.0 million (subject to final settlement) for the acquisition of the business, substantially all of the assets and the assumption of certain liabilities of Aptegrity, Inc., a provider of web application and operations management services.

Financing activities

         Cash used in financing activities for the year ended September 30, 2003 amounted to approximately $10.5 million. Approximately $14.6 million were used to repurchase a portion of our 11% senior notes, approximately $0.9 million were used to buy-out certain of our capital leased equipments and approximately $1.1 million were used to amortize scheduled payments under our mortgage and capital lease agreements, offset by a contribution of approximately $6 million from the minority interest investor mentioned above.

         On October 3, 2003, we repurchased in the open market for approximately $5.6 million additional portion of our outstanding 11% senior notes.

Fiscal Year Ended September 30, 2002

         Net cash used in operating activities was $55.0 million in the seven months ended April 30, 2002 and net cash provided by operating activities was $3.7 million in the five month period ended September 30, 2002. Net cash used in operating activities in the fiscal year ended September 30, 2002 was $51.3 million. The primary component of this decrease was the impact of year over year decreases in our losses from operations. Additionally, net cash provided by or used in operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, particularly accounts receivable, prepaid expenses and other assets and accounts payable and accrued liabilities. Our net loss was offset by a gain on the discharge of the 12.5% senior notes recorded as of the Effective Date of the Plan, as well as by non-cash interest charges on the 12.5% senior notes, depreciation and amortization expenses, provisions for uncollectible accounts receivable and non-cash components of restructuring charges.

         Net cash provided by investing activities was $1.2 million in the seven-month period ended April 30, 2002 and net cash used in investing activities were $6.5 million in the five month period ended September 30, 2002. Net cash used in investing activities in the fiscal year ended September 30, 2002 was $5.3 million. The decrease in net cash used in investing activities was primarily attributable to decreased capital spending. Capital expenditures related to our network and facilities were $24.7 million in the seven month period ended April 30, 2002 and $1.4 million in the five month period ended September 30, 2002. Of these amounts, we paid $23.3 million in the seven month period ended April 30, 2002 and $1.2 million in the five month period ended September 30, 2002, in cash. The balance was financed under financing arrangements or remained in accounts payable, accrued liabilities and other long term liabilities at the period end.

         Net cash used in financing activities was $4.9 million in the seven month period ended April 30, 2002 and $2.3 million in the five month period ended September 30, 2002. Net cash used in financing activities for the fiscal year ended September 30, 2002 was $7.2 million. This decrease was primarily attributable to the decrease in capital contributions in a subsidiary in which we own a minority interest. In the seven month period ended April 30, 2002, we repaid certain mortgage and capital lease obligations totaling $4.9 million and settled certain capital lease obligations for $18.7 million in cash. In the five month period ended September 30, 2002, we repaid certain mortgage and capital lease obligations totaling $2.3 million.


Segment Information

         Our activities fall within one operating segment. The following table sets forth geographic segment information for the three months ended December 31, 2003 and 2002 (Successor Company), year ended September 30, 2003 (Successor Company), five months ended September 30, 2002 (Successor Company), seven months ended April 30, 2002 and for the year ended September 30, 2001 (Predecessor Company):


                                                    Successor Company                                     Predecessor Company
                          -------------------------------------------------------------------      ------------------------------
                              For the Three Months Ended           Year         Five Months        Seven Months        Year Ended
                          ---------------------------------       Ended            Ended              Ended            September
                            December 31,       December 31,    September 30,    September 30,        April 30,            30,
                                2003              2002            2003              2002               2002               2001
                          -------------     --------------    ------------      -------------     -------------      ------------
                           (Unaudited)        (Unaudited)
Revenues:
      United States ....    $   8,488         $  10,581         $  36,833         $  20,410         $  37,747         $  82,020
      Europe ...........        5,897             5,899            23,344            10,313            13,526            22,190
                            ---------         ---------         ---------         ---------         ---------         ---------
       Consolidated ....    $  14,385         $  16,480         $  60,177         $  30,723         $  51,273         $ 104,210
                            =========         =========         =========         =========         =========         =========

Operating income (loss):
      United States ....    $ (22,991)        $  (5,580)        $ (22,631)        $ (15,069)        $ (54,433)        $(142,713)
      Europe ...........          872               818             4,230               (39)          (29,150)          (14,773)
                            ---------         ---------         ---------         ---------         ---------         ---------
      Consolidated .....    $ (22,119)        $  (4,762)        $ (18,401)        $ (15,108)        $ (83,583)        $ 157,486)
                            =========         =========         =========         =========         =========         =========

Tangible assets:
      United States ....    $ 147,227         $ 198,357         $ 175,864         $ 210,521                           $ 439,667
      Europe ...........       39,974            45,074            38,260            42,587                              89,953
                            ---------         ---------         ---------         ---------                           ---------
      Consolidated .....    $ 187,201         $ 243,431         $ 214,124         $ 253,108                           $ 529,620
                            =========         =========         =========         =========                           =========


         Although our company operates in one operating segment, there are 4 major service lines as detailed in the table below. Data for fiscal years 2002 and 2001 have not been provided due to impracticability.


                                                                   Successor Company
                                                    ---------------------------------------------
                                                      For the Three Months Ended        Year
                                                    -----------------------------      Ended
                                                      December       December 31,   September 30,
                                                      31, 2003          2002            2003
                                                    -------------   ------------    -------------
                                                     (Unaudited)    (Unaudited)

Internet Hosting and Co-Location..............      $     5,955    $       6,997    $      26,048
Managed Services..............................            4,172            3,610           13,342
Network Services and Internet Access..........            4,224            4,849           19,034
Hardware and Software Sales, DSL and Other ...               34            1,024            1,753
                                                    -----------    -------------    -------------
Revenue, net..................................      $    14,385    $      16,480    $      60,177
                                                    ===========    =============    =============

Income Taxes

         Globix is in an accumulated loss position for both financial and income tax reporting purposes. Globix has United States Federal income tax loss carryforwards of approximately $91 million at September 30, 2003. These income tax loss carryforwards expire through 2022. The United States Federal income tax loss carryforwards were reduced upon emergence from bankruptcy due to the Internal Revenue Code's rules and regulations related to the cancellation of indebtedness income that is excluded from taxable income. Since the Plan provided for substantial changes in our ownership, our use of its net operating loss carryforward may be limited. Globix has not yet determined the impact, if any, that changes in ownership have had on net operating loss carryforwards. As of September 30, 2003, Globix also has net operating loss carryforwards of approximately $24.7 million from its United Kingdom Subsidiaries, which do not expire under United Kingdom tax rules. For financial reporting purposes, income tax benefits through September 30, 2003 related to both United States Federal and foreign income tax losses are fully offset by a valuation allowance due to the uncertainty of our ability to realize income tax benefits by generating taxable income in the future.

         Our emergence from bankruptcy in fiscal 2002 did not create a new tax reporting entity. Accordingly, the adjustments required to adopt fresh start accounting are not applicable for our tax reporting and, therefore, deferred tax items were recognized concurrently with the recognition of the respective fresh start accounting adjustments. In addition, pursuant to SOP 90-7 reversals of the valuation allowance recorded against deferred tax assets that existed as of the emergence date will first reduce intangibles, until exhausted, and thereafter are reported as additional paid in capital as opposed to income tax expense. The balance of the valuation allowance for which this treatment is required was approximately $80 million at September 30, 2003 and 2002.

Indebtedness

         Our indebtedness at September 30, 2003 consisted of approximately $112.3 million in aggregate principal amount of our 11% senior notes and approximately $5.2 million in related accrued interest. Also included under our indebtedness are, mortgage payable, capital lease obligations and a note payable. Total borrowings at September 30, 2003 were $141.9 million, which included $1.5 million in current obligations and $140.4 million of the 11% senior notes and other notes payable and long-term capital lease obligations. The indenture governing the 11% senior notes requires interest to be paid in kind through 2004, and permits interest to be paid in kind for two years thereafter at the discretion of our board of directors. In fiscal 2003 we acquired approximately $19.0 million in aggregate principal amount of our 11% senior notes and approximately $1.6 million of related accrued interest for an aggregate purchase price of approximately $14.6 million in open market purchases, and through September 30, 2003 we had issued an additional $11.3 million in 11% senior notes in payment of accrued interest on the 11% senior notes.

         In October 2003, we entered into an agreement to sell our property located at 415 Greenwich Street, New York, New York for $60 million in cash. Approximately 90% of the net proceeds of the sale were used to make an offer to purchase our 11% senior notes at par plus accrued interest, as required pursuant to the indenture under which the 11% senior notes were issued. Consummation of the sale also eliminated certain obligations that we incurred in connection with the purchase and rehabilitation of the 415 Greenwich Street property. The closing of the sale took place on January 22, 2004. On March 3, 2004, we purchased $40.3 million in principal amount of our 11% senior notes pursuant to the offer to purchase. As of March 4, 2004, following completion of the offer to purchase, we had approximately $65.0 million in outstanding indebtedness.

Commitments

         As of September 30, 2003, we had commitments to certain telecommunications carriers totaling $43 million payable in various years through 2008. Additionally, we have various agreements to lease facilities and equipment and are obligated to make future minimum lease payments of approximately $73 million on operating leases expiring in various years through 2017.

As of September 30, 2003 we had contractual obligations due in future periods as follows:

                                                               Less than                                       After 5
                                                               ---------                                       -------
Contractual Obligations                          Total          1 year        1-3 years       4-5 years         years
-----------------------                          -----          ------        ---------       ---------         -----
11% senior notes                            $   112,321     $         -     $         -     $         -     $  112,321
11% senior notes - Accrued Interest               5,182               -               -               -          5,182
Mortgage Payable                                 20,187             275             642             768         18,502
Capital Lease Obligations                         1,609           1,235             374               -              -
Operating Leases                                 72,965           5,206          10,497          12,842         44,420
Telecommunications Commitments                   43,008          13,325          20,952           8,649             82
Note Payable                                      2,600               -           2,600               -              -
                                            -----------     -----------     -----------     -----------     ----------
Total Contractual Cash Obligations          $   257,872     $    20,041     $    35,065     $    22,259     $  180,507
                                            ===========     ===========     ===========     ===========     ==========

Recent Technical Accounting Pronouncements

         In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on our consolidated financial statements.

         In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of free standing financial instruments:
(1) mandatorily redeemable financial instruments; (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. For all financial instruments entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately. For all other instruments of public companies, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003. For contracts that were created or modified before May 31, 2003 and still exist at the beginning of the first interim period beginning after June 15, 2003, entities should record the transition to SFAS No. 150 by reporting the cumulative effect of a change in an accounting principle. SFAS No. 150 prohibits entities from restating financial statements for earlier years presented. The adoption of this standard did not have a material impact on our consolidated financial statements.

         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51", which relates to the identification of, and financial reporting for, variable-interest entities (VIEs). FIN No. 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN No. 46 are effective immediately for all arrangements entered into after January 31, 2003. For those arrangements entered into prior to February 1, 2003, the provision of FIN No. 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. In October 2003, FASB Staff Position deferred the effective date for existing VIE arrangements created before February 1, 2003 to the first interim or annual reporting period that ends after December 15, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

         At December 31, 2003, investments consisted of an investment in a limited partnership that invests in fixed income securities and investments in fixed rate investment grade and government securities denominated in United States dollars. At December 31, 2003, the majority of our investments were due to mature within 12 months and the carrying value of these investments approximated fair value.

         Marketable securities include our investments in two publicly-traded entities, Edgar On-Line and Globecomm Systems Inc. ("Globecomm"), which are recorded at fair market value. In December and January 2004, we sold our interest in Globecomm on the public market. We do not hedge our exposure to fluctuations in the value of our investments in equity securities. As of December 31, 2003 no impairment has been recorded due to those investments as a result of market condition after December 31, 2003.

         At December 31, 2003, $6.9 million of our cash and investments were restricted in accordance with the terms of certain collateral obligations.

         We are also subject to market risk associated with foreign currency exchange rates. To date, we have not utilized financial instruments to minimize our exposure to foreign currency fluctuations. We will continue to analyze risk management strategies to minimize foreign currency exchange risk in the future.

         We believe that we have limited exposure to financial market risks, including changes in interest rates. The fair value of our investment portfolio or related income would not be significantly impacted by changes in interest rates due mainly to the short-term nature of the majority of our investment portfolio. An increase or decrease in interest rates would not significantly increase or decrease interest expense on debt obligations, due to the fixed nature of the substantial majority of our debt obligations.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

         On July 31, 2002, we engaged PricewaterhouseCoopers LLP ("PWC") as our independent accountants and dismissed Arthur Andersen LLP, which had previously served as our independent accountants. The board of directors and audit committee participated in and approved the decision to change independent accountants. The audit reports of Arthur Andersen on the consolidated financial statements of Globix and its subsidiaries as of and for the fiscal years ended September 30, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. The audit report for the year ended September 30, 2001 contained a going concern modification. During the fiscal years ended September 30, 2000 and 2001, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         PWC served as our independent accountants from July 31, 2002 through September 12, 2003. At a meeting held on September 12, 2003, our audit committee recommended and approved a change in our independent accountants. Accordingly, we dismissed PWC as our independent accountants on September 12, 2003.

         PWC's reports on our financial statements for the seven-month period ended April 30, 2002 and as of and for the five month period ended September 30, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         From the date of PWC's engagement on July 31, 2002 through September 12, 2003, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in its report on the financial statements for such periods.

         From the date of PWC's engagement on July 31, 2002 through September 12, 2003, there have been no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that on August 13, 2003 PWC provided us with a management letter reporting to us the matter described in the following paragraphs:

         Since our emergence from bankruptcy in April 2002, we have had to face many challenging and complex accounting and financial reporting issues, including fresh start accounting, restructuring and the restatement of amounts in our financial statements for the quarter ended March 31, 2002. In addition, we have experienced significant turnover in our financial reporting staff, as well as limited management resources. We fell behind in our periodic reporting to the Securities and Exchange Commission for the year ended September 30, 2002, and experienced difficulty in catching up with our filing obligations for the year ended September 30, 2002 while fulfilling our responsibilities for the year ended September 30, 2003. PWC reported that the combined effect of these challenges had stressed the capabilities of our accounting staff and created material weaknesses within our accounting and reporting controls. The management letter indicated that the shortage of qualified accounting personnel had required PWC to perform significantly more work in connection with the audit of our financial statements for the seven-month period ended April 30, 2002 and the five month period ended September 30, 2002. The management letter recommended hiring at least two additional senior financial staff members, one of whom would be required to be the controller.

         We agreed with these findings and recommendations and as such, the management letter noted that we had hired a controller who began work on July 15, 2003. In addition, in order to resolve the problems described above, we hired a new senior accountant in May 2003, a new manager of external reporting in October 2003 and a new senior accountant in November 2003. In addition, we have committed to returning to a normal recurring closing timetable that includes formal management reviews and a monthly financial reporting package. Finally, by completing our fiscal 2002 reporting, we have significantly reduced the burden on our internal accounting staff.

         At its meeting on September 12, 2003, our audit committee recommended and approved the engagement of Amper, Politziner & Mattia PC, which firm we refer to as "Amper," as our independent auditors. Accordingly, we engaged Amper as our independent auditors, effective September 12, 2003. During the two most recent fiscal years and through September 12, 2003, we had not consulted with Amper regarding any matter that would require reporting under Item 304(a)(2) of Regulation S-K.

                                    BUSINESS


Our Company

We are a provider of Internet services to businesses. Our services include:

         o Hosting and co-location in our secure and fault-tolerant Internet data centers;

         o Network services and connectivity to the Internet through our Domestic and International Internet Protocol (IP) fiber based network;

         o Internet based managed services focusing on application management and operating system management, security services and storage services; and

         o Media services including: streaming media, webcasting and digital asset management solutions.

         Our target market for our services is small to large size businesses in a broad range of industries, including media, publishing, financial services, retail, healthcare, governmental agencies, manufacturing, technology and non-profit organizations. No single customer comprised more than 10% of our revenues in the fiscal years ended September 30, 2003 or 2002. We sell our services to businesses primarily through our direct sales force.

         Our customers use our services to operate and maintain computer equipment in a secure, fault-tolerant environment with connectivity to a high-speed, high-capacity, direct link to the Internet, through our own network, and to support Internet applications. Our employees are located in New York City, New York; Atlanta, Georgia; Santa Clara, California; Fairfield, New Jersey; and London, England.

         Our principal executive offices are located at 139 Centre Street, New York, New York 10013, and our telephone number at that location is (212) 334-8500. Although we maintain a website at www.globix.com, we do not intend that the information available through our website be incorporated into this registration statement. Our SEC filings will be available on our website.

         Globix was founded in 1989 and in 1998 undertook a major expansion plan in order to pursue opportunities resulting from the growth of the Internet. On March 1, 2002, Globix filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, together with a prepackaged plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

         On April 8, 2002, the bankruptcy court confirmed the Plan. On the Effective Date of the Plan, all conditions necessary for the Plan to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection. For additional information, see "Our Chapter 11 Bankruptcy Reorganization" which begins on page 39, for a discussion of our reorganization pursuant to Chapter 11 of the United States Bankruptcy Code.

What We Offer Our Customers

         We provide our customers with a range of Internet-based services, including network infrastructure and expertise to build, maintain, operate and support Internet-based operations. Our primary services include:

Internet Hosting and Co-Location

         We currently operate Internet data centers in New York City, New York; Atlanta, Georgia; Santa Clara, California; and London, England. Our Internet data centers include electrical infrastructure, precision environmental control systems, fire suppression systems and comprehensive security systems.

         We offer co-location solutions for customers who choose to own and maintain their own servers, but require the physically secure, climate-controlled environment provided by our Internet data centers and connectivity to our network. We offer hosting services in a dedicated server environment. This service includes providing hardware, software, bandwidth and services to meet customer-specific needs.

Managed Services

         We provide managed system and network services to our hosting and colocation customers. Such services include a wide variety of maintenance, administration and problem resolution services for many popular operating systems, Internet network devices, software security solutions and web based applications.

         On October 31, 2003, we acquired the business and substantially all of the assets of Aptegrity, Inc., a provider of web application and operations management services.

Network Services and Internet Access

         We provide access to our network to our hosting and co-location customers located inside of our Internet data centers as well as Internet access services which provide businesses with high-speed continuous access to the Internet from their own premises. In addition, we provide other services, such as domain name registration, local loop provisioning, Internet address assignment, router configuration, e-mail configuration and management and technical consulting services.

         Our network infrastructure is designed for high availability and low latency, and utilizes a single autonomous system number. As a result, traffic is carried on a network controlled by Globix to the greatest extent possible and therefore does not suffer from the congestion or high latency of public networks.

         The domestic Globix backbone is a Packet over Synchronous Optical Network, or SONET, which provides a mechanism for using the speed and efficient management capabilities of SONET for data transport. Essentially, it provides a method for carrying data packets in SONET frames that will operate at speeds up to OC-48 (2.4Gbs). The OC-48 Globix domestic backbone connects to our data centers and to our backbone points of presence in Boston, Chicago, Los Angeles, Seattle and Washington, D.C.

         Our European backbone is a Packet over SONET currently connecting London, Amsterdam, Frankfurt and Paris. The domestic and European networks are connected by two OC-3 (155Mbps) transatlantic crossings.

         Our United States and European network sections interconnect to numerous network access points, commercial Internet exchanges and other Internet, application and network service providers.

         Our network operations are directed from our 139 Centre Street data center in New York City, which is staffed 24 hours a day, seven days a week. Network administrators located in our operations center monitor our network infrastructure. Our network administrators are able to identify and correct network problems either themselves or by dispatching system engineers located at our customer support centers.

Customer Support Centers

         Our customer support call centers are operated 24 hours a day, seven days a week, and are equipped with telecommunications systems capable of automatic call distribution, automatic number identification, quality assurance recording and archiving, and intelligent call routing. A trouble ticketing and knowledge database of customer information and history supports our customer service operations.

Media Services

         We provide media services, such as streaming media, for business communications. Streaming media is a process by which audio, video or other multimedia is delivered in a streaming or continuous fashion over the Internet or over a company's intranet.

Government Regulation

Information and Telecommunications Services

         In the United States, our Internet services are currently classified by the Federal Communications Commission as information services, which are not subject to significant regulation, rather than as telecommunications or common carrier services, which are subject to a comprehensive regulatory framework. Similarly, our Internet services are not significantly regulated in certain foreign jurisdictions in which we conduct business.

         In certain other foreign jurisdictions in which we operate, however, our provision of certain Internet services may be subject to the jurisdictions' laws and regulations governing telecommunications services and/or common carriers. In jurisdictions where these laws and regulations currently apply to certain types of our Internet solutions, we endeavor to take all reasonable steps necessary to ensure that we comply with these laws and regulations. This may require us to, among other things, obtain regulatory authorizations and pay fees each year to regulatory authorities.

         The laws and regulations applicable to Internet-related services are evolving in the United States and many other jurisdictions. As these laws and regulations evolve, it is possible that we could be regulated in additional jurisdictions as a telecommunications services provider and/or as a common carrier. As a result, we may become subject to, among other things, additional licensing requirements, fee payment obligations, common carrier obligations, network access changes and/or universal service obligations.

         In addition to the telecommunications and/or common carrier laws and regulations that currently govern certain of our services in some jurisdictions and that may, in the future, govern our Internet services in the United States and other jurisdictions, new laws and regulations related to the provision of Internet services may be adopted, implemented and/or challenged at the federal state and/or local levels in the United States and at corresponding levels in foreign jurisdictions. These laws and regulations may address, among other things, issues of user privacy, obscenity, pricing, consumer protection, taxation, advertising, intellectual property rights, information security, liability for certain types of content and the convergence of traditional telecommunications services with Internet communications. A number of laws and regulations related to these issues are currently being considered by United States and foreign regulators.

         It is impossible to predict the nature of any new laws or regulations that will be applicable to our services, whether currently existing laws and regulations will be newly-applied to our services or the manner in which currently existing laws and regulations applicable to us will be interpreted and enforced. The adoption of new laws or regulations or the application of existing laws or regulations in a manner that is adverse to our company might decrease demand for our Internet solutions, impose taxes, fees or other charges or other costly technical requirements on our company or otherwise increase our cost of doing business. Any of these developments could harm our business, financial position, results of operations and cash flows.

Distribution of Copyrighted Material

         The Digital Millennium Copyright Act, or DMCA, includes a limitation on liability of on-line service providers for copyright infringement for transmitting, routing or providing connections, transient storage, caching or storage at the direction of a user. This limitation on liability applies if the service provider had no actual knowledge or awareness of the copyright infringement and if certain other conditions are met. It is not yet clear how the DMCA will be applied to limit liability that we may face in the future for any possible copyright infringement or copyright-related issues relating to the activities of our customers. The DMCA also requires Internet service providers to follow certain "notice and take-down" procedures in order to be able to take advantage of the limitation on liability provided for in the DMCA. We have implemented these procedures and require our users to agree to an "acceptable use" policy which prohibits the use of our facilities for illegal purposes. There can be no assurance, however, that our procedures and acceptable use policy will shield us from liability. Despite enactment of the DMCA, the law relating to the liability of companies that provide Internet-related services for information carried on or disseminated through their networks remains largely unsettled. Claims could be made against us under currently existing or future laws in the United States or other jurisdictions for defamation, obscenity, negligence, copyright, trademark infringement or other legal theories based on the nature and content of the materials disseminated through our networks.

Employees and Employee Relations

         As of September 30, 2003, we had approximately 209 full-time employees: approximately 154 in the United States and 55 outside the United States. In addition to our full-time employees, we also employ part-time personnel from time to time in various departments to meet fluctuations in work levels. None of our employees are covered by a collective bargaining agreement. Subsequent to the closing of the Aptegrity, Inc. acquisition the number of our employees increased by approximately 42 employees to approximately 251 full-time employees out of which approximately 191 are in the United States and 60 are outside the United States.

Competition

         Our competitors include other Internet service providers with a significant national or global presence that focuses on business customers, such as IBM, Digex, Cable & Wireless/Exodus, Akamai, Colt, EDS and Equinix. Our competitors also include telecommunications companies, such as AT&T, British Telecom, Level 3, WorldCom and Sprint. We believe that competition is based upon a number of factors, including price, quality of service and financial stability.

         New competitors, including large computer hardware, software, media and other technology and telecommunications companies, may enter our market and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in our industry, we have encountered significant pricing pressures. These pricing pressures have resulted in significantly lower average selling prices for our services.

Trademarks and Patents

         We currently have eight trademark applications and one patent application pending in the United States Patent and Trademark Office. Registration of the same trademarks has been applied for or granted in certain foreign countries. Additionally, Globix acquired the US and European Union registered trademarks of Aptegrity(R) and Minding your E-Business(R) in the acquisition of Aptegrity, Inc.

Our Chapter 11 Bankruptcy Reorganization

         On April 8, 2002, the United States Bankruptcy Court for the District of Delaware confirmed our Plan of Reorganization, which became effective on April 25, 2002. As of the Effective Date of the Plan, all of our existing securities were cancelled and:

         o each holder of the 12.5% senior notes, became entitled to receive, in exchange for its claims in respect of the 12.5% senior notes, its pro rata share of:

                  o $120 million in aggregate principal amount of the 11% senior notes, and

                  o 13,991,000 shares of our common stock, representing 85% of the shares of our common stock issued and outstanding following the Effective Date of the Plan;

         o each holder of shares of our preferred stock outstanding immediately prior to the Effective Date became entitled to receive, in exchange for its claims in respect of these shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing 14% of the shares of our common stock issued and outstanding following the Effective Date of the Plan; and

         o each holder of shares of our common stock outstanding immediately prior to the Effective Date of the Plan became entitled to receive, in exchange for its claims in respect of these shares of common stock, its pro rata share of 164,600 shares of our common stock, representing 1% of the shares of our common stock issued and outstanding following the Effective Date of the Plan.

         The Plan provides that all of the shares of our common stock are subject to dilution by the exercise of management incentive stock options, representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the Effective Date of the Plan. As of September 30, 2003, the number of outstanding options representing the right to acquire 1,101,756 shares of common stock had been granted to members of our management.

         A total of 16,460,000 shares of our common stock and $120 million in aggregate principal amount of the 11% senior notes were deemed to be issued and outstanding on the Effective Date of the Plan. As of September 30, 2002, however, no shares of our common stock or 11% senior notes had been distributed. In October 2002, we distributed a total of 16,295,400 shares of common stock and $120 million in aggregate principal amount of 11% senior notes. Pursuant to the terms of a Stipulation and Order that we entered into with the lead plaintiffs in the class action lawsuit described in "Legal Proceedings" beginning on page 40, 229,452 of these shares of common stock and $1,968,000 in aggregate principal amount of the 11% senior notes were placed in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, then we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of common stock and 11% senior notes held in escrow. Distribution of the remaining 164,600 shares of common stock deemed to have been issued on the Effective Date of the Plan, which are allocable under the terms of the Plan to the holders of our common stock outstanding immediately prior to the Effective Date of the Plan, will occur following the resolution of the shareholder derivative suit against our company and certain of our former officers and directors described in "Legal Proceedings" below.

         Through October 3, 2003, we had acquired approximately $26 million in aggregate principal amount of our 11% senior notes and related accrued interest of approximately $1.9 million for an aggregate purchase price of approximately $20.1 million, and had issued approximately an additional $11.3 million in 11% senior notes in payment of accrued interest on the 11% senior notes. The indenture governing the 11% senior notes requires interest to be paid in kind through 2004, and permits interest to be paid in kind for two years thereafter at the discretion of our board of directors. On March 3, 2004, we purchased $40.3 million in principal amount of the 11% senior notes pursuant to an offer to purchase as described elsewhere in this prospectus. As of March 4, 2004, following completion of the offer to purchase, we had approximately $65.0 million in outstanding indebtedness.

Properties

         In July 1998, we purchased the land and the approximately 155,000 gross square foot building located at 139 Centre Street, New York, New York. Construction at this facility was completed in July 1999 and the building houses an Internet data center and offices for our executive, technical, sales and administrative personnel. In December 2002 we retained the services of a real estate broker to lease office space equivalent to approximately one third of our 139 Centre Street facility. As of November 30, 2003, we had leased or contracted to lease office space of approximately 25% of this facility to third parties for periods ranging between three to seven years. The estimated average annualized rental income is approximately $0.9 million.

         In July 1998, we signed a lease commencing January 15, 1999 for approximately 60,000 gross square feet of space in Santa Clara, California. The facility contains an Internet data center and offices for technical, sales and administrative personnel. In October 1998, we signed a lease for the rental of approximately 38,000 gross square feet of space at Prospect House, 80 New Oxford Street, London, England. Construction at both of these facilities was completed in July 1999.

         Prospect House contains an Internet data center and some technical staff while the balance of technical personnel, as well as sales and administrative personnel, are located in our other London facility at 1 Oliver's Yard. In July 2000, we entered into a lease for the Oliver's Yard facility, which consists of approximately 210,000 gross square feet of space. Construction and fit-out of one floor of Internet data center space has been completed and the facility became operational in June 2001. In April 2002 we renegotiated our lease for this Internet data center, resulting in us retaining a total of 60,000 gross square feet of space.

         In August 2000, in connection with our acquisition of Comstar.net, Incorporated, we acquired our existing leases for an Internet data center in Atlanta containing approximately 5,000 gross square feet of space.

         In September 2000 we purchased the land and the approximately 187,000 gross square foot building located at 415 Greenwich Street, New York, New York. In October 2003, we entered into an agreement to sell that property for $60 million in cash. Approximately 90% of the net proceeds of the sale were used to purchase our 11% senior notes at par plus accrued interest, as required pursuant to the indenture under which the 11% senior notes were issued. Consummation of the sale also eliminated certain obligations that we incurred in connection with the purchase and rehabilitation of the property. The closing of the sale took place on January 22, 2004. On March 3, 2004, we purchased $40.3 million of outstanding 11% senior notes pursuant to the offer to purchase.

         In November 2003, our company assumed Aptegrity, Inc.'s lease of approximately 5,600 square feet in Fairfield, New Jersey for approximately $11,000 a month ending December 2006.

         We believe that the facilities that we plan to continue to occupy are adequate for our current and foreseeable needs and that additional space will be available, either through leasing or purchasing, when needed.

Legal Proceedings

         On January 28, 2002, a derivative suit was filed in the United States District Court for the Southern District of New York against our company, as nominal defendant, and certain of our current and former directors and officers. We believe that the allegations in this lawsuit are without merit and we intend to vigorously defend against them. In addition, the plaintiff has not pursued her claims since the filing of the lawsuit. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows.

         There is a putative class action lawsuit pending in the United States District Court for the Southern District of New York entitled In re Globix Corp Securities Litigation, No. 02-CV-00082. This lawsuit names as defendants Globix and our former officers Marc Bell, Peter Herzig (who remains a director of Globix) and Brian Reach, and asserts claims under sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on behalf of all persons or entities who purchased our securities between November 16, 2000 and December 27, 2001.

         On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit. The Stipulation and Order provides that 229,452 shares of our common stock and $1,968,000 in aggregate principal amount of the 11% senior notes will be held in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of our common stock and the 11% senior notes being held in escrow.

         A consolidated amended complaint was filed in this lawsuit on June 28, 2002. We have filed a motion to dismiss the consolidated amended complaint. Briefing of that motion is not yet complete. If the motion is denied, the case will proceed to the discovery stage. We believe that the allegations in this lawsuit are without merit and we intend to vigorously defend against them. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows.

         On November 12, 2003, we were served with a complaint filed in the United States Court for Southern District of New York, entitled Alfred G. Binford v. Globix Corporation, alleging breach of contract claims related to the failure to make payments under an employment letter, as amended, seeking damages in the amount of $2,113,000. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows. Globix has accrued its estimated liability.

         We are from time to time involved in legal proceedings in the ordinary course of our business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which we are a party, we do not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings would have a material adverse impact on our business, financial condition, results of operations or cash flows.

                                   MANAGEMENT

         Set forth below is the name, age as of March 17, 2004, and a brief account of the business experience of each person who is, or was at March 17, 2004, a director or officer of our company.


           Name            Age   Position

    Peter K. Stevenson     43    President, Chief Executive Officer and Director
    Peter S. Brodsky       33    Director
    Peter L. Herzig        41    Vice Chairman of the Board of Directors
    Steven Lampe           44    Director
    Steven G. Singer       42    Chairman of the Board of Directors
    Raymond L. Steele      69    Director
    Steven A. Van Dyke     44    Director


         Peter K. Stevenson joined Globix as president and chief executive officer in April 2002 and also serves as a member of our board of directors. Mr. Stevenson has over 20 years of experience in the communications industry. Prior to joining Globix, Mr. Stevenson was a senior consultant to Communication Technology Advisors LLC, from January 2002 through April 2002, a restructuring boutique focusing on distressed telecommunications companies through the provision of strategic planning advice, restructuring assistance and overall business advice that currently provides Globix with a wide array of business advisory services. Mr. Stevenson is a founder of Net One Group, Inc., a Northern Virginia based telecom investment and management company focused on developing and operating next generation broadband services networks. From January 2001 to January 2002, Mr. Stevenson served as a strategic advisor to the board of directors of Net Uno, one of the largest cable television, CLEC and ISP carriers in Venezuela. From January 1998 to December 2000, Mr. Stevenson was a corporate officer of Net Uno and president and chief operating officer of Net Uno's Data and Telephone Group. From February 1996 to June 1998, Mr. Stevenson was partner in, and vice president for, Wave International, an international telecommunications investment and management firm focused on developing companies in international markets. Mr. Stevenson graduated with a Bachelor of Science degree from Saint Francis University in Loretto, Pennsylvania.

         Peter S. Brodsky has been a director of Globix since October 2001. Mr. Brodsky is a partner of Hicks, Muse, Tate & Furst Incorporated and has been with Hicks Muse since 1995. At Hicks Muse, Mr. Brodsky has focused on Hicks Muse's media investments, specifically in radio, television, sports and software, and serves as a director of several of Hicks Muse's portfolio companies. Prior to joining Hicks Muse, Mr. Brodsky was employed in the investment banking department of CS First Boston Corporation in New York. In addition to Globix, Mr. Brodsky is a director of RCN Corporation, a publicly-traded company, and Activant Solutions, Inc. Mr. Brodsky received a Bachelor of Arts degree from Yale University.

         Peter L. Herzig has served as vice chairman of our board of directors since May 2002. From August 2001 through April 2002, Mr. Herzig served as our chief executive officer. Mr. Herzig joined Globix in October 2000, served as chief operating officer from March 2001 through August 2001 and served as senior vice president and chief operating officer-Application Services Group from October 2000 through March 2001. Prior to joining Globix, Mr. Herzig served as executive vice president and chief financial officer at iWon.com from March 2000 to October 2000, where his responsibilities included managing iWon's relationship with Globix. Prior to joining iWon.com, Mr. Herzig was a senior managing director and head of global capital markets services for Bear, Stearns & Co. Inc. from February 1998 through March 2000, where he provided strategic capital-structure advisory services to a broad spectrum of domestic and international clients, including many new media technology companies experiencing growth with the expansion of the Internet. Prior to Bear Stearns, Mr. Herzig worked at Goldman Sachs & Co. from July 1989 through February 1998. Mr. Herzig has a Bachelor of Arts degree from Dartmouth College and a Masters in Business Administration degree from Columbia University.

         Steven Lampe has been a director of Globix since April 2002. Mr. Lampe is a managing member of Lampe, Conway & Co. LLC, an investment management company which he co-founded in June 1999. Prior to his work at Lampe, Conway, Mr. Lampe managed Lone Star Securities Fund, a distressed investment fund, from June 1997 through June 1999. Prior to his employment with Lone Star, Mr. Lampe worked at Smith Management, a private investment company, from February 1988 through June 1997. Mr. Lampe has a Bachelor of Arts degree from Middlebury College and a Masters in Business Administration degree from Harvard University.

         Steven G. Singer has been a director of Globix since April 2002. Effective December 15, 2002 Mr. Singer became chairman of our board of directors. Mr. Singer is the chairman and chief executive officer of American Banknote Corporation, a publicly-traded corporation and 200 year-old global security printer of documents of inherent value, including currency, passports, credit cards, stock and bond certificates, and related products and services. He also serves as the non-executive chairman of the board of Motient Corporation, a publicly traded corporation, and as the Chapter 7 Trustee of American Pad & Paper Company. From 1993 through November 2000, Mr. Singer was the executive vice president and chief operating officer of Romulus Holdings, Inc., a family-owned investment vehicle, and, from 1994 through the present, has served as the chairman of Pure 1 Systems, a manufacturer and distributor of water treatment products. Mr. Singer has a Bachelor of Arts degree, summa cum laude, from the University of Pennsylvania and a Juris Doctor degree from the Harvard Law School.

         Raymond L. Steele has been a director of Globix since June 2003. Mr. Steele is a retired businessman. In addition to our company, Mr. Steele is a member of the board of directors of Dualstar Technologies Corporation and American Banknote Corporation. From August 1997 until October 2000, Mr. Steele served as a board member of Video Services Corp. Prior to his retirement, Mr. Steele held various senior positions such as executive vice president of Pacholder Associates, Inc. (from August 1990 until September 1993), executive advisor at the Nickert Group (from 1989 through 1990), and vice president, trust officer and chief investment officer of the Provident Bank (from 1984 through 1988).

         Steven A. Van Dyke has been a director of Globix since October 2002. Mr. Van Dyke is the founder and co-managing principal of Bay Harbour Management, L.C. Mr. Van Dyke joined Bay Harbour's predecessor firm in Louisville in 1986. Mr. Van Dyke purchased the predecessor firm in 1987 and transitioned it to one with a dedicated focus on distressed securities management. Mr. Van Dyke sold a minority interest in the predecessor firm in December 1996 and changed the name of the predecessor firm to Bay Harbour Management. Mr. Van Dyke currently serves on the board of directors of Barneys New York, Inc., American Banknote Corporation, a publicly traded corporation, and Buckhead America Corp. Mr. Van Dyke graduated from the University of Kentucky in 1981 with his Bachelor of Business Administration degree in Finance. He is a Chartered Financial Analyst, and is a member of The Financial Analysts Society of Central Florida and the Association for Investment Management and Research.

Our Board of Directors and Executive Officers

         The number of directors on our board of directors is seven. Our directors are elected at each annual stockholders' meeting, and serve until the next annual stockholders' meeting or the election and qualification of their respective successors. Five of the current members of our board of directors were selected in accordance with the terms of the Plan to serve as the directors of Globix following the Effective Date of the Plan. Mr. Van Dyke was appointed to our board of directors by our current board of directors in October 2002. Mr. Steele was appointed to our board of directors by our current board of directors in June 2003. The board of directors met nine times in fiscal year 2003.

Committees

         Our bylaws provide that our board of directors may create, by the affirmative vote of at least a majority of the directors then in office, an executive committee and any other committees which our board of directors deems necessary or desirable to create. Our board of directors has the following committees:


              Name of Committee                                    Functions of the Committee
                 and Members
       -----------------------------   -----------------------------------------------------------------------------------
         AUDIT:                        This committee is comprised entirely of non-employee directors and its responsibilities include:
             Raymond L. Steele,        o        appointing, determining funding for, overseeing and replacing our
             Chairman                           independent auditors;
                                       o        monitoring the independence and performance of our independent auditors;
             Peter L. Herzig           o        preapproving all audit and permitted non-audit services performed by the independent auditors;
             Steven A. Van Dyke        o        reviewing our annual and quarterly financial statements;
                                       o        monitoring our accounting and financial reporting process and systems of internal control;
                                       o        overseeing and providing direction on our conduct of its business and compliance with its ethical and legal responsibilities;
                                       o        overseeing our internal audit function; and
                                       o        facilitating open communication among the board, senior management, internal audit and the independent auditors.

Audit Committee Financial Expert

The audit committee is composed of three directors, all of whom have been determined by the board of directors to be "independent" as defined under the rules of the NASDAQ Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, except Mr. Herzig who would not be deemed independent under the rules of the NASDAQ Stock Market because he served as our chief executive officer from August 2001 through April 2002. All three members of the audit committee have been determined by the board of directors to be "financial experts" as defined by the Securities and Exchange Commission.


              Name of Committee                                    Functions of the Committee
                 and Members

         ----------------------------- -----------------------------------------------------------------------------------
         COMPENSATION:                 This committee is comprised entirely of non-employee directors and its responsibilities include:
             Steven G. Singer,         o        overseeing the compensation and benefits of employees; and
             Chairman                  o        establishing executive compensation.

             Peter S. Brodsky

             Steven Lampe


              Name of Committee                                    Functions of the Committee
                 and Members

         ----------------------------- -----------------------------------------------------------------------------------
         NOMINATING:                   This committee is comprised entirely of non-employee directors and its responsibilities include:
             Steven G. Singer,         o        identifying director candidates who have the highest capabilities,
             Chairman                           judgment and ethical standards and who have an understanding of our business; and
             Raymond L. Steele         o        considering director candidates recommended by security holders

             Steven Lampe              The nominating committee does not yet have a charter.

Other Executive Officers

       Name                     Age     Position

       Robert M. Dennerlein     44      Vice President and Chief Financial Officer
       Henry J. Holcombe        40      Senior Vice President, Operations, Chief Technology
                                        Officer and Secretary
       John D. McCarthy         40      Senior Vice President, Business Development and U.S.
                                        Sales and Marketing
       Philip J. Cheek          38      Managing and Finance Director of Globix U.K. Ltd.

         Robert M. Dennerlein joined Globix in January 2003 as vice president and corporate controller and became our chief financial officer on May 12, 2003. Prior to joining Globix, from August 2001 until January 2003, Mr. Dennerlein served as vice president and controller for OpNext, a global optical components joint venture created by a spinoff from Hitachi and a venture capital investment by Clarity Partners. From July 1999 until August 2001, Mr. Dennerlein served as the director of accounting and external reporting for Agere Systems (formerly the Microelectronics division of Lucent Technologies). From June 1992 until July 1999, Mr. Dennerlein held various management positions at International Specialty Products, a global specialty chemicals manufacturer. He served as senior director, ISP Financial Services from July 1997 until July 1999 and prior to that controller, ISP International Operations from May 1995 until July 1997. Mr. Dennerlein is a Certified Public Accountant and received a Masters International Business degree from Seton Hall University. He also holds a Bachelor of Science in Accounting from Seton Hall University.

         Henry J. Holcombe joined Globix in July 2002 as senior vice president of operations, a position he continues to hold. In April, 2003 he became our corporate secretary and on August 11, 2003 he became our chief technology officer. Prior to joining Globix, Mr. Holcombe served as chief information officer of Cambrian Communications from February 2000 through July 2002. From August 1997 to January 2000, Mr. Holcombe served as a senior principal consultant at C-Change, Inc. in San Rafael CA, leading project teams to deliver e-commerce initiatives for entertainment, telecommunications and financial services clients. Mr. Holcombe received a Masters degree in Computer Science from George Washington University in Washington, D.C. and a Masters in Business Administration degree from Chaminade University in Honolulu. Mr. Holcombe received his undergraduate degree from the US Military Academy at West Point.

         John D. McCarthy has served as senior vice president, business development since September 2002 and as senior vice president of US sales and marketing since October 2003. Prior to that, he served as acting chief financial officer from March 2002 through September 2002. Mr. McCarthy also resumed the duties of acting chief financial officer from November 2002 to May 2003. Mr. McCarthy served as vice president of financial planning and analysis from August 2001 through March 2002 and as managing director for the Application Services Group from the time he joined Globix in March 2001 through August 2001. Prior to joining Globix, Mr. McCarthy served as vice president, finance for LC39 Venture Group LLC, a New York based technology incubator and venture capital fund, from April 2000 to March 2001. From November 1998 through April 2000, he held management positions with an e-commerce startup and acted as a consultant to several entrepreneurial ventures. From 1996 to 1998, Mr. McCarthy was vice president, director of business affairs with divisions of Young & Rubicam. Mr. McCarthy received a Masters in Business Administration degree from The Wharton School of Business of the University of Pennsylvania and a Masters degree in International Studies from Wharton's Lauder Institute. Mr. McCarthy received his undergraduate degree from Connecticut College.

         Philip J. Cheek joined our United Kingdom subsidiary, Globix Ltd., in July 2000 as European finance director. Mr. Cheek was subsequently appointed to the additional position of managing director of Globix Ltd. on July 12, 2001. He currently serves on the Globix Ltd. United Kingdom board of directors. Prior to his joining Globix Ltd., Mr. Cheek served in various financial positions with Fritz Companies, an international freight company (now part of UPS) from April 1996 through July 2000. Mr. Cheek graduated as a qualified ACCA in 1992 with a professional training practice Maxwells Chartered Accountants.

Executive Compensation


Summary Compensation Table

 The following summary compensation table sets forth the total compensation for the fiscal years ended September 30, 2003, September 30, 2002 and September 30, 2001 for our chief executive officer, our four other most highly compensated executive officers during the fiscal year ended September 30, 2003 who held office as of September 30, 2003 and one additional individual who would have been included in the group of the most highly compensated executive officers but who left his position prior to September 30, 2003.


                                                   Annual Compensation
                                                   -------------------

                                                                   Other Annual       Securities
                                                                   Compensation       Underlying
Name and Principal                          Salary      Bonus      ------------        Options/         All Other
Position                            Year      ($)        ($)           ($)             SARs (#)        Compensation
--------                            ----      ---        ---           ---             --------        ------------

Peter K. Stevenson(1)               2003    284,684    150,000      79,105(2)         548,667(3)              ---
  President and Chief               2002    127,333     75,000      50,000(4)               ---            $1,4595
  Executive Officer

Robert M. Dennerlein(6)             2003    108,077     42,916            ---            100,000               ---
  Chief Financial Officer

Henry J. Holcombe(7)                2003    170,000     53,125      79,623(8)            106,582               ---
  Senior Vice President             2002     34,375        ---      27,621(9)               ---                ---
  of Operations,
  Corporate Secretary and
  Chief Technology Officer

John D. McCarthy(10)                2003    190,000     62,938            ---            146,316               ---
  Senior Vice President             2002    190,000     27,000            ---        100,000(11)               ---
  Corporate Development             2001    109,494      5,833            ---         20,000(11)               ---

Philip J. Cheek(12)                 2003    178,333     41,625            ---             30,000          17,833(13)
  Managing and Finance              2002    119,662     18,097            ---                ---          11,966(13)
  Director, Globix U.K. Ltd.        2001    100,675     14,806            ---                ---          11,703(13)

Gregory P. Leahy(14)                2003    106,421        ---            ---        100,590(15)          46,247(16)
  Former General Counsel            2002    152,917     20,000            ---         10,000(17)                ---
  and Corporate Secretary           2001    136,820        ---            ---          4,000(17)                ---


1 Mr. Stevenson became our president and chief executive officer on April 15, 2002.

2 Represents the amount that we reimbursed Mr. Stevenson for his housing and travel costs in the fiscal year ended September 30, 2003, including amounts reimbursed for taxes associated with these payments, as his permanent residence is located outside of the New York area.

3 Pursuant to Mr. Stevenson's employment agreement dated as of April 15, 2002, we agreed to grant to Mr. Stevenson options to acquire 548,667 shares of our common stock. These options were granted to Mr. Stevenson on March 14, 2003 pursuant to our 2003 Stock Option Plan.

4 Represents the amount that we reimbursed Mr. Stevenson for his housing and travel costs in the fiscal year ended September 30, 2002, as his permanent residence is located outside of the New York area.

5        Represents the amount of premiums for life insurance benefits for Mr.
         Stevenson paid by Globix in the five month period ended September 30, 2002.

 6 Mr. Dennerlein became our chief financial officer on May 12, 2003. He joined Globix in January 2003.

 7 Mr. Holcombe joined Globix in July 2002 as senior vice president of operations. He became our corporate secretary in April 2003 and our chief technology officer on August 11, 2003.

 8 Represents the amount that we reimbursed Mr. Holcombe for his housing and travel costs in the fiscal year ended September 30, 2003, including amounts reimbursed for taxes associated with these payments, as his permanent residence is located outside of the New York area.

 9 Represents the amount that we reimbursed Mr. Holcombe for his housing and travel costs in the fiscal year ended September 30, 2002, as his permanent residence is located outside of the New York area.

10 Mr. McCarthy has served as our senior vice president, corporate development since September 2002. He joined Globix on March 5, 2001.

11 These options were granted prior to the Effective Date of the Plan and were cancelled on the Effective Date of the Plan.

12 Mr. Cheek joined our United Kingdom subsidiary, Globix Ltd., in July 2000. He was appointed managing and finance director of Globix Ltd. on July 12, 2001.

13  Represents the amount contributed by Globix Ltd. to its profit sharing plan.

14 Mr. Leahy resigned from Globix on July 12, 2003, however, he provided consulting services to the company from April to July of 2003. He joined Globix as associate general counsel in July 1999 and became our general counsel and corporate secretary in February 2002.

15 These options, which were subject to the approval of our 2003 Stock Option Plan, were forfeited when Mr. Leahy resigned from Globix on July 12, 2003.

16 Represents the amount of severance paid to Mr. Leahy in connection with his resignation from Globix.

17 These options were granted prior to the Effective Date of the Plan and were cancelled on the Effective Date of the Plan.

Option/SAR Grants in Fiscal Year Ended September 30, 2003

         The following table provides information on grants of stock options in the fiscal year 2003 to the officers listed in the summary compensation table.

                            Number of
                           Securities     Percent of Total
                           Underlying       Options/SARS                                  Potential Realizable Value
                            Options/         Granted to      Exercise or                  at Assumed Annual Rate of
                              SARs          Employees in      Base Price    Expiration     Stock Price Appreciation
 Name                     Granted(#)(1)      Fiscal Year      ($/Share)        Date            for Option Term
                                                                                         -----------------------------
                                                                                          5% ($)         10%($)
 ----------------------- ---------------- ------------------ ------------- ------------- ---------- ------------------
 Peter K. Stevenson           548,667          40.47%            $3.04       3/13/13       396,571       1,619,513
 Robert M. Dennerlein          35,000           2.58%            $3.04       3/13/13        25,296         103,304
                               65,000           4.79%            $3.04       6/13/13       120,034         308,180
 Henry J. Holcombe             71,582           5.28%            $3.04       3/13/13        51,736         211,278
                               35,000           2.58%            $3.04       6/13/13        64,634         165,943
 John D. McCarthy             146,316          10.79%            $3.04       3/13/13       105,749         431,858
 Philip J. Cheek               30,000           2.21%            $3.04       6/13/13        55,401         142,237
 Gregory P. Leahy             100,590           7.42%            $3.04     forfeited        72,701         296,896

(1) 50% of the total number of shares granted under the 2003 Stock Option Plan will vest on the first, second and third anniversaries of the grant date of such options. The remaining 50% will vest over a period of three years based upon the substantial achievement by Globix (as determined by the compensation committee) of certain components of the Globix operating plan in fiscal years 2003, 2004 and 2005. For Mr. Stevenson, the compensation committee determined in March 2003 that the financial performance measures had been achieved for purposes of the vesting of 50% of his options. On April 15, 2003, the remaining 274,334 shares vested under his options based on the passage of one year since the date of his employment agreement. Upon a "change in control" (as defined in the stock option agreements entered into by Globix with Messrs. Stevenson, Dennerlein, Holcombe, McCarthy and Cheek), all of the shares covered by options granted to them that have not yet vested will fully vest. Mr. Leahy's options were forfeited when he resigned from Globix on July 12, 2003.

Aggregated Option/SAR Exercised in Fiscal Year Ended September 30, 2003 and Fiscal Year-End Option Values

         The following table presents information concerning options granted to the officers included in the summary compensation table during the fiscal year ended September 30, 2003.

                                             Value
                            Number of       Realized
                              Shares     (Market Price         Number of Securities               Value of Unexercised
                             Acquired     at Exercise         Underlying Unexercised          In-The-Money Options/SARS at
                                on       Less Exercise      Options at Fiscal Year End           Fiscal Year End (1)
           Name              Exercise        Price)

                                                           Exercisable     Unexercisable      Exercisable       Unexercisable
  ------------------------ ------------- --------------- ----------------- --------------- ------------------- ----------------

  Peter K. Stevenson                                          548,667                                     0    0
  Robert M. Dennerlein                                         22,500        77,500                       0    0
  Henry J. Holcombe                                            29,694        76,888                       0    0
  John D. McCarthy                                             48,772        97,544                       0    0
  Philip J. Cheek                                               5,000        25,000                       0    0
  Gregory P. Leahy                                                          100,590                       0    0

(1) Based on a sales price of $2.66 per share of our common stock on the OTC Bulletin Board on September 30, 2003.

Employment Agreements

         Peter K. Stevenson. Effective April 15, 2002, we entered into an employment agreement with Peter K. Stevenson for his services as our president and chief executive officer. The original term of the agreement extended until July 31, 2003. As of August 1, 2003, the agreement was amended to extend the term until July 31, 2004, subject to extension for successive six month periods with the mutual consent of Globix and Mr. Stevenson, and to make certain other changes in Mr. Stevenson's compensation and severance arrangements. Under the amended agreement, Mr. Stevenson's base salary is $308,000 per year. Mr. Stevenson is also eligible for an annual bonus in an amount up to 50% of his base salary, payable at the discretion of the compensation committee, if he achieves the targets (objective and subjective) established by the compensation committee. In addition, under the terms of Mr. Stevenson's employment agreement, we agreed to grant to Mr. Stevenson options to acquire 548,667 shares of our common stock, or 3% of the outstanding shares of our common stock on a fully diluted basis. 100% percent of these options have vested. 50% have vested based on the passage of time. The remaining 50% have vested based on the determination by the compensation committee that Globix had substantially achieved the performance targets specified in Mr. Stevenson's original employment agreement. On March 14, 2003, the compensation committee determined that these performance targets, which were oriented towards the achievement of positive cash flow, had been met for purposes of the vesting of the options. Under his employment agreement, Mr. Stevenson is also entitled to reimbursement for certain travel expenses between his home in Virginia and our offices in New York City, and for the expense of maintaining an office in Virginia.

         Mr. Stevenson's employment agreement provides that in the event that we terminate his employment with Globix for any reason other than cause, or if Mr. Stevenson terminates his employment with our company for good reason, then Mr. Stevenson is entitled to 12 months' salary.

         Henry J. Holcombe. On July 15, 2002, we entered into an agreement with Henry J. Holcombe outlining the terms of Mr. Holcombe's employment as our vice president, operations. Mr. Holcombe's base salary is $165,000 per year, which will be increased no less frequently than once per year in accordance with our policies. Mr. Holcombe is also eligible to receive a bonus of 30% of his base salary, which is contingent upon our company meeting certain performance targets mutually agreed upon by Globix and Mr. Holcombe. Further, we are required to reimburse Mr. Holcombe for his travel each week to New York and his reasonable living expenses while in New York. Our agreement with Mr. Holcombe also provides that he is eligible to receive stock options under our 2003 Stock Option Plan. We are entitled to terminate Mr. Holcombe's employment at any time.

Compensation Committee Interlocks and Insider Participation

         Mr. Brodsky is a partner of Hicks, Muse, Tate & Furst Incorporated, which is an affiliate of various stockholders that are parties to a registration rights agreement with Globix. See "Certain Relationships and Related Transactions," beginning on page 56.


Director Compensation

Under our compensation program for directors, our directors are entitled to receive:

o  $2,000 per month for directors and $4,000 per month for the chairman;

o an additional $250 per month for service on the compensation committee of our board of directors (or $500 per month for the chairman of the compensation committee);

o an additional $500 per month for service on the audit committee of our board of directors (or $1,000 per month for the chairman of the audit committee); and

o an additional $1,000 for each board of directors or committee meeting in excess of four per year.

Indemnification of Directors and Executive Officers and Limitation on Liability

         Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law for damages resulting from conduct as a director or executive officer. In addition, we carry an insurance policy for the protection of our directors and executive officers against any liability asserted against them in their official capacities. To the extent that indemnification for liabilities under the Securities Act may be permitted to directors or executive officers of our company, we have been informed that in the opinion of the Securities and Exchange Commission of 1933, this indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.


                             PRINCIPAL STOCKHOLDERS

         As of January 16, 2004, Globix had 64 stockholders of record. The following table and the accompanying notes set forth certain information, as of December 31, 2003 (except as set forth below), concerning the beneficial ownership of our common stock by: (1) each person who is known by us to beneficially own more than 5% of our common stock, (2) each director of Globix,
(3) each officer named in the summary compensation table and (4) all directors and executive officers as a group.

                    Name and Address                              Number of              Percent of
                   of Beneficial Owner                            Shares(1, 2)              Class
                   -------------------                            ----------              ----------
Goldman, Sachs & Co.                                              1,405,513(3)                 8.54%
85 Broad Street
New York, NY 10004

HM Parties(4)                                                     2,304,400(5)                14.00%
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court, Suite 1600
Dallas, Texas 75201

Mackay Shields LLC                                                2,493,042(6)                15.15%
c/o Mackay Shields Financial Corp.
9 West 57th Street
New York, NY 10019

JGD Management Corp.                                              1,630,936(7)                 9.91%
350 Park Avenue
New York, New York 10022

Kingdon Capital Management, LLC                                   1,166,057(8)                 7.08%


Peter S. Brodsky                                                        ---(9)                     *

Peter L. Herzig                                                          ---                       *

Steven Lampe                                                     1,219,817(10)                 7.41%

Steven G. Singer                                                 1,107,088(11)                 6.73%

Raymond L. Steele                                                        ---                       *

Peter K. Stevenson                                                 548,667(12)                 3.33%

Steven Van Dyke                                                    172,017(13)                 1.05%

Robert M. Dennerlein                                                22,500(14)                     *

Henry J. Holcombe                                                   29,694(15)                     *

John D. McCarthy                                                    48,772(16)                     *

Philip J. Cheek                                                      5,000(17)                     *

Gregory P. Leahy                                                       ---(18)                     *

All directors and executive officers as a group
(11 persons)                                                       3,153,555                  19.16%


_________________
*      Less than 1%.

         (1) The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares as to which such person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus
(ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Globix within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, the total number of shares of our common stock deemed to be outstanding as of December 31, 2003 was 16,460,000. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder.

         (2) On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit described in the section of the Annual Report on Form 10-K entitled "Business--Legal Proceedings." The Stipulation and Order provides that 229,452 shares of our common stock and $1.968 million in aggregate principal amount of our 11% senior notes will be held in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) the shares of our common stock and the notes being held in escrow. Assuming that our liability insurance is sufficient to cover any judgment or settlement in the class action lawsuit and that the shares of our common stock and the notes being held in escrow will be distributed in accordance with the plan of reorganization rather than to the class action litigants and their attorneys, each of Mackay Shields and Goldman Sachs & Co. (and each other former holder of our 12.5% senior notes on the Effective Date of the Plan) will be entitled to receive a portion of these 229,452 shares of common stock based on its percentage ownership of the 12.5% senior notes on the effective date of the plan of reorganization.

         (3) This information is as of December 31, 2003, as set forth in a
Schedule 13G filed by Goldman Sachs & Co. with the Securities and Exchange Commission on February 12, 2004.

         (4) "HM Parties" refers collectively to HM4 Globix Qualified Fund, LLC, HM4 Globix Private Fund, LLC, HM PG-IV Globix, LLC, HM 4-EQ Globix Coinvestors, LLC and HM 4-SBS Globix Coinvestors, LLC. Of the 2,304,400 shares held by the HM
Parties: (i) 2,092,487 of these shares are owned of record by HM4 Globix Qualified Fund, LLC; (ii) 111,430 of these shares are owned of record by HM4 Globix Private Fund, LLC; (iii) 11,430 of these shares are owned of record by HM PG-IV Globix, LLC; (iv) 34,177 of such shares are owned of record by HM 4-EQ Globix Coinvestors, LLC; and (v) 51,475 of these shares are owned of record by HM 4-SBS Globix Coinvestors, LLC.

         (5) Thomas O. Hicks is the chairman of each of the HM Parties and is the sole member of the ultimate general partner of the controlling member of each of the HM Parties and has the ultimate legal authority over all investment decisions made with respect to the shares of our common stock owned of record by the HM Parties. Accordingly, Mr. Hicks may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by the HM Parties. Peter S. Brodsky, a director of Globix, Dan H. Blanks, Joe Colonnetta, Jack D. Furst, a director of Globix from December 1999 through April 2002, Lyndon Lea, John R. Muse, Rick Neuman and Andrew Rosen are partners of Hicks, Muse, Tate & Furst Incorporated, which is an affiliate of Mr. Hicks and of the HM Parties. In addition Messrs Hicks, Muse and Furst are members of the management committee of Hicks, Muse, Tate & Furst Incorporated. Consequently, these individuals may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by the HM Parties. Each of Messrs. Hicks, Brodsky, Blanks, Colonnetta, Furst, Lea, Muse, Neuman and Rosen disclaims the existence of a group and disclaims beneficial ownership of the shares of our common stock of which he is not the record owner.

         (6) According to information provided to us by MacKay Shields, the pecuniary interests in these shares are held by a number of institutional investors for whom MacKay Shields is the discretionary investment advisor. MacKay Shields has voting and investment control over these shares and, accordingly, is deemed to beneficially own these shares. A number of individuals at MacKay Shields LLC have voting and investment control over these shares.

         (7) According to a Form 4 filed on October 27, 2003, JGD Management Corp. owned 1,630,936 shares and ceased its obligations to report transactions under Section 16 of the Securities Exchange Act of 1934 as of that date. According to the Form 4, JGD Management Corp manages certain managed accounts and the following investment funds: York Capital Management, L.P., York Distressed Opportunities Fund, L.P., York Global Value Partners, L.P., York Investment Limited, York Offshore Investors Unit Trust, York Select, L.P. and York Select Unit Trust. JGD Management Corp. disclaims any beneficial interest ownership of the securities held by the managed accounts and the investment funds except to the extent of its pecuniary interest therein. The address for JGD Management Corp. is 350 Park Avenue, NY 10022.

         (8) This information is as of December 31, 2003, as set forth in a
Schedule 13G filed by Kingdon Capital Management LLC with the Securities and Exchange Commission on February 3, 2004.

         (9) Mr. Brodsky is a partner of Hicks, Muse, Tate & Furst Incorporated, which is an affiliate of Mr. Hicks and each of the HM Parties, and serves as an officer of each of the HM Parties. Consequently, Mr. Brodsky may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by each of the HM Parties. Mr. Brodsky disclaims the existence of a group and disclaims beneficial ownership of shares of our common stock of which he is not the record owner.

         (10) Mr. Lampe is affiliated with LC Capital, which owns these shares. Mr. Lampe has voting and investment control over these shares and, consequently, is deemed to beneficially own these shares.

         (11) Mr. Singer is co-trustee of three trusts for the benefit of his brother's children and as trustee has voting and investment control over the 1,107,088 shares of our common stock held in the trusts. Mr. Singer and his sister-in-law, Karen Singer, filed a Schedule 13G to report the beneficial ownership of these shares. Mr. Singer and his sister-in-law disclaim membership in a group, as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and disclaim any other interest in the common stock held in the trusts.

         (12) Pursuant to the terms of Mr. Stevenson's employment agreement described in "Executive Compensation - Employment Agreements - Peter K. Stevenson", on March 14, 2003, we granted to Mr. Stevenson options to acquire 548,667 shares of our common stock pursuant to our 2003 Stock Option Plan. As of December 31, 2003, all of these stock options were vested.

         (13) Mr. Van Dyke is the founder and co-managing principal of Bay Harbour Management L.C. Bay Harbour Management serves as investment advisor for Bay Harbour 90-1, Ltd., Bay Harbour Partners, Ltd., Zurich Institutional Benchmarks Master Fund Ltd. and HFR DS Strategic Master Trust, which collectively owned (as of December 31, 2003) 172,017 shares of our common stock, or approximately 1.05 percent of the shares of our outstanding common stock. Bay Harbour Management has voting and investment control over these shares and, accordingly, may be deemed to beneficially own these shares. Mr. Van Dyke is the natural person with voting and investment control over these shares.

         (14) Does not include options to purchase 77,500 shares under the 2003 Stock Option Plan that are subject to vesting.

         (15) Does not include options to purchase 76,888 shares under the 2003 Stock Option Plan that are subject to vesting.

         (16) Does not include options to purchase 97,544 shares under the 2003 Stock Option Plan that are subject to vesting.

         (17) Does not include options to purchase 25,000 shares under the 2003 Stock Option Plan that are subject to vesting.

         (18) Does not include options to purchase 100,590 shares, which were forfeited when Mr. Leahy resigned from Globix on July 12, 2003.

         Unless otherwise indicated, the address for the individuals listed above is c/o Globix Corporation, 139 Centre St., New York, NY 10013.

                                 SELLING HOLDERS

         The following table and accompanying notes set forth certain information, as of March 17, 2004, regarding the selling holders. Under this prospectus, the selling holders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors-in-interest may offer and sell from time to time an aggregate of 4,797,442 shares of our common stock and an aggregate of $19,146,306 in aggregate principal amount of the notes. The securities listed below are being registered to permit public sales of these securities by the selling holders, and the selling holders may offer all, some or none of these securities.

         Certain of the selling holders owned the 12.5% senior notes prior to the Effective Date of the Plan, when the 12.5% senior notes were exchanged for shares of our common stock and the notes. These selling holders owned various amounts of the 12.5% senior notes and may have engaged in open market and off-market transactions involving purchases and sales of the 12.5% senior notes in the period prior to the Effective Date of the Plan.

         In connection with the Plan, on April 23, 2002, we entered into a registration rights agreement with certain holders of our common stock and our 11% senior notes whose ability to sell the common stock or 11% senior notes is restricted because of their percentage ownership of the common stock or notes. One of our directors, Mr. Brodsky, is a partner of Hicks Muse Tate and Furst Incorporated which is affiliated with certain holders of common stock that are parties to the registration rights agreement.

         Subject to certain adjustments, we are required to bear all expenses incident to the registration of the notes and our common stock. We agreed to indemnify the holders of the restricted securities against all liabilities, whether under the securities laws or otherwise, arising out of disclosure deficiencies in the registration statement. Our indemnity obligation does not, however, extend to liability for information pertaining to a holder and furnished to Globix by or on behalf of such holder for inclusion in the registration statement.

         Subject to certain adjustments, we are obligated to file and keep the registration statement continuously effective, supplemented and amended for a period ending on the earlier of:

         o the date on which all of the 11% senior notes and the shares of our common stock have been sold pursuant to the registration statement or pursuant to Rule 144 under the Securities Act of 1933;

         o the three year anniversary of the date on which the Securities and Exchange Commission declares the registration statement effective; or

         o the date on which there are no longer any shares of our common stock or 11% senior notes outstanding.

Common Stock

         The table below sets forth the names of the selling holders of shares of our common stock and the number of shares of our common stock beneficially owned by these selling holders as of March 17, 2004. On March 17, 2004, the number of shares of our common stock deemed to be outstanding pursuant to the terms of the Plan was 16,460,000. Except as otherwise indicated, each person listed in the table below has informed us that it has (1) voting and investment power with respect to its shares of our common stock and (2) record and beneficial ownership with respect to its shares of our common stock.

         If all of the shares of our common stock listed below are sold pursuant to this prospectus, then the selling holders will sell 4,797,442 shares of our common stock, or 29.15% of the total number of shares of our common stock outstanding.

         The information set forth in the table below was provided to us by the selling holders listed below.

    Name and Address of Beneficial Owner             Beneficial Ownership       Shares of          Beneficial Ownership
                                                        of Common Stock       Common Stock to         of Common Stock
                                                    Before Offering(1) (2)        be Sold              After Offering
                                                   -----------------------   -----------------    -------------------------
                                                      Shares       %                               Shares          %
                                                   ---------- ------------   -----------------    -----------   -----------


HM Parties(3)                                      2,304,400(4)  14.00%       2,304,400            0             0
c/o Hicks, Muse, Tate & Furst
Incorporated
200 Crescent Court, Suite 1600
Dallas, Texas 75201

Mackay Shields LLC                                 2,493,042(5)  15.15%       2,493,042            0             0
c/o Mackay Shields Financial Corp.
9 West 57th Street
New York, NY 10019

         (1) The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares as to which such person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus
(ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Globix within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, the total number of shares of our common stock deemed to be outstanding as of December 31, 2003 was 16,460,000. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder.

         (2) On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit described in the section of the Annual Report on Form 10-K entitled "Business--Legal Proceedings." The Stipulation and Order provides that 229,452 shares of our common stock and $1.968 million in aggregate principal amount of our 11% senior notes will be held in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) of the shares of our common stock and the 11% senior notes being held in escrow. Assuming that our liability insurance is sufficient to cover any judgment or settlement in the class action lawsuit and that the shares of our common stock and the 11% senior notes being held in escrow will be distributed in accordance with the plan of reorganization rather than to the class action litigants and their attorneys, each of Mackay Shields and Goldman Sachs & Co. (and each other former holder of our 12.5% senior notes on the Effective Date of the Plan) will be entitled to receive a portion of these 229,452 shares of common stock based on its percentage ownership of the 12.5% senior notes on the Effective Date of the Plan.

         (3) "HM Parties" refers collectively to HM4 Globix Qualified Fund, LLC, HM4 Globix Private Fund, LLC, HM PG-IV Globix, LLC, HM 4-EQ Globix Coinvestors, LLC and HM 4-SBS Globix Coinvestors, LLC. Of the 2,304,400 shares held by the HM
Parties: (i) 2,092,487 of these shares are owned of record by HM4 Globix Qualified Fund, LLC; (ii) 14,831 of these shares are owned of record by HM4 Globix Private Fund, LLC; (iii) 111,430 of these shares are owned of record by HM PG-IV Globix, LLC; (iv) 34,177 of such shares are owned of record by HM 4-EQ Globix Coinvestors, LLC; and (v) 51,475 of these shares are owned of record by HM 4-SBS Globix Coinvestors, LLC.

         (4) Thomas O. Hicks is the chairman of each of the HM Parties and is the sole member of the ultimate general partner of the controlling member of each of the HM Parties and has the ultimate legal authority over all investment decisions made with respect to the shares of our common stock owned of record by the HM Parties. Accordingly, Mr. Hicks may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by the HM Parties. Peter S. Brodsky, a director of Globix, Dan H. Blanks, Joe Colonnetta, Jack D. Furst, a director of Globix from December 1999 through April 2002, Lyndon Lea, John R. Muse, Rick Neuman and Andrew Rosen are partners of Hicks, Muse, Tate & Furst Incorporated, which is an affiliate of Mr. Hicks and of the HM Parties. In addition Messrs Hicks, Muse and Furst are members of the management committee of Hicks, Muse, Tate & Furst Incorporated. Consequently, these individuals may be deemed to beneficially own all or a portion of the shares of our common stock owned of record by the HM Parties. Each of Messrs. Hicks, Brodsky, Blanks, Colonnetta, Furst, Lea, Muse, Neuman and Rosen disclaims the existence of a group and disclaims beneficial ownership of the shares of our common stock of which he is not the record owner.

         (5) According to information provided to us by MacKay Shields, the pecuniary interests in these shares are held by a number of institutional investors for whom MacKay Shields is the discretionary investment advisor. MacKay Shields has voting and investment control over these shares and, accordingly, is deemed to beneficially own these shares. A number of individuals at MacKay Shields LLC have voting and investment control over these shares.

The 11% Senior Notes

         The table below sets forth the name of the selling holder of the notes and the aggregate principal amount of the 11% senior notes beneficially owned by this selling holder as of March 17, 2004. On March 17, 2004, $65 million in aggregate principal amount of the notes was deemed to be outstanding pursuant to the terms of the Plan. The information set forth in the table below was provided to us by the selling holder listed below.

                                                                             Aggregate Principal
                                                   Beneficial Ownership        Amount of Notes           Beneficial Ownership
    Name and Address of Beneficial Owner         of Notes Before Offering       to be Sold             of Notes After Offering
---------------------------------------------    -------------------------- ------------------------ ---------------------------
                                                    Aggregate Principal                                 Aggregate Principal
                                                      Amount of Notes                                     Amount of Notes
---------------------------------------------    -------------------------- ------------------------ ---------------------------

Mackay Shields LLC                                    $13,999,614                 $13,999,614                     0
c/o Mackay Shields Financial Corp.
9 West 57th Street
New York, NY 10019

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         One of our directors, Mr. Brodsky, is a partner of Hicks Muse Tate and Furst Incorporated which is affiliated with certain holders of common stock that are parties to the registration rights agreement described in this prospectus under "Selling Holders", beginning on page 53.

         In September 2002, we paid Peter L. Herzig a lump sum of $250,000 in connection with his resignation as chief executive officer of Globix.

                           DESCRIPTION OF COMMON STOCK

         The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents and of the constituent documents of our subsidiaries. Our Amended and Restated Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

         Our company is authorized to issue 500,000,000 shares of common stock with a par value of $0.01 per share. We are also authorized to issue 5,000,000 shares of preferred stock with a par value of $0.01 per share. As of March 17, 2004, 16,460,000 shares of common stock were deemed to be outstanding pursuant to the terms of the Plan and no shares of our preferred stock were outstanding. Our board of directors is authorized, subject to any limitations prescribed by law and limitations set forth in the indenture, dated as of April 23, 2002, among Globix, the subsidiary guarantors listed therein and HSBC Bank USA, as trustee, to provide for the issuance of preferred stock in one or more series and to fix or alter the dividend rate, voting rights, redemption price, liquidation preference and any other rights, powers and preferences as our board of directors may determine from time to time. The indenture limits, among other things, our ability to pay dividends and to issue stock with a mandatory redemption date prior to the maturity date of the notes.

         All shares of our common stock are identical and entitle the holders thereof to the same rights and privileges. The issued and outstanding shares of our common stock are validly issued, fully paid and non-assessable. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine in its discretion. The holders of our common stock have no preemptive rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

Delaware Anti-Takeover Law

         We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

     - prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to that date, the business combination is approved by the board of directors of the corporation and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of voting stock which are not owned by the interested stockholder.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Mellon Investor Services.


                            DESCRIPTION OF THE NOTES


General


         The 11% senior notes (the "notes") were issued under an indenture dated as of April 23, 2002 (the "Indenture"), among our company, HSBC Bank USA, as trustee (the "Trustee") and certain of our United States-based subsidiaries (the "Subsidiary Guarantors").

         The following is a summary of certain provisions of the Indenture, the notes, the security agreements entered into pursuant to the Indenture (the "Security Agreements") and the guarantees provided by the Subsidiary Guarantors (the "Subsidiary Guaranties"). It does not state these provisions in their entirety. For complete information, prospective purchasers of the notes should read the Indenture, the form of Security Agreements and the form of the Subsidiary Guaranties because those documents, and not this summary, define the rights of the holders of the notes.

         In this "Description of the Notes", we refer to "we" and "our company" only as Globix and not to any of our subsidiaries.

Terms of the Notes


         We are deemed to have issued the notes on the effective date of our plan of reorganization in one series that was initially limited to $120 million aggregate principal amount of notes. The notes will mature on May 1, 2008. We refer to the notes issued as of the effective date of our plan of reorganization as the initial notes.

         The notes are issuable only in fully registered form, without coupons, in denominations of $1.00 and any integral multiple of $1.00. No service charge may be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Each initial note will bear interest at 11% per annum as of May 1, 2002, or from the most recent date to which interest has been paid or provided for, payable annually on May 1 in each year, commencing May 1, 2003, in the case of the initial notes. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

         We are required to issue additional notes, with terms identical to the initial notes (other than with respect to the date of issuance) to pay interest for the two-year period commencing May 1, 2002.

         For the two-year period thereafter, interest may be paid in cash or, at our option when authorized by a board resolution, in additional notes, or in any combination of cash and additional notes. For the period commencing May 1, 2006, interest is payable in cash.

         In connection with the issuance of additional notes, we must deliver a written request to the Trustee, an officers' certificate setting forth, among other things, the aggregate principal amount of such additional note and the proposed issuance date, and, if such issuance occurs after the two-year anniversary of the initial notes, a board resolution and notice to all holders.

         As a result of purchases that we have made of outstanding notes, $65 million in aggregate notes was outstanding as of March 17, 2004.

Redemptions


         Unless a Change of Control (as defined below under "Change of Control") has occurred and we have not completed the required Offer to Purchase (as described below under "Change in Control"), we have the right to redeem the notes, at our option, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest to but excluding the redemption date. In order to redeem the notes, we must give not less than 15 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address. All accrued and unpaid interest must be paid in cash.

         If a Change of Control has occurred and the required Offer to Purchase has not been completed, we may redeem the notes as described above, but the redemption price will be 101% of the aggregate principal amount of notes being redeemed plus accrued and unpaid interest up to but excluding the date of redemption.

Change of Control


         "Change of Control" means the occurrence of one or more of the following events:

         o any "person" or "group", other than the Permitted Holders (as defined below), is or becomes the "beneficial owner", directly or indirectly, of more than 50% of our total outstanding stock;

         o during any period of two consecutive years commencing with May 1, 2002, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election or nomination for election was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

         o we consolidate with or merge with or into any person or convey, transfer or lease all or substantially all of our assets to any person, or any corporation consolidates with or merges into or with our company, in any such event, pursuant to a transaction in which our outstanding stock is changed into or exchanged for cash, securities or other property, except (x) to the extent necessary to reflect a change in our jurisdiction of incorporation or (y) where no "person" or "group" other than a Permitted Holder, owns, directly or indirectly, more than 50% of the total outstanding stock of the surviving corporation immediately after such transaction; or

         o we are liquidated or dissolved or adopt a plan of liquidation or dissolution.

         The "Permitted Holders" are AIG/SUN America Investments, Inc., American General, AIM Capital Management, American Express Financial Advisors, Goldman, Sachs & Co. Special Situations Investing, LC Capital Partners, LP, Lehman Brothers, Lord Abbett, Mackay Shields, Morgan Stanley Asset Management, Oppenheimer Funds, Putnam Investments, Romulus Holdings, Inc., Triage Capital Management and, with respect to each of the foregoing, any majority-owned affiliate thereof.

         Upon a Change of Control, each holder will have the right to require us to purchase such holder's notes in whole or in part in integral multiples of $1,000, in cash, in an amount equal to 101% of the principal amount of such notes or portion thereof, plus accrued and unpaid interest, to the date of purchase, pursuant to an Offer to Purchase and in accordance with the other procedures set forth in the Indenture. Within 30 days following the Change of Control, we are required to mail an Offer to Purchase to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase notes on the date specified in the Offer to Purchase. For information on the procedures we must follow in making an Offer to Purchase, please refer to "Offer to Purchase," beginning on page 75.

         We are not required to make an Offer to Purchase upon a Change of Control if a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the "Change of Control" provisions of the Indenture and the Indenture applicable to the Offer to Purchase made by us, and purchases all notes validly tendered and not withdrawn under such Offer to Purchase.

         Our ability to repurchase notes pursuant to a Change of Control offer may be limited by a number of factors. Future debt of our company or any of our subsidiaries may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. The exercise by the holders of the notes of their right to require us to repurchase the notes could cause a default under such debt, even if the Change of Control itself does not, due to the financial effect of such repurchase on us and our subsidiaries. We do not currently have any debt that would prohibit the purchase of notes on a Change of Control.

         Our ability to purchase notes following a Change of Control could also be limited by our financial resources at the time of the Change of Control. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. In the event that a Change of Control offer occurs at a time when we do not have sufficient available funds to pay the purchase price for all notes validly tendered pursuant to such an offer or at a time when we are prohibited from making a Change of Control offer (and we are unable either to obtain the consent of the holders of the relevant debt or to repay such debt), an Event of Default (see definition in "Defaults," starting on page 73) would occur under the Indenture. Our failure to purchase tendered notes would constitute a breach of the Indenture which could, in turn, constitute a default under other debt and could lead to the acceleration of such other debt.

Collateral


         In order to secure our obligations under the Indenture, our company and the Subsidiary Guarantors have pledged to HSBC Bank USA, as collateral agent (the "Collateral Agent") in favor of the holders and the Trustee, our interest in all of our respective assets, whether now owned or hereafter acquired, upon which a lien is created or granted from time to time pursuant to any Security Document (the "Collateral"). The Collateral consists of substantially all of the unencumbered assets of our company and our subsidiaries which are organized under the laws of the United States. The Collateral does not include, among other assets, our Internet data center located in New York, New York or those assets which are owned by foreign subsidiaries, and thus these assets are not subject to the lien of the Indenture.

         The Security Agreements and the Subsidiary Guaranties (collectively, the "Security Documents") contain covenants pursuant to which our company and the Subsidiary Guarantors are, among other things, prohibited from selling, further mortgaging or transferring any interest in such Collateral (other than as permitted under the Indenture and the Security Documents). The provisions of the Indenture and the Security Documents concerning the release of Collateral are described under "Release of Collateral," beginning on page 76.

Subsidiary Guarantors, Restricted Subsidiaries and Unrestricted Subsidiaries


         Subsidiary Guarantors

         The current Subsidiary Guarantors are 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC. As a result of the sale of our property at 415 Greenwich Street in New York City, none of the Subsidiary Guarantors has any substantial assets and we expect to dissolve these subsidiaries within fiscal year 2004.

         We are required to cause each person that becomes a subsidiary (other than a subsidiary that is not organized under the laws of the United States or a subsidiary of such a foreign subsidiary), after May 1, 2002 to become a Subsidiary Guarantor, by causing such person to execute and deliver to the Trustee a supplemental indenture as provided in the Indenture at the time such person becomes a subsidiary.

         Each Subsidiary Guarantor unconditionally guarantees, jointly and severally, to each holder of notes and the Trustee the full and prompt performance of our obligations under the Indenture and the notes, including the payment of principal of and premium, if any, and interest on the notes pursuant to its Subsidiary Guaranty.

         Additional provisions setting forth certain obligations of the Subsidiary Guarantors, the release of Subsidiary Guarantors and the subordination of debt with respect to Subsidiary Guarantors are set forth in "Additional Provisions Regarding Subsidiary Guarantors", starting on page 76.

         Restricted and Unrestricted Subsidiaries

         The Indenture permits us, under certain limited circumstances to cause a subsidiary to be exempt from the covenants generally applicable to us and our subsidiaries. Such subsidiaries are referred to as "Unrestricted Subsidiaries." For further information on the conditions under which we may create an Unrestricted Subsidiaries, see "Unrestricted Subsidiaries," starting on page
78. The Indenture refers to all subsidiaries other than Unrestricted Subsidiaries as "Restricted Subsidiaries," but we have referred to them in this description as "subsidiaries." We do not currently have any Unrestricted Subsidiaries.

Ranking


         The debt evidenced by the notes is a senior secured obligation of our company, ranks pari passu in right of payment with all of our existing and future debt and other liabilities that are not expressly subordinated by their express terms to the notes and is senior in right of payment to all of our debt that is so subordinated. The notes are secured by the Collateral. Accordingly, claims of the holders of the notes will rank ahead of unsecured claims of our creditors to the extent of the value, priority and validity of the liens securing the notes in such Collateral.

         Although the Indenture limits the incurrence of debt by our company or any subsidiary, such limitation is subject to a number of significant qualifications. One such qualification is the ability of our company and our subsidiaries to incur up to $20 million of senior indebtedness ("Permitted Senior Secured Debt", as further described on page 63). The Indenture permits any Permitted Senior Secured Debt to be secured by a first priority lien on the assets of our company and our subsidiaries. The notes and the Subsidiary Guaranties would be subordinated to such Permitted Senior Secured Debt.

         The notes and Subsidiary Guaranties are also effectively subordinated to present or future secured indebtedness of the Subsidiary Guarantor (including the Permitted Senior Secured Debt) to the extent of the value, priority and validity of the liens on the collateral securing such indebtedness

         A Subsidiary Guaranty will be subordinated in priority of payment to Permitted Senior Secured Debt of the Subsidiary Guarantor, but will rank pari passu in priority of payment with all other debt and other liabilities of such Subsidiary Guarantor that are not subordinated by their express terms to such Subsidiary Guaranty, and senior in priority of payment to all other debt of such Subsidiary Guarantor that by its terms is subordinated or junior in right of payment to such Subsidiary Guaranty. Each Subsidiary Guaranty is secured by the Collateral in which such Subsidiary Guarantor has an interest. Accordingly, claims of the holders of notes will rank ahead of unsecured claims of creditors of such Subsidiary Guarantors (other than holders of Permitted Senior Secured Debt of such Subsidiary Guarantor) to the extent of the value, priority and validity of the liens securing such Subsidiary Guarantor's Subsidiary Guaranty.

Certain Covenants


         The Indenture contains, among others, covenants limiting our ability, and the ability of our subsidiaries, to:

         o incur debt;

         o incur liens on our assets;

         o make certain investments and to pay dividends or make certain other restricted payments;

         o sell assets;

         o issue stock of subsidiaries to third parties;

         o engage in certain sale and leaseback transactions;

         o restrict the ability of our subsidiaries to pay dividends to us;

         o enter into transactions with affiliates and related persons; and

         o merge with or into another entity or transfer substantially all of our assets.

         In addition, the Indenture requires us, among other things, to deliver financial reports to the Trustee and registered holders, deliver compliance certificates to the Trustee and maintain the perfection of the lien of the Indenture on the Collateral.

         We believe that we are in compliance with the covenants contained in the Indenture.

         These covenants are described below.

Limitation on Debt

         We may incur debt and our subsidiaries may incur debt if, after giving effect to the incurrence of such debt and the receipt and application of the proceeds therefrom, the Consolidated Debt to EBITDA Ratio (as defined below under "Consolidated Debt to EBITDA Ratio," starting on page 62) would be greater than zero and less than 6:1.

         In addition, the following debt may be incurred:

         (i) up to $20 million in Permitted Senior Secured Debt (as described below under "Permitted Senior Secured Debt," starting on page
                63);

         (ii)   Capital Lease Obligations (as defined in the Indenture);

         (iii) Purchase Money Secured Debt (as defined under "Purchase Money Secured Debt," on page 63), so long as the Purchase Money Secured Debt does not exceed $15 million in any one year and the total amount of Purchase Money Secured Debt outstanding at any one time does not exceed $60 million;

         (iv)   certain intercompany debt;

         (v) debt, in respect of performance, surety or appeal bonds or letters of credit in the ordinary course of business;

         (vi) certain indemnification obligations incurred in connection with the disposition of any business, assets or subsidiary, in a principal amount not to exceed the gross proceeds actually received by us in connection with such disposition;

         (vii) debt under any Permitted Interest Rate or Currency Protection Agreements (as defined in the Indenture);

         (viii) debt in an amount up to two times the Net Cash Proceeds (as defined in the Indenture) from certain equity offerings after May 1, 2002, as further described below under "Net Cash Proceeds from Equity Financings," on page 64);

         (ix)   debt existing on the closing date of the Indenture;

         (x) debt incurred to replace or refinance debt existing on the closing date of the Indenture;

         (xi) debt not to exceed $15 million in an aggregate principal amount outstanding at any time.

         The foregoing clauses (i) - (xi) are collectively referred to herein as "Permitted Debt".

         We may not incur any debt that does not fall in the Permitted Debt categories listed in this section. Notwithstanding the prior paragraphs of this "Limitation on Debt" covenant, we may not incur any debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any debt that is subordinate in right of payment to the notes or the Subsidiary Guaranties, unless the new debt is subordinated to the notes and the Subsidiary Guaranties to at least the same extent as the prior debt.

         Consolidated Debt to EBITDA Ratio

         As indicated above, we may incur debt if our Consolidated Debt to EBITDA Ratio is greater than zero but less than 6:1.

         The "Consolidated Debt to EBITDA Ratio" means the ratio of (i) the total consolidated debt as of the date of calculation (the "Determination Date") to (ii) four times the Consolidated EBITDA (as defined below) for the latest fiscal quarter completed after May 1, 2002 for which financial information is available immediately preceding such Determination Date (the "Measurement Period").

         "Consolidated EBITDA" means, with respect to any period, the consolidated net income (or loss) of our company and our subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, adjusted as follows:

         o the following items are excluded from generally accepted accounting principles consolidated net income when computing Consolidated
           EBITDA:

           (i) the net income (or loss) of any person acquired by our company or any subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction;

           (ii) the net income (or loss) of any person that is not a subsidiary except to the extent of the amount of dividends or other distributions actually paid to our company or a subsidiary by such person during such period,

           (iii) gains or losses on certain sales of assets by us or our subsidiaries;

           (iv)   all extraordinary gains and extraordinary losses;

           (v)    the cumulative effect of changes in accounting principles;

           (vi) any gain or loss realized on the termination of any employee pensions benefit plan;

           (vii) the net incomes (but not net loss) of any foreign subsidiary to the extent that the transfer of that net income is not at the time permitted; and

           (viii) the tax effect of any of the items described in clauses (i) -
                  (vii) above.

           o the following items are added to generally accepted accounting principles consolidated net income when computing Consolidated
             EBITDA:

           (i) the consolidated provision for income taxes of our company and our subsidiaries calculated on a consolidated basis in accordance with generally accepted accounting principles in the United States for such period;

           (ii)   consolidated interest expense; and

           (iii) depreciation, amortization and any other non-cash items for such period, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of our company and any subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period.

         For purposes of calculating the Consolidated Debt to EBITDA Ratio as of any Determination Date:

         o any person that is a subsidiary on the Determination Date (or would become a subsidiary on the Determination Date in connection with the transaction that requires the determination of Consolidated EBITDA) will be deemed to have been a subsidiary at all times during the Measurement Period; and

         o any person that is not a subsidiary on such Determination Date (or would cease to be a subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed not to have been a subsidiary at any time during such Measurement Period.

Appropriate pro forma adjustments in accordance with generally accepted accounting principles will be made to reflect acquisitions and dispositions as described above as if they had occurred on the first day of the Measurement Period. Pro forma effect will also be given to the incurrence of debt and the institution of certain cost savings measures in connection with any such acquisition or disposition.

         Permitted Senior Secured Debt

         The Indenture defines "Permitted Senior Secured Debt" as:

         o debt incurred by us and/or any subsidiary

           (i) pursuant to one or more senior commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements,

           (ii)   in the form of, or represented by, bonds or other securities;
                  and

         o debt which may be secured by liens having the same or senior priority to the liens securing the notes.

         Furthermore, a Subsidiary Guarantor may designate certain obligations incurred under its Permitted Senior Secured Debt as "Designated Senior Debt" in the instrument or agreement pursuant to which such designated senior debt is issued.

         Permitted Senior Secured Debt and Designated Senior Debt are collectively referred to as "Senior Obligations". Our company and our subsidiaries are permitted to have Senior Obligations in an aggregate principal amount not to exceed $20 million at any one time outstanding. Such Senior Obligations may be secured by liens on Collateral either senior to or in lieu of the liens of the Security Documents. However, at the time liens are granted with respect to Senior Obligations, such liens may not extend to assets in excess of assets having a fair market value equal to or as close as practicable to 1.5 multiplied by the specific Senior Obligations then being advanced or made available. Until such time as the Senior Obligations are paid in full, the Collateral Agent may not demand or sue for any right or remedy in respect of the Collateral used to secure such Senior Obligations.

         Purchase Money Secured Debt

         Under the Indenture we may incur up to $15 million in Purchase Money Secured Debt in any one year, so long as the total amount of Purchase Money Secured Debt outstanding at any one time does not exceed $60 million.

         "Purchase Money Secured Debt" means debt (whether provided by a vendor or a third party) secured by a lien on real or personal property, which debt

         o constitutes all or a part of the purchase price or construction cost of such property, or

         o is incurred prior to, at the time of or within 180 days after the latter of the acquisition or the substantial completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof;

so long as (i) the debt so incurred does not exceed 100% of the purchase price or construction cost of such property and related expenses, (ii) the lien does not extend to or cover any property other than such item of property and any improvements on such item and proceeds thereof, (iii) the purchase price or construction cost for such property is or should be included in "addition to property, plant and equipment" in accordance with generally accepted accounting principles in the United States and (iv) the purchase or construction of such property is not part of any acquisition of a person or business unit or line of business, incurred to finance the purchase or other acquisition of any property, inventory, asset or business, directly or indirectly, by our company or any subsidiary used in, or to be used in, the Internet Service Business (as defined below under "Limitations on Asset Sales," starting on page 67).


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

         Net Cash Proceeds from Equity Financings

         Under the Indenture, we may incur indebtedness in an amount not to exceed two time the Net Cash Proceeds received by us after May 1, 2002 from

         o the issuance of stock (other than Disqualified Stock, as defined below); or

         o the issuance of convertible debt upon the conversion of that debt into stock, other than Disqualified Stock, if the convertible debt does not have a final maturity prior to the final maturity of the notes and has an average life longer than the average life of the notes.

         "Disqualified Stock" means any stock that by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, is, in whole or in part, redeemable at the option of the holder thereof or otherwise matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise, but other than as a result of the death or disability of the holder thereof or the termination of the employment with us or one of our subsidiaries of the holder thereof) or is convertible into or exchangeable (in each case at the option of the holder) for debt, at any time prior to the final maturity of the notes; provided, however, that any stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require us or our subsidiaries to repurchase or redeem such stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the final maturity date of the notes, will not constitute Disqualified Stock if such provisions applicable to such stock provide that our company and our subsidiaries will not repurchase or redeem the stock pursuant to such provisions prior to the repurchase of such notes as are required to be repurchased pursuant to the Indenture upon an Asset Sale or a Change of Control.

Limitation on Liens

         We may not, and may not permit any subsidiary to, incur or suffer to exist any lien on or with respect to any property or assets now owned or hereafter acquired to secure any debt without making, or causing such subsidiary to make, effective provision for securing the notes (x) equally and ratably with such debt as to such property or assets for so long as such debt is so secured or (y) in the event such debt is debt of our company which is subordinate in right of payment to the notes, prior to such debt as to such property or assets for so long as such debt is so secured.

         The foregoing restrictions will not apply to:

         o  liens in existence as of the closing date of the Indenture;

         o liens securing only the notes or the Subsidiary Guaranties and any lien in favor of the Collateral Agent for the benefit of the Trustee and the holders arising under the provisions in the Indenture or the Security Documents;

         o liens granted by a subsidiary in favor of our company or any other subsidiary;

         o  liens to secure Permitted Senior Secured Debt;

         o  liens securing Purchase Money Secured Debt;

         o liens on property existing immediately prior to the time of acquisition thereof (and not incurred in anticipation of the financing of such acquisition), provided that such lien extends only to the acquired property;

         o liens on property of a person existing at the time such person becomes a subsidiary and not incurred in anticipation of becoming a subsidiary, provided that such lien extends only to the acquired property;

         o any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is permitted under the Indenture;

         o liens on the property or assets of a subsidiary securing debt of such subsidiary, which debt is permitted under the Indenture; or

         o liens to secure debt incurred pursuant to clause (ix) of Permitted Debt (as set forth in "Limitation on Debt" above); provided that such lien does not extend to any property other than the property securing the debt being replaced, refunded or refinanced pursuant to such clause (ix).


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

Limitation on Certain Investments and Restricted Payments

         Permitted Investments and Restricted Payments

         The Indenture provides that any investment that is not a "Permitted Investment", as defined below, will be deemed a "Restricted Payment," as defined below, and subject to certain restrictions as set forth herein.

         "Permitted Investment" means:

         o an investment in our company or a subsidiary or a person which will, upon the making of such investment, become a subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, our company or a subsidiary; provided that the acquired person's primary business or the assets to be transferred or conveyed are reasonably related, ancillary or complementary to the Internet Service Business;

         o  Cash Equivalents (as defined in the Indenture);

         o payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with generally accepted accounting principles in the United States;

         o stock, obligations or securities received (A) in satisfaction of judgments or (B) in connection with the sale or disposition of a person, assets or business;

         o investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

         o Permitted Interest Rate or Currency Protection Agreements (as defined in the Indenture);

         o loans or advances to officers or employees of our company or any subsidiary that do not in the aggregate exceed $5 million at any time outstanding;

         o an investment in any person (other than an Unrestricted Subsidiary) whose primary business is reasonably related, ancillary or complementary to the Internet Service Business, and such investment is determined by the board of directors to promote or significantly benefit the businesses of our company and our subsidiaries on the date of such investment, so long as the aggregate amount of investments made pursuant to this clause does not exceed $15 million; and

         o accounts receivable in the ordinary course of business (and investments obtained in exchange or settlement of accounts receivable for which we have determined that collection is not likely or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any lien in favor of us or any subsidiary, in each case as to debt owing to us or any subsidiary that arose in the ordinary course of business of our company or such subsidiary).

         The following payments or other actions described below are deemed to be "Restricted Payments":

         o declaration or payment of any dividend or any distribution to persons other than our company or any of our subsidiaries (other than dividends or distributions payable solely in shares of our stock (other than Disqualified Stock), or in options, warrants or other rights to acquire shares of such stock; pro rata dividends or distributions on common stock of subsidiaries held by minority stockholders; or dividends in respect of Disqualified Stock);

         o purchase, redemption, retirement or other acquisition for value any shares of stock of,

            (A) our company or any Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of stock) held by any person; or

            (B) a subsidiary (including options, warrants or other rights to acquire such shares of stock) held by any person other than our company or a wholly-owned subsidiary, provided, however, that this paragraph will not prohibit an investment which would be considered a Permitted Investment under the first clause of the definition of Permitted Investment; and

         o making of any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of obligations that are subordinate or junior in right of payment to the notes or the Subsidiary Guaranties, as applicable.

         Restricted Payment Covenants

         We will not, and will not permit any subsidiary to, directly or indirectly make any investment, other than a Permitted Investment, in any person if, at the time of, and after giving effect to, the proposed Restricted Payment:

            (A) a Default or Event of Default (as defined in "-Defaults", starting on page 73) has occurred and is continuing;

            (B) our company could not incur at least $1.00 of debt under the first paragraph of the "Limitation on Debt" covenant, relating to the Consolidated Debt to EBITDA Ratio, set forth above under "Limitation on Debt"; or

            (C) the aggregate amount of all Restricted Payments (which amount, if other than cash, is to be determined in good faith by the board of directors) exceeds the "Restricted Payment Basket".

                "Restricted Payment Basket" is the sum of:

                (1) cumulative Consolidated EBITDA since the first full fiscal quarter after the fiscal quarter ending June 30, 2003 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; minus

                (2) 1.5 times our cumulative consolidated interest expense since the closing date of the Indenture of the notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; plus

                (3) the aggregate Net Cash Proceeds received by our company after the closing date of the Indenture from the issuance and sale of our stock (other than Disqualified Stock) to a person who is not one of our subsidiaries, including an issuance or sale permitted by the Indenture of convertible debt of our company for cash subsequent to the closing date of the Indenture upon the conversion of such debt into stock (other than Disqualified Stock) of our company, or from the issuance to a person who is not a subsidiary (including an Unrestricted Subsidiary) of our company of any options, warrants or other rights to acquire stock (other than Disqualified Stock) of our company exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated final maturity date of the notes), in each case except to the extent such Net Cash Proceeds are used to incur debt pursuant to clause (viii) of Permitted Debt (as set forth in the foregoing "Limitation on Debt"); plus

                (4) an amount equal to the net reduction in investments (other than reductions in Permitted Investments) in any person resulting from payments of interest on debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to our company or any subsidiary or from the Net Cash Proceeds from the sale of any such investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as subsidiaries, not to exceed, in each case, the amount of investments previously made by our company or any subsidiary in such person or Unrestricted Subsidiary.

         The foregoing clauses (A) - (C) are collectively referred to herein as the "Restricted Payment Covenants".

         The Restricted Payment Covenants will not be violated by reason of:

            (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the Restricted Payment Covenants;

            (ii) the redemption, repurchase, repayment, prepayment, defeasance or other acquisition or retirement for value of subordinated obligations, including premium, if any, and accrued and unpaid interest, with the proceeds of, subordinated obligations which are permitted to be incurred under the "Limitation on Debt" covenant;


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

            (iii) the repurchase, redemption or other acquisition of our company's stock or the stock of any of our subsidiaries, including Unrestricted Subsidiaries, (or options, warrants or other rights to acquire such stock) in exchange for (including upon exercise of a conversion right), or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of stock (other than Disqualified Stock) of our company (or options, warrants or other rights to acquire such stock, other than Disqualified Stock);

            (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of subordinated obligations in exchange for, or out of the proceeds of, a capital contribution or a substantially concurrent offering of, shares of the stock (other than Disqualified Stock) of our company (or options, warrants or other rights to acquire such stock other than Disqualified Stock);

            (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of our company, and payments of cash in lieu of fractional shares;

            (vi) investments in any person, provided that the aggregate amount of investments made pursuant to this clause (vi) does not exceed the sum of:

         o the amount of Net Cash Proceeds received by our company after the closing date of the Indenture from the sale of our stock (other than Disqualified Stock), except to the extent such Net Cash Proceeds are used to incur debt pursuant to clause (viii) of Permitted Debt, as set forth in "Limitation on Debt", or to make Restricted Payments pursuant to clause (C)(3) of the Restricted Payment Covenants or clauses (iii) or (iv) of this paragraph, plus

         o the net reduction in investments made pursuant to this clause (vi), other than reductions in Permitted Investments, resulting from distributions on or repayments of such investments or from the Net Cash Proceeds from the sale of any such investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated EBITDA) or from such person becoming a subsidiary; provided that the net reduction in any investment will not exceed the amount of such investment;

            (vii) investments acquired in exchange for our stock (other than Disqualified Stock);

            (viii) the purchase, redemption or other acquisition or retirement of our common stock or any warrant, option or other right to acquire shares of our common stock from employees of our company or our subsidiaries (including Unrestricted Subsidiaries) in an amount not to exceed $2 million in any fiscal year; provided that, amounts not paid for any such purchase, redemption or other acquisition or retirement in any fiscal year may be accumulated and paid in any subsequent fiscal year;

            (ix) additional Restricted Payments not to exceed $10 million in the aggregate; or

            (x) our acquisition of our stock in connection with the cashless exercise of any options, warrants or similar rights issued by our company.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of stock for stock or debt referred to in clauses (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of stock referred to in clauses (iii), (iv) or (vi) will be included in calculating whether any subsequent Restricted Payment would exceed the Restricted Payment Basket set forth in clause (C) of the Restricted Payment Covenants. In the event that the proceeds of an issuance of our stock are used for the redemption, repurchase or other acquisition of the notes, or debt that is pari passu with the notes, then the Net Cash Proceeds of such issuance will be included in clause (C) of the Restricted Payment Covenants only to the extent that such proceeds are not used for such redemption, repurchase or other acquisition of such debt.

Limitation on Asset Sales

         The Indenture limits our ability to make certain Asset Sales (as defined below), unless the proceeds are applied as provided in the Indenture.

         An "Asset Sale" means any transfer, conveyance, sale, lease, license or other disposition by us or any of our subsidiaries (including a consolidation or merger or other sale of any such subsidiary with, into or to another person in a transaction in which such subsidiary ceases to be a subsidiary) (collectively a "transfer") of

         o shares of capital stock (other than directors' qualifying shares) or other ownership interests of a subsidiary;


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

         o all or substantially all of the assets of, or any division or line of business of, our company or any of our subsidiaries; or

         o any other property, assets or rights (including intellectual property rights) of our company or any of our subsidiaries outside of the ordinary course of business.

Notwithstanding the foregoing, the term "Asset Sale" does not include

         o any transfer of all or substantially all of our assets in a transaction that is made in compliance with the requirements of provisions of the covenant described in "Limitations on Mergers, Consolidations and Certain Sales of Assets," starting on page 72;

         o any transfer by us to any of our subsidiaries or by any of our wholly-owned subsidiaries to any other of our wholly-owned subsidiaries or to us in a manner that does not otherwise violate the terms of the Indenture;

         o transfers made in compliance with the requirements of the covenant described in "Limitations on Certain Investments and Restricted Payments," starting on page 65;

         o  transfers constituting the granting of a permitted lien;

         o exchanges of equipment used in the Internet Service Business (as defined below) for other equipment to be used in the Internet Service Business, provided any such exchange for equipment with a fair market value in excess of $2 million must be approved by the board of directors; and

         o transfers of assets, property or other rights (including intellectual property rights) with a fair market value at the date of transfer of less than $2 million.

         "Internet Service Business" means, as determined by a majority of the board of directors:

         o any business principally engaged in (A) the operation of an Internet connectivity or Internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated Internet service, web hosting or co-location services, security solutions, the provision and development of software in connection therewith, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment, products or services or (B) the supply, provision, broadcast, delivery, distribution, collection or retrieval of information or content reasonably believed suitable for dissemination through the business, facilities or capacity of our company, or

         o  any business or property reasonably related to any of the foregoing.

         We may, and any subsidiary may, consummate an Asset Sale only if:

         o our company or the applicable subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

         o at least 75% of the consideration received by our company or the subsidiary, as the case may be, from such Asset Sale will be cash, Cash Equivalents, any securities or other obligations that are converted into or exchanged for cash or Cash Equivalents within 90 days after the Asset Sale, or unsubordinated liabilities of our company or the liabilities of a subsidiary assumed by the transferee (or its designee) such that our company or such subsidiary has no further liability therefor, the amount of the liability to be determined in accordance with generally accepted accounting principles in the United States.

         Our company or any subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds of such Asset Sale:

         o in property or assets used, or to be used, in the Internet Service Business, or in a company engaged primarily in the Internet Service Business (if and to the extent such investment is otherwise permitted under the Indenture);

         o permanently to repay Permitted Senior Secured Debt, Designated Senior Debt or other debt that is pari passu with the notes or the Subsidiary Guaranties, as applicable, and is secured by liens that are prior to the liens of the Security Documents; or

         o permanently to repay debt of our company or of a subsidiary (in each case other than subordinated obligations) provided that notes are redeemed on a pro rata basis with such debt.

The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale in the manner described in the preceding three clauses will constitute "Excess Proceeds."

         In the event that Excess Proceeds exceed $10 million, we are required to make an Offer to Purchase of the amount of notes equal to the amount of Excess Proceeds at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to the date of purchase and, to the extent required by the terms thereof, any other debt of our company that is pari passu with the notes or debt of a subsidiary. Each Offer to Purchase will be mailed within 30 days following the date that we become obligated to purchase notes with any Excess Proceeds. Following the completion of an Offer to Purchase, the amount of Excess Proceeds will be deemed to be reset at zero and, to the extent there are any remaining Excess Proceeds, we may use such Excess Proceeds for any use that is not otherwise prohibited by the Indenture.

         We are required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder to the extent that such rules and regulations are applicable in connection with the purchase of notes pursuant to such Offer to Purchase.

         Not later than the date of commencement of an Offer to Purchase, we are required to deliver to the Trustee an officers' certificate as to the aggregate principal amount of the outstanding notes offered to be purchased, the allocation of the Net Cash Proceeds from the Asset Sale(s) pursuant to which such offer is being made, and the compliance of such allocation with the provisions of the Indenture.

         On or prior to the purchase date, we are required to:

         o accept for payment (on a pro rata basis, if necessary) notes or portions thereof tendered pursuant to the Offer to Purchase;

         o deposit with the paying agent (or, if we are acting as our own paying agent, segregate and hold in trust) money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

         o deliver or cause to be delivered to the Trustee all notes so accepted together with an officers' certificate stating the notes or portions thereof accepted for payment by us.

         The paying agent (or our company, if we are acting as paying agent) will promptly mail or deliver to holders of notes so accepted, payment in an amount equal to the purchase price for the notes, and the Trustee will promptly authenticate and mail or deliver to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered. We are required to promptly mail or deliver any note not accepted for payment to the holder thereof. Upon surrender of a Global Note (as defined below in "Offer to Purchase," starting on page 75) that is purchased in part pursuant to an Offer to Purchase, the paying agent will forward such Global Note to the Trustee who will make a notation in its records to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note. We are required to publicly announce the results of the Offer to Purchase on or as soon as practicable after the purchase date.

         The Security Agreements securing the notes also restrict sales of Collateral outside of the ordinary course of business, and may require us to obtain the consent of the holders in order to sell certain assets.

Limitation on Issuance of Stock of Subsidiaries

         We may not, and our subsidiaries may not, directly or indirectly, issue or sell, any shares of stock of a subsidiary (including options, warrants or other rights to purchase shares of such stock) except for:

         o issuances to our company or a wholly-owned subsidiary of our company;

         o issuances of director's qualifying shares or sales to foreign nationals of shares of stock of subsidiaries not organized under the laws of the United States, to the extent required by applicable law; or

         o  issuances or sales of common stock of a subsidiary, provided that
            (x) the proceeds therefrom will be treated as proceeds from an Asset Sale in accordance with the "Limitations on Asset Sales," described above and (y) if, immediately after giving effect to the issuance or sale, the subsidiary would no longer constitute a subsidiary, any investment in any person remaining after giving effect to the issuance or sale would have been permitted to be made under the "Limitation on Certain Investments and Restricted Payments" above if made on the date of the issuance or sale.

Limitation on Sale-Leaseback Transaction

         We will not, and will not permit any subsidiary to, enter into any sale-leaseback transaction involving any of the assets or properties of our company or such subsidiary, whether now owned or hereafter acquired, whereby our company or such subsidiary sells or transfers such assets or properties and subsequently leases such assets or properties or any part thereof or any other assets or properties that our company or such subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         Notwithstanding the foregoing, this restriction does not apply to any sale-leaseback transaction if:

         o the lease is for a period, including renewal rights, of not in excess of three years;

         o the sale-leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction;

         o the transaction is solely between our company and any wholly-owned subsidiary of our company or solely between wholly-owned subsidiaries of our company; or

         o our company or such subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount no less than the Net Cash Proceeds received from such sale in accordance with the foregoing "Limitations on Asset Sales" provisions.



Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

         The Indenture prohibits us and our subsidiaries from, directly or indirectly, creating or suffering the existence of any encumbrance or restriction on the ability of any subsidiary (A) to pay dividends (in cash or otherwise) or make any other distributions in respect of its stock owned by our company or any other subsidiary or pay any debt or other obligation owed to our company or any other subsidiary; (B) to make loans or advances to our company or any other subsidiary; or (C) to transfer any of its property or assets to our company or any other subsidiary, unless such encumbrance or restriction is:

         o pursuant to any agreement in effect as of the closing date of the Indenture, and any amendments, extensions, refinancings, refundings, renewals, restatements or replacements of such agreements, provided that the amendments, encumbrances and restrictions in any such extensions, refinancings, renewals, restatements or replacements are no less favorable in any material respect to the holders, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, restated or replaced;

         o  existing under or by reason of applicable law;

         o existing or arising in connection with any Permitted Senior Secured Debt or any debt of a person existing at the time such person becomes a subsidiary or assumed in connection with an Asset Acquisition (as defined below), and not incurred in connection with, or in anticipation of, such person becoming a subsidiary or such Asset Acquisition;

         o pursuant to an agreement entered into in connection with debt incurred under clause (ix) of Permitted Debt (as set forth in "Limitation on Debt"); provided, however, that the provisions contained in such agreement related to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject of the refinancing;

         o contained in any agreement relating to a lien on any property or assets of a subsidiary or our company otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such lien;

         o pursuant to customary nonassignment provisions entered into in the ordinary course of business in leases, licenses and other contracts to the extent such provisions restrict the transfer, sublicensing or any such license or subletting of any such lease or the assignment of rights under any such contract;


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

         o with respect to a subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the stock or assets of such subsidiary; provided that consummation of such transaction would not result in a Default or an Event of Default (as defined in "Defaults", starting on page 73), that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into;

         o imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract;

         o arising or agreed to in the ordinary course of business, not relating to any debt, and that do not, individually, or in the aggregate, detract from the value of property or assets of our company or any subsidiary in any manner material to our company or any subsidiary; or

         o if such encumbrance or restriction is contained in the terms of any agreement entered into in connection with the incurrence of debt if
            (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such debt or agreement, (2) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings, and (3) we determine that any such encumbrance or restriction will not materially affect our ability to make principal or interest payments on the notes.

         If such encumbrance or restriction does not comply with the foregoing, then it will not be permitted by the terms of the Indenture and the other Security Documents.

         "Asset Acquisition" means an acquisition by us or any of our subsidiaries of the property and assets of any person other than our company or any of our subsidiaries that constitute substantially all of a division or line of business of such person; provided that the property and assets acquired are to be used in the Internet Service Business.

Limitation on Transactions with Affiliates and Related Persons

         We may not, and may not permit any subsidiary to, directly or indirectly enter into any transaction (or series of related transactions) not in the ordinary course of business with an affiliate or related person of our company (other than our company or a wholly-owned subsidiary of our company) involving aggregate consideration in excess of $2 million, unless such transaction is on terms no less favorable to our company or such subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an affiliate or related person and is in the best interests of our company or such subsidiary.

         For any transaction (or series of related transactions) that involves aggregate consideration in excess of $2 million but less than or equal to $10 million, our chief executive officer, president, chief financial officer, or chief operating officer is required to determine that the transaction satisfies the above criteria and evidence such determination by an officers' certificate filed with the Trustee.

         For any transaction that involves aggregate consideration in excess of $10 million (A) a majority of the disinterested members of the board of directors is required to determine that the transaction satisfies the above criteria and evidence such determination in a board resolution or (B) we are required to obtain a written opinion of a nationally recognized investment banking or appraisal firm stating that the transaction is fair to our company or such subsidiary.

         The foregoing do not apply to:

         o any transaction solely between our company and any wholly-owned subsidiary of our company or solely between any of our wholly-owned subsidiaries;

         o the payment of reasonable and customary regular fees to directors of our company or our subsidiaries who are not employees of our company or our subsidiaries;

         o licensing or sublicensing or the use of any intellectual property by our company or any wholly-owned subsidiary of our company to our company or any wholly-owned subsidiary of our company;

         o any transaction entered into for the purpose of granting or altering registration rights with respect to any of our stock;

         o any Restricted Payments not prohibited by the provisions set forth in the foregoing "Limitation on Certain Investments and Restricted Payments";


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

         o  indemnification or insurance provided to our officers or directors;

         o  sales of our stock to affiliates of our company; or

         o compensation, severance and employee benefit arrangements with any officer, director or employee of our company or any subsidiary, including under any stock option or stock incentive plans, in the ordinary course of business or in connection with such plan.

Limitation on Mergers, Consolidations and Certain Sales of Assets

         We may, in a single transaction or a series of related transactions,
(A) consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into our company, or (B) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets, only if:

         o in a transaction in which we do not survive or in which we transfer, sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to our company is organized and validly existing under the laws of any state of the United States of America or the District of Columbia, and expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of our obligations under the Indenture, the notes and the Security Documents;

         o immediately before and after giving effect to such transaction and treating any debt which becomes an obligation of our company or a subsidiary as a result of such transaction as having been incurred by our company or such subsidiary at the time of the transaction, no Event of Default has occurred and be continuing;

         o except in the case of any such consolidation or merger of our company with or into, or any such transfer, sale, lease or other disposition of assets to, a wholly-owned subsidiary of our company, immediately after giving effect to such transaction and treating any debt which becomes an obligation of our company or a subsidiary as a result of such transaction as having been incurred by our company or such subsidiary at the time of the transaction, our company (including any successor entity) could incur at least $1.00 of additional debt pursuant to the provisions of the first paragraph of "Limitation on Debt", or our company (including any successor entity thereto) would have a Consolidated Debt to EBITDA Ratio immediately after giving effect to the transaction that is (x) less than or equal to our Consolidated Debt to EBITDA Ratio immediately prior to the transaction, if the ratio immediately prior to the transaction is positive, or (y) greater than or equal to our Consolidated Debt to EBITDA Ratio immediately prior to the transaction, if the ratio immediately prior to the transaction is negative; and

         o we have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer, sale, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the covenant discussed in this section and that all conditions precedent therein provided for relating to such transaction have been complied with, and, with respect to such officers' certificate, setting forth the manner of determination of our ability to incur debt in accordance with the third clause of this covenant, or, if applicable, of the successor entity to our company as required pursuant to the foregoing.

Upon any consolidation of our company with, or merger of our company into, any other person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of our properties and assets as an entirety in accordance with the covenant described in this section, the successor entity to our company will succeed to, and be substituted for, and may exercise every right and power of, our company under the Indenture, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants under the Indenture and the notes.

Waiver of Certain Covenants


         The Indenture provides that we may omit in any particular instance to comply with any covenant or condition set forth in certain covenants including those described in the foregoing "Change of Control" and "Limitation on Debt," "Limitation on Liens," "Limitation on Certain Investments and Restricted Payments," "Limitation on Asset Sales," "Limitation on Sale-Leaseback Transactions," "Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries," "Limitation on Transactions with Affiliates and Related Persons," and "Limitation on Mergers, Consolidations and Certain Sales of Assets," if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. No such waiver will extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver will become effective, our obligations and the duties of the Trustee in respect of any such covenant or condition will remain in full force and effect; provided, however, that with respect to an Offer to Purchase relating to a Change of Control, no such waiver may be made or will be effective against any holder not consenting to such waiver, and we may not omit to comply with the terms of such offer as to such holder.


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

Provision of Financial Information

         We are required to file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents required to be filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, regardless of whether or not we are subject to those sections of the Securities Exchange Act of 1934, on or prior to the respective dates set forth in such provisions (the "Required Filing Dates"). We are also required within 15 days of each Required Filing Date to (A) transmit by mail to all holders, as their names and addresses appear in the register providing for the registration of notes and of transfers and exchanges of notes, without cost to such holders and (B) file with the Trustee copies of such annual reports, quarterly reports and other documents. Furthermore, in the event that we are not permitted by the Securities and Exchange Commission to file such annual reports, quarterly reports and other documents, to furnish promptly upon written request copies of such annual reports, quarterly reports and other documents to any prospective holder.

Statement by Officers as to Default; Compliance Certificates

         Our company and each Subsidiary Guarantor are required to deliver to the Trustee:

         o Within 90 days after the end of the fiscal year of our company and each Subsidiary Guarantor, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of our company and each Subsidiary Guarantor, an officers' certificate stating whether or not to the best knowledge of the signers thereof, our company or any Subsidiary Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture or the Security Documents, and if our company or any Subsidiary Guarantor is in Default, specifying all such Defaults and Events of Default (as set forth in "Defaults", starting on page 73) and the nature and status thereof of which they may have knowledge.

         o As soon as possible, and in any event within 10 days after we become aware of the occurrence of a Default or an Event of Default, an officers' certificate setting forth the details of such Event of Default or Default (as set forth in "Defaults" starting on page 73) and the action which we propose to take with respect to such Event of Default or Default.

         o Within 90 days after the end of each fiscal year, a written statement by our independent public accountants stating (A) that such accountants' audit examination has included a review of the terms of the Indenture and the notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default under the "Limitation on Debt" covenant and the "Limitation on Restricted Payments" covenant has come to their attention and, if such an event has come to their attention, specifying the nature and period of the existence thereof.

Perfection of Security Interests

         We are required to preserve the security interests granted under the Security Documents and undertake all actions which are required by applicable law or necessary or appropriate in the reasonable judgment of the Trustee to maintain the Trustee's security interest in the Collateral in full force and effect at all times (including the priority thereof) and preserve and protect the Collateral and protect and enforce our rights and title and the rights of the Trustee to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

Defaults


         An "Event of Default" is defined as:

         o failure to pay the principal of (or premium, if any, on) any note when due (whether at stated maturity or upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

         o failure to pay interest on any note when due, and in the case of cash interest, such default continues for a period of 30 days;

         o default in the payment of principal and interest on notes required to be purchased pursuant to an Offer to Purchase under a Change of Control or Asset Sale when due and payable;

         o failure to perform or comply with the provisions contained in "Limitation on Mergers, Consolidations and Certain Sales of Assets";


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

         o failure to perform any other covenant or agreement of our company or any Subsidiary Guarantor under the Indenture, the notes or the Security Documents and such failure continues for 60 days after written notice to our company by the Trustee or to our company and the Trustee by the holders of at least 25% in aggregate principal amount of outstanding notes;

         o any default by our company or any subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10 million under any agreement, indenture or instrument evidencing debt when the same becomes due and payable in full and such default has continued after any applicable grace period and has not been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holders of such debt have the right to accelerate such debt, or has been accelerated;

         o the rendering of a final judgment or judgments against our company or any subsidiary in an amount in excess of $5 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

         o certain events of bankruptcy or insolvency with respect to our company or any Subsidiary Guarantor and any other subsidiary that would be a "significant subsidiary" of our company under regulations promulgated by the Securities and Exchange Commission, including any group of subsidiaries that, taken as a whole as of the latest audited consolidated financial statements for our company and its subsidiaries (including Unrestricted Subsidiaries), would constitute a "significant subsidiary", whether voluntary or involuntary, and the continuance of any such decree or order for relief or any such other decree or order is unstayed and in effect for a period of 60 consecutive days;

         o the liens created by the Security Documents at any time do not constitute a valid and perfected lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other liens (other than permitted liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, any of the Security Documents are for whatever reason terminated or cease to be in full force and effect, if in either case, such default continues for 15 days or the enforceability thereof is contested by our company or any Subsidiary Guarantor;

         o any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty;

         o we fail to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by us and such failure continues unremedied for three business days after notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; or

         o we fail or refuse to perform, or breach or violate, any of the terms, obligations, covenants or warranties of any Security Document other than those specified in the immediately preceding clause above, and such failure or refusal continues unremedied for three business days after the applicable cure period has expired.

         If an Event of Default occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization), the Trustee or the holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all the notes due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately.

         If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and accrued interest on the notes outstanding will become immediately due and payable without any declaration or other act on the part of either the Trustee or any holder.

         The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of such note, plus accrued and unpaid interest to the date of payment.

         In the event of a declaration of acceleration because an Event of Default with respect to a failure to pay debt in excess of $10 million above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event triggering such Event of Default is remedied or cured or waived by the holders of the relevant indebtedness within 30 days after such event; provided, that no judgment or decree for the payment of the money due on the notes has been obtained by the Trustee as provided in the Indenture.


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

         Under certain circumstances, and before a judgment or decree for payment of the money has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

         A holder may institute any proceeding, judicial or otherwise, or pursue any remedy under the Indenture only after:

         o the holder has previously given written notice to the Trustee of a continuing Event of Default;

         o holders of at least 25% in principal amount of outstanding notes have made a written request to the Trustee to pursue such remedy in respect of such Event of Default in its own name, as Trustee under the Indenture;

         o the Trustee has been offered by the holders indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

         o the Trustee has failed to act for a period of 60 days after receipt of such notice and offer of indemnity; and

         o the Trustee has received no inconsistent direction during such 60-day period from holders of a majority in principal amount of the outstanding notes;

it being understood and intended that no one or more holders will have any right in any manner to affect, disturb or prejudice the rights of any other holders to enforce any right under the Indenture, the Subsidiary Guaranties or the Security Agreements, except as provided in the Indenture and for the equal and ratable benefit of all the holders.

         Notwithstanding the foregoing, a holder will have the right to receive payment of the principal of (and premium if any) and interest on such note on the respective stated maturities expressed in such security (or, in the case of redemptions, on the redemption date or, in the case of an Offer to Purchase, on the purchase date) and institute suit for the enforcement of any such payment, and such rights will not be impaired or affected without the consent of such holder, so long as such suit if and to the extent that the institution or prosecution thereof, or the entry of judgment therein, would not under applicable law result in the surrender, impairment, waiver or loss of the liens of the Security Documents upon any property or assets subject to the liens.

Offer to Purchase

         Under the Indenture, we may be required to make an Offer to Purchase notes upon a Change of Control, or in the event that we receive Net Cash Proceeds in excess $10 million from Asset Sales that have not been applied to investments in the Internet Service Business or the repayment of certain debt as described above under "Limitations on Asset Sales," starting on page 67.

         An "Offer to Purchase" means a written offer, a copy of which will be delivered to the Trustee, sent by us by first class mail, postage prepaid, to each holder at his address appearing in the notes register on the date of the offer offering to purchase up to the principal amount of notes specified in such offer at the purchase price specified in such offer (a price equal to either 100% or 101% of the aggregate principal amount of the notes, as further set forth in the Indenture). Unless otherwise required by applicable law, the Offer to Purchase will specify an expiration date, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such offer, and a settlement date for purchase of notes within five business days after the offer expiration date. We are required to notify the Trustee at least 15 business days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the offer of our obligation to make an Offer to Purchase, and the offer will be mailed by us or, at our request, by the Trustee in our name and at our expense.

         We are required to perform our obligations specified in the Offer to Purchase and the Trustee is required to perform its obligations arising under the Indenture in connection therewith. Prior to the settlement date under the Offer to Purchase, we are required to:

         o accept for payment notes or portions thereof tendered pursuant to the written Offer to Purchase;

         o deposit with the paying agent (or, if we are acting as our own paying agent, segregate and hold in trust) money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

         o deliver or cause to be delivered to the Trustee all notes so accepted together with an officers' certificate stating the notes or portions thereof accepted for payment by our company.


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

         The paying agent will promptly mail or deliver to holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and mail or deliver to such holders a new note or notes equal in principal amount to any unpurchased portion of the note surrendered as requested by the holder. We are required to promptly mail or deliver any note not accepted for payment to the holder thereof. Upon surrender of a note that is registered in the name of The Depositary Trust Company ("DTC") or a nominee thereof or its successor (a "Global Note") that is purchased in part pursuant to an Offer to Purchase, the paying agent will forward such Global Note to the Trustee who will make a notation in its records to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note. We will publicly announce the results of a written Offer to Purchase on or as soon as practicable after the settlement date as set forth therein. We are required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations promulgated thereunder to the extent such laws and regulations are applicable in connection with the purchase of the notes pursuant to the Offer to Purchase.

Release of Collateral/Liens


         The Collateral may be released from the liens created by the Security Documents in accordance with the provisions of the Indenture and Security Documents regarding:

         o the use, sale or other disposal of equipment and inventory in the ordinary course of business;

         o payment in full of the notes in accordance with the terms of the notes and the Indenture and the other obligations then due and owing under the notes, the Indenture and the Security Documents;

         o the sale or other disposition of Collateral constituting an Asset Sale (as defined in "Limitations on Asset Sales") or otherwise allowed by the definition of Asset Sale; and

         o in connection with the release of a Subsidiary Guarantor as described in "Additional Provisions Regarding Subsidiary Guarantors", starting on page 76.

         The Collateral Agent may also release a portion of the Collateral from the lien of the Security Documents or subordinate its lien on such Collateral so that we may use it to secure Permitted Secured Debt. Upon receiving a written request by the agent for the Permitted Senior Secured Debt, the Collateral Agent will release its liens and security interests in any Collateral upon any sale, lease, transfer or other disposition of such Collateral pursuant to the terms of the agreements governing the Permitted Senior Secured Debt (but subject to the rights of the Collateral Agent in and to such Collateral and any proceeds thereof to the extent of any excess thereof over the amount of the Senior Obligations). In addition, the Collateral Agent will refrain from contesting, bringing or joining any action or proceeding contesting the validity, perfection or priority of the security interest of such agent in the Collateral to the extent of the Senior Obligations.

         The release of any Collateral from the terms of the Indenture and the Security Documents, or the release, in whole or in part, of the liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the lien on the Collateral under the Indenture in contravention of the provisions thereof and of the Security Documents, provided that the Collateral is released or the Security Documents are terminated pursuant to the Indenture and the applicable Security Documents. In connection with the release of Collateral, we must comply with Section 314(d) of the Trust Indenture Act of 1939, as amended, and the terms of the Indenture.

Additional Provisions Regarding Subsidiary Guarantors


         The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal, state or foreign bankruptcy law or not otherwise being void, voidable or unenforceable under such applicable bankruptcy law.

         Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor. As used herein, "Adjusted Net Assets" means the amount by which the fair value of the assets and property of each Subsidiary Guarantor exceeds the total amount of liabilities including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guaranty, of such Subsidiary Guarantor.

         Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to us or to a wholly-owned subsidiary. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its properties and assets to a person other than our company or a subsidiary so long as:


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

         o the transaction constitutes an Asset Sale made in compliance with the Asset Sale provisions of the Indenture (as previously described in "Limitations on Asset Sales"); or

         o  if:

            o the surviving person, if not the Subsidiary Guarantor, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or, if the Subsidiary Guarantor was a subsidiary not organized under the laws of the United States of America or any state thereof or the District of Columbia, the jurisdiction of organization of such Subsidiary Guarantor;

            o the surviving person, if not the Subsidiary Guarantor, agrees to assume the Subsidiary Guarantor's obligations under its Subsidiary Guaranty and all Security Documents; and

            o in the case of a transfer or other disposition of all or substantially all the assets of a Subsidiary Guarantor, such assets have been transferred as an entirety or virtually an entirety to one person and all liens on such assets created by the Security Documents remain valid, enforceable and perfected.

         Release of Subsidiary Guarantors

         Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor or the sale of all or substantially all of its assets to a person other than our company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture, such Subsidiary Guarantor will be deemed released from its Subsidiary Guaranty and the related obligations set forth in the Indenture. However, any such release will occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other indebtedness of our company or any other subsidiary will also terminate upon such sale or other disposition. Each Subsidiary Guarantor that is designated as an "Unrestricted Subsidiary" will be released from its Subsidiary Guaranty and the related obligations set forth in the Indenture for so long as it remains an Unrestricted Subsidiary.

         Any Subsidiary Guaranty by a subsidiary not organized under the laws of the United States will be automatically and unconditionally released and discharged, as evidenced by a supplemental indenture executed by us and the Subsidiary Guarantors and the Trustee, upon the release or discharge of the guarantee which resulted in the creation of such subsidiary's Subsidiary Guaranty and all other guarantees of the obligations of any obligor on the notes, except a discharge or release by, or as a result of, payment under such guarantee.

         All monetary obligations and performance obligations (collectively, the "Obligations") of the Subsidiary Guarantors under the Indenture, the notes and the Security Documents are secured by the liens of the Security Documents. However, such liens may be required to be released when a Subsidiary Guarantor is released or in connection with incurrence of Senior Obligations, or such liens may be required to be subordinated to liens securing such Senior Obligations as described under "Collateral" above. The Obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are subordinated to the prior payment in full of such Subsidiary Guarantor's Designated Senior Debt.

         Subordination

         Only debt of each Subsidiary Guarantor that is Designated Senior Debt will rank senior to its Subsidiary Guaranty in accordance with the provisions of the Indenture. The Subsidiary Guaranties will in all respects rank equally with all other senior debt of the Subsidiary Guarantors, and will effectively rank senior to subordinated debt of the Subsidiary Guarantors.

         Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

         o holders of Designated Senior Debt of such Subsidiary Guarantor will be entitled to receive payment in full in cash of such Designated Senior Debt before holders will be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

         o until the Designated Senior Debt of any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which holders would be entitled but for the subordination of such Subsidiary Guaranty, will be made to holders of the Designated Senior Debt as their interests may appear, except that all holders may receive and retain shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Designated Senior Debt of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Designated Senior Debt of such Subsidiary Guarantor.


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

         A Subsidiary Guarantor may not make any payment pursuant to its Obligations or repurchase, redeem or retire any notes or other Obligations if:

         o  any of its Designated Senior Debt is not paid when due; or

         o any other default on any of its Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash.

         A Subsidiary Guarantor also will not be permitted to pay the Obligations for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in the preceding paragraph, on any of its Designated Senior Debt that permits the holders of such Designated Senior Debt to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period.

         A "Payment Blockage Period" commences on the receipt by the Trustee and such Subsidiary Guarantor of written notice (a "Payment Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period, and ends 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

         o by written notice to the Trustee and such Subsidiary Guarantor from the person or persons who gave such Payment Blockage Notice;

         o because the default giving rise to such Payment Blockage Notice is no longer continuing; or

         o  because such Designated Senior Debt has been repaid in full in cash.

         The Subsidiary Guarantor may resume payments on the Obligations after the end of the Payment Blockage Period, unless the holders of such Designated Senior Debt have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period.

         Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, that would unduly prejudice the rights of other holders or that would involve the Trustee in personal liability. Subject to the provisions of the Indenture relating to the duties of the Trustee in case of an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any of the holders of the notes unless such holders offer the Trustee reasonable indemnity or security against any cost, liability or expense.

         The Indenture provides that if any event that is, or with the passage of time or the giving of notice, or both, would be an Event of Default (a "Default") occurs and the Trustee has knowledge of such Default, the Trustee will give to each holder of the notes notice of such Default. Except in the case of an Event of Default in payment of principal of (premium, if any) or interest on any note, the Trustee may withhold notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders.

Unrestricted Subsidiaries

         The Indenture permits under limited circumstances the creation of, or the designation of existing subsidiaries, as "Unrestricted Subsidiaries". Such "Unrestricted Subsidiaries" will not generally be subject to the covenants applicable to us and to our subsidiaries under the Indenture. Unless otherwise specified, all references to "subsidiaries" in this prospectus do not include Unrestricted Subsidiaries.

         "Unrestricted Subsidiary" means any subsidiary designated as such by the board of directors where (A) no default with respect to any debt of such subsidiary or any subsidiary of such subsidiary (including any right which the holders thereof may have to take enforcement action against such subsidiary) would permit (upon notice, lapse of time or both) any holder of any other debt in a principal amount in excess of $10 million of our company and our subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (B) our company could make a Restricted Payment (as defined in "Limitation on Certain Investments and Restricted Payments", starting on page 65) in an amount equal to the greater of the fair market value and book value of such subsidiary at the time of designation pursuant to the provisions set forth in "Limitation on Restricted Payments", and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder, and includes any subsidiary of an Unrestricted Subsidiary.

         The board of directors may not designate a subsidiary to be an Unrestricted Subsidiary if such subsidiary owns any stock of, or owns or holds any lien on any property of, any other subsidiary of our company which is not to be designated an Unrestricted Subsidiary. The board of directors may cause any Unrestricted Subsidiary to cease to be an Unrestricted Subsidiary if, immediately after giving effect to such change in status, no Default or Event of Default, as defined in "Defaults", starting on page 73, has occurred and be continuing or would occur as a consequence thereof and we could incur at least $1.00 of additional debt under the foregoing "Limitation on Debt" on a pro forma consolidated basis taking into account such designation. Such designation will be deemed made at such time as the condition set forth in clause (A) in the definition of "Unrestricted Subsidiary" ceases to be true, in which case any debt of such subsidiary will be deemed to be incurred as of such date.

         We do not currently have any Unrestricted Subsidiaries.

Amendments and Waivers


         Subject to certain exceptions, our company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Security Documents with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding.

         Notwithstanding the foregoing, the following amendments require the consent of each holder of an outstanding note affected thereby:

         o reduction of the amount of notes whose holders must consent to an amendment or waiver;

         o reduction of the rate of or extend the time for payment of interest on any note;

         o reduction of the principal of or extend the stated maturity of the principal of, or any installment of interest on, any note;

         o reduction of the premium payable upon the redemption of any note or change the time at which any note may be or is required to be redeemed, as described under "-Redemptions";

         o modify our obligations to make mandatory repayments, as described under "-Redemptions";

         o modify any provisions of the Indenture requiring us to make any Offer to Purchase for the notes after the occurrence of a Change of Control;

         o  make any note payable in money other than that stated in the note;

         o impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

         o make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

         o make any change in the Indenture, the notes or any of the Security Documents relating to Collateral in any manner adverse to the notes;

         o subordinate in right of payment the notes or the Subsidiary Guaranties to any debt other than Designated Senior Debt; or

         o make any change in any Subsidiary Guaranty that would adversely affect the holders of the notes.

         Without the consent of any holder of the notes, our company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the notes or any Security Document to, among other things:

         o evidence the succession of another person to our company or a Subsidiary Guarantor and the assumption by any such successor of our covenants under the Indenture and in the notes and the Security Documents and of such Subsidiary Guarantor contained in the Indenture and in the Security Documents;

         o add to the covenants of our company or the Subsidiary Guarantors for the benefit of the holders, or to surrender any right or power conferred upon our company under the Indenture;

         o secure the notes pursuant to the "Limitation on Liens" covenant or otherwise;

         o comply with any requirements of the Securities and Exchange Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

         o cure any ambiguity, to correct or supplement any provision in the Indenture or in the Security Documents which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture or the Security Documents which will not be inconsistent with the provisions of the Indenture, provided that such action pursuant to this clause will not adversely affect the interests of the holders in any material respect;

         o to evidence and provide for the acceptance and appointment hereunder of a successor Trustee with respect to the notes;

         o to mortgage, pledge, hypothecate or grant a lien in favor of the Collateral Agent for the benefit of Trustee and the holders as additional security for the payment of principal of (and premium, if any) and interest on the notes by our company or on the Subsidiary Guaranties by the Subsidiary Guarantors under the Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a lien is required to be granted to the Collateral Agent, pursuant to the Indenture or the Security Documents;

         o to add guarantees with respect to the notes, to secure the notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture; or

         o  to add additional Events of Default.

         No amendment may make any change that adversely affects the rights of any holder of Senior Obligations that is outstanding unless the holders of such Senior Obligations (or their authorized representatives), as the case may be, consent to such change.

         The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture or the Security Documents becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, our failure to give such notice to all holders, or any defect in such notice, will not impair or affect the validity of the amendment.

Ability to Realize on Collateral


         The proceeds of any sale of the Collateral in whole pursuant to the Indenture and the Security Documents following an Event of Default may not be sufficient to provide sufficient funds to permit us to make payments due on the notes. In addition, the ability of the holders to realize upon the Collateral may be limited in the event of a bankruptcy or insolvency or pursuant to applicable laws, including securities laws.

         If an Event of Default occurs and is continuing and the notes become payable in full, the Trustee, on behalf of the holders, in addition to any other rights or remedies available to it under the Indenture and the Security Documents, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by the Trustee from any such sale or foreclosure will be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay amounts due and payable with respect to the notes and the balance, if any, to our company.

         The right of the Trustee to repossess and dispose of the Collateral, upon acceleration of the notes is likely to be significantly impaired by applicable bankruptcy or insolvency law if a bankruptcy or insolvency proceeding were to be commenced by or against us prior to or possibly even after the Trustee has repossessed and disposed of the Collateral. Under the United States Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable United States bankruptcy law generally permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional or replacement security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee would repossess or dispose of the Collateral or whether, or to what extent, holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of "adequate protection". Furthermore, in the event that the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders would have "undersecured claims". Applicable United States bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

Defeasance


         At any time we may terminate all of our obligations under the notes, the Indenture and the Security Documents and the obligations of any Subsidiary Guarantor under its Subsidiary Guaranty ("legal defeasance"), except for certain obligations, such as those respecting the defeasance trust and obligations to register the transfer or exchange of the notes and to maintain a registrar and paying agent in respect of the notes and except for our optional redemption rights. At any time we may also terminate our mandatory redemption and repurchase obligations under the covenants referred to under "Certain Covenants" (other than the covenant described under "Limitations on Mergers, Consolidations and Certain Sales of Assets"), the operation of the cross-acceleration provision, the valid and perfected lien on the Collateral requirement, the termination of a Subsidiary Guaranty, and the judgment default provisions described under "Defaults" above and the limitations contained in the third, fourth and fifth clauses of the first paragraph under "Limitations on Mergers, Consolidations and Certain Sales of Assets" above ("covenant defeasance").

         We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in several clauses contained in "Defaults" above or because of our failure to comply with the third, fourth and fifth clauses of the first paragraph under "Limitations on Mergers, Consolidations and Certain Sales of Assets" above.

         In order to exercise either defeasance option, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money, United States government securities, or a combination thereof, for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including but not limited to -: delivery to the Trustee of an opinion of counsel to the effect that holders will not recognize gain or loss for United States income tax purposes as a result of such deposit and defeasance and will be subject to such federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law); delivery to the Trustee of certain officers' certificates; that no Default or Event of Default will have occurred on the date of such deposit; that such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which our company or any subsidiary is a party; and that such deposit must not cause the trust so created to constitute an investment company as defined in the United States Investment Company Act of 1940, as amended, or such trust must be qualified under such act or exempt from regulation thereunder.

Concerning the Trustee


         HSBC Bank USA is the Trustee under the Indenture. HSBC Bank USA is also the Collateral Agent under the Security Documents and the Escrow Agent for the escrow established in connection with the class-action lawsuit pending against our company (see "Summary - Our Chapter 11 Bankruptcy Reorganization" and "Business - Legal Proceedings"). We have appointed the Trustee as registrar and paying agent with regard to the notes.

         The Indenture provides that, except during the continuance of an Event of Default, the Trustee will in accordance with the terms of the Indenture and applicable law perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Trustee is permitted to engage in other transactions with our company or any affiliate of our company, provided, however, that if the Trustee acquires any conflicting interest (as defined in the Indenture) it must eliminate such conflict, apply to the Securities and Exchange Commission for permission to continue or resign.

         The Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended, upon registration.

Governing Law


         The Indenture provides that the Indenture, the notes and the Subsidiary Guaranties are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law, except to the extent that the application of the law of another jurisdiction would be required thereby.

Additional Information


         Holders of our securities may obtain a copy of the Indenture and the Security Documents without charge by writing to Globix Corporation, 139 Centre Street, New York, New York 10013, Attention: Secretary.

Book-Entry, Delivery and Form


         The notes were initially issued in the form of one or more Global Notes. Global Notes were deposited with the Trustee as custodian for DTC, which we refer to in this prospectus as the "Depositary", and registered in the name of Cede & Co., as nominee of the Depositary.

         The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The Depositary's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's participants or the Depositary's indirect participants.

         Pursuant to procedures established by the Depositary:

         o upon deposit of the Global Note, the Depositary credits the accounts of participants designated by the initial holder with portions of the principal amount of the Global Note; and

         o ownership of the notes evidenced by the Global Note are shown on, and the transfer of ownership thereof will be affected only through, records maintained by the Depositary (with respect to the interests of the Depositary's participants), the Depositary's participants and the Depositary's indirect participants.

         Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes evidenced by the Global Note will be limited to such extent.

         So long as the Global Note holder is the registered owner of any notes, the Global Note holder will be considered the sole holder under the Indenture of any notes evidenced by the Global Note. Beneficial owners of notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither our company nor the trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the notes.

         Payments in respect of the principal of or premium and interest, if any, on any notes registered in the name of the Global Note holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note holder in its capacity as the registered holder under the Indenture.

         Under the terms of the Indenture, our company and the Trustee may treat the persons in whose names notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither our company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes. We believe, however, that it is currently the Depositary's policy to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's participants and the Depositary's indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's participants or the Depositary's indirect participants.

Exchange of Book-Entry Notes for Certificated Notes

         No Global Note may be exchanged in whole or in part for notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Note or a nominee thereof, unless:

         o the Depositary notifies us in writing that it is no longer willing or able to act as a depositary or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and we fail to appoint a successor within 120 days; or

         o our company, at our option, notifies the Trustee in writing that we elect to cause the issuance of notes in certificated form; or

         o  an Event of Default has occurred and is continuing;

then, upon surrender by the Global Note holder of its Global Note, notes in certificated form will be issued to each person that the Depositary identifies as being the beneficial owner of the related notes.

         Neither our company nor the Trustee will be liable for any delay by the Depositary in identifying the beneficial owners of notes and our company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes.

Same-Day Settlement and Payment

         The Indenture requires that payments in respect of the notes represented by the Global Note (including principal and premium and interest, if any) be made by deposit of Additional Securities, in the case of interest payable in kind, or by wire transfer of immediately available funds, in the case of interest payable in cash, to the accounts specified by the Global Note holder provided, however, that at our option, payment of interest may be made by check mailed to the address appearing in the security register. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System and any permitted secondary market trading activity in such notes will, therefore, be required by the Depositary to be settled in immediately available funds. We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock and notes on behalf of the selling holders. A selling holder is a person named on page 53 and also includes any donee, pledgee, transferee or other successor-in-interest selling shares of our common stock or notes received after the date of this prospectus from a selling holder as a gift, pledge, partnership distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares of our common stock and notes offered by this prospectus will be borne by our company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of our common stock and notes, which will be borne by the selling holders. Sales of shares of our common stock and notes may be effected by selling holders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of our common stock, through short sales of shares of our common stock, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. We are not aware of any agreements, understandings or arrangements among the selling holders and any underwriters or broker-dealers regarding the sale of the shares of our common stock or notes held by the selling holders, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares of our common stock and notes by the selling holders.

         The selling holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock in the course of hedging positions they assume with selling holders. The selling holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares of our common stock or notes, which shares of our common stock or notes these broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling holders may also engage in short sales of shares and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover the short sales.

         The selling holders may make these transactions by selling shares of our common stock or notes directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling holders and/or the purchasers of shares of our common stock or notes for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling holders and any broker-dealers that act in connection with the sale of shares of our common stock or notes may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by these broker-dealers or any profit on the resale of the shares of our common stock or notes sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. The selling holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of our common stock or notes against certain liabilities, including liabilities arising under the Securities Act of 1933.

         Because selling holders may be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, the selling holders may be subject to the prospectus delivery requirements of the Securities Act of 1933. The rules and regulations set forth in Regulation M promulgated under the Securities Exchange Act of 1934 provide that during the period that any person is engaged in a distribution of the shares within the meaning of Regulation M, that person usually may not purchase the shares. The selling holders are subject to the rules and regulations of the Securities Act of 1934 and the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of shares by the selling holders. Regulation M's prohibition on purchases may include purchases to cover short positions by the selling holders, and a selling shareholder's failure to cover a short position at a lender's request and subsequent purchases by the lender in the open market of shares to cover such short positions, may constitute an inducement to buy shares which is prohibited by Regulation M. Consequently, this may affect the marketability of the shares. Our company has informed the selling holders that the anti-manipulative provisions of Regulation M may apply to their sales in the market.

         Selling holders also may resell all or a portion of the shares of our common stock or notes in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of Rule 144.

         Upon our company being notified by a selling holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock or notes through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

     - the name of each such selling holder and of the participating broker-dealer(s);

     - the number of shares of our common stock and/or notes involved;

     - the initial price at which these shares and/or notes were sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     - other facts material to the transactions.

         In addition, upon our company being notified by a selling holder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

         The validity of the shares of our common stock and the notes offered hereby will be passed upon for our company by Day, Berry & Howard LLP, Stamford, CT 06901.


                                     EXPERTS

         Our consolidated financial statements as of September 30, 2003 and September 30, 2002, and for each of the years in the three year period ended September 30, 2003 have been included in this prospectus in reliance upon the report of the following firms, upon the authority of said firms as experts in accounting and auditing:

Arthur Andersen LLP, with regard to the consolidated financial statements for the fiscal year ending September 30, 2001;

The financial statements as of September 30, 2002, for the seven months ended April 30, 2002 and for the five months ended September 30, 2002 included in this Form S-1 have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting;

Amper, Politziner & Mattia PC, with regard to the consolidated financial statements for the fiscal year ending September 30, 2003.

         The financial statements of 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC, as of September 30, 2003 and September 30, 2002, and for the year ended September 30, 2003, the seven months ended April 30, 2002, the five months ended September 30, 2002 and for the period from June 11, 2001 (inception) through September 30, 2001 have been included in this prospectus in reliance upon the report of Ehrenkrantz Sterling & Co., L.L.C., upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 for the shares of our common stock and the notes being sold pursuant to this prospectus. This prospectus constitutes a part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules because some parts have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about us and our shares of common stock and notes, we refer you to the registration statement and the accompanying exhibits and schedules. Whenever a reference is made in this prospectus regarding the contents of any agreement, contract or any other document, please be aware that the reference is only a summary of all material terms of the agreement, contract or other document. In each case, reference is made to the copy of the agreement, contract or other document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

         We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference facilities located in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our Securities and Exchange Commission filings will also be available to the public from commercial document retrieval services and at the Securities and Exchange Commission's web site at http://www.sec.gov.

         You may request a copy of any of our filings with the Securities and Exchange Commission, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                               Globix Corporation
                                139 Centre Street
                            New York, New York 10013
                          Phone Number: (212) 334-8500

         You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           PAGE

Reports of Independent Public Accountants .............................    F-2

Reports of Independent Public Auditors ................................    F-3

Reports of Independent Public Auditors ................................    F-4

Reports of Independent Public Accountants .............................    F-5

Consolidated Balance Sheets-as of December 31, 2003
(Unaudited), September 30, 2003 and 2002 (Successor Company) ..........    F-6

Consolidated Statements of Operations-for the Three Months
Ended December 31, 2003 and 2002 (Unaudited) (Successor Company),
Year Ended September 30, 2003 (Successor Company), Five Months
Ended September 30, 2002 (Successor Company), Seven Months
Ended April 30, 2002 (Predecessor Company) and Year Ended
September 30, 2001 (Predecessor Company) ..............................    F-7

Statements of Changes in Stockholders' Equity (Deficit) and
Comprehensive Income (Loss)- for the Three Months Ended December
31, 2003 and 2002 (Unaudited) (Successor Company), Year Ended
September 30, 2003 (Successor Company), Five Months Ended
September 30, 2002 (Successor Company), Seven Months
Ended April 30, 2002 (Predecessor Company)and Year
Ended September 30, 2001 (Predecessor Company) ........................    F-8

Consolidated Statements of Cash Flows- for the Three Months
Ended December 31, 2003 and 2002 (Unaudited) (Successor
Company), Year Ended September 30, 2003 (Successor Company),
Five Months Ended September 30, 2002 (Successor Company),
Seven Months Ended April 30, 2002 (Predecessor Company) and
Year Ended September 30, 2001 (Predecessor Company) ...................    F-9


Notes to Consolidated Financial Statements ............................    F-11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Globix Corporation:

We have audited the accompanying consolidated balance sheet of Globix Corporation (a Delaware Corporation) and Subsidiaries as of September 30, 2003, and the related consolidated statement of operations, stockholders' equity and comprehensive income, and cash flows for the year ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Globix Corporation and Subsidiaries as of September 30, 2003, and the results of its operations and its cash flows for the year ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

In connection with our audit of the financial statements referred to above, we audited Schedule II - Valuation and Qualifying Accounts. In our opinion, the financial schedule, when considered in relation to the financial statements taken as a whole, presents fairly, in all material respects, the information stated therein.


/s/ Amper, Politziner & Mattia PC

December 8, 2003
Edison, New Jersey

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of Globix Corporation:

In our opinion, the accompanying consolidated balance sheet as of September 30, 2002 and the related consolidated statements of operations, cash flows and changes in stockholders' equity present fairly, in all material respects, the consolidated financial position of Globix Corporation and its subsidiaries (the Successor Company) at September 30, 2002 and the consolidated results of their operations and their consolidated cash flows for the five months ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule as of and for the five months ended September 30, 2002 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2, the United States Bankruptcy Court for the District of Delaware confirmed the Company's Prepackaged Plan of Reorganization (the "plan") on April 8, 2002. Confirmation of the plan substantially alters rights and interests of equity security holders as provided for in the plan. The plan was substantially consummated on April 25, 2002 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of May 1, 2002.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 3, 2003

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of Globix Corporation:

In our opinion, the accompanying consolidated statements of operations, cash flows and changes in stockholders' deficit for the seven months ended April 30, 2002 present fairly, in all material respects, the consolidated results of operations and cash flows of Globix Corporation and its subsidiaries (the Predecessor Company) for the seven months ended April 30, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the seven months ended April 30, 2002 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The consolidated financial statements of Globix Corporation and its subsidiaries (the Predecessor Company) for the year ended September 30, 2001, prior to the adjustment discussed in
Note 3, were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statements in their report (which included an explanatory paragraph indicating factors that raise substantial doubt about the Company's ability to continue as a going concern and an explanatory paragraph emphasizing a change in the Company's method of accounting for revenue recognition) dated December 31, 2001.

As discussed in Note 2, the Company filed a petition on March 1, 2002 with the United States Bankruptcy Court for the District of Delaware for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company's Prepackaged Plan of Reorganization was substantially consummated on April 25, 2002 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting.

As discussed in Note 3, the Company changed the manner in which it accounts for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," on May 1, 2002.

As discussed above, the consolidated financial statements of Globix and its subsidiaries (the Predecessor Company) for the year ended September 30, 2001, were audited by other independent accountants who have ceased operations. As described in Note 3, these financial statements have been revised to include the transitional disclosure required by SFAS No. 142, "Goodwill and Other Intangible Assets", which was adopted by the Successor Company as of May 1, 2002. In our opinion, the transitional disclosure is appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the September 30, 2001 consolidated financial statements of the Predecessor Company other than with respect to such transitional disclosure and accordingly, we do not express an opinion or any other form of assurance on the September 30, 2001 financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

New York, New York

February 3, 2003

This report is a copy of a report previously issued by Arthur Andersen LLP, which has not been reissued by Arthur Andersen LLP. The consolidated balance sheets at September 30, 2001 and 2000 and the consolidated statements of operations, stockholders' (deficit) equity and cash flows for the two years ended September 30, 2000 are not required to be presented in this Form S-1. The note references in the opinion below are to the financial statements included in the Form 10-K for the year ended September 30, 2001. As discussed in Note 3 to the consolidated financial statements, the Company has revised its consolidated financial statements for the year ended September 30, 2001 to include the transitional disclosures required by Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", which was adopted by the Company as of May 1, 2002. The Arthur Andersen LLP report does not extend to these changes. The revisions related to these transitional disclosures and reclassifications were reported on by PricewaterhouseCoopers LLP, as stated in their report appearing herein.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Globix Corporation:

We have audited the accompanying consolidated balance sheets of Globix Corporation (a Delaware corporation) and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globix Corporation and Subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring net losses and net operating cash deficiencies and has a significant stockholders' deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition effective October 1, 2000.

/s/ ARTHUR ANDERSEN LLP

New York, New York
December 31, 2001

                       GLOBIX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
             (Amounts in Thousands, Except Share and Per Share Data)

                                                                                              Successor Company
                                                                                   ------------------------------------
                                                                                                     September 30,
                                                                                   December 31,  -----------------------
                                                                                       2003        2003          2002
                                                                                    ---------    ---------    ---------
                                                                                         (Unaudited)
Assets
Current assets:
Cash and cash equivalents .......................................................   $   9,358    $  24,503    $  47,562
Short-term investments ..........................................................      10,706        7,226        5,392
Marketable securities ...........................................................       1,162        1,531        1,327
Accounts receivable, net of allowance for doubtful accounts of $2,793, $2,646 and
   $2,565, respectively .........................................................       7,141        6,012        7,060
Prepaid expenses and other current assets .......................................       5,819        4,497        7,735
Property held for sale ..........................................................      48,920           --           --
Restricted cash .................................................................       2,063        2,195        1,760
                                                                                    ---------    ---------    ---------
          Total current assets ..................................................      85,169       45,964       70,836
Investments .....................................................................       1,452          697           --
Investments, restricted .........................................................       4,875        4,733        7,337
Property, plant and equipment, net ..............................................      95,394      162,630      174,710
Intangible assets, net of accumulated amortization of $2,403, $1,997 and $543,
   respectively .................................................................       8,952        8,158        9,612
Other assets ....................................................................         311          100          225
                                                                                    ---------    ---------    ---------
          Total assets ..........................................................   $ 196,153    $ 222,282    $ 262,720
                                                                                    =========    =========    =========

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of capital lease obligation and mortgage payable ................                        $            $
                                                                                    $     742        1,510        1,520
Accounts payable ................................................................       5,606        5,846        8,971
Accrued liabilities .............................................................      10,892       10,159       17,924
                                                                                    ---------    ---------    ---------
          Total current liabilities .............................................      17,240       17,515       28,415
Capital lease obligations, net of current portion ...............................         308          374        2,807
Mortgage payable ................................................................      19,837       19,912       20,186
11% Senior Notes ................................................................     105,321      112,321      120,000
Accrued interest - 11% Senior Notes .............................................       7,780        5,182        5,681
Other long term liabilities .....................................................      10,842       10,659       13,084
Put-option liability ............................................................       2,968        2,968           --
                                                                                    ---------    ---------    ---------
          Total liabilities .....................................................     164,296      168,931      190,173
                                                                                    ---------    ---------    ---------

Commitments and contingencies (Note 18):

Stockholders' Equity:
Common stock, $.01 par value; 500,000,000 shares authorized; 16,460,000
    issued and outstanding, for all periods presented ...........................         165          165          165
Additional paid-in capital ......................................................      97,166       97,191       93,112
Deferred compensation ...........................................................        (143)          --           --
Accumulated other comprehensive income ..........................................       4,424        2,401          401
Accumulated deficit .............................................................     (69,755)     (46,406)     (21,131)
                                                                                    ---------    ---------    ---------
          Total stockholders' equity ............................................      31,857       53,351       72,547
                                                                                    ---------    ---------    ---------
          Total liabilities and stockholders' equity ............................   $ 196,153    $ 222,282    $ 262,720
                                                                                    =========    =========    =========





       The accompanying notes are an integral part of these consolidated financial statements.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in Thousands, Except Share and Per Share Data)

                                                                                    Successor Company
                                                         -------------------------------------------------------------------------
                                                             For the Three Months Ended
                                                         -----------------------------------                          Five Months
                                                                                                   Year Ended            Ended
                                                          December 31,        December 31,        September 30,      September 30,
                                                              2003                2002                2003                2002
                                                         ----------------    ----------------    ----------------    --------------
                                                            (Unaudited)         (Unaudited)
Revenue, net ..........................................   $       14,385     $        16,480     $        60,177    $        30,723
Operating costs and expenses:
    Cost of revenue (excluding depreciation,
      amortization, certain payroll and occupancy shown
      below) ..........................................            4,876               5,624              19,990             10,458
    Selling, general and administrative ...............           10,944              11,891              44,430             29,313
    Loss on impairment of assets ......................           17,313                  --                  --                 --
    Restructuring and other charges (credits)..........               --                  --             (1,020)                 --
    Depreciation and amortization .....................            3,371               3,727              15,523              6,060
                                                         ----------------    ----------------    ----------------    --------------
        Total operating costs and expenses ............           36,504              21,242              78,923             45,831
    Other operating income                                            --                  --                 345                 --
                                                         ----------------    ----------------    ----------------    --------------
Loss from operations ..................................         (22,119)             (4,762)            (18,401)           (15,108)
    Interest and financing expense ....................          (3,453)             (3,904)            (15,141)            (6,653)
    Interest income ...................................              179                 388               1,179                787
    Other (expense) income, net .......................              297                 182               1,232              (157)
    Gain on discharge of debt..........................            1,747               2,727               6,023                 --
    Minority interest in subsidiary ...................               --                 108                  --                 --
    Reorganization items ..............................               --                  --                  --                 --
    Fresh start accounting adjustments ................               --                  --                  --                 --
                                                         ----------------    ----------------    ----------------    --------------
Income (loss) before income taxes and cumulative effect
    of a change in accounting principle................          (23,349)             (5,261)            (25,108)           (21,131
Income tax expense.....................................               --                  --                 167                 --
                                                         ----------------    ----------------    ----------------    --------------
Net income (loss) before cumulative effect of a change
    in accounting principle............................         (23,349)             (5,261)            (25,275)           (21,131)
Cumulative effect of a change in accounting principle,
    net of tax.........................................               --                  --                  --                 --
                                                         ----------------    ----------------    ----------------    --------------
Net income (loss)......................................         (23,349)             (5,261)            (25,275)           (21,131)
Dividends and accretion on preferred stock ............               --                  --                  --                 --
                                                         ----------------    ----------------    ----------------    --------------
Net income (loss) attributable to common stockholders .        $(23,349)            $(5,261)           $(25,275)          $(21,131)
                                                         ================    ================    ================    ==============
Earnings (loss) per common share:
Basic: Before cumulative effect of a change in
    accounting principle...............................  $        (1.42)     $        (0.32)     $        (1.54)     $       (1.28)
Cumulative effect of a change in accounting principle .               --                  --                  --                 --
                                                         ----------------    ----------------    ----------------    --------------
Basic income(loss) per share attributable to common
    stockholders......................................   $        (1.42)     $        (0.32)     $        (1.54)     $       (1.28)
                                                         ================    ================    ================    ==============
Weighted average common shares outstanding--basic.......      16,460,000          16,460,000          16,460,000         16,460,000
                                                         ================    ================    ================    ==============
Diluted: Before cumulative effect of a change in
    accounting principle...............................  $         (1.42)    $         (0.32)    $         (1.54)    $     (1.28)
Cumulative effect of a change in accounting principle .               --                  --                  --                 --
                                                         ----------------    ----------------    ----------------    --------------
Diluted (loss) income per share attributable to common
    stockholders......................................   $         (1.42)    $        (0.32)     $        (1.54)     $       (1.28)
                                                         ================    ================    ================    ==============
Weighted average common shares outstanding--diluted ....       16,460,000          16,460,000          16,460,000       16,460,000
                                                         ================    ================    ================    ==============



                                                                    Predecessor Company
                                                             ----------------------------------

                                                            Seven Months
                                                                Ended            Year Ended
                                                              April 30,         September 30,
                                                                2002                2001
                                                            ----------------    ----------------

Revenue, net ..........................................   $         51,273     $       104,210
Operating costs and expenses:
    Cost of revenue (excluding depreciation,
      amortization, certain payroll and occupancy shown
      below) ..........................................             22,123              40,609
    Selling, general and administrative ...............             57,206             124,821
    Loss on impairment of assets ......................              2,578              3,500
    Restructuring and other charges (credits)..........             24,834              56,109
    Depreciation and amortization .....................             28,115              36,657
                                                           ----------------    ----------------
        Total operating costs and expenses ............            134,856             261,696
    Other operating income                                              --                  --
                                                           ----------------    ----------------
Loss from operations ..................................           (83,583)           (157,486)
    Interest and financing expense ....................           (34,511)            (65,128)
    Interest income ...................................              2,024              13,282
    Other (expense) income, net .......................              (509)             (1,379)
    Gain on discharge of debt..........................            427,066                  --
    Minority interest in subsidiary ...................              5,778                  --
    Reorganization items ..............................            (7,762)                  --
    Fresh start accounting adjustments ................          (148,569)                  --
                                                           ----------------    ----------------
Income (loss) before income taxes and cumulative effect
    of a change in accounting principle................             159,934           (210,711)
Income tax expense.....................................                 --                  --
                                                           ----------------    ----------------
Net income (loss) before cumulative effect of a change
    in accounting principle............................            159,934           (210,711)
Cumulative effect of a change in accounting principle,
    net of tax.........................................                 --             (2,332)
                                                           ----------------    ----------------
Net income (loss)......................................            159,934           (213,043)
Dividends and accretion on preferred stock ............            (3,178)             (7,104)
                                                           ----------------    ----------------
Net income (loss) attributable to common stockholders .    $       156,756     $     (220,147)
                                                           ================    ================
Earnings (loss) per common share:
Basic: Before cumulative effect of a change in
    accounting principle...............................    $          3.96     $        (5.66)
Cumulative effect of a change in accounting principle .                 --              (0.06)
                                                           ----------------    ----------------
Basic income(loss) per share attributable to common
    stockholders......................................     $          3.96     $        (5.72)
                                                           ================    ================
Weighted average common shares outstanding--basic.......        39,618,856          38,476,909
                                                           ================    ================
Diluted: Before cumulative effect of a change in
    accounting principle...............................    $           3.30    $         (5.66)
Cumulative effect of a change in accounting principle .                 --               (0.06)
                                                           ----------------    ----------------
Diluted (loss) income per share attributable to common
    stockholders......................................     $          3.30     $        (5.72)
                                                           ================    ================
Weighted average common shares outstanding--diluted ....        48,507,456          38,476,909
                                                           ================    ================

       The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES
                STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                     EQUITY AND COMPREHENSIVE INCOME (LOSS)
                   (Amounts in Thousands, Except Share Data)


                                                                                           Accumulated                     Total
                                                                 Additional                   Other                    Stockholders'
                                            Common Stock          Paid-In      Deferred    Comprehensive   Accumulated     Equity
                                         Shares       Amount      Capital    Compensation  Income (loss)   Deficit      (Deficit)
                                      -----------  -----------  -----------  ------------  -------------  -----------  -----------
Balance, October 1, 2000
  (Predecessor Company) .............  37,307,315  $       373  $   165,890  $        --  $     1,784    $(186,077) $   (18,030)
Issuance of common stock in
  conjunction with acquisition ......      80,000            1        1,199           --           --           --        1,200
Issuance of common stock upon
  exercise of options ...............   1,559,424           15        2,486           --           --           --        2,501
Issuance of restricted stock ........   3,063,490           31        8,968       (8,999)          --           --           --
Amortization of deferred compensation          --           --           --        1,638           --           --        1,638
Cancellation of restricted stock ....     (90,000)          (1)        (263)         264           --           --           --
Dividends and accretion
  on preferred stock ................          --           --       (7,104)          --           --           --       (7,104)
Comprehensive Income (loss):
     Net loss .......................          --           --           --           --           --     (213,043)          --
     Unrealized holding losses ......          --           --           --           --       (5,539)          --           --
     Foreign currency
       translation adjustments ......          --           --           --           --        1,052           --           --
Total Comprehensive  Loss ...........          --           --           --           --           --           --     (217,530)
                                      -----------  -----------  -----------  -----------  -----------    ---------  -----------
Balance, September 30, 2001
  (Predecessor Company) .............  41,920,229          419      171,176       (7,097)      (2,703)    (399,120)    (237,325)
Amortization of deferred compensation          --           --           --        7,027           --           --        7,027
Cancellation of restricted  stock ...     (23,750)          --          (70)          70           --           --           --
Dividends and accretion on
  preferred stock ...................          --           --       (3,178)          --           --           --       (3,178)
Comprehensive Income (loss):
     Net income .....................          --           --           --           --           --      159,934           --
     Unrealized holding gains .......          --           --           --           --        1,185           --           --
     Foreign currency
       translation adjustments ......          --           --           --           --       (1,807)          --           --
Total Comprehensive Income ..........          --           --           --           --           --           --      159,312
Fresh start accounting adjustments .. (25,436,479)        (254)     (74,816)          --        3,325      239,186      167,441
                                      -----------  -----------  -----------  -----------  -----------    ---------  -----------
Balance, May 1, 2002
  (Successor Company) ...............  16,460,000          165       93,112           --           --           --       93,277
Comprehensive Income (loss):
     Net loss .......................          --           --           --           --           --      (21,131)          --
     Unrealized holding losses ......          --           --           --           --       (1,430)          --           --
     Foreign currency translation
       adjustments ..................          --           --           --           --        1,831           --           --
Total Comprehensive Loss ............          --           --           --           --           --           --      (20,730)
                                      -----------  -----------  -----------  -----------  -----------    ---------  -----------
Balance, September 30, 2002
  (Successor Company) ...............  16,460,000          165       93,112           --          401      (21,131)      72,547
Issuance of warrants to
  consultants .......................          --           --        1,050           --           --           --        1,050
Capital contribution in
  minority-owned subsidiary, net ....          --           --        5,997           --           --           --        5,997
Put-option ..........................          --           --       (2,968)          --           --           --       (2,968)
Comprehensive Income (loss):
     Net loss .......................          --           --           --           --           --      (25,275)          --
     Unrealized holding gains .......          --           --           --           --          195           --           --
     Foreign currency
       translation adjustments ......          --           --           --           --        1,805           --           --
Total Comprehensive Loss ............          --           --           --           --           --           --      (23,275)
                                      -----------  -----------  -----------  -----------  -----------    ---------  -----------
Balance, September 30, 2003
  (Successor Company) ...............  16,460,000  $       165  $    97,191  $        --  $     2,401    $ (46,406) $    53,351
Capital distribution in
  minority-owned
  subsidiary, net ...................          --           --         (202)          --           --           --         (202)
Deferred stock-based
  compensation (Unaudited) ..........          --           --          177         (177)          --           --           --
Amortization of deferred
  compensation (Unaudited) ..........                                                 34                                     34
Comprehensive Income (loss):
     Net loss (Unaudited) ...........          --           --           --           --           --      (23,349)          --
     Unrealized holding gains
       (Unaudited) ..................          --           --           --           --          309           --           --
     Foreign currency translation
      adjustments (Unaudited) .......          --           --           --           --        1,714           --           --
Total Comprehensive Loss
  (Unaudited) .......................          --           --           --           --           --           --      (21,326)
                                      -----------  -----------  -----------  -----------  -----------    ---------  -----------
Balance, December 31, 2003
  (Successor Company)
  (Unaudited) .......................  16,460,000  $       165  $    97,166  $      (143) $     4,424    $ (69,755) $    31,857
                                      ===========  ===========  ===========  ===========  ===========    =========  ===========

Balance, September 30, 2002
  (Successor Company) ...............  16,460,000  $       165  $    93,112  $        --  $       401    $ (21,131) $    72,547
Comprehensive Income (loss):
     Net loss (Unaudited) ...........          --           --           --           --           --       (5,261)          --
     Unrealized holding gains
      (Unaudited) ...................          --           --           --           --          129           --           --
     Foreign currency translation
      adjustments (Unaudited) .......          --           --           --           --          826           --           --
Total Comprehensive Loss
  (Unaudited) .......................          --           --           --           --           --           --       (4,306)
                                      -----------  -----------  -----------  -----------  -----------    ---------  -----------
Balance, December 31, 2002
  (Successor Company)
  (Unaudited) .......................  16,460,000  $       165  $    93,122  $        --  $     1,356    $ (26,392) $    68,241
                                      ===========  ===========  ===========  ===========  ===========    =========  ===========


       The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)

                                                                                     Successor Company
                                                             -------------------------------------------------------------------
                                                               For the Three Months Ended
                                                             ------------------------------                        Five Months
                                                                                                 Year Ended           Ended
                                                              December 31,     December 31,     September 30,       September
                                                                  2003            2002              2003            30, 2002
                                                             -------------    --------------    --------------    --------------
                                                             (Unaudited)       (Unaudited)
Cash Flows From Operating Activities
Net Income (Loss) ........................................   $   (23,349)     $     (5,261)     $    (25,275)     $    (21,131)
Operating activities:
 Depreciation and amortization ...........................          3,371             3,727            15,523             6,060
 Provision for uncollectible receivables..................            202               624             1,861             1,904
 Services contributed to minority-owned subsidiary .......             --                --                --                --
 Gain on debt discharge...................................        (1,747)           (2,727)           (6,023)                --
 Cumulative effect of a change in accounting principle ...             --                --                --                --
 Restructuring and other charge (net of cash payment) ....             --                --           (1,020)                --
 Gain on sale of short-term investments ..................             --             (138)                --                --
 Unrealized loss (gain) on short-term investment..........             --                --             (439)                57
 Loss on impairment of investment.........................             --                --                --                --
 Loss on impairment of operating assets...................         17,313                --                --                --
 Gain on sale of marketable securities....................            142                --                --                --
 Amortization of debt issuance costs......................             --                --                --                --
 Amortization of deferred compensation and issuance of                 34                --
    stock warrants........................................                                              1,050                --
 Write-off of note receivable.............................             --                --                --             4,078
 Minority interest in subsidiary..........................             --             (108)                --                --
 Fresh start accounting adjustment........................             --                --                --                --
Changes in assets and liabilities:
 Decrease (increase) in accounts receivable ..............          (486)               594             (639)             3,565
 Decrease (increase) in prepaid expenses and other current          (590)             2,702
    assets................................................                                              3,306             4,210
 Decrease (increase) in other assets......................          (211)                --               125                16
 Increase (decrease) in accounts payable..................          (457)               332           (3,195)             1,362
 Increase (decrease) in accrued liabilities...............             12           (3,812)           (7,093)           (1,762)
 Increase (decrease) in accrued interest..................          2,927             3,263            12,359             5,500
 Other....................................................          (121)             (111)           (2,728)             (180)
                                                             -------------    --------------    --------------    --------------
Net Cash Provided by (Used in) Operating Activities.......        (2,960)             (915)          (12,188)             3,679
                                                             -------------    --------------    --------------    --------------
Cash Flows From Investing Activities
 Investments in short-term and long-term investments......        (4,269)           (3,234)           (2,017)           (5,449)
 Proceeds from sale of short-term investments.............             --                --                --                --
 Proceeds from restricted cash and investments............            146               306             2,329               166
 Proceeds from sale of marketable securities..............            570                --                --                --
 Payment for business acquired from Aptegrity (Appendix A)        (2,287)                --                --                --
 Return of strategic investments..........................             --                --                --                51
 Purchase of property, plant and equipment................          (438)             (555)           (1,170)           (1,229)
                                                             -------------    --------------    --------------    --------------
Net Cash Provided by (Used in) Investing Activities.......        (6,278)           (3,483)             (858)           (6,461)
                                                             -------------    --------------    --------------    --------------
Cash Flows From Financing Activities
 Repurchase of 11% Senior Notes...........................        (5,583)           (7,030)          (14,612)                --
 Proceeds from exercise of stock options and warrants, net             --                --                --                --
 Capital contribution (distribution) in minority-owned              (202)             4,361
    subsidiary, net.......................................                                              5,997                --
 Payment of dividends on preferred stock..................             --                --                --                --
 Settlement of capital lease obligations..................          (319)                --             (850)                --
 Repayment of mortgage payable and capital lease obligation         (171)             (286)           (1,074)           (2,279)
                                                             -------------    --------------    --------------    --------------
Net Cash Provided by (Used in) Financing Activities.......        (6,275)           (2,955)          (10,539)           (2,279)
                                                             -------------    --------------    --------------    --------------
Effects of Exchange Rates Changes on Cash and Cash                    368               275
    Equivalents...........................................                                                526              (99)
                                                             -------------    --------------    --------------    --------------
Decrease in Cash and Cash Equivalents.....................       (15,145)           (7,078)          (23,059)           (5,160)
Cash and Cash Equivalent, Beginning of Period.............         24,503            47,562            47,562            52,722
                                                             -------------    --------------    --------------    --------------
Cash and Cash Equivalent, End Period......................   $      9,358     $      40,484     $      24,503     $      47,562
                                                             =============    ==============    ==============    ==============


                                                                       Predecessor Company
                                                                ----------------------------------
                                                                 Seven Months
                                                                     Ended           Year Ended
                                                                   April 30,          September
                                                                     2002             30, 2001
                                                                ----------------    --------------
Cash Flows From Operating Activities
Net Income (Loss) ........................................      $       159,934     $   (213,043)
Operating activities:
 Depreciation and amortization ...........................               28,115            36,657
 Provision for uncollectible receivables..................                4,284            14,119
 Services contributed to minority-owned subsidiary .......                  372                --
 Gain on debt discharge...................................            (427,066)                --
 Cumulative effect of a change in accounting principle ...                   --             2,332
   Restructuring and other charge (net of cash
   payment) ..............................................                8,233            22,889
 Gain on sale of short-term investments ..................                   --           (1,459)
 Unrealized loss (gain) on short-term investment..........                   --                --
 Loss on impairment of investment.........................                  490             3,250
 Loss on impairment of operating assets...................                2,578             3,500
 Gain on sale of marketable securities....................                 (27)             (663)
 Amortization of debt issuance costs......................                  650             1,177
 Amortization of deferred compensation and issuance of
    stock warrants........................................                7,027             1,638
 Write-off of note receivable.............................                   --                --
 Minority interest in subsidiary..........................              (5,778)                --
 Fresh start accounting adjustment........................              148,569                --
Changes in assets and liabilities:
 Decrease (increase) in accounts receivable ..............              (3,449)           (6,526)
 Decrease (increase) in prepaid expenses and other current
    assets................................................              (4,574)           (3,309)
 Decrease (increase) in other assets......................                   54           (3,567)
 Increase (decrease) in accounts payable..................              (5,181)             2,303
 Increase (decrease) in accrued liabilities...............                  497               947
 Increase (decrease) in accrued interest..................               31,431               (2)
 Other....................................................              (1,152)             (786)
                                                                ----------------    --------------
Net Cash Provided by (Used in) Operating Activities.......             (54,993)         (140,543)
                                                                ----------------    --------------
Cash Flows From Investing Activities
 Investments in short-term and long-term investments......                   --                --
 Proceeds from sale of short-term investments.............                   --            10,180
 Proceeds from restricted cash and investments............               24,235             9,308
 Proceeds from sale of marketable securities..............                   64             1,426
 Payment for business acquired from Aptegrity (Appendix A)                   --                --
 Return of strategic investments..........................                  193                --
 Purchase of property, plant and equipment................             (23,341)         (134,185)
                                                                ----------------    --------------
Net Cash Provided by (Used in) Investing Activities.......                1,151         (113,271)
                                                                ----------------    --------------
Cash Flows From Financing Activities
 Repurchase of 11% Senior Notes...........................                   --                --
 Proceeds from exercise of stock options and warrants, net                   --             2,501
 Capital contribution (distribution) in minority-owned
    subsidiary, net.......................................                   --             5,406
 Payment of dividends on preferred stock..................                   --           (1,500)
 Settlement of capital lease obligations..................                   --                --
 Repayment of mortgage payable and capital lease obligation             (4,946)           (6,020)
                                                                ----------------    --------------
Net Cash Provided by (Used in) Financing Activities.......              (4,946)               387
                                                                ----------------    --------------
Effects of Exchange Rates Changes on Cash and Cash
    Equivalents...........................................                    8             1,052
                                                                ----------------    --------------
Decrease in Cash and Cash Equivalents.....................             (58,780)         (252,375)
Cash and Cash Equivalent, Beginning of Period.............              111,502           363,877
                                                                ----------------    --------------
Cash and Cash Equivalent, End Period......................      $        52,722     $     111,502
                                                                ================    ==============


   GLOBIX CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)

                                                               Successor Company                          Predecessor Company
                                      -----------------------------------------------------------    ----------------------------
                                        For the Three Months Ended                     Five Months    Seven Months
                                      --------------------------------  Year Ended       Ended          Ended        Year Ended
                                       December 31,     December 31,   September 30,  September 30,    April 30,    September 30,
                                           2003             2002          2003            2002           2002           2001
                                      ---------------   -------------- ------------  --------------   ------------  --------------
                                       (Unaudited)       (Unaudited)
Supplemental Disclosure
  of Cash Flow Information:
Cash paid for interest                  $    477        $    570        $  2,294        $    975        $  2,101        $ 78,289
Cash paid for income taxes              $     --        $     --        $     --        $     --        $     --        $     34
Non-cash investing and
  financing activities:
11% Senior Notes issued
  in payment of accrued interest        $     --        $     --        $ 11,298        $     --        $     --        $     --
Equipment acquired under
  capital lease obligations             $     --        $     --        $     --        $     --        $  1,036        $ 19,475
Capital expenditures included
  in accounts payable, capital
  liabilities and other
  long term liabilities                 $     --        $    215        $     --        $    168        $    273        $ 12,557
Cumulative dividends and
  accretion on preferred stock          $     --        $     --        $     --        $     --        $  3,178        $  7,104
Mandatorily redeemable
  convertible preferred stock           $     --        $     --        $     --        $     --        $ 83,230        $     --
Restructuring of debt                   $     --        $     --        $     --        $     --        $427,066        $     --
Put-option                              $     --        $     --        $  2,968        $     --        $     --        $     --


     Appendix A - Payment for business acquired from Aptegrity:

                                                     Successor Company                                   Predecessor Company
                                 ------------------------------------------------------------    ---------------------------------
                                   For the Three Months Ended                     Five Months      Seven Months
                                 ------------------------------    Year Ended        Ended            Ended           Year Ended
                                  December 31,     December 31,   September 30,   September 30,     April 30,        September 30,
                                     2003             2002            2003            2002             2002              2001
                                  ------------     ------------   ------------     -----------    -------------    ---------------
                                  (Unaudited)       (Unaudited)
Current assets                       $  (696)        $   --        $       --        $     --        $     --        $     --
Property, plant and equipment           (738)            --                --              --              --              --
Current liabilities                      347
Other intangible assets               (1,200)            --                --              --              --              --
                                     -------         ------        ----------        --------        --------        --------
                                     $(2,287)        $   --        $       --        $     --        $     --        $     --
                                     =======         ======        ==========        ========        ========        ========


  The accompanying notes are an integral part of these consolidated financial statements.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

1. General

Globix Corporation and its subsidiaries ("Globix", the "Company" or the "Successor Company") is a provider of Internet solutions to businesses. The solutions include secure and fault-tolerant Internet data centers with network services providing network connectivity to the Internet and Internet-based managed services and application services, which include co-location, dedicated hosting, streaming media, and messaging services. The Company currently offers services from facilities in New York City, New York, Santa Clara, California, Atlanta, Georgia and London, England.

The financial statements presented have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission. As a result of the application of fresh start accounting as of May 1, 2002, in accordance with the American Institute of Certified Public Accountants Statement of Position No. 90-7 ("SOP 90-7") "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", the Company's financial results for the fiscal year ended September 30, 2002 include two different bases of accounting and, accordingly, the operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed. For the purposes of these financial statements, references to the "Predecessor Company" are references to the Company for periods prior to April 30, 2002 (the last day of the calendar month in which the Company emerged from bankruptcy) and references to the "Successor Company" are references to the Company for periods subsequent to April 30, 2002. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements. Although April 25, 2002 was the effective date of Globix's emergence from bankruptcy (the "Effective Date"), for financial reporting convenience purposes, the Company accounted for the consummation of the Plan of Reorganization (the "Plan") as of April 30, 2002.

The following table describes the periods presented in the financial statements and related notes thereto:

Period                                                Referred to as
------                                                ---------------

From May 1, 2002 through December 31, 2003            "Successor Company"

From October 1, 2001 through April 30, 2002
and for the fiscal year ended September 30, 2001      "Predecessor Company"


On October 31, 2003, Globix acquired for cash the business, substantially all of the assets and assumed certain liabilities of Aptegrity, Inc. ("Aptegrity"), a provider of web application and operations management services for a total net cash consideration of approximately $2,300, subject to final settlement.

The acquisition was accounted for as a purchase; accordingly, the purchase price has been allocated to the assets acquired. The allocation of the purchase price among the identifiable intangible assets was based upon the Company's estimates of fair value of those assets. The Company has recorded $800 in respect of acquired trademarks and trade names which are being amortized on a straight-line basis over 7 years and $400 was recorded in respect of customer contracts which are being amortized on a straight-line basis over 2 years. The operations of Aptegrity are included in the consolidated statements from November 1, 2003.

Pro forma information has not been provided due to immateriality of Aptegrity's results of operations.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)


The Company has historically experienced negative cash flow from operations and has incurred net losses. The Company's ability to generate positive cash flow from operations and achieve profitability is dependent upon its ability to reduce indebtedness and operating expenses or increase its revenue base. For the three months ended December 31, 2003 and for the year ended September 30, 2003, the Company had a net loss of $ 23,349 (Unaudited) and $25,275, respectively and an accumulated deficit at December 31, 2003 and September 30, 2003 of $69,755 (Unaudited) and $46,406, respectively. The Company is dependent upon its cash on hand and cash generated from operations to support its capital requirements. Although no assurances can be given, the Company's management believes that actions taken by the Company pursuant to the Plan, including company downsizing, headcount reductions and other cost reductions, as well as cost control measures and the restructuring of its outstanding debt in connection with the Plan, have positioned the Company to maintain sufficient cash flows from operations to meet its operating, capital and debt service requirements for the next 12 months. There can be no assurance, however, that the Company will be successful in executing its business plan, achieving profitability, in attracting new customers, or in maintaining its existing customer base. Moreover, despite the Company's restructuring, it has continued to experience significant decreases in revenue and low levels of new customer additions in the period following its restructuring. In the future, the Company may make acquisitions or repurchase indebtedness of the Company which, in turn, may adversely affect the Company's liquidity.

Approximately 40% (Unaudited) and 38% of the Company's cost of revenue for the three months period ended December 31, 2003 and for the fiscal year September 30, 2003, respectively is derived from services provided by 2 major telecommunication carriers. While the Company believes that most of these services can be obtained from other alternative carriers, an interruption in services from one of these carriers or other suppliers could limit the Company's ability to serve its customers, which would adversely affect the Company's results of operations. No single customer comprised more than 10% of the Company's revenues for any of the periods presented.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)


2. Reorganization and Emerging from Chapter 11

On March 1, 2002, the Company and two of its wholly-owned subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with a prepackaged Plan with the United States Bankruptcy Court for the District of Delaware. The Company continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay its employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

On April 8, 2002, the bankruptcy court confirmed the Plan. Effective April 25, 2002, all conditions necessary for the Plan to become effective were satisfied or waived and the Company emerged from Chapter 11 bankruptcy protection.

As of the Effective Date of the Plan, all of the Company's existing securities were cancelled and:

- Each holder of the Company's 12.5% Senior Notes due 2010 (the "12.5% Senior Notes"), became entitled to receive, in exchange for its claims in respect of the 12.5% Senior Notes, its pro rata share of:

- $120,000 in aggregate principal amount of the Company's 11% Senior Secured Notes due 2008 (the "11% Senior Notes"), and

- 13,991,000 shares of the Company's common stock, representing 85% of the shares of the Company's common stock issued and outstanding following the Effective Date of the Plan;

- Each holder of shares of the Company's preferred stock outstanding immediately prior to the Effective Date of the Plan became entitled to receive, in exchange for its claims in respect of these shares of preferred stock, its pro rata share of 2,304,400 shares of the Company's common stock, representing 14% of the shares of the Company's common stock issued and outstanding following the Effective Date of the Plan; and

- Each holder of shares of the Company's common stock outstanding immediately prior to the Effective Date of the Plan became entitled to receive, in exchange for its claims in respect of these shares of common stock, its pro rata share of 164,600 shares of the Company's common stock, representing 1% of the shares of the Company's common stock issued and outstanding following the Effective Date of the Plan.

A total of 16,460,000 shares of the Company's common stock and $120,000 in aggregate principal amount of the 11% Senior Notes were deemed to be issued and outstanding on the Effective Date pursuant to the terms of the Plan, and are deemed to be issued and outstanding for purposes of these financial statements. As of September 30, 2002, however, no shares of the Company's common stock or 11% Senior Notes had been distributed. In October 2002, the Company distributed a total of 16,295,400 shares of common stock and $120,000 in aggregate principal amount of 11% Senior Notes. Pursuant to the terms of a Stipulation and Order that the Company entered into with the lead plaintiffs in the class action lawsuit described in Note 18, 229,452 of these shares of common stock and $1,968 in aggregate principal amount of these 11% Senior Notes were placed in reserve in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires the Company to pay an amount in excess of its liability insurance, then the Company will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10,000 or greater) or a portion of (in the event that this excess is less than $10,000) of the shares of common stock and 11% Senior Notes held in escrow. Distribution of the remaining 164,600 shares of common stock deemed to have been issued on the Effective Date, which are allocable under the terms of the Plan to the holders of the Company's common stock outstanding immediately prior to the Effective Date of the Plan, will occur following the resolution of the shareholder derivative suit against the Company and certain former officers and directors described in Note 18.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

3. Summary of Significant Accounting Policies

Management Estimates

The preparation of the Company's financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent assets and liabilities.

Significant estimates include estimates of the collectibility of accounts receivable, the useful lives and ultimate realizability of property, equipment, intangible assets, deferred tax assets and restructuring reserves. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. Actual results may vary from these estimates under different assumptions or conditions.

Interim Financial Information

The consolidated financial information as of December 31, 2003 and for the three months ended December 31, 2003 and 2002 is unaudited, but includes all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its combined results of operations, financial position and cash flows. Results for the three months ended December 31, 2003 and 2002 are not necessarily indicative of results to be expected for the entire fiscal year.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Included in the Company's consolidated results is a 0.01% owned subsidiary, 415 Greenwich GC Tenant, LLC. The Company controls all financial aspects of this entity. All significant intercompany accounts and transactions have been eliminated in consolidation.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN 46 classifies entities into two groups: (1) those for which voting interest are used to determine consolidation; and (2) those for which other interests (variable interest) are used to determine consolidation. FIN 46 deals with the identification of Variable Interest Entities ("VIE") and the business enterprise which should include the assets, liabilities, non-controlling interests, and results of activities of a VIE in its consolidated financial statements. FIN 46 has become effective during 2003. The adoption of FIN 46 did not have an effect on the Company's consolidated financial statements.

Revenue Recognition

Revenue consists primarily of Internet hosting, co-location, managed services, network services and Internet access.

The Company recognizes revenue in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin, or SAB, No. 101 "Revenue Recognition in Financial Statements," as amended. SAB No. 101 expresses the view of the Securities and Exchange Commission's staff in applying accounting principles generally accepted in the United States of America to certain revenue recognition issues. Under the provisions of SAB No. 101, set up and installation revenue are deferred and recognized over the estimated length of the customer relationship, which in the case of the Company's business is approximately 36 months. Prior to April 30, 2002, the estimated length of the customer relationship was 12-18 months. Effective October 1, 2000, the Company changed its revenue recognition method for set up and service installation fees upon the adoption of SAB No. 101. Prior to the Company's adoption of SAB No. 101, the Company recognized revenue immediately upon completion of set up or installation. The change in accounting principle resulted in a revenue deferral and cumulative effect charge totaling $2,332, or $0.06 per share, which was reflected in the Company's consolidated statements of operations for the fiscal year ended September 30, 2001. The Company's adoption of SAB No. 101 decreased the Company's net loss by $547 for the fiscal year ended September 30, 2001.

The Company maintains a provision for potential future credits which will be issued in respect of current revenues.

Monthly service revenue related primarily to Internet hosting, co-location, network services and Internet access is recognized over the period that services are provided. Revenue derived from managed services is recognized at the completion of a project. Projects are generally completed within a month. Payments received in advance of providing services are deferred until the period that these services are provided.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

The Company provided $802 and purchased $551 of data center services from a telecommunications operator during the year ending September 30, 2002. $318 of the transactions billed were settled monetarily, with the balance of $445 settled by offsetting or netting the remainder.

In September 2002, the EITF issued Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." The scope of EITF 00-21 deals with how a company should recognize revenue when it sells multiple products or services to a customer as part of an overall solution. In general, EITF 00-21 provides the following broad criteria for recognizing revenue in multiple element arrangements: (i) revenue should be recognized separately for separate units of accounting; (ii) revenue for a separate unit of accounting should be recognized only when the arrangement consideration is reliably measurable and the earnings process is complete; (iii) consideration should be allocated among separate units of measure of accounting in an arrangement based on their relative fair values. The adoption of EITF 00-21 during the third quarter of the fiscal year 2003 did not have an impact on the Company's results of operations or financial position.

Cost of Revenue

Cost of revenue consists primarily of telecommunications costs for Internet access and managed hosting and includes the cost of hardware and software purchased for resale to customers and payroll cost which relates to certain managed services. Cost of revenue excludes certain payroll, occupancy and depreciation and amortization. Telecommunications costs include the cost of providing local loop for connecting dedicated access customers to the Company's network, leased line and associated costs related to connecting with the Company's peering partners and costs associated with leased lines connecting the Company's facilities to its backbone and aggregation points of presence.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, restricted cash and restricted investments, marketable securities and accounts receivable. The Company maintains cash and cash equivalents, short-term investments and restricted cash and restricted investments with various major financial institutions, which invest primarily in U.S. Government instruments, high quality corporate obligations, certificates of deposit and commercial paper.

The Company believes that concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of the Company's customers. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential losses. The Company's management makes estimates of the uncollectibility of its trade accounts receivable on a monthly basis. No single customer of the Company individually comprised more than 10% of the Company's revenues for all periods presented.

In December 2000, the Company received a note for $4,100 relating to the settlement of a lease of a data center property. This note was to be paid on either the sale of the property, the lease of at least 95% of the property, or two years from the date of the note. The obligor has indicated that it has insufficient funds to satisfy the debt and does not intend to make payment. While the Company has made demand and intends to vigorously pursue legal remedy, in light of the financial condition of the obligor, the Company has written off the entire amount during the five month period ended September 30, 2002.

Short-term investments and marketable securities are well diversified and accordingly minimal credit risk exists with respect to these investments.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Included in restricted cash are funds held in escrow related to a mortgage on the Company's property located at 139 Centre Street, collateral funds for the Company's corporate credit card and required share capital held in escrow for the Company's European subsidiaries. These funds are primarily invested in highly liquid investments with an original maturity of three months or less. The classification is determined based on the expected term of the collateral requirement and not the maturity date of the underlying securities.

Marketable Securities

Investment in marketable equity securities covered by SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities", were designated as available-for-sale. Accordingly, these securities are stated at fair value, with unrealized gains/ losses reported in accumulated other comprehensive income
(loss). Realized gain and losses are calculated based on specific identification method. Other-than-temporary declines in value from the original cost are charged to operations in the period in which the loss occurs. In determining whether other-than- temporary decline in the market value has occurred, the Company considers the duration that and the extent to which market value is below original cost. As of September 30, 2003 no impairment has been recorded due to those investments as a result of market condition after September 30, 2003. At September 30, 2003 and 2002, marketable securities had a cost basis of approximately $2,800 and a balance of unrealized losses of $1,226 and $1,430, respectively which was included in the Company's accumulated other comprehensive loss, a separate component of the stockholders' equity.

Investments

Short-term investments consist of an investment in a limited partnership which invests in fixed income securities and certain investments which do not meet the requirements to be reported as cash and cash equivalents. The limited partnership is accounted for on a "mark-to-market" basis. At September 30, 2003 and 2002 the limited partnership had a cost basis of $5,000 and $5,000, respectively and the unrealized gain (loss) from the "mark to market" adjustment of $523 and $(57), respectively, which was recorded in the Company's consolidated statement of operations.

Also included in investments are investments in mortgage and asset backed securities which do not meet the requirements to be reported as cash and cash equivalents. These investments are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income or loss in stockholders' equity. At September 30, 2003 and 2002, these investments had a cost of $2,466 and $449, respectively and the balance of unrealized loss from the "mark to market" adjustment of $9 and $0, respectively, which was included in the Company's accumulated other comprehensive loss, a separate component of the stockholders' equity.

Included in restricted investments as of September 30, 2003 and 2002 are collateral funds for the note payable of $2,600 and amounts held in escrow related to the lease of the Company's facility located at Prospect House, 80 New Oxford Street, London, United Kingdom of approximately $2,000. These funds are primarily invested in highly liquid investments with an original maturity of three months or less. Also included in the balance for September 30, 2002 are collateralized funds for the Rabbi Trust obligation of $2,756 described in Note 12 which is included in other long-term liabilities. The classification is determined based on the expected term of the collateral requirement and not the maturity date of the underlying securities.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Property, Plant and Equipment

Property, plant and equipment are stated at depreciated historical cost for the Predecessor Company adjusted for impairment and include fresh start adjustments for the Successor Company. All identifiable assets recognized in accordance with fresh start accounting were recorded at the Effective Date of the Plan based upon an independent appraisal. Depreciation is provided using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The estimated useful lives of property are as follows:

                                                                  Years
                                                                ----------
Buildings and buildings improvements.......................      10 - 44
Computer hardware and software and network equipment ......       2 - 7
Office furniture and equipment ............................       3 - 7

Leasehold improvements are amortized over the term of the lease or life of the asset, whichever is shorter. Maintenance and repairs are charged to expense as incurred. The cost of additions and betterments are capitalized. The cost and related accumulated depreciation of property retired or sold are removed from the applicable accounts and any gain or loss is taken into income.

The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Intangible Assets

The Company adopted Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standard No. 142, "Goodwill and other Intangible Assets "("SFAS 142") at the Effective Date of the Plan. SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized but, will be tested at least annually for impairment. If impairment is indicated then the asset will be written down to its fair value typically based upon its future expected discounted cash flows.

For the seven month period ended April 30, 2002 and the fiscal years ended September 30, 2001, goodwill amortization amounted to $1,141 and $2,604, respectively. If the Company had adopted SFAS 142 as of October 1, 2000 and discontinued goodwill amortization, the Company's net income and loss per common share on a pro forma basis would have been as follows:


                                                         Successor Company                      Predecessor Company
                                                  --------------------------------         --------------------------------
                                                                     Five Months           Seven Months
                                                   Year Ended           Ended                Ended            Year Ended
                                                  September 30,      September 30,          April 30,        September 30,
                                                      2003               2002                 2002               2001
                                                  -------------      -------------         -----------      ---------------
Net income (loss) ........................          $ (25,275)          $ (21,131)          $ 159,934           $(213,043)
  Add back goodwill amortization .........                 --                  --               1,141               2,604
Adjusted net income (loss) ...............            (25,275)            (21,131)            161,075            (210,439)
  Dividends and accretion on
    preferred stock ......................                 --                  --              (3,178)             (7,104)
                                                    ---------           ---------           ---------           ---------
Adjusted net income (loss)
  attributed to common stockholders ......          $ (25,275)          $ (21,131)          $ 157,897           $(217,543)
                                                    =========           =========           =========           =========
Adjusted earnings (loss) per common share:
Basic earnings (loss) per share
attributable to common stockholders ......          $   (1.54)          $   (1.28)          $    3.99           $   (5.65)
                                                    =========           =========           =========           =========
Diluted earnings (loss) per share
attributable to common stockholders ......          $   (1.54)          $   (1.28)          $    3.32           $   (5.65)
                                                    =========           =========           =========           =========



Intangible assets of the Successor Company are as follows:

            -     trademarks and trade name;

            -     network build-out/know-how; and

            -     customer contracts.

The Company amortizes intangible assets by the straight line method over their estimated useful lives. Trademarks and trade name are amortized over a period of 7-15 years, network build out/know how are being amortized over 8 years and the customer contracts are amortized over 2-3 years.

Intangible assets are reviewed for impairment in accordance with SFAS No. 144. During the seven month period ended April 30, 2002, the Company recorded an impairment charge of $3,221 of intangible assets related to the acquisition of Comstar.net, Inc., which ceased its operations.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Income Taxes

Deferred income taxes are provided in accordance with SFAS No. 109, "Accounting for Income Taxes" for differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance on net deferred tax assets when it is more likely than not that these assets will not be realized. Certain tax benefits existed as of the Effective Date of the Plan but were offset by valuation allowances. The utilization of these benefits to reduce income taxes paid to U.S. Federal and state and foreign jurisdictions does not reduce the Company's income tax expense. Realization of net operating loss, tax credits and other deferred tax benefits from pre-emergence attributes will first reduce intangible assets until exhausted, and thereafter will be credited to additional paid in capital.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting method that includes amounts that historically have not been recognized in the calculation of net income. Comprehensive Income and Accumulated Other Comprehensive Income (Loss) includes net income, foreign currency translation, and unrealized gain (loss) on financial instruments and is included in the Consolidated Statements of Stockholders' Equity (Deficit).

Foreign Currency Translation

The financial statements of the Company's foreign subsidiaries have been translated in accordance with SFAS No. 52, "Foreign Currency Translation". These subsidiaries' assets and liabilities are translated into U.S. Dollars at the year-end rate of exchange. Income and expense items are translated at the average exchange rate during the year. The resulting foreign currency translation adjustment is included in stockholders' equity as a component of accumulated other comprehensive income. Transaction gains and losses are recorded in the consolidated statement of operations.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Stock-Based Compensation

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" for recognizing stock-based compensation expense for financial statement purposes. For companies that choose to continue applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The Company accounts for stock based compensation to consultants in accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and SFAS No. 123.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123", which provides optional transition guidance for those companies electing to voluntarily adopt the accounting provisions of SFAS No. 123. In addition, SFAS No. 148 mandates certain new disclosures that are incremental to those required by SFAS No. 123. The Company continued to account for stock-based compensation in accordance with APB No. 25.

The following table illustrates the effect on income (loss) attributable to common stockholders and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                    Successor Company                                   Predecessor Company
                          ---------------------------------------------------------------------    -------------------------------
                             For the Three Months Ended                           Five Months     Seven Months
                           ---------------------------------     Year Ended          Ended           Ended           Year Ended
                           December 31,       December 31,      September 30,     September 30,     April 30,       September 30,
                               2003               2002              2003             2002             2002              2001
                          ---------------     --------------    -------------    --------------    --------------    -------------
                           (Unaudited)        (Unaudited)
Net income (loss), as
   reported attributable
   to common stockholders   $   (23,349)      $    (5,261)      $   (25,275)      $   (21,131)    $   156,756      $  (220,147)
                            ===========       ===========       ===========       ===========     ===========      ===========
Pro-forma net income
   (loss) attributed
   to common
   stockholders ......      $   (23,423)      $    (5,261)      $   (26,488)      $   (21,131)    $   151,621      $  (228,599)
                            ===========       ===========       ===========       ===========     ===========      ===========
Earning (loss) per
   share attributable
   to common
   stockholders
Basic - as reported ..      $     (1.42)      $     (0.32)      $     (1.54)      $     (1.28)    $      3.96      $     (5.72)
                            ===========       ===========       ===========       ===========     ===========      ===========
Basic - Pro-forma ....      $     (1.42)      $     (0.32)      $     (1.61)      $     (1.28)    $      3.83      $     (5.94)
                            ===========       ===========       ===========       ===========     ===========      ===========
Diluted - as reported       $     (1.42)      $     (0.32)      $     (1.54)      $     (1.28)    $      3.30      $     (5.72)
                            ===========       ===========       ===========       ===========     ===========      ===========
Diluted - Pro-forma ..      $     (1.42)      $     (0.32)      $     (1.61)      $     (1.28)    $      3.19      $     (5.94)
                            ===========       ===========       ===========       ===========     ===========      ===========



Under SFAS No. 123 the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:


                                                    Successor Company                                     Predecessor Company
                          -----------------------------------------------------------------------    -------------------------------
                             For the Three Months Ended                             Five Months       Seven Months
                             --------------------------          Year Ended           Ended              Ended          Year Ended
                           December 31,       December 31,       September        September 30,        April 30,        September
                               2003               2002            30, 2003            2002               2002           30, 2001
                          ---------------     --------------    -------------    ----------------    --------------    -------------
                           (Unaudited)        (Unaudited)

Expected life (in              --                 --                4.2                 --               6.0               6.0
   years) ............
Risk-free interest rate        --                 --                2.7%                --               4.7%              5.0%
Volatility ............        --                 --                128%                --               133%              133%
Dividend yield........         --                 --                0.0%                --               0.0%              0.0%



                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Earnings (Loss) Per Share

Basic earnings or loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings or loss per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding, adjusted for potentially dilutive securities. The following table summarizes the equivalent number of common shares assuming the related securities that were outstanding for each of the periods presented had been converted, but not included in the calculation of diluted loss per share because such shares are antidilutive:

                                                      Successor Company                                 Predecessor Company
                             ------------------------------------------------------------------    -------------------------------

                               For the Three Months Ended                          Five Months      Seven Months
                             --------------------------------     Year Ended         Ended             Ended          Year Ended
                             December 31,         December       September 30,    September 30,      April 30,       September 30,
                                 2003             31, 2002           2003             2002              2002             2001
                             --------------     -------------    --------------  --------------    --------------    -------------
                              (Unaudited)       (Unaudited)

Convertible
  Preferred Stock.....                 --                --                --              --                --        8,617,300
Employee Stock
  Options.............          1,101,756                           1,101,756              --        10,021,258       10,394,781
Warrants..............            500,000                --           500,000              --           194,797          194,797
                             --------------    --------------    --------------  --------------    --------------    -------------
                                1,601,756                           1,601,756              --        10,216,055       19,206,878
                             ==============    ==============    ==============  ==============    ==============    =============



The following is a reconciliation of basic earnings per share to diluted earnings per share:

                                                                     Predecessor Company
                                                     ---------------------------------------------------
                                                              Seven Months Ended April 30, 2002
                                                     ---------------------------------------------------
                                                        Numerator         Denominator      Per Share
                                                      Income (Loss)         Shares          Amount
                                                     ---------------     -------------    -----------
 Basic earnings per share:
 Net income......................................      $   159,934
 Dividends and accretion on preferred stock......           (3,178)
                                                     -------------       -----------
 Net income attributable to common stockholders        $   156,756        39,618,856       $    3.96
                                                     =============       ===========       ==========

 Add back dividends on preferred stock...........            3,178         8,888,600

 Diluted earnings per share:
                                                     -------------       -----------       ----------
 Net income attributable to common stockholders        $   159,934        48,507,456       $    3.30
                                                     =============       ===========       =========


                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of free standing financial instruments: (1) mandatorily redeemable financial instruments; (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. For all financial instruments entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately. For all other instruments of public companies, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003. For contracts that were created or modified before May 31, 2003 and still exist at the beginning of the first interim period beginning after June 15, 2003, entities should record the transition to SFAS No. 150 by reporting the cumulative effect of a change in an accounting principle. SFAS No. 150 prohibits entities from restating financial statements for earlier years presented. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51", which relates to the identification of, and financial reporting for, variable-interest entities (VIEs). FIN No. 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN No. 46 are effective immediately for all arrangements entered into after January 31, 2003. For those arrangements entered into prior to February 1, 2003, the provisions of FIN No. 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. In October 2003, FASB Staff Position deferred the effective date for existing VIE arrangements created before February 1, 2003 to the first interim or annual reporting period that ends after December 15, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

4. Fresh Start Accounting

The Company employed an independent third party to determine the enterprise value of the Company as of the emergence date. The third party determined the enterprise value to be $240,000. This amount was based upon several generally accepted valuation methodologies including discounted cash flows, comparable public company analysis and comparable mergers and acquisitions analysis. The assigned equity values are based upon the reorganized value of the ongoing business and include significant estimates made by management based on information available as of the Effective Date. Valuation methodologies require the input of highly subjective assumptions. Actual future results and events could differ substantially from current estimates and assumptions. Any changes in valuation could affect the Company's balance sheet.

In accordance with the principles of fresh start accounting, the Company has adjusted the value of its assets and liabilities to their fair values as of April 30, 2002. The equity value of the Successor Company at May 1, 2002 was calculated as follows:

Enterprise Value...........................    $    240,000
11% Senior Notes...........................        (120,000)
Mortgage Payable...........................         (20,536)
Capitalized Leases.........................          (6,187)
                                               -----------
Equity value of Successor Company              $    93,277
                                               ===========

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

The Company engaged the services of an independent third party to perform a valuation analysis of certain tangible and intangible assets. The valuation of the subject assets was performed following standards promulgated by the American Society of Appraisers and is in compliance with the Uniform Standards of Professional Appraisal Practices. The tangible assets were valued using the costs and market comparables methods. The intangible assets were valued using the income approach and the cost approach methods.

The net effect of all fresh start accounting adjustments resulted in a charge of $148,569 which is reflected in the Predecessor Company's statement of operations for the seven month period ended April 30, 2002. The interest of $11,507 on the 12.5% Senior Notes for the period March 1, 2002 through the Effective Date was not accrued in accordance with SOP 90-7.

On the Effective Date of the Plan, the Company recognized a gain of $427,066 associated with the exchange of the 12.5% Senior Notes for the 11% Senior Notes and shares of the Company's common stock under the Plan. As a result of the adoption of SFAS No. 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002", the gain was reclassified from extraordinary item to a gain on extinguishment of debt included in the Predecessor Company's Statement of Operations for the seven month period ended April 30, 2002

The Successor Company's gain on discharge of debt at April 30, 2002 was calculated as follows:

Carrying value of 12.5% Senior Notes.......................    $  600,000
Carrying value of related accrued interest.................        43,750
Carrying value of 11% Senior Notes.........................      (120,000)
Carrying value of capitalized costs
  associated with 12.5% Senior Notes.......................       (17,398)
85% of equity value of Successor Company...................       (79,286)
                                                               ----------
     Gain on discharge of debt                                  $ 427,066
                                                               ==========

The effects of the transactions contemplated by the Plan and the application of fresh start accounting on the Company's consolidated balance sheet are as follows:

                                                  Predecessor                                   Successor
                                                   Company                                       Company
                                                   April 30,       Debt         Fresh Start      April 30,
                                                    2002         Discharge     Adjustments(1)      2002
                                               --------------   ------------   --------------  -------------
Assets
Cash and cash equivalents                     $    52,722      $       --       $        --     $   52,722
Marketable securities                               2,757              --                --          2,757
Accounts receivable, net                           11,959              --                --         11,959
Prepaid expenses and other current assets          17,264              --            (2,024)        15,240
Restricted cash.                                    4,018              --                --          4,018
                                              -----------      ----------       -----------     ----------
       Total current assets                        88,720              --            (2,024)        86,696
Investments, restricted                             5,114              --                --          5,114
Property, plant and equipment, net                333,063              --          (155,693)       177,370
Debt issuance costs, net                           18,250         (17,398)(a)          (852)            --
Intangible assets, net                                 --              --            10,155         10,155
Other assets                                          500              --              (208)           292
                                              -----------      ----------       -----------     ----------
       Total assets                           $   445,647      $  (17,398)      $  (148,622)    $  279,627
                                              ===========      ==========       ===========     ==========


                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

                                              Predecessor                                                 Successor
                                                Company                                                    Company
                                               April 30,          Debt               Fresh Start           April 30,
                                                  2002          Discharge           Adjustments(1)            2002
                                             -----------       -----------          -------------       ------------
Liabilities and Stockholders' Equity
   (Deficit)
Current portion of capital lease
   obligation and mortgage payable......      $     5,239       $        --          $     (1,690)     $     3,549
Accounts payable........................            7,782                --                  (110)           7,672
Accrued liabilities.....................           26,067            (2,713)(b)            (2,264)          21,090
Accrued restructuring...................            3,122                --                    --            3,122
                                             -----------       ------------           ------------      -----------
       Total current liabilities                   42,210            (2,713)               (4,064)          35,433
Liabilities not subject to compromise:
Capital lease obligation, net of current
   portion..............................            6,383                --                (3,499)           2,884
Mortgage payable........................           20,291                --                    --           20,291
11% Senior Notes........................               --           120,000(c)                 --          120,000
Other long-term liabilities.............              232                --                 7,510            7,742
                                             -----------       ------------          ------------      -----------
       Total liabilities not subject to
         compromise                                69,116           117,287                   (53)         186,350
Liabilities subject to compromise                 643,750          (643,750)(c),(d)            --               --
                                             -----------       ------------          ------------      -----------
       Total liabilities                          712,866          (526,463)                  (53)         186,350
Mandatorily redeemable
   convertible preferred stock                     83,695           (83,695)(e)                --               --
Total stockholders' (deficit) equity             (350,914)          592,760              (148,569)          93,277
                                             -----------       ------------          ------------      -----------
       Total liabilities and
         stockholders' (deficit) equity       $   445,647       $   (17,398)         $   (148,622)     $   279,627
                                             ===========       ============          ============      ===========


(a) To remove debt issuance cost associated with the 12.5% Senior Notes.
(b) To remove accrued dividends payable on mandatorily redeemable convertible preferred stock.
(c) To exchange 12.5% Senior Notes for 11.0% Senior Notes.
(d) To remove accrued interest on 12.5% Senior Notes.
(e) To remove mandatorily redeemable convertible preferred stock.

(1) To adjust assets and liabilities to fair value.

5. Reorganization Items

Reorganization expenses are expenses incurred by the Predecessor Company in connection with its reorganization under Chapter 11 of the Bankruptcy Code. Reorganization items included in the Predecessor Company's Statement of Operations include professional fees directly related to the Predecessor Company's bankruptcy. Reorganization expenses included in the statement of operations were approximately $7,762 for the seven-month period ended April 30, 2002. No reorganization items were incurred by the Company in any of the other periods presented.

6. Prepaid Expenses and Other Current Assets


                                                             Successor Company
                                                     ---------------------------------
                                                               September 30,
                                                     ---------------------------------
                                                         2003              2002
                                                     --------------    ---------------
Prepaid expenses..............................       $       3,797     $        5,999
Accrued interest income.......................                   7                528
Notes receivables.............................                 152                192
Other.........................................                 541              1,016
                                                     --------------    ---------------
                                                     $       4,497     $        7,735
                                                     ==============    ===============

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

7. Property, Plant and Equipment

Property, plant and equipment consist of the following:

                                                                      Successor Company
                                                            ------------------------------------
                                                                        September 30,
                                                            ------------------------------------
                                                                 2003                  2002
                                                            ---------------       --------------
Land....................................................     $         2,713       $        2,713
Building and building improvements......................              84,380               84,094
Leasehold improvements..................................              75,286               71,322
Computer hardware and software and network equipment....              15,454               15,607
Furniture and equipment.................................               3,846                3,660
                                                            ---------------       --------------
                                                                     181,679              177,396
Less: Accumulated depreciation and amortization.........             (19,136)              (5,549)
Add: Construction in progress...........................                  87                2,863
                                                            ---------------       --------------
Property, plant and equipment, net......................     $       162,630       $      174,710
                                                            ===============       ==============


Depreciation expense, were $14,069, $5,517, $26,974 and $34,053 for the year ended September 30, 2003, the five months ended September 30, 2002, the seven months ended April 30, 2002 and the year ended September 30, 2001, respectively. At September 30, 2001, the Company recorded an estimated loss on impairment of operating assets of $3,500. During the seven month period ended April 30, 2002, the Company determined that impaired assets previously held for disposal were to be used in operations and, accordingly, $643 of this charge was reversed.

Certain computer and network equipment are recorded under capital leases that aggregated approximately $1,770 and $4,466 as of September 30, 2003 and 2002, respectively. Accumulated amortization on the assets recorded under capital leases aggregated approximately $257 and $465 as of September 30, 2003 and 2002, respectively. During the year ended September 30, 2003, the Company purchased certain of its equipment recorded under capital lease for a total consideration of $850. The acquired assets had a net carrying value of $1,364 and the related balance of the capital lease was $1,690. The transaction resulted in a net reduction of $840 in the balance of the Company's network equipment.

ATC Merger Corp. ("ATC Corp."), a wholly owned subsidiary of the Company owns the land and building located at 139 Centre Street, New York, New York ("139 Centre St. Building"). The nine-story building with approximately 160,000 square feet of floor space houses the Company's corporate headquarters and one of its Internet data center facilities. A former owner has the right to purchase the Centre Street property and is entitled to additional consideration if the Company sells the property in an amount equal to the greater of (a) $1,000 (subject to increase after June 1, 2018 by ten percent and an additional ten percent every fifth year thereafter), or (b) 10% of the gross sales price of the property if the sales price is greater than $17,500. As per the use of the 139 Centre St. Building to secure the Company's mortgage note see Note 14.

During October 2003 the Company reached an agreement to sell the property located at 415 Greenwich Street, New York, NY ("the Property") for total cash consideration of approximately $60,000. In connection with the sale the Company recorded an impairment charge of $17,313 to write-down the Property to its market value less cost to sell of approximately $11,500, reflecting a $7,000 payment required to be made to a third party investor in the Property (See Note
8), approximately $1,800 of property taxes due in connection with the sale and other related expenses. The sale of the Property was completed on January 22, 2004. On March 3, 2004, the Company used approximately $44,000 of the net proceeds to repurchase $40,274 in principal amount of its outstanding 11% Senior Notes Due 2008 at par value plus accrued interest. The Company intends to use the remaining balance of the net proceeds from the sale for working capital purposes. As of December 31, 2003 the Property is classified under current assets as property held for sale in accordance with SFAS No. 144.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

8. Minority Interest

In September 2000, the Company purchased the Property. The Property is a certified historic structure eligible for historic tax credits ("Tax Credits") based on qualified expenditures, as defined in the Internal Revenue Code.

In June 2001, the Company entered into an agreement whereby the Tax Credits generated from the renovation of the Property will be utilized by a third party (the "Investor") via a subsidiary (the "LLC") in consideration for a capital contribution to the LLC of approximately $16,549, which represents a 99.9% interest in the LLC. As of September 30, 2002, the LLC had received approximately $5,778 of such capital contribution. The LLC received an additional $4,458 in October 2002 and an additional $1,636 in January 2003. The remaining balance of the capital contribution is due from the Investor in annual installments as follows:

Year Ending September 30,
--------------------------
2004...............................      $      1,557
2005...............................             1,479
2006...............................             1,400
2007...............................               241
                                         -------------
Total..............................      $      4,677
                                         =============

As a result of the sale of the Property the Company will not receive the remaining balance of capital contribution See also Note 7.

Although the Company's ownership of the LLC is 0.1%, the Company has consolidated the financial statements of the LLC since inception due to effective control of the LLC by the Company resulting in a minority interest in subsidiary in the accompanying consolidated financial statements. The following table reflects the summary statement of operations data for the LLC for the year ended September 30, 2003, the five months ended September 30, 2002, the seven months ended April 30, 2002, and for the period from inception to September 30, 2001:

                                                        Successor Company                        Predecessor Company
                                                   ---------------------------------- -------------------------------------------
                                                                       Five Months       Seven Months           Period From
                                                    Year Ended           Ended             Ended          Inception (June 11,
                                                   September 30,      September 30,       April 30,              2001) To
                                                       2003               2002             2002            September 30, 2001
                                                  ---------------   ----------------   ----------------   ----------------------
  Revenue.....................................    $        7,700      $    3,208         $     4,492           $     2,331
  Net Loss....................................              (439)           (195)             (7,374)                 (701)
                                                  ===============     ==========         ===========           ============
  Basic and diluted loss per share............
   attributable to common stockholders........    $        (0.01)     $    (0.01)        $     (0.19)           $    (0.02)
                                                  ===============     ==========         ===========            ===========


In connection with the above transaction, the Investor has a Put Option with the Company. The Put Option provides that during the 6 months following the 61st month after the date of the certification of the qualifying rehabilitation expenditures (the "Certification Date") which occurred on September 17, 2002, the Investor may require the Company to purchase the Investor's interest in the LLC for an amount equal to 25% of the Investor's capital contribution in the LLC. If the Investor does not exercise its Put Option, the Company may exercise a Call Option during a period of 24 months following the 73rd month after the Certification Date. The Call Option allows the Company to acquire the Investor interest in LLC for the greater of the fair market value of the Investor interest in the LLC or an amount equal, on an after tax basis, to taxes payable by the Investor upon the sale of its investment.

The Put Option that the Company has written has been recorded at its fair value and is marked to fair value through stockholders' equity. At September 30, 2003 and 2002, the fair value of this option approximated $2,968 and $0, respectively.

Upon certain events including the sale of the Property at any time after 2007 (to the extent the above mentioned put/call options have not been exercised), the Company is obligated to pay the Investor 30% of any proceeds received in excess of the cost of the Property. In the event that the Property is sold anytime before 2007, the Company is obligated to pay to the Investor its capital contribution (less any unrecaptured Tax Credits available to the Investor), plus any loss attributable to the projected economic benefits to the Investor and any other amounts owed to the Investor (as defined). The above potential commitment is mitigated during the initial 60 months following the Certification Date by the Company's right to terminate the transaction by paying the difference between a 20% annual return on the Investor's capital contributions up to the termination date and the Investor's actual return up to the termination date.

See also Note 7 as per the sale of the Property during October 2003 and the related payment to the Investor.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

9. Intangible Assets

                                                                   Successor Company
                                          -----------------------------------------------------------------
                                                 September 30, 2003                September 30, 2002
                                          -----------------------------------------------------------------
                                           Gross Carrying     Accumulated    Gross Carrying    Accumulated
                                               Amount        Amortization        Amount        Amortization
                                          --------------     ------------    ------------       ----------
Trademarks and trade names.........        $       1,584     $       149     $      1,584       $      --
Network build-out know-how.........                7,453           1,320            7,453             388
Customer contracts.................                1,118             528            1,118             155
                                          --------------     -----------     ------------       ----------
                                           $      10,155     $     1,997     $     10,155       $     543
                                          ==============     ===========     ============      ===========

Identifiable intangible assets amortization expense amounted to $1,454, $543, $0 and $0, for the year ended September 30, 2003, for the five months ended September 30, 2002, for the seven months ended April 30, 2002 and for the year ended September 30, 2001, respectively.

Estimated future annual amortization expense as of September 30, 2003 is as follows:

Year Ending September 30,
-------------------------
2004 ............................       $   1,410
2005 ............................           1,255
2006 ............................           1,037
2007 ............................           1,037
2008 ............................           1,037
Thereafter.......................           2,382
                                        ----------
Total............................       $   8,158
                                        ==========


10. Accrued Liabilities

Accrued liabilities consist of the following:

                                                                  Successor Company
                                                              ----------------------------
                                                                     September 30,
                                                              ----------------------------
                                                                  2003            2002
                                                              -------------    -----------
Franchise tax, sales tax and property tax...............      $      1,312     $    2,177
Salaries, benefits and commissions......................             1,372          1,636
Telecommunications accrual..............................             2,228          1,706
Technology licenses and maintenance contracts...........               249          1,205
Deferred revenue .......................................             1,740          1,503
Restructuring ..........................................                68          1,828
Other  .................................................             3,190          7,869
                                                              -------------    -----------
                                                              $     10,159     $   17,924
                                                              =============    ===========

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

11. Restructuring and Other

The Company announced a number of restructuring actions to reduce expenses and streamline operations. These actions included a workforce reduction and rationalization of data center and sales locations. The Company recorded restructuring charges of $56,109 in fiscal 2001. The Company recorded net restructuring of $24,834 in the seven month period ended April 30, 2002. This amount is comprised of $28,395, offset by reversals of $3,561, related to revised estimates and a $1,184 vendor settlement related to an asset impaired in the prior year. The Company believes these actions will result in ongoing annual operating expense savings of approximately $24,000.

During the quarter ended December 31, 2000, the Company's board of directors approved a restructuring plan to modify its Internet data center expansion plan to delay, scale back and eliminate certain facilities. The restructuring plan included the termination of certain lease obligations, associated surplus power and environmental equipment related to the proposed expansion of Globix Internet data centers in Boston, MA; Seattle, WA; and Los Angeles, CA. When initiated, the restructuring plan was expected to take approximately one year to complete. The Company recorded a $38,109 charge associated with this restructuring plan in the fiscal quarter ending December 31, 2000. Approximately $18,460 of this charge was recorded as a write-off of construction in progress, which included capitalized interest, consulting and legal fees, construction and pre-construction related costs previously capitalized. Approximately $17,019 was recorded for landlord contract settlements and $2,630 for facilities closings.

During the quarter ending September 30, 2001, the Company further modified its business plan to eliminate certain additional Internet data center and sales office facilities, resulting in the termination of certain employees, lease obligations and write-off of certain equipment, leasehold improvements and intangible assets and other costs. In connection with this modification, additional restructuring charges of $18,000 were recorded, of which $9,947 was a write-off of equipment, leasehold improvements and intangible assets, $4,150 for landlord contract settlements, $2,703 for facility closings and $1,200 associated with employee terminations (106 employees).

During the quarter ended March 31, 2002, the Company made an additional modification to its business plan pursuant to the Plan, in order to reduce certain Internet data center lease obligations and close certain network access points and network aggregation points, resulting in the termination of certain employees, lease obligations and write-off of certain equipment, leasehold improvements and other costs. In connection with this modification, the Company recorded a restructuring charge of $28,395, of which $16,407 was for the write-off of previously escrowed lease deposit and landlord inducement and legal payments, $6,922 was for the write-off of equipment and leasehold improvements, $2,120 for facilities closings and $2,946 was associated with employee terminations (148 employees).

Reversals related to contract settlement charges and facility closings were primarily for settling certain facility contracts and purchase commitments for amounts lower than originally planned. Reversals related to fiscal 2001 asset write downs were primarily related to adjustments to estimated Plant, Property and Equipment impairment. Actual impairment amounts were less than the original estimates.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

The following table displays the activity and balances of the restructuring reserve account from inception to September 30, 2003:

                                                            Restructuring                                   Other
                                          ---------------------------------------------------  ---------------------------------
                                            Employee          Contract           Facility          Assets
                                           Termination       Settlements         Closing         Write-Down        Total
                                          --------------   ----------------   ---------------  ----------------  ---------------
 Restructure Charge.....................  $       1,200     $       21,169    $        5,333    $       28,407   $       56,109
 Deductions-Non-Cash....................             --                 --                --           (22,889)         (22,889)
 Deductions-Cash........................           (194)           (17,119)           (3,380)           (3,336)         (24,029)
                                          --------------   ----------------   ---------------  ----------------  ---------------
 September 30, 2001 Balance
  (Predecessor Company) ................          1,006              4,050             1,953             2,182            9,191
 Additional Restructure Charge..........          2,946             16,407             2,120             6,922           28,395
 Deductions-Non-Cash....................           (889)                --              (422)           (6,922)          (8,233)
 Deductions-Cash........................         (2,520)           (18,480)           (1,669)               --          (22,669)
 Reversal to Fiscal 2001 Plan...........             --               (678)             (701)           (2,182)          (3,561)
                                          --------------   ----------------   ---------------  ----------------  ---------------
 April 30, 2002 Balance
 (Predecessor Company) .................            543              1,299             1,281                --            3,123
 Deductions-Cash........................           (400)                --              (895)               --           (1,295)
                                          --------------   ----------------   ---------------  ----------------  ---------------
 September 30, 2002 Balance
 (Successor Company) ...................            143              1,299               386                --            1,828
 Deduction-Cash.........................           (143)              (485)             (112)               --             (740)
 Reversal of accruals...................             --               (814)             (206)               --           (1,020)
                                          --------------   ----------------   ---------------  ----------------  ---------------
 September 30, 2003 (Successor
 Company) ..............................  $          --     $           --    $           68    $           --   $           68
                                          ==============   ================   ===============  ================  ===============


The remaining liability is expected to be settled in cash.

12. Other Long Term Liabilities

Other long-term liabilities consist of the following:

                                                                    Successor Company
                                                                 ------------------------
                                                                       September 30,
                                                                 ------------------------
                                                                    2003          2002
                                                                 ----------    ----------
Note payable.........................................            $   2,600     $   2,600
Rabbi trust obligation...............................                   --         2,777
Negative leasehold obligation........................                7,247         7,607
Deferred rent........................................                  486           100
Other................................................                  326            --
                                                                 ----------    ----------
                                                                 $  10,659     $  13,084
                                                                 ==========    ==========

The Company has a $2,600 note payable, due November 15, 2005. The note bears interest, payable monthly, at the rate of Prime plus 1%. The note is collateralized by an irrevocable standby letter of credit. The related funds are included in restricted investments on the accompanying consolidated balance sheet.

On July 21, 1999, the Company established a trust (the "Rabbi Trust") for the benefit of a former executive. The trust agreement was for three years beginning in April 1999 through March 1, 2002. The agreement was amended on March 21, 2001, and provided for payments from the Rabbi Trust commencing April 2001. Payments were made from the Trust until March 1 2002, when Globix and two of its wholly-owned subsidiaries filed for Chapter 11. The Company was in litigation over the trust which was settled pursuant to court order confirmation of the settlement dated June 13, 2003. Pursuant to this settlement, Mr. Bell received a distribution of $990 and the Company received a distribution of approximately $1,700. The amount of approximately $100 was retained by the trustee to cover the costs of winding up the trust. See also Note 18.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

In connection with fresh start accounting at the Effective Date, the Company recorded a Negative Leasehold Liability associated with three of its Internet data centers. The Negative Leasehold Liability amount was determined by independent appraisal and based upon research of the local market condition in each market and estimation of the net effective market rental rates in comparison to the Company's contractual lease rates through expiration of the lease. Such liability will be amortized to reduce lease expense over the remaining life of the lease as follows:

Year Ending September 30,
-------------------------
2004 .............................    $      678
2005 .............................           678
2006 .............................           678
2007 .............................           678
2008..............................           678
Thereafter........................         4,535
                                       ---------
Total.............................         7,925
Less: Current Portion.............          (678)
                                       ---------
Long-term Portion.................     $   7,247
                                       =========

13. 12.5% Senior Notes and 11% Senior Notes

In February 2000, the Company issued $600,000 in aggregate principal amount of its 12.5% Senior Notes in a private placement resulting in net proceeds of approximately $580,000. In connection with the offer of the 12.5% Senior Notes the Company incurred costs of approximately $20,000 that were being amortized over ten years using the effective interest method.

As of the Effective Date, all of the existing 12.5% Senior Notes were cancelled and each holder of the 12.5% Senior Notes became entitled to receive, in exchange for its 12.5% Senior Notes, its pro rata share of $120,000 in aggregate principal amount of the 11% Senior Notes and 13,991,000 shares of the Company's common stock, representing 85% of the shares of the Company's common stock issued and outstanding following the Effective Date. The interest of $11,507 on the 12.5% Senior Notes for the period March 1, 2002 through the Effective Date was not accrued in accordance with SOP 90-7. See Note 4 as per the accounting treatment applied under the Fresh Start Accounting.

The Company is deemed to have issued the 11% Senior Notes on the Effective Date in one series that is initially limited to $120,000 aggregate principal amount of 11% Senior Notes. However, none of the 11% Senior Notes had been distributed as of September 30, 2002. In October 2002, the Company distributed $120,000 in aggregate principal amount of the 11% Senior Notes, which included $1,968 in aggregate principal amount of Senior Notes placed in reserve in escrow pursuant to a Stipulation and Order entered into with the lead plaintiffs in the class action lawsuit described in Note 18.

The 11% Senior Notes will mature on May 1, 2008. The 11% Senior Notes will bear interest at 11% per annum, payable annually in May of each year, commencing on May 1, 2003. Interest on the 11% Senior Notes for the first two year period following the initial date of issuance is, payable in kind by the issuance of additional notes with terms identical to the 11% Senior Notes (other than the date of issuance) in a principal amount equal to the interest payment then due. For the two year period thereafter, interest is payable in cash or, at the Company's option when authorized by its board of directors, in additional notes with terms identical to the 11% Senior Notes (other than the date of issuance), or in any combination of cash and additional notes. For the remaining two years until maturity, interest is payable in cash. As of September 30, 2003 the Company issued an additional $ 11,298 in 11% Senior Notes in payment of accrued interest on the 11% Senior Notes.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

The 11% Senior Notes were issued under an indenture dated as of April 23, 2002 (the "Indenture"), among the Company, HSBC Bank USA, as trustee (the "Trustee") and Bluestreak Digital, Inc., Gamenet Corporation, NAFT Computer Service Corporation, NAFT International Ltd., PFM Communications, Inc., GRE Consulting, Inc., 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC, 415 Greenwich GC MM, LLC, Comstar.net, Inc. and Comstar Telecom & Wireless, Inc., as the initial Subsidiary Guarantors. See Note 21 for additional disclosures related to the Subsidiary Guarantors. During 2003, the Company merged each of these subsidiary guarantors, other than 415 Greenwich GC, 415 Greenwich GC tenant, LLC, 415 Greenwich GC MM, LLC, with into the Company.

Each holder of the 11% Senior Notes will have the right to require the Company to repurchase all or a portion of its 11% Senior Notes for a purchase price equal to 101% of the principal amount of that holder's 11% Senior Notes plus accrued and unpaid interest to the date of repurchase in the event that:

- Subject to certain exceptions, any person, entity or group of persons or entities becomes the beneficial owner, directly or indirectly, of 50% or more of the Company's outstanding voting securities;

- At any time during the two-year period following the distribution of the 11% Senior Notes, the individuals that comprise a majority of the Company's board of directors on the date of distribution of the 11% Senior Notes, plus any new directors elected to the Company's board of directors during this two-year period, cease to comprise a majority of the Company's board of directors;

- Subject to certain exceptions, the Company consolidates with or merges with or into another entity, the Company sells or leases all or substantially all of its assets to another entity or any entity consolidates with or merges with or into the Company, in each case pursuant to a transaction in which the Company's outstanding voting securities are changed into or exchanged for cash, securities or other property, unless no person, entity or group of persons or entities owns, immediately after the transaction, more than 50% of the Company's outstanding voting stock,

The indenture governing the 11% Senior Notes (the "Indenture") contains a number of covenants that impose significant operating and financial restrictions on the Company and its subsidiaries. These restrictions significantly limit, and in some cases prohibit, among other things, the ability of the Company and certain of its subsidiaries to incur additional indebtedness, create liens on assets, enter into business combinations or engage in certain activities with subsidiaries. As of September 30, 2003, the Company was in compliance with the material operating and financial restrictions imposed upon the Company contained in the Indenture.

During the year ended September 30, 2003, the Company repurchased in the open market for $14,612 a portion of its outstanding 11% Senior Notes, which had a principal value of approximately $19,074 and associated accrued interest of $1,561. As a result of the repurchase the Company recorded a gain on discharge of debt in the amount of $6,023.

On October 3, 2003, the Company repurchased in the open market for $5,583 a portion of its outstanding 11% Senior Notes, which had a principal value of $7,000 and associated accrued interest of $330. As a result of the repurchase the Company recorded a gain on discharge of debt in the amount of $1,747. On March 3, 2004, the Company used approximately $44,000 to repurchase $40,274 in principal amount of its outstanding 11% Senior Notes at par value plus accrued interest (See also Note 7).

14. Mortgage Payable

On January 25, 2000, the Company borrowed $21,000 from a financial institution pursuant to a mortgage note secured by the Company's property at 139 Centre Street, New York. Interest is payable at 9.16% (subject to adjustment on February 11, 2010) based on a 25 year amortization schedule. Principal and interest payments of $178.5 are payable monthly and any balance of the principal and all accrued and unpaid interest is due and payable in February 2025.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

15. Stockholders' Equity

Restricted Stock Grant

In December 2000, the Company granted 3,063,490 shares of restricted stock to certain employees and directors. The restricted stock awards vested 25% per year over a four-year period on the anniversary date of the grant. In connection with this restricted stock grant, the Company recorded a deferred compensation charge of $8,999 in stockholders' equity. This deferred compensation was to be recorded as compensation expense over the four-year vesting period. In April 2002, the Company's board of directors approved the vesting of 100% of the remaining unvested restricted shares. This resulted in a non-cash charge to compensation expense of $5,100 in April 2002. Compensation expense recorded in the seven month period ended April 30, 2002 was $7,027.

Stock Option Plans

On March 14, 2003, the Company's board of directors approved the 2003 Stock Option Plan (the "2003 Plan"). The 2003 Plan provides for the grant of stock options to purchase up to 1,828,889 shares of the Company's common stock to any employee, officer, director, or consultant of the Company at an exercise price equal to at least the fair market value at the date of grant. All options granted under the 2003 Plan shall terminate no later than ten years from the date of grant, 50% of options granted under the 2003 Plan vest ratably over a period of up to 3 years with certain acceleration clauses while the remainder of the 50% vest upon meeting certain financial conditions. As of September 30, 2003 the Company's board of directors granted a total of 1,355,976 options. Although the 2003 Plan and the aforementioned options grants are pending on the approval of the Company's stockholders, such options are considered as granted for accounting purposes. None of the options granted under the 2003 Plan can be exercised prior to an approval of the Plan by the stockholders. The 2003 Plan was approved by the Company's stockholders during the annual stockholders meeting in February 2004. Outstanding options, which are subject to meeting certain financial conditions, are accounted for in accordance with FIN 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans an interpretation of APB Opinions No. 15 and 25". These options are subject to variable accounting and are valued quarterly over their respective periods until all performance goals are satisfied or until the options are vested, forfeited or cancelled. Accordingly, for the quarter ended December 31, 2003 the Company recorded deferred stock compensation of $177 and a non-cash charge of $34 for the amortization of deferred stock compensation. These balances were based on the amount by which the common stock closing price at the end of the quarter ended December 31, 2003 exceeded the exercise price of the unvested variable options.

Until the Effective Date the Company's shareholders approved several options plans. As a result of the Company's reorganization, all outstanding options and warrants granted under those plans were cancelled and such plans were considered void as of the Effective Date.

Summary Stock Option Activity

The following table summarizes stock option information with respect to all stock options for the three years ended September 30, 2003:



                                                                  Number of      Weighted Average
                                                                   Shares         Exercise Price
                                                                ------------      ---------------
Options outstanding, September 30, 2000                           10,298,692        $    9.54
   Granted                                                         2,784,160             3.11
   Canceled                                                       (1,128,647)           12.77
   Exercised                                                      (1,559,424)            1.61
                                                                ------------
Options outstanding, September 30, 2001                           10,394,781        $    8.66
   Granted                                                         3,219,200             0.45
   Canceled                                                       (3,592,723)            5.83
   Exercised                                                              --               --
                                                                ------------
Options outstanding, April 30, 2002                               10,021,258        $    7.03
   Canceled                                                      (10,021,258)            7.03
                                                                ------------
Options outstanding, May 1, 2002 and September 30, 2002                   --        $      --
   Granted                                                         1,355,976             3.04
   Canceled                                                         (254,220)            3.04
   Exercised                                                              --               --
                                                                ------------
Options outstanding, September 30, 2003                            1,101,756        $    3.04
                                                                ============

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

The weighted average fair value of options granted was $1.89 and $2.83 for the years ended September 30, 2003 and 2001, respectively, and $0.41 for the seven months ended April 30, 2002.

On March 14, 2003, the Company's board of directors approved the sale to Communication Technology Advisors, LLC ("CTA") of a fully vested warrant exercisable for 500,000 shares of the Company's common stock at an exercise price of $3.00 per share. CTA provides consulting services to the Company and was a related party until June 24, 2003 (See Note 20). The purchase price of the warrants is $25. If CTA elects to purchase this warrant, it will be immediately exercisable for a period of 10 years from the date of issuance. CTA is a provider of services to the Company and as such, the value of the warrant is expensed as determined by using the Black Scholes valuation model. The assumptions used in the Black- Scholes model include the risk free rate of 2.92%, volatility of 133%, no dividend yield, a contractual life of 10 years and an expected life of five years with a fair market value of $2.50. The fair value of the warrant of $ 1,050 was expensed as part of SG&A during the year ended September 30, 2003. The CTA warrant is not included in the aforementioned table. The warrant was exercised during January 2004.

In April 1998, the Company completed a $160.0 million debt financing consisting of 160,000 units, each unit consisting of a note in the principal amount of one thousand dollars and one warrant to purchase 14.08 shares of common stock (total of 2,252,800 shares of common stock) at a purchase price of $3.51 per share. Of the 2,252,800 shares underlying the original 160,000 warrants, 194,797 shares remained, until canceled on the Effective Date.

16. 401(k) Plan

The Company offers its eligible U.S. employees the opportunity to participate in a defined contribution retirement plan qualifying under the provisions of
Section 401(k) of the Internal Revenue Code ("the 401(k) Plan"). Each employee is eligible to contribute, on a tax-deferred basis, a portion of annual earnings not to exceed certain federal income tax limitations. The Company made discretionary contributions for all eligible employees who contribute to the 401(k) Plan in an amount not exceeding 50% of each participant's first 4% of compensation contributed as elective deferrals for the Plan year. The Company contributed approximately $110 and $390 to the 401(k) Plan during the periods ended April 30, 2002 and September 30, 2001, respectively. The Company contributed approximately $110 to the 401(k) Plan during the three-months ended December 31, 2001. The Company ceased making contributions to the 401(k) Plan effective January 1, 2002.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

17. Income Taxes

The Company accounts for income taxes under SFAS. No. 109, "Accounting for Income Taxes". This statement applies an asset and liability approach that requires the recognition of deferred tax assets and liabilities with respect to the expected future tax consequences of events that have been recognized in the consolidated financial statements and the Company's tax returns.

The provision for income taxes for the periods below differs from the amount computed by applying the federal statutory rate due to the following:

                                                  Successor Company             Predecessor Company
                                          -----------------------------      -----------------------------
                                                           Five Months        Seven Months
                                           Year Ended         Ended              Ended        Year Ended
                                          September 30,   September 30,        April 30,     September 30,
                                              2003             2002               2002           2001
                                          --------------  -------------      ------------    -------------
 Statutory Federal income tax rate......      (35)%           (35)%               35%           (34)%
 State and local taxes, net of Federal
     benefit............................      (10)%           (10)%               14%           (11)%
 Other:                                        --              --                  5%            --

 Valuation Allowance. ..................       45%             45%               (54)%           45%
 Effective income tax rate..............       --              --                 --             --


Significant components of the deferred tax assets and liabilities are as follows:

                                                                Successor Company
                                                         --------------------------------
                                                                  September 30,
                                                         --------------------------------
                                                            2003                2002
                                                         -------------       ------------
Deferred tax assets:
Net operating loss carryforwards.....................     $     48,318        $     32,717
Restructuring reserve................................              364                 823
Allowance for doubtful accounts......................              589                 477
Depreciation and amortization........................           46,771              53,893
Deferred rent........................................              219               1,403
Deferred compensation................................               --                 429
Deferred revenue.....................................              783                  52
Other................................................               31                 383
                                                         -------------       ------------
Total deferred tax assets                                       97,075              90,177
Less: valuation allowance............................          (97,075)            (90,177)
                                                         -------------       ------------
Total net deferred tax assets                             $         --        $        --
                                                         =============       ============


The Company is in an accumulated loss position for both financial and income tax reporting purposes. The Company has U.S. Federal income tax loss carryforwards of approximately $91,000 at September 30, 2003. These income tax loss carryforwards expire through 2022. The U.S. Federal income tax loss carryforwards were reduced upon emergence from bankruptcy due to the Internal Revenue Code's rules and regulations related to the cancellation of indebtedness income that is excluded from taxable income. Since the Plan provided for substantial changes in the Company's ownership, the Company's use of its net operating loss carryforward may be limited. The Company has not yet determined the impact, if any that changes in ownership have had on net operating loss carryforwards. As of September 30, 2003, the Company also has net operating loss carryforwards of approximately $24,700 from its United Kingdom Subsidiaries, which do not expire under U.K. tax rules. For financial reporting purposes, income tax benefits through September 30, 2003 related to both U.S. Federal and foreign income tax losses are fully offset by a valuation allowance due to the uncertainty of the Company's ability to realize income tax benefits by generating taxable income in the future.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

The Company's emergence from bankruptcy in fiscal 2002 did not create a new tax reporting entity. Accordingly, the adjustments required to adopt fresh start accounting are not applicable for the Company's tax reporting and therefore, deferred tax items were recognized concurrently with the recognition of the respective fresh start accounting adjustments. In addition pursuant to SOP 90-7, reversals of the valuation allowance recorded against deferred tax assets that existed as of the emergence date will first reduce intangibles until exhausted and thereafter are reported as additional paid in capital as opposed to income tax expense. The balance of the valuation allowance for which this treatment is required was approximately $80,400 at September 30, 2003 and 2002.

18. Commitments and Contingencies

Leases

The Company has minimum monthly usage/maintenance levels with certain of its telecommunications carriers expiring in various years through 2008. The Company also leases certain of its facilities and various equipment under non-cancelable operating leases expiring in various years through 2030. Total lease expense for all operating leases for the year ended September 30, 2003 the seven months ended April 30, 2002, the five months ended September 30, 2002 and for the year ended September 30, 2001 was $5,800, $6,101, $2,993and $7,128, respectively.

Future minimum payments due under these operating leases and telecommunications carrier usage commitments as of September 30, 2003 are as follows:


Year Ending September 30,              Telecom          Leases            Total
---------------------------------    -------------    ------------    --------------
2004.........................         $    13,325     $     5,206     $      18,531
2005.........................              11,071           4,147            15,218
2006.........................               9,881           6,350            16,231
2007.........................               4,446           6,397            10,843
2008.........................               4,203           6,445            10,648
Thereafter...................                  82          44,420            44,502
                                     -------------    ------------    --------------
Total                                 $    43,008     $    72,965     $     115,973
                                     =============    ============    ==============


Capital Lease Obligation

Future minimum lease payments due under capital leases as of September 30, 2003 are as follows:

Year Ending September 30,
-------------------------
2004..............................................    $   1,383
2005..............................................          251
2006..............................................          123
Less: Amount representing interest................         (148)
                                                      ---------
Present value of net minimum lease payments.......        1,609
Less: Principal Current Portion...................       (1,235)
                                                      ---------
Long-term Portion.................................    $     374
                                                      =========

Letters of Credit

As of September 30, 2003 and 2002 the Company had collateralized letters of credit aggregating to $2,600. The related funds are included in restricted cash and investments on the accompanying consolidated balance sheet.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

Employment and Other Contractual Agreements

Peter K. Stevenson

Effective April 15, 2002, the Company entered into an employment agreement with Peter K. Stevenson for his services as the Company's President and Chief Executive Officer. Mr. Stevenson's employment agreement expired in July 2003, and was extended until July 31, 2004. Mr. Stevenson's base salary is $308 per year. Mr. Stevenson is also eligible for an annual bonus equal to up to 50% of his base salary which is contingent upon the Company meeting certain performance targets and a bonus contingent on the success the Company may have in the purchase or sale of certain assets or disposition or acquisition of certain business in sums to be determined by the Company's compensation committee. In addition, under the terms of Mr. Stevenson's employment agreement, Mr. Stevenson was granted options to acquire 548,667 shares of the Company's common stock. As of September 30, 2003 all of Mr. Stevenson's options have vested.

Mr. Stevenson's employment agreement provides that in the event that the Company terminates his employment for any reason other than cause, if Mr. Stevenson terminates his employment for good reason or if Mr. Stevenson's employment terminates as a result of his death or permanent disability, then Mr. Stevenson is entitled to a years' salary.

Contingencies

On January 28, 2002, a derivative suit was filed in the United States District Court for the Southern District of New York against the Company, as nominal defendant, and certain of its current and former directors and officers. The Company believes that the allegations in this lawsuit are without merit and intends to vigorously defend against them. In addition, the plaintiff has not pursued her claims since the filing of the lawsuit. Although there can be no assurance as to the outcome or effect of this lawsuit, the Company do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on its business, financial condition, results of operations or cash flows.

There is a putative class action lawsuit pending in the United States District Court for the Southern District of New York entitled In re Globix Corp Securities Litigation, No. 02-CV-00082. This lawsuit names as defendants the Company and its former officers Marc Bell, Peter Herzig (who remains a director of our Company) and Brian Reach, and asserts claims under sections 10(b) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder on behalf of all persons or entities who purchased our securities between November 16, 2000 and December 27, 2001.

On June 25, 2002, the Company entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit. The Stipulation and Order provides that 229,452 shares of our common stock and $1,968 in aggregate principal amount of the 11% Senior Notes will be held in escrow pending the outcome of the class action lawsuit. In the event that any judgment or settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, the Company will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10,000 or greater) or a portion of (in the event that this excess is less than $10,000) the shares of our common stock and the 11% Senior Notes being held in escrow.

A consolidated amended complaint was filed in this lawsuit on June 28, 2002. The Company has filed a motion to dismiss the consolidated amended complaint. Briefing of that motion is not yet complete. If the motion is denied, the case will proceed to the discovery stage. The Company believes that the allegations in this lawsuit are without merit and intends to vigorously defend against them. Although there can be no assurance as to the outcome or effect of this lawsuit, Globix do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

On June 12, 2002, Robert B. Bell, a former officer and director of the Company, filed a complaint in the United States District Court for the Southern District of New York, entitled Robert B. Bell v. Arnold M. Bressler, as Trustee, and Globix Corporation, alleging breach of contract claims related to the failure to make payments under a trust, which the Company refers to as the Rabbi Trust, that Globix formed pursuant to an employment agreement with Mr. Bell. In addition, in connection with the same underlying issues, on July 24, 2002 the Company filed a complaint in the United States Bankruptcy Court for the District of Delaware entitled Globix Corporation v. Arnold N. Bressler, as Trustee of the Globix Corporation Rabbi Trust and Robert B. Bell. Subsequently, these litigations were consolidated in the United States Bankruptcy Court matter.

This consolidated action was settled on June 13, 2003. As a result of the settlement, Mr. Bell received a distribution of approximately $990 and Globix received a distribution of approximately $1,700 from the Rabbi Trust.

On February 6, 2003, a putative derivative suit was filed in New York State Supreme Court (County of New York) against the Company, as nominal defendant, and Lehman Brothers Inc., Chase Securities, Inc., Credit Suisse First Boston Corporation, Merrill Lynch Pierce Fenner & Smith Incorporation, Salomon Smith Barney Inc. and ABN Amro Securities LLC (as successor to ING Barings, LLC), the initial purchasers in our February 2000 offering of the 12.5% Senior Notes. The suit alleges that the underwriting discount granted to the initial purchasers of the 12.5% Notes violated Section 5-531 of the New York General Obligations Law, which limits the amount that can be charged by a loan broker. On March 6, 2003, the plaintiff and the initial purchasers entered into a tolling agreement that would result in the dismissal of the action without prejudice pending action on a motion to dismiss an amended complaint submitted in a similar case involving debt securities issued by another corporation. On March 13, 2003, the court dismissed the action without prejudice. On July 17, 2003, the plaintiff and the initial purchasers extended their tolling agreement to allow the plaintiff to re-file a complaint against the Company at any time during a period of ten days following the disposition on appeal in the case involving the other corporation. The Company does not anticipate that it will incur any liability in connection with this matter.


On November 12, 2003, the Company was served with a complaint filed in the United States Court for Southern District of New-York, entitled Alfred G. Binford v. Globix Corporation, alleging breach of contract claims related to the failure to make payments under an employment letter, as amended, seeking damages in the amount of $2,113. Although there can be no assurance as to the outcome or effect of this lawsuit, we do not believe, based on currently available information, that the ultimate liabilities, if any, resulting from this lawsuit will have a material adverse impact on our business, financial condition, results of operations or cash flows. The Company has accrued its estimated liability for its insurance deductible.

From time to time Globix is involved in legal proceedings in the ordinary course of our business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which the Company is a party, the Company does not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings would have a material adverse impact on our business, financial condition, results of operations or cash flows.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

19. Segment Information

The Company reports segment information under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Effective April 1, 2001 and for the fiscal year ended September 30, 2001, the Company began to evaluate its results of operations based on one operating segment. Previously the Company reported under two operating segments.


                                                    Successor Company                            Predecessor Company
                          ----------------------------------------------------------------  ------------------------------
                             For the Three Months Ended                      Five Months    Seven Months
                          -------------------------------     Year Ended       Ended           Ended          Year Ended
                           December 31,       December 31,   September 30,  September 30,     April 30,      September 30,
                               2003              2002            2003          2002             2002            2001
                          -------------       -----------    ----------     --------------  -------------    -------------
                           (Unaudited)        (Unaudited)
Revenues:
       United States ....     $   8,488       $  10,581       $  36,833       $  20,410       $  37,747       $  82,020
       Europe ..........          5,897           5,899          23,344          10,313          13,526          22,190
                              ---------       ---------       ---------       ---------       ---------       ---------
       Consolidated ....      $  14,385       $  16,480       $  60,177       $  30,723       $  51,273       $ 104,210
                              =========       =========       =========       =========       =========       =========

Operating income (loss):
       United States ....     $ (22,991)      $  (5,580)      $ (22,631)      $ (15,069)      $ (54,433)      $(142,713)
       Europe ..........            872             818           4,230             (39)        (29,150)        (14,773)
                              ---------       ---------       ---------       ---------       ---------       ---------
       Consolidated ....      $ (22,119)      $  (4,762)      $ (18,401)      $ (15,108)      $ (83,583)      $(157,486)
                              =========       =========       =========       =========       =========       =========

Tangible assets:
       United States ...      $ 147,227       $ 198,357       $ 175,864       $ 210,521                       $ 439,667
       Europe ..........         39,974          45,074          38,260          42,587                          89,953
                              ---------       ---------       ---------       ---------                       ---------
       Consolidated ....      $ 187,201       $ 243,431       $ 214,124       $ 253,108                       $ 529,620
                              =========       =========       =========       =========                       =========



Although the Company operates in one operating segment, there are 4 major service lines as detailed in the table below. Data for fiscal year 2002 and 2001 has not been provided due to impracticability.

                                                                    Successor Company
                                                   ----------------------------------------------------
                                                      For the Three Months Ended
                                                   -------------------------------      Year Ended
                                                    December 31,      December 31,     September 30,
                                                        2003              2002             2003
                                                   ---------------   -------------    --------------
                                                    (Unaudited)       (Unaudited)

Internet Hosting and Co-Location..............       $   5,955        $    6,997         $  26,048
Managed Services..............................           4,172             3,610            13,342
Network Services and Internet Access..........           4,224             4,849            19,034
Hardware and Software Sales, DSL and Other ...              34             1,024             1,753
                                                     ---------        -----------        ----------
Revenue, net                                         $  14,385        $   16,480         $  60,177
                                                     =========        ===========        ==========


                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

20. Related Party Transactions

Consulting Agreement with Communication Technology Advisors

The Company and Communication Technology Advisors LLC ("CTA"), are parties to a consulting agreement. Jared E. Abbruzzese, who was a member of the Company's board of directors as of September 30, 2002 and resigned during the year ended September 30, 2003, is the Founder and Chairman of CTA and is actively engaged in all aspects of CTA's business.

Under this agreement, the Company engaged CTA to act as the Office of the Chief Restructuring Officer, providing the Company with a wide range of business advisory services. As consideration for the services provided by CTA, the Company pays CTA a monthly fee of $65. The Company also reimburses CTA for its out-of-pocket expenses incurred in connection with rendering services to the Company during the term of the agreement. In addition to the monthly fee and expense reimbursement, CTA is also entitled to a success fee in the amount of $1,500 upon the achievement of certain success milestones. Pursuant to this agreement no accrual is required as of September 30, 2003.

CTA was originally introduced to the Company as a financial advisor to the unofficial committee of holders of the 12.5% Senior Notes prior to the commencement of the Company's Chapter 11 case. CTA received a total of $594 in fees in connection with its service as financial advisor to the unofficial committee and to the Company and was reimbursed a total of $46 for out-of-pocket expenses through September 30, 2002. As a result of this engagement, the Company was introduced to Peter K. Stevenson, currently the Company's president and Chief Executive Officer, who was among several CTA representatives providing advisory services to the unofficial committee and to several other clients of CTA unrelated to the Company. Mr. Stevenson does not own an equity interest in CTA, nor is he actively consulting for or employed by CTA.

Neither CTA, nor any of its principals or affiliates as of September 30, 2002 or thereafter was a stockholder of the Company, nor does it hold any debt of the Company (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under its existing agreement with the Company). See Note 15 for warrant granted by the Company to CTA.

From September 2002 through December 2002, CTA subleased office space from Net One Group, Inc., a company founded by Mr. Stevenson. CTA paid a total of $4.8 in rent to Net One Group under the sublease.

CTA has advised the Company that in connection with the conduct of its business in the ordinary course it routinely advises clients in, and appears in restructuring cases involving, telecommunications companies throughout the country. CTA has also advised the Company that certain holders of the Company's common stock and/or debt securities and/or certain of their respective affiliates or principals are current clients of CTA in matters unrelated to the Company, former clients of CTA in matters unrelated to the Company and affiliates of clients who are (or were) represented by CTA in matters unrelated to the Company.

The consulting services described above were approved by a majority of the Company's disinterested directors.

For the fiscal year ended September 30, 2003, the Company recorded in respect of CTA consulting expenses and reimbursement of expenses of $780 and $30, respectively. Although CTA continues to provide the Company with ongoing consulting services, it is no longer considered a related party as of September 30, 2003.

Life Insurance and Disability for Peter K. Stevenson

Peter K. Stevenson, the Company's President and Chief Executive Officer, receives life insurance and disability insurance benefits in excess of the benefits that are offered to the Company's other employees. These benefits are payable to an entity controlled by Mr. Stevenson. The premiums for these benefits totaled $6.3 for the five month period ended September 30, 2002. No further amounts were paid during 2003. These benefits were approved by a majority of the Company's disinterested directors.

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

21. Subsidiary Guarantors

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a liability to be recognized at the time a company issues a guarantee for the fair value of the obligations assumed under certain guarantee agreements. Additional disclosures about guarantee agreements are also required in the interim and annual financial statements. The adoption of FIN 45 did not have an effect on the Company's results of operations or financial position.

Under the terms of the indenture governing the 11% Senior Notes, the following subsidiaries of the Company have fully and unconditionally and jointly and severally guaranteed the full and prompt performance of the Company's obligations under the 11% Senior Notes and the Indenture, including the payment of principal of and premium, if any, on and interest on the 11% Senior Notes:
Bluestreak Digital, Inc., Gamenet Corporation, Naft Computer Service Corporation, Naft International Ltd., PFM Communications, Inc., GRE Consulting, Inc., 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC, 415 Greenwich GC MM, LLC, Comstar.Net, Inc. and Comstar Telecom & Wireless, Inc. The Company merged each of these subsidiary guarantors, other than 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC, with and into the Company.

22. Disclosure About Fair Value of Financial Instruments

The carrying value of cash, cash equivalents, restricted cash, receivables, payables, and current portion of capital lease obligation and mortgage payable included in the consolidated balance sheets approximate their fair value due to the their short-term maturity.

The fair value of marketable securities and investments are based on quoted market prices.

The fair market value of the 11% Senior Notes as of September 30, 2003 is approximately $84,292 based on the repurchase price paid by the Company on October 3, 2003 (see Note 13).

                       GLOBIX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in Thousands, Except Share and Per Share Data)

23. Selected Quarterly Financial Data (Unaudited)

                                                                             Successor Company
                                               -------------------------------------------------------------------------------
                                                                               Quarter Ended
                                               -------------------------------------------------------------------------------
                                               December 31, 2002    March 31, 2003       June 30, 2003      September 30, 2003
                                               -------------------  ----------------    ----------------    ------------------
 Net revenues                                   $          16,480    $       15,368       $      14,519     $          13,810
 Operating costs and expenses:
    Cost of revenues (excluding depreciation,
     amortization, payroll and occupancy shown
     below)                                                 5,624             5,274               4,601                 4,491
    Selling, general and administrative                    11,891            12,570               9,253                10,716
    Restructuring charges                                                        --                  --                (1,020)
    Depreciation and amortization                           3,727             4,116               4,057                 3,623
                                               -------------------  ----------------    ----------------    ------------------
 Total operating costs and expenses                        21,242            21,960              17,911                17,810
                                               -------------------  ----------------    ----------------    ------------------
    Other operating income                                                      345
 Loss from operations:                                     (4,762)           (6,247)             (3,392)               (4,000)
    Interest and financing expense, net                    (3,516)           (3,214)             (3,463)               (3,769)
    Other income (expense)                                    182               204                 220                   626
    Gain on debt discharge                                  2,727             2,044               1,154                    98
    Minority interest in subsidiary                           108               120                 105                  (333)
                                               -------------------  ----------------    ----------------    ------------------
 Net loss before income taxes                              (5,261)           (7,093)             (5,376)               (7,378)
 Income tax expense                                                                                                       167
                                               -------------------  ----------------    ----------------    ------------------
 Net loss attributable to common stockholders   $          (5,261)   $       (7,093)      $      (5,376)    $          (7,545)
                                               ===================  ================    ================    ==================
 Basic and diluted loss per share attributed
 to common stockholders                         $           (0.32)   $        (0.43)      $       (0.33)    $           (0.46)
                                               ===================  ================    ================    ==================


                                                         Predecessor Company                         Successor Company
                                                -------------------------------------------      ---------------------------
                                                Three Months      Three Months   One Month       Two Months     Three Months
                                                   Ended            Ended          Ended           Ended           Ended
                                                 December 31,      March 31,      April 30,       June 30,       September 30,
                                                    2001             2002           2002            2002            2002
                                                 ----------       ---------       ---------       ---------       ---------
Net revenues                                      $  23,379       $  21,389       $   6,505       $  12,702       $  18,021
Operating costs and expenses:
   Cost of revenues (excluding depreciation,
     amortization, payroll and occupancy
     shown below)                                     9,663           9,737           2,723           4,505           5,953
   Selling, general and administrative               24,748          21,401          11,057          10,749          18,564
   Loss (gain) on impairment of assets                   --           3,221            (643)             --              --
   Restructuring charges                                 --          24,834              --              --              --
   Depreciation and amortization                     12,012          12,174           3,929           2,454           3,606
                                                  ---------       ---------       ---------       ---------       ---------
Total operating costs and expenses                   46,423          71,367          17,066          17,708          28,123
                                                  ---------       ---------       ---------       ---------       ---------
Loss from operations:                               (23,044)        (49,978)        (10,561)         (5,006)        (10,102)
   Interest and financing expense, net              (19,058)        (13,161)           (268)         (2,363)         (3,503)
   Other income (expense)                               110            (506)           (113)           (145)            (12)
   Gain on debt discharge                                --              --         427,066              --              --
   Minority interest in subsidiary                      389             955           4,434              --              --
   Reorganization items                                  --          (5,598)         (2,164)             --              --
   Fresh start accounting adjustments                    --              --        (148,569)             --              --
                                                  ---------       ---------       ---------       ---------       ---------
Net (loss) income                                   (41,603)        (68,288)        269,825          (7,514)        (13,617)
   Dividends and accretion on
   preferred stock                                   (1,848)         (1,329)             --              --
                                                  ---------       ---------       ---------       ---------       ---------
Net (loss) income attributable to
common stockholders                               $ (43,451)      $ (69,617)      $ 269,825       $  (7,514)      $ (13,617)
                                                  =========       =========       =========       =========       =========

Basic (loss) earnings per share
attributed to common stockholders                 $   (1.11)      $   (1.75)      $    6.52       $   (0.46)      $   (0.83)
                                                  =========       =========       =========       =========       =========

Diluted (loss) earnings per share
attributed to common stockholders                 $   (1.11)      $   (1.75)      $    5.37       $   (0.46)      $   (0.83)
                                                  =========       =========       =========       =========       =========

                         415 GREENWICH STREET GC MM LLC

                                TABLE OF CONTENTS





                                                                          PAGE
                                                                         ------

Independent Auditors' Report.............................................. F-43

Consolidated Balance Sheets............................................... F-44

Consolidated Statements of Operations and Member's (Deficit).............. F-45

Consolidated Statements of Cash Flows..................................... F-46

Notes to Consolidated Financial Statements................................ F-47

                          INDEPENDENT AUDITORS' REPORT




To the Member of
415 Greenwich Street GC MM LLC
New York, New York


We have audited the accompanying consolidated balance sheets of 415 Greenwich Street GC MM LLC as of September 30, 2003 and 2002 (Successor Company) and the related consolidated statements of operations, and Member's (deficit) and cash flows for the year ended September 30, 2003, the five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company) and for the period from June 11, 2001 (inception) through September 30, 2001 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 415 Greenwich Street GC MM LLC as of September 30, 2003 and 2002 (Successor Company), and the results of its operations and its cash flows for the year ended September 30, 2003, the five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company) and for the period from June 11, 2001 (inception) through September 30, 2001 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.



/s/ Ehrenkrantz, Sterling & Co. LLC
Livingston, New Jersey
March 16, 2004

                         415 GREENWICH STREET GC MM LLC

                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in Thousands)

                                                                     Successor Company
                                                          ---------------------------------------
                                                           December 31,       September 30,
                                                              2003       ------------------------
                                                                             2003         2002
                                                          -----------    ------------  ----------
                                                          (Unaudited)
ASSETS

CURRENT ASSETS
    Cash .............................................      $   538       $   538       $   316
    Due from Globix Corporation ......................           --            34            75
    Property held for sale ...........................        2,637            --            --
                                                            -------       -------       -------

            TOTAL CURRENT ASSETS .....................        3,175           573           391

PROPERTY AND EQUIPMENT, net ..........................           --         5,812         4,253
                                                            -------       -------       -------

TOTAL ASSETS .........................................      $ 3,175       $ 6,385       $ 4,644
                                                            =======       =======       =======

LIABILITIES AND MEMBER'S (DEFICIT)

CURRENT LIABILITIES
    Note payable, Globix Corporation .................      $ 3,151       $ 1,368       $ 3,544
    Due to Globix Corporation ........................          105            --            --
    Accrued expenses .................................          761           721           541
                                                            -------       -------       -------
             TOTAL CURRENT LIABILITIES ...............        4,017         2,089         4,085

NOTE PAYABLE, Globix Corporation, less current portion           --         1,783         3,050

PUT OPTION LIABILITY .................................        2,968         2,968            --
                                                            -------       -------       -------

TOTAL LIABILITIES ....................................        6,985         6,840         7,135
                                                            -------       -------       -------

MINORITY INTEREST IN SUBSIDIARY ......................        1,652         5,004            --

MEMBER'S (DEFICIT) ...................................       (5,462)       (5,459)       (2,491)
                                                            -------       -------       -------

TOTAL LIABILITIES AND MEMBER'S (DEFICIT) .............      $ 3,175       $ 6,385       $ 4,644
                                                            =======       =======       =======





See Notes to Consolidated Financial Statements.

                         415 GREENWICH STREET GC MM LLC

          CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBER'S (DEFICIT)
                             (Amounts in Thousands)



                                                                   Successor Company                         Predecessor Company
                                                  -----------------------------------------------------  --------------------------
                                                                                            Five Months  Seven Months  June 11, 2001
                                                  For the Three Months Ended  Year Ended       Ended        Ended     (Inception) To
                                                  -------------------------  September 30, September 30,  April 30,    September 30,
                                                  December 31, December 31,      2003          2002          2002          2001
                                                      2003        2002       ------------  ------------  ------------ --------------
                                                  ------------ -----------
                                                  (Unaudited)  (Unaudited)

 RENTAL INCOME .................................   $ 1,925       $ 1,925         $ 7,700       $ 3,208     $ 4,492      $ 2,331
                                                   -------       -------         -------       -------     -------      -------
 OPERATING EXPENSES
      Rent expense .............................     1,850         1,850           7,400         3,083       4,317        2,241
      Legal expenses ...........................        --            --              --            --          --          372
      Management fees ..........................         3             3              10             4           6            3
      Loss on impairment of property held for sale   3,175            --              --            --          --           --
      Depreciation and amortization ............        --           109             475           138         693          296
                                                   -------       -------         -------       -------     -------      -------
           Total operating expenses ............     5,028         1,962           7,885         3,225       5,016        2,912
                                                   -------       -------         -------       -------     -------      -------
 LOSS FROM OPERATIONS ..........................    (3,103)          (37)           (185)          (17)       (524)        (581)

 OTHER DEDUCTION
      Fresh start accounting adjustments .......        --            --              --            --       6,620           --
      Interest expense .........................        49            71             253           178         230          120
                                                   -------       -------         -------       -------     -------      -------

 LOSS BEFORE MINORITY INTEREST .................    (3,152)         (108)           (438)         (195)     (7,374)        (701)

 MINORITY INTEREST .............................     3,149           108             438         --          5,078          701
                                                   -------       -------         -------       -------     -------      -------

 NET LOSS ......................................        (3)          (*)             (*)          (195)     (2,296)         (*)

 PUT OPTION ....................................        --          --            (2,968)           --          --           --

 MEMBER'S (DEFICIT), beginning of period .......    (5,459)       (2,491)         (2,491)       (2,296)         (*)          --
                                                   -------       -------         -------       -------     -------      -------
 MEMBER'S (DEFICIT), end of period .............   $(5,462)      $(2,491)        $(5,459)      $(2,491)    $(2,296)     $    (*)
                                                   =======       =======         =======       =======     =======      =======


(*) Represents an amount lower than $1.


See Notes to Consolidated Financial Statements.

                         415 GREENWICH STREET GC MM LLC

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)

                                                                         Successor Company                   Predecessor Company
                                                  ------------------------------------------------------  --------------------------
                                                                                                                        June 11,
                                                  For the Three Months Ended               Five Months  Seven Months      2001
                                                  --------------------------  Year Ended      Ended        Ended       (Inception)
                                                  December 31,  December 31, September 30, September 30,  April 30  To September 30,
                                                      2003          2002         2003          2002         2002          2001
                                                  ------------ ------------- ------------  ------------- ----------- ---------------
                                                   (Unaudited)   (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss .........................................   $  (3)       $  (*)       $    (*)       $  (195)     $(2,296)         $  (*)
  Adjustments to reconcile net
     loss to net cash provided
     by (used in) operating activities
 Loss on impairment of property held for sale ....    3,175           --            --             --           --              --
  Depreciation and amortization ..................       --          109           475            138          693             296
  Fresh Start Accounting Adjustment ..............       --           --            --              --       6,620              --
  Minority interest ..............................   (3,149)        (108)         (438)            --       (5,078)           (701)
  Changes in operating assets and liabilities
  Due from Globix Corporation ....................      140       (3,856)       (3,378)           (50)          66             (90)
  Accrued liabilities ............................       40         (459)         (375)           182          236             123
                                                     ------      -------       -------        -------      -------         -------

Net cash provided by (used in)
 Operating activities ............................      203       (4,314)       (3,716)            75          241            (372)
                                                     ------      -------       -------        -------      -------         -------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property equipment ..................     --           --          (2,058)          --           --            (5,406)
                                                     ------      -------       -------        -------      -------         -------

Net cash used in investing activities ............     --           --          (2,058)          --           --            (5,406)
                                                     ------      -------       -------        -------      -------         -------

CASH FLOWS FROM FINANCING ACTIVITIES
 Member capital contributions ....................     --          4,458         6,094           --           --             5,778
 Capital distribution ............................     (203)         (97)          (97)          --           --              --
                                                     ------      -------       -------        -------      -------         -------
Net cash provided by financing activities ........     (203)       4,361         5,997           --           --             5,778
                                                     ------      -------       -------        -------      -------         -------

NET INCREASE IN CASH AND CASH EQUIVALENTS ........     --             47           223             75          241            --

CASH AND CASH EQUIVALENTS, beginning of Period ...      538          316           316            241         --              --
                                                     ------      -------       -------        -------      -------         -------

CASH AND CASH EQUIVALENTS, end of Period ........    $  538      $   363       $   538        $   316      $   241         $  --
                                                     ======      =======       =======        =======      =======         =======
SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

CASH PAID FOR INTEREST ..........................    $   --      $   528       $   598        $   177      $   230         $   120
                                                     ======      =======       =======        =======      =======         =======
SIGNIFICANT NON-CASH INVESTING
  AND FINANCING ACTIVITIES:

Capital expenditure financed by
 note payable to Globix Corporation .............    $   --      $  --         $   --         $   --       $    --         $ 6,594
                                                     ======      =======       =======        =======      =======         =======
Put-option ......................................    $   --      $    --       $ 2,968        $    --      $    --         $    --
                                                     ======      =======       =======        =======      =======         =======

See Notes to Consolidated Financial Statements.

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

 Note 1: ORGANIZATION AND NATURE OF OPERATIONS

         415 Greenwich Street GC Tenant, LLC ("Tenant") was organized in New York on April 27, 2001. The purpose of the Tenant is to operate a lease, hold, maintain and operate a commercial property, including equipment, at 415 Greenwich Street, New York, NY (the "Property"), together with such other activities as may be necessary or advisable in connection with the ownership of the Property. The Tenant is owned 99.9% by Chevron TCI, Inc. (the "Investor Member") and 0.1% by 415 Greenwich Street GC MM LLC (the "Company" or "Managing Member"), a wholly owned subsidiary of Globix Corporation ("Globix" or the "Parent"). Globix reorganized under a Chapter 11 proceeding, emerging from bankruptcy as of April 25, 2002. In connection with its Plan of Reorganization, Globix adopted fresh start reporting, effective April 30, 2002 in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7
         "Financial Reporting by Entities in reorganization under the Bankruptcy Code." The effect of adopting fresh start accounting resulted in a revaluation of the Company's property and equipment
         (see Note 10).

         The Property is owned by 415 Greenwich Street GC LLC (the "Landlord"), a wholly owned subsidiary of Globix. The Property is leased (the "Master Lease") to the Tenant for a period of 35 years for approximately $7,400 per annum, subject to adjustments in the Consumer Price Index, as defined in the lease after the 10th year of the lease term. The Property is also subleased (the "Sublease") back to Globix for a period of twenty years for approximately $7,700 per annum.

         During October 2003 Globix reached an agreement to sell the Property for total cash consideration of approximately $60,000. In connection with the sale the Company recorded an impairment charge of $3,175 to write-down its investment in property and equipment to its market value less cost to sell. The sale of the Property was completed on January 22, 2004 and accordingly the Property is classified as of December 31, 2003 under current assets as property held for sale in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets". In connection with the completion of the Property sale, Globix and the Investor Member agreed on a $7,000 settlement payment to be made by Globix (See Notes 5 and 6).


         The following table describes the periods presented in the financial statements and related notes thereto:

         Period                                            Referred to as
         ------                                            --------------

         From May 1, 2002 through December 31, 2003       "Successor Company"

         From October 1, 2001 through April 30, 2002
           and for the fiscal year ended                  "Predecessor Company"
           September 30, 2001

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
         Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

         INTERIM FINANCIAL INFORMATION
         The consolidated financial information as of December 31, 2003 and for the three months ended December 31, 2003 and 2002 is unaudited, but includes all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its combined results of operations, financial position and cash flows. Results for the three months ended December 31, 2003 and 2002 are not necessarily indicative of results to be expected for the entire fiscal year.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its subsidiary. Included in the Company's consolidated results is a 0.01% owned subsidiary, 415 Greenwich GC Tenant, LLC. The Company controls all financial aspects of this entity. All significant intercompany accounts and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS
         All highly liquid investments with an original maturity of three months or less are considered to be cash and cash equivalents.

         REVENUE RECOGNITION
         The Company recognizes revenue from minimum base rents on a monthly basis.

         INCOME TAXES
         The Company is treated as a partnership for Federal and State income tax purposes. Consequently, Federal and State income taxes are not payable by or provided for the Company. The members account for their share of the Company's earnings, losses, deductions and credits on their Federal and State income tax returns.

         PROPERTY AND EQUIPMENT
         Property and equipment is stated at historical cost for the Predecessor Company adjusted for impairment and includes fresh start adjustments for the Successor Company. All identifiable assets recognized in accordance with fresh start accounting were recorded at the Effective Date based upon an independent appraisal. Depreciation is provided using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Equipment and furniture is depreciated over their estimated useful lives ranging from 3 to 7 years, leasehold improvements are depreciated over their estimated useful life - approximately 16 years.

         RECENT ACCOUNTING PRONOUNCEMENTS
         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of free standing financial instruments: (1) mandatorily redeemable financial instruments; (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. For all financial instruments entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately. For all other instruments of public companies, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003. For contracts that were created or modified before May 31, 2003 and still exist at the beginning of the first interim period beginning after June 15, 2003, entities should record the transition to SFAS No. 150 by reporting the cumulative effect of a change in an accounting principle. SFAS No. 150 prohibits entities from restating financial statements for earlier years presented. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.

         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin
         (ARB) No. 51", which relates to the identification of, and financial reporting for, variable-interest entities (VIEs). FIN No. 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN No. 46 are effective immediately for all arrangements entered into after January 31, 2003. For those arrangements entered into prior to February 1, 2003, the provisions of FIN No. 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. In October 2003, FASB Staff Position deferred the effective date for existing VIE arrangements created before February 1, 2003 to the first interim or annual reporting period that ends after December 15, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a liability to be recognized at the time a company issues a guarantee for the fair value of the obligations assumed under certain guarantee agreements. Additional disclosures about guarantee agreements are also required in the interim and annual financial statements. The adoption of FIN 45 did not have an effect on the Company's results of operations or financial position.

         CONCENTRATIONS OF CREDIT RISK
         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents

         IMPAIRMENT OF LONG-LIVED ASSETS
         Long-lived assets are reviewed for impairment whenever changes in circumstances indicate that the carrying amount cannot be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of the undiscounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. For the three months ended December 31, 2003 impairment charges amounted to $3,175 see Note 1.

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 3: PROPERTY AND EQUIPMENT

        Property and equipment is as follows:
                                                      Successor Company
                                                --------------------------
                                                        September 30,
                                                --------------------------
                                                   2003             2002
                                                -----------    -----------

         Equipment ...........................  $        73    $      117
         Furniture ...........................           31            31
         Leasehold improvements ..............        6,302         4,243
                                                -----------    ----------
                                                      6,406         4,391
         Less: Accumulated depreciation ......          594           138
                                                -----------    ----------
                                                $     5,812        $4,253
                                                ===========    ==========

Note 4: ACCRUED LIABILITIES

        Accrued liabilities consist of the following:

                                                      Successor Company
                                                  ----------------------
                                                        September 30
                                                  ----------------------
                                                     2003         2002
                                                  ----------    --------

              Priority return ..................  $      555      $   --
              Management expenses ..............          17          13
              Interest .........................         149         528
                                                  ----------    --------
                                                  $      721       $ 541
                                                  ==========    ========

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 5:  CAPITAL CONTRIBUTIONS

         In accordance with the operating agreement of the Company (the "Agreement") the Investor Member's committed capital contribution is $14,497. An additional commitment to capital totaling $2,052 in 2003, raised the committed amount to $16,549. The Investor Member's initial capital contribution was equal to $5,406 plus organizational expenses of $372 for a total of $5,778.

         The remainder of the capital contribution was to be paid based on a payment schedule ending no later than January 1, 2007 and until paid, is reflected as a capital contribution receivable in Members' Equity in the accompanying financial statements. The balance of the funding under the capital contribution is based upon the completion of future project related events, as defined in the Operating Agreement.

         The additional capital commitment noted in the preceding paragraph was paid in 2003 and other amounts were received timely accordingly to the payment schedule. The remaining balances of capital contributions due from the Investor Member as of September 30, 2003 are as follows:

         Year Ending September 30,
         ---------------------------------
         2004...............................  $   1,557
         2005...............................      1,479
         2006...............................      1,400
         2007...............................        241
                                              ----------
         Total                                $   4,677
                                              ==========


         The Agreement provides that in exchange for its capital contribution, the Investor Member will utilize the Historic Tax Credits generated from the Property renovation (see Note 7).

         As a result of the sale of the Property the Company will not receive the remaining balance of capital contributions - see Note 1.

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 6:  MEMBERS' EQUITY

         Equity interests are 99.9% and 0.1% for the Investor Member and the Managing Member, respectively. In general, the Operating Agreement stipulates that the profits and losses generated by the Company will be allocated to each member in proportion to each member's equity interest. However, in accordance with the Operating Agreement, certain special allocations shall be allocated differently.

         The Operating Agreement provides any Cash Flow, as defined, to be distributed or applied, within 90 days after each fiscal year as follows:

         First, to the members to provide for taxes resulting from the operations of the Company.

         Second, to the payment of the $10 annual Asset Management Fee to the Investor Member for the current year and any outstanding Assets Management Fee for any prior year.

         Third, to the payment of the Priority Return to the Investor Member for the current year and any outstanding Priority Return for any prior years (the Priority Return equals 3% of the Investor Member's Adjusted Capital Contribution, as defined).

         On October 7, 2002, the Company made a priority payment of $97 to the Investor Member of which approximately $53 pertained to September 30, 2001. The Company has not paid a priority return for the year ended September 30, 2002 and September 30, 2003 but estimates additional amounts due are approximately $555.

         Fourth, to the payment of any Project Expense Loans, (see note 9).

         Fifth, to the payment of the Incentive Management Fee, as defined.

         Sixth, any balance shall be distributed 99.9% to the Investor Member and 0.1% to the Managing Member.

         In connection with the above transaction, the Investor Member has a put option with the Company. The put option provides that during the six months following the 61st month after the date of the certification of the qualifying rehabilitation expenditures) (the "Certification Date"), which occurred on September 17, 2002, the Investor Member may require the Company to purchase the Investor Members' interest in the LLC for an amount equal to 25% of the Investor Members' capital contribution in the LLC. If the Investor Member does not exercise its put option, the Company may exercise a call option during a period of 24 months following the 73rd month after the Certification Date. The call option allows the Company to acquire the Investor Members' interest in the LLC for the greater of the fair market value of the Investor interest in the LLC or an amount equal, on an after tax basis, to taxes payable by the Investor
         Member upon the sale of its investment.

         The Put option that the Company has written has been recorded at its fair value and will be marked to fair value through member's deficit. At September 30, 2003 and 2002, the fair value of this option approximated $2,968 and $0, respectively.

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 6:  MEMBERS' EQUITY (Continued)

         Upon certain events including the sale of the Property at any time after 2007 (to the extent the above mentioned put/call options have not been exercised), the Company is obligated to pay the Investor Member 30% of any proceeds received in excess of the cost of the Property. In the event that the Property is sold anytime before 2007, the Company is obligated to pay to the Investor Member its capital contribution (less any unrecaptured Tax Credits available to the Investor Member), plus any loss attributable to the projected economic benefits to the Investor Member and any other amounts owed to the Investor Member (as defined). The above potential commitment is mitigated during the initial 60 months following the Certification Date by the Company's right to terminate the transaction by paying the difference between a 20% annual return on the Investor Members' capital contribution up to the termination date and the Investor Members' actual return up to the termination date.

         See also Note 1 regarding the sale of the Property during October 2003.

Note 7:  HISTORIC TAX CREDIT

         The Property is listed on the National Register of Historic Places. Consequently, renovation expenditures to the Property, made by the Tenant, qualify for Federal tax credits as defined by the Internal Revenue Code ("IRC"). The Property qualifies for an IRC Section 205 historic tax credit, estimated to be approximately $16,500. The Company has entered into an agreement with the Landlord whereby the Landlord has filed an election with the Internal Revenue Service, whereby the tax credits generated from the renovation to the Property will be passed through to the Company under the Master Lease.

Note 8:  RELATED PARTY TRANSACTIONS

         Commencing June 11, 2001, the Tenant entered into the Master Lease with the Landlord, an affiliated company through common control. The lease terms provide for a term of 35 years, with a set base annual rent of approximately $7,400 to be paid monthly for a ten year period, through June 11, 2011. Payments of rent have been made through an intercompany account between the two companies and Globix. At the end of the ten year period under a net lease arrangement, an adjustment will be made to reflect the cumulative change in the Consumer Price Index. There will be an additional adjustment after 20, 25 and 30 years. The Lease has a provision allowing the Landlord to terminate the lease under certain conditions upon a payment of a certain Lease Termination Payment, as defined.

         Commencing June 11, 2001 the Tenant entered into a sublease with Globix for a 20 year period. The Sublease provides for a fixed annual rent of approximately $7,700, payable monthly, for the first ten years and is subject to an increase to reflect the cumulative change in the Consumer Price Index. At expiration, the Property can be leased to Globix or some other party at fair market value.

         The Tenant has purchased equipment in the amount of $12,000 from Globix. In connection with the purchase, the Tenant issued Globix a note payable (the "Note"). The Note will be paid based on a payment schedule ending no later than January 1, 2006. The Note bears interest at 6% per annum. The Note calls for principal payments of $1,368, $1,372 and $411 during 2004, 2005 and 2006 respectively.

         As a result of the sale of the Property in January 2004, the debt due to Globix was classified as a current liability as it is expected to be settled within 12 months from the date of sale.

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 9:  GUARANTEE

         In connection with the consummation of the Parents' Plan of Reorganization, the 415 Greenwich Street GC Tenant, LLC became a guarantor of 11% Senior Secured Notes issued by Globix Corporation.
         On March 3, 2004 Globix paid $44,000 of the 11% Senior Notes with the proceeds obtained through the sale of its 415 Greenwich Street property (see Note 1). Subsequent to the repurchase, $68,000 of 11% Senior Notes remain outstanding.

                         415 GREENWICH STREET GC MM LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 10: FRESH START ADJUSTMENTS

         The total reorganization value as of April 30, 2002 assigned to the entity was based upon an independent appraisal of the property. The effect of the implementation of the Globix Plan of reorganization on its subsidiary is as follows:

                                                               ASSETS

                                                              Pre-Fresh Start                           (Successor
                                                              Balance Sheet           Fresh-Start         Company)
                                                              April 30, 2002           Adjustment      April 30, 2002
                                                              ---------------        -------------    ---------------
          Cash                                                  $    241              $      --          $    241
                                                                --------               --------          --------

          Due from affiliate                                          25                     --                25
                                                                --------               --------          --------

                  Property and equipment                          12,000                 (7,609)            4,391
                  Accumulated depreciation                          (989)                   989                --
                                                                --------               --------          --------
                                                                                                               --
                                                                  11,011                 (6,620)            4,391
                                                                --------               --------          --------

           TOTAL ASSETS                                        $  11,277               $ (6,620)         $  4,657
                                                               =========               ========          ========

                                       LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
          CURRENT LIABILITIES
          Accrued expenses                                       $   359               $     --          $    359
          Note payable to Globix Corporation -
             current portion                                       3,544                     --             3,544
                                                                --------               --------          --------

          Total current liabilities                                3,903                     --             3,903
                                                                --------               --------          --------

          Note payable to Globix Corporation,
             less current portion                                  3,050                     --             3,050
                                                                --------               --------          --------

          Total liabilities                                        6,953                     --             6,953
                                                                --------               --------          --------


          MEMBERS' EQUITY
                Members' Equity                                   13,043                (6,620)             6,423
                Less: Capital contribution receivable-
                   Investor Member                               (8,719)                     --            (8,719)
                                                                --------               --------          --------

                Total members' equity (DEFICIT)                    4,324                 (6,620)           (2,296)
                                                                --------               --------          --------

          TOTAL LIABILITIES AND                                 $ 11,277               $ (6,620)         $  4,657
                                                                ========               ========          ========
          MEMBERS' EQUITY


Note 11: PROJECT EXPENSE LOANS

         The Managing Member agrees that, if at any time, the Company requires funds to eliminate any operating deficit, the Managing Member shall loan to the Company the funds required. Such loans, which will bear interest at an annual rate equal to the Designated Prime Rate plus 1%, shall be evidenced by unsecured promissory notes of the Company, and are referred to as "Project Expense Loans". Any Project Expense Loans shall be repaid as specified and no recourse for the payment thereof may be had against any other property of the Company or against any member. At September 30, 2003 there are no Project Expense Loans outstanding.

                       415 GREENWICH STREET GC TENANT LLC

                                TABLE OF CONTENTS



                                                                          PAGE
                                                                         -------

Independent Auditors' Report.............................................. F-57

Balance Sheets............................................................ F-58

Statements of Operations.................................................. F-59

Statements of Member's Equity (Deficit)................................... F-60

Statements of Cash Flows.................................................. F-61

Notes to Financial Statements............................................. F-62

                          INDEPENDENT AUDITORS' REPORT




To the Members of
415 Greenwich Street GC Tenant LLC
New York, New York

We have audited the accompanying balance sheets of 415 Greenwich Street GC Tenant LLC as of September 30, 2003 and 2002 (Successor Company) and the related statements of operations, members' equity (deficit) and cash flows for the year ended September 30, 2003, the five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company) and for the period from June 11, 2001 (inception) through September 30, 2001 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 415 Greenwich Street GC Tenant LLC as of September 30, 2003 and 2002 (Successor Company), and the results of its operations and its cash flows for the year ended September 30, 2003, the five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company) and for the period from June 11, 2001 (inception) through September 30, 2001 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.



/s/ Ehrenkrantz, Sterling & Co. LLC
Livingston, New Jersey
March 16, 2004

                       415 GREENWICH STREET GC TENANT LLC

                                 BALANCE SHEETS
                             (Amounts in Thousands)


                                                                       Successor Company
                                                          ----------------------------------------
                                                           December 31,         September 30,
                                                              2003       -------------------------
                                                          --------------     2003         2002
                                                          (Unaudited)    -----------   -----------

ASSETS
CURRENT ASSETS
    Cash ..............................................      $   538       $   538       $   316
    Due from Globix Corporation .......................           --            34            75
    Property held for sale ............................        2,637            --            --
                                                             -------       -------       -------
            TOTAL CURRENT ASSETS ......................        3,175           573           391

PROPERTY AND EQUIPMENT, net ...........................           --         5,812         4,253
                                                             -------       -------       -------

TOTAL ASSETS ..........................................      $ 3,175       $ 6,385       $ 4,644
                                                             =======       =======       =======

LIABILITIES AND MEMBER'S (DEFICIT)

CURRENT LIABILITIES
    Note payable, Globix Corporation ..................      $ 3,151       $ 1,368       $ 3,544
    Due to Globix Corporation .........................          105            --            --
    Accrued expenses ..................................          761           721           541
                                                             -------       -------       -------
              TOTAL CURRENT LIABILITIES ................       4,017         2,089         4,085

NOTE PAYABLE, Globix Corporation, less current portion            --         1,783         3,050

PUT OPTION LIABILITY ..................................        2,968         2,968            --
                                                             -------       -------       -------
TOTAL LIABILITIES .....................................        6,985         6,840         7,135
                                                             -------       -------       -------

MEMBERS' (DEFICIT)
Members' Equity .......................................          867         4,222         6,228

Less: Capital contribution receivable - Investor Member       (4,677)       (4,677)       (8,719)
                                                             -------       -------       -------
Total members' deficit ................................       (3,810)         (455)       (2,491)
                                                             -------       -------       -------
 TOTAL LIABILITIES AND MEMBER'S (DEFICIT) ..............     $ 3,175       $ 6,385       $ 4,644
                                                             =======       =======       =======

See Notes to Financial Statements.

                       415 GREENWICH STREET GC TENANT LLC

                            STATEMENTS OF OPERATIONS
                             (Amounts in Thousands)


                                                                   Successor Company                         Predecessor Company
                                                  -------------------------------------------------------- -------------------------
                                                                                                 Five         Seven       June 11,
                                                    For the Three Months Ended     Year          Months       Months       2001
                                                   ---------------------------     Ended         Ended        Ended   (Inception) To
                                                   December 31,   December 31, September 30,  September 30,  April 30, September 30,
                                                       2003           2002         2003           2002         2002        2001
                                                   ------------  ------------- -------------  ------------  ---------- -------------
                                                   (Unaudited)   (Unaudited)


RENTAL INCOME .................................     $ 1,925        $ 1,925        $ 7,700       $ 3,208       $ 4,492     $ 2,331
                                                    -------        -------        -------       -------       -------     -------
OPERATING EXPENSES
     Rent expense .............................       1,850          1,850          7,400         3,083         4,317       2,241
     Legal expenses ...........................          --             --             --            --            --         372
     Management fees ..........................           3              3             10             4             6           3
     Loss on impairment of property held for sale     3,175             --             --            --            --          --
     Depreciation and amortization ............          --            109            475           138           693         296
                                                    -------        -------        -------       -------       -------     -------
          Total operating expenses ............       5,028          1,962          7,885         3,225         5,016       2,912
                                                    -------        -------        -------       -------       -------     -------
LOSS FROM OPERATIONS ..........................      (3,103)           (37)          (185)          (17)         (524)       (581)

OTHER DEDUCTION
     Fresh start accounting adjustments .......          --             --             --            --         6,620         --
     Interest expense .........................          49             71            253           178           230         120
                                                    -------        -------        -------       -------       -------     -------
NET LOSS ......................................     $(3,152)       $  (108)       $  (438)      $  (195)      $(7,374)    $  (701)
                                                    =======        =======        =======       =======       =======     =======


See Notes to Financial Statements.

                       415 GREENWICH STREET GC TENANT LLC

                     STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                             (Amounts in Thousands)


                                                       Investor      Managing
                                                        Member        Member        Total
                                                      ----------    ----------    ---------

MEMBERS' EQUITY, as of June 11, 2001 (Inception)      $     --       $    --       $     --

Capital contributions ..........................        14,497            --         14,497

Less: Capital contributions receivable .........        (8,719)           --         (8,719)

Net loss .......................................          (700)           (*)          (701)
                                                      --------       -------       --------
MEMBERS' EQUITY as of September 30,
2001 (Predecessor Company) .....................         5,078            (*)         5,078

Net loss .......................................        (5,078)       (2,296)        (7,374)
                                                      --------       -------       --------
MEMBERS' (DEFICIT) as of April 30, 2002
   (Successor Company) .........................            --        (2,296)        (2,296)

Net loss .......................................            --          (195)          (195)
                                                      --------       -------       --------
MEMBERS' (DEFICIT) as of September 30,
2002 (Successor Company) .......................            --        (2,491)        (2,491)

Capital contributions ..........................         6,094            --          6,094

Capital distribution ...........................           (97)           --            (97)

Unpaid priority return .........................          (555)           --           (555)

Put - option ...................................            --        (2,968)        (2,968)

Net loss .......................................          (438)           (*)          (438)
                                                      --------       -------       --------
MEMBERS' EQUITY, (DEFICIT) as of September 30,
2003 (Successor Company) .......................         5,004        (5,459)          (455)

Capital distribution (Unaudited) ...............          (203)           --           (203)

Net loss (Unaudited) ...........................        (3,149)           (3)        (3,152)
                                                      --------       -------       --------
MEMBERS' EQUITY, (DEFICIT) as of December 31,
2003 (Successor Company) (Unaudited) ...........      $  1,652       $(5,462)      $ (3,810)
                                                      ========       =======       ========
MEMBERS' (DEFICIT) as of September 30,
2002 (Successor Company) .......................      $     --       $(2,491)      $ (2,491)

Capital contributions (Unaudited) ..............         4,458            --          4,458

Capital distribution (Unaudited) ...............           (97)           --            (97)

Net loss (Unaudited) ...........................          (108)           (*)          (108)
                                                      --------       -------       --------
MEMBERS' EQUITY, (DEFICIT) as of December 31,
2002 (Successor Company) (Unaudited) ...........      $  4,253       $(2,491)      $  1,762
                                                      ========       =======       ========


(*) Represents an amount less than $1.


See Notes to Financial Statements.

                       415 GREENWICH STREET GC TENANT LLC

                            STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)

                                                                         Successor Company                    Predecessor Company
                                                    ------------------------------------------------------  ------------------------
                                                                                                                           June 11,
                                                    For the Three Months Ended                Five Months   Seven Months     2001
                                                    --------------------------   Year Ended      Ended        Ended      (Inception)
                                                      December    December 31,  September 30, September 30,  April 30,  To September
                                                      31, 2003        2002         2003           2002         2002       30, 2001
                                                    ------------ ------------- -------------  -------------  ----------- -----------
                                                     (Unaudited)   (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ........................................   $(3,152)       $  (108)     $  (438)       $ (195)      $(7,374)       $  (701)

  Adjustments to reconcile net loss to
     net cash provided
     by (used in) operating activities
 Loss on impairment of property held for sale ...     3,175             --           --             --           --             --
  Depreciation and amortization .................        --            109          475            138          693            296
  Fresh Start Accounting Adjustment .............        --                          --             --        6,620             --
  Changes in operating assets and liabilities
  Due from Globix Corporation ...................       140         (3,856)      (3,378)           (50)          66            (90)
  Accrued liabilities ...........................        40           (459)        (375)           182          236            123
                                                    -------        -------      -------        -------      -------        -------

Net cash provided by (used in)
  Operating activities ..........................       203         (4,314)      (3,716)            75          241           (372)
                                                    -------        -------      -------        -------        -----        -------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property equipment .................        --             --       (2,058)            --           --         (5,406)
                                                    -------        -------      -------        -------        -----        -------

Net cash used in investing activities ...........        --             --       (2,058)            --           --
                                                    -------        -------      -------        -------        -----        -------

CASH FLOWS FROM FINANCING ACTIVITIES
 Member capital contributions ...................        --          4,458        6,094             --           --          5,778
 Capital distribution ...........................      (203)           (97)         (97)            --           --             --
                                                    -------        -------      -------        -------        -----        -------
Net cash provided by financing activities .......      (203)         4,361        5,997             --           --          5,778
                                                    -------        -------      -------        -------        -----        -------

NET INCREASE IN CASH AND CASH EQUIVALENTS .......        --             47          223             75          241             --

CASH AND CASH EQUIVALENTS, beginning of Period ..       538            316          316            241           --             --
                                                    -------        -------      -------        -------        -----        -------

CASH AND CASH EQUIVALENTS, end of Period ........   $   538        $   363      $   538        $   316        $ 241        $    --
                                                    =======        =======      =======        =======        =====        =======

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

CASH PAID FOR INTEREST ..........................   $    --        $   528      $   598        $   177        $ 230        $   120
                                                    =======        =======      =======        =======        =====        =======

SIGNIFICANT NON-CASH INVESTING
  AND FINANCING ACTIVITIES:

Capital expenditure financed
  by note payable to Globix Corporation .........   $    --        $    --      $    --             --           --        $ 6,594
                                                    =======        =======      =======        =======        =====        =======
Put-option ......................................   $    --          $  --      $ 2,968        $    --        $  --        $    --
                                                    =======        =======      =======        =======        =====        =======

See Notes to Financial Statements

                       415 GREENWICH STREET GC TENANT LLC

                           NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 1:    ORGANIZATION AND NATURE OF OPERATIONS

           415 Greenwich Street GC Tenant, LLC (the "Company") was organized in New York on April 27, 2001. The purpose of the Company is to operate a lease, hold, maintain and operate a commercial property, including equipment, at 415 Greenwich Street, New York, NY (the "Property"), together with such other activities as may be necessary or advisable in connection with the ownership of the Property. The Company is owned 99.9% by Chevron TCI, Inc. (the "Investor Member") and 0.1% by 415 Greenwich Street GC MM LLC (the "Managing Member"), a wholly owned subsidiary of Globix Corporation ("Globix" or the "Parent"). Globix reorganized under a Chapter 11 proceeding, emerging from bankruptcy as of April 25, 2002. In connection with its Plan of Reorganization, Globix adopted fresh start reporting, effective April 30, 2002 in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in reorganization under the Bankruptcy Code." The effect of adopting fresh start accounting resulted in a revaluation of the Company's property and equipment (see Note 8).

           The property is owned by 415 Greenwich Street GC LLC (the "Landlord"), a wholly owned subsidiary of Globix. The Property is leased (the "Master Lease") to the Company for a period of 35 years for approximately $7,400 per annum, subject to adjustments in the Consumer Price Index, as defined in the lease after the 10th year of the lease term. The Property is also subleased (the "Sublease") back to Globix for a period of twenty years for approximately $7,700 per annum.

           During October 2003 Globix reached an agreement to sell the Property for total cash consideration of approximately $60,000. In connection with the sale the Company recorded an impairment charge of $3,175 to write-down its investment in property and equipment to its market value less cost to sell. The sale of the Property was completed on January 22, 2004 and accordingly the Property is classified as of December 31, 2003 under current assets as property held for sale in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets". In connection with the completion of the Property sale, Globix and the Investor Member agreed on a $7,000 settlement payment to be made by Globix (See Notes 5 and 6).

         The following table describes the periods presented in the financial statements and related notes thereto:

           Period                                          Referred to as
           ------                                          --------------

           From May 1, 2002 through December 31, 2003      "Successor Company"

           From October 1, 2001 through April 30, 2002     "Predecessor Company"
             and for the fiscal year
             ended September 30, 2001

Note 2:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           USE OF ESTIMATES
           Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

           INTERIM FINANCIAL INFORMATION
           The consolidated financial information as of December 31, 2003 and for the three months ended December 31, 2003 and 2002 is unaudited, but includes all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its combined results of operations, financial position and cash flows. Results for the three months ended December 31, 2003 and 2002 are not necessarily indicative of results to be expected for the entire fiscal year.

                       415 GREENWICH STREET GC TENANT LLC

                           NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CASH AND CASH EQUIVALENTS

         All highly liquid investments with an original maturity of three months or less are considered to be cash and cash equivalents.

         REVENUE RECOGNITION
         The Company recognizes revenue from minimum base rents on a monthly basis.

         INCOME TAXES
         The Company is treated as a partnership for Federal and State income tax purposes. Consequently, Federal and State income taxes are not payable by or provided for the Company. The members account for their share of the Company's earnings, losses, deductions and credits on their Federal and State income tax returns.

         PROPERTY AND EQUIPMENT
         Property and equipment is stated at historical cost for the Predecessor Company adjusted for impairment and includes fresh start adjustments for the Successor Company. All identifiable assets recognized in accordance with fresh start accounting were recorded at the Effective Date based upon an independent appraisal. Depreciation is provided using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Equipment and furniture is depreciated over their estimated useful lives ranging from 3 to 7 years, leasehold improvements are depreciated over their estimated useful life - approximately 16 years.

         RECENT ACCOUNTING PRONOUNCEMENTS
         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of free standing financial instruments: (1) mandatorily redeemable financial instruments; (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. For all financial instruments entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately. For all other instruments of public companies, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003. For contracts that were created or modified before May 31, 2003 and still exist at the beginning of the first interim period beginning after June 15, 2003, entities should record the transition to SFAS No. 150 by reporting the cumulative effect of a change in an accounting principle. SFAS No. 150 prohibits entities from restating financial statements for earlier years presented. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.

                       415 GREENWICH STREET GC TENANT LLC

                           NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 2:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51", which relates to the identification of, and financial reporting for, variable-interest entities (VIEs). FIN No. 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN No. 46 are effective immediately for all arrangements entered into after January 31, 2003. For those arrangements entered into prior to February 1, 2003, the provisions of FIN No. 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. In October 2003, FASB Staff Position deferred the effective date for existing VIE arrangements created before February 1, 2003 to the first interim or annual reporting period that ends after December 15, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

           In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a liability to be recognized at the time a company issues a guarantee for the fair value of the obligations assumed under certain guarantee agreements. Additional disclosures about guarantee agreements are also required in the interim and annual financial statements. The adoption of FIN 45 did not have an effect on the Company's results of operations or financial position.

           CONCENTRATIONS OF CREDIT RISK
           Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents

           IMPAIRMENT OF LONG-LIVED ASSETS
           Long-lived assets are reviewed for impairment whenever changes in circumstances indicate that the carrying amount any not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of the undiscounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. For the three months ended December 31, 2003 impairment charges amounted to $3,175 see Note 1.


Note 3:    PROPERTY AND EQUIPMENT

           Property and equipment is as follows:
                                                          Successor Company
                                                   ----------------------------
                                                           September 30,
                                                   ----------------------------
                                                       2003            2002
                                                   ------------     -----------

              Equipment .........................       $   73         $ 117
              Furniture .........................           31            31
              Leasehold improvements ............        6,302         4,243
                                                   -----------     ----------
                                                         6,406         4,391
              Less: Accumulated depreciation ....          594           138
                                                   -----------     ----------
                                                   $     5,812     $   4,253
                                                   ===========     ==========

                       415 GREENWICH STREET GC TENANT LLC

                           NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 4:    ACCRUED LIABILITIES

             Accrued liabilities consist of the following:

                                                      Successor Company
                                                   -------------------------
                                                          September 30
                                                  -------------------------
                                                    2003               2002
                                                  ----------     ----------

              Priority return ................... $      555     $      --
              Management expenses ...............         17            13
              Interest ..........................        149           528
                                                  ----------     ----------
                                                  $      721     $     541
                                                  ==========     ==========

Note 5:  CAPITAL CONTRIBUTIONS

         In accordance with the operating agreement of the Company (the "Agreement") the Investor Member's committed capital contribution is $14,497. An additional commitment to capital totaling $2,052 in 2003, raised the committed amount to $16,549. The Investor Member's initial capital contribution was equal to $5,406 plus organizational expenses of $372 for a total of $5,778.

         The remainder of the capital contribution was to be paid based on a payment schedule ending no later than January 1, 2007 and until paid, is reflected as a capital contribution receivable in Members' Equity in the accompanying financial statements. The balance of the funding under the capital contribution is based upon the completion of future project related events, as defined in the Operating Agreement.

         The additional capital commitment noted in the preceding paragraph was paid in 2003 and other amounts were received timely accordingly to the payment schedule. The remaining balances of capital contributions due from the Investor Member as of September 30, 2003 are as follows:

         Year Ending September 30,
         ---------------------------------
         2004...............................  $   1,557
         2005...............................      1,479
         2006...............................      1,400
         2007...............................        241
                                              ----------
         Total                                $   4,677
                                              ==========


         The Agreement provides that in exchange for its capital contribution, the Investor Member will utilize the Historic Tax Credits generated from the Property renovation (see Note 7).

         As a result of the sale of the Property the Company will not receive the remaining balance of capital contributions - see Note 1.

                       415 GREENWICH STREET GC TENANT LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 6:  MEMBERS' EQUITY

         Equity interests are 99.9% and 0.1% for the Investor Member and the Managing Member, respectively. In general, the Operating Agreement stipulates that the profits and losses generated by the Company will be allocated to each member in proportion to each member's equity interest. However, in accordance with the Operating Agreement, certain special allocations shall be allocated differently.

         The Operating Agreement provides any Cash Flow, as defined, to be distributed or applied, within 90 days after each fiscal year as follows:

         First, to the members to provide for taxes resulting from the operations of the Company.

         Second, to the payment of the $10 annual Asset Management Fee to the Investor Member for the current year and any outstanding Assets Management Fee for any prior year.

         Third, to the payment of the Priority Return to the Investor Member for the current year and any outstanding Priority Return for any prior years (the Priority Return equals 3% of the Investor Member's Adjusted Capital Contribution, as defined).

         On October 7, 2002, the Company made a priority payment of $97 to the Investor Member of which approximately $53 pertained to September 30, 2001. The Company has not paid a priority return for the year ended September 30, 2002 and September 30, 2003 but estimates additional amounts due are approximately $555.

         Fourth, to the payment of any Project Expense Loans, (see note 9).

         Fifth, to the payment of the Incentive Management Fee, as defined.

         Sixth, any balance shall be distributed 99.9% to the Investor Member and 0.1% to the Managing Member.

         In connection with the above transaction, the Investor Member has a put option with the Company. The put option provides that during the six months following the 61st month after the date of the certification of the qualifying rehabilitation expenditures) (the "Certification Date"), which occurred on September 17, 2002, the Investor Member may require the Company to purchase the Investor Members' interest in the LLC for an amount equal to 25% of the Investor Members' capital contribution in the LLC. If the Investor Member does not exercise its put option, the Company may exercise a call option during a period of 24 months following the 73rd month after the Certification Date. The call option allows the Company to acquire the Investor Members' interest in the LLC for the greater of the fair market value of the Investor interest in the LLC or an amount equal, on an after tax basis, to taxes payable by the Investor Member upon the sale of its investment.

         The Put option that the Company has written has been recorded at its fair value and will be marked to fair value through member's deficit. At September 30, 2003 and 2002, the fair value of this option approximated $2,968 and $0, respectively.

                       415 GREENWICH STREET GC TENANT LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 6:  MEMBERS' EQUITY (Continued)

         Upon certain events including the sale of the Property at any time after 2007 (to the extent the above mentioned put/call options have not been exercised), the Company is obligated to pay the Investor Member 30% of any proceeds received in excess of the cost of the Property. In the event that the Property is sold anytime before 2007, the Company is obligated to pay to the Investor Member its capital contribution (less any unrecaptured Tax Credits available to the Investor Member), plus any loss attributable to the projected economic benefits to the Investor Member and any other amounts owed to the Investor Member (as defined). The above potential commitment is mitigated during the initial 60 months following the Certification Date by the Company's right to terminate the transaction by paying the difference between a 20% annual return on the Investor Members' capital contribution up to the termination date and the Investor Members' actual return up to the termination date.

         See also Note 1 regarding the sale of the Property during October 2003.

Note 7:  HISTORIC TAX CREDIT

         The Property is listed on the National Register of Historic Places. Consequently, renovation expenditures to the Property, made by the Company, qualify for Federal tax credits as defined by the Internal Revenue Code ("IRC"). The Property qualifies for an IRC Section 205 historic tax credit, estimated to be approximately $16,500. The Company has entered into an agreement with the Landlord whereby the Landlord has filed an election with the Internal Revenue Service, whereby the tax credits generated from the renovation to the Property will be passed through to the Company under the Master Lease.

                       415 GREENWICH STREET GC TENANT LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 8:  FRESH START ADJUSTMENTS

         The total reorganization value as of April 30, 2002 assigned to the entity was based upon an independent appraisal of the property. The effect of the implementation of the Globix Plan of reorganization on its subsidiary is as follows:

                                     ASSETS

                                                              Pre-Fresh Start                          (Successor
                                                              Balance Sheet        Fresh-Start           Company)
                                                              April 30, 2002       Adjustment         April 30, 2002
                                                              --------------       -----------        --------------
          Cash                                                  $    241               $     --          $    241
                                                                --------               --------          --------

          Due from affiliate                                          25                     --                25
                                                                --------               --------          --------

                  Property and equipment                          12,000                 (7,609)            4,391
                  Accumulated depreciation                          (989)                   989                --
                                                                --------               --------          --------
                                                                  11,011                 (6,620)            4,391
                                                                --------               --------          --------
           TOTAL ASSETS                                        $  11,277               $ (6,620)         $  4,657
                                                               =========               ========          ========

                                       LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
          CURRENT LIABILITIES
          Accrued expenses                                      $   359               $     --           $    359
          Note payable to Globix Corporation -
             current portion                                      3,544                     --              3,544
                                                               --------               --------           --------
          Total current liabilities                               3,903                     --              3,903

          Note payable to Globix Corporation,
             less current portion                                 3,050                     --              3,050
                                                               --------               --------           --------
          Total liabilities                                       6,953                     --              6,953
                                                               --------               --------           --------

          MEMBERS' EQUITY
                Members' Equity                                  13,043                (6,620)              6,423
                Less: Capital contribution receivable -
                   Investor Member                               (8,719)                   --              (8,719)
                                                               --------               --------           --------

                Total members' equity (DEFICIT)                   4,324                (6,620)             (2,296)
                                                               --------               --------           --------

          TOTAL LIABILITIES AND MEMBERS' EQUITY                $ 11,277               $ (6,620)          $  4,657
                                                               ========               ========           ========


Note 9:  GUARANTEE

         In connection with the consummation of the Parents' Plan of Reorganization, the 415 Greenwich Street GC Tenant, LLC became a guarantor of 11% Senior Secured Notes issued by Globix Corporation. On March 3, 2004 Globix paid $44,000 of the 11% Senior Notes with the proceeds obtained through the sale of its 415 Greenwich Street property (see Note 1). Subsequent to the repurchase, $68,000 of 11% Senior Notes remain outstanding.

                       415 GREENWICH STREET GC TENANT LLC

                           NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 10:   RELATED PARTY TRANSACTIONS

           Commencing June 11, 2001, the Company entered into the Master Lease with the Landlord, an affiliated company through common control. The lease terms provide for a term of 35 years, with a set base annual rent of approximately $7,400 to be paid monthly for a ten year period, through June 11, 2011. Payments of rent have been made through an intercompany account between the two companies and Globix. At the end of the ten-year period under a net lease arrangement, an adjustment will be made to reflect the cumulative change in the Consumer Price Index. There will be an additional adjustment after 20, 25 and 30 years. The Lease has a provision allowing the Landlord to terminate the lease under certain conditions upon a payment of a certain Lease Termination Payment, as defined.

           Commencing June 11, 2001 the Company entered into a sublease with Globix for a 20-year period. The Sublease Lease provides for a fixed annual rent of approximately $7,700, payable monthly, for the first ten years and is subject to an increase to reflect the cumulative change in the Consumer Price Index. At expiration, the Property can be leased to Globix or some other party at fair market value.

           The Company has purchased equipment in the amount of $12,000 from Globix. In connection with the purchase, the Company issued Globix a note payable (the "Note"). The Note will be paid based on a payment schedule ending no later than January 1, 2006. The Note bears interest at 6% per annum. The note calls for principal payments of $1,368, $1,372, and $411 during 2004, 2005 and 2006, respectively.

           As a result of the sale of the Property in January 2004, the debt due to Globix was classified as a current liability as it is expected to be settled within 12 months from the date of sale.

Note 11:   PROJECT EXPENSE LOANS

           The Managing Member agrees that, if at any time, the Company requires funds to eliminate any operating deficit, the Managing Member shall loan to the Company the funds required. Such loans, which will bear interest at an annual rate equal to the Designated Prime Rate plus 1%, shall be evidenced by unsecured promissory notes of the Company, and are referred to as "Project Expense Loans". Any Project Expense Loans shall be repaid as specified and no recourse for the payment thereof may be had against any other property of the Company or against any member. At September 30, 2003 there are no Project Expense Loans outstanding.

                              415 GREENWICH GC, LLC

                                TABLE OF CONTENTS




                                                                          PAGE
                                                                         ------
Independent Auditors' Report.............................................  F-71

Balance Sheets...........................................................  F-72

Statements of Operations and Member's Equity (Deficit)...................  F-73

Statements of Cash Flows.................................................  F-74

Notes to Financial Statements............................................  F-75

                          INDEPENDENT AUDITORS' REPORT



To The Member
415 Greenwich GC, LLC
New York, New York


We have audited the accompanying balance sheets of 415 Greenwich GC, LLC as of September 30, 2003 and 2002 (Successor Company), and the related statements of operations and member's equity/(deficit)and cash flows for the year ended September 30, 2003, the five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company) and for the period from June 11, 2001 (inception) through September 30, 2001 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 415 Greenwich GC, LLC as of September 30, 2003 and 2002 (Successor Company) and the results of its operations and its cash flows for the year ended September 30, 2003, the five months ended September 30, 2002 (Successor Company), the seven months ended April 30, 2002 (Predecessor Company) and for the period from June 11, 2001 (inception) through September 30, 2001 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.




/s/ Ehrenkrantz, Sterling & Co. LLC
Livingston, New Jersey
March 16, 2004

                          415 GREENWICH STREET GC, LLC

                                 BALANCE SHEETS
                             (Amounts in Thousands)



                                                             Successor Company
                                                 -------------------------------------------
                                                  December 31,          September 30,
                                                     2003        ---------------------------
                                                 --------------     2003             2002
                                                  (Unaudited)   ------------     -----------

ASSETS

CURRENT ASSETS
    Property held for sale ....................     $  35,427       $      --       $     --
                                                    ---------       ---------       --------

            TOTAL CURRENT ASSETS ..............        35,427              --             --

Property, net .................................            --          35,427         36,223
Due from affiliated company ...................        18,891          17,041          9,641
                                                    ---------       ---------       --------

TOTAL ASSETS ..................................     $  54,318       $  52,468       $ 45,864
                                                    =========       =========       ========

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

Long-term liability to Globix Corporation .....     $  47,395       $  47,395       $ 47,395

Member's Equity (Deficit) .....................         6,923           5,073         (1,531)
                                                    ---------       ---------       --------

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)     $  54,318       $  52,468       $ 45,864
                                                    =========       =========       ========

See Notes to Financial Statements.

                          415 GREENWICH STREET GC, LLC

             STATEMENTS OF OPERATIONS AND MEMBER'S EQUITY (DEFICIT)
                             (Amounts in Thousands)



                                                                    Successor Company                       Predecessor Company
                                                 ------------------------------------------------------  --------------------------
                                                                                                                       June 11,
                                                 For the Three Months Ended               Five Months   Seven Months     2001
                                                 --------------------------  Year Ended      Ended         Ended      (Inception)
                                                 December 31,  December 31, September 30, September 30,  April 30,  To September 30,
                                                     2003          2002        2003           2002          2002        2001
                                                 ------------  ------------ ------------  -------------  ----------- --------------
                                                 (Unaudited)   (Unaudited)


RENTAL INCOME ................................      $ 1,850       $ 1,850       $ 7,400       $ 3,083       $ 4,317       $2,240
                                                    -------       -------       -------       -------       -------       ------

OPERATING EXPENSES
     Depreciation ............................           --           199           796           331           691          296
                                                    -------       -------       -------       -------       -------       ------
          Total operating expenses ...........           --           199           796           331           691          296
                                                    -------       -------       -------       -------       -------       ------
INCOME FROM OPERATIONS .......................        1,850         1,651         6,604         2,752         3,626        1,944

OTHER DEDUCTION
    Fresh start accounting adjustments .......           --            --            --            --         9,853           --
                                                    -------       -------       -------       -------       -------       ------

NET INCOME (LOSS) ............................        1,850         1,651         6,604         2,752        (6,227)       1,944

MEMBER'S EQUITY (DEFICIT), beginning of period
                                                      5,073        (1,531)       (1,531)       (4,283)        1,944         --
                                                    -------       -------       -------       -------       -------       ------
MEMBER'S EQUITY (DEFICIT), end of period .....      $ 6,923       $   120       $ 5,073       $(1,531)      $(4,283)      $1,944
                                                    =======       =======       =======       =======       =======       ======


See Notes to Financial Statements.

                          415 GREENWICH STREET GC, LLC

                            STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)



                                                                      Successor Company                       Predecessor Company
                                                   ------------------------------------------------------  ------------------------
                                                   For the Three Months Ended               Five Months  Seven Months   June 11,
                                                   --------------------------  Year Ended      Ended        Ended         2001
                                                   December 31, December 31,  September 30, September 30, April 30, To September 30,
                                                       2003        2002           2003          2002         2002         2001
                                                   ------------ ------------  ------------  ------------- ----------- -----------
                                                    (Unaudited)  (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ................................   $ 1,850      $ 1,651       $ 6,604       $ 2,752       $(6,227)      $ 1,944
  Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities
  Depreciation and amortization ..................        --          199           796           331           691           296
  Fresh Start Accounting Adjustment ..............        --           --            --            --         9,853            --
  Changes in operating assets
   and liabilities
  Due from related companies .....................    (1,850)      (1,850)       (7,400)       (3,083)       (4,317)       (2,240)
                                                     -------      -------       -------       -------       -------       -------

Net cash provided by (used in)
  Operating activities ...........................        --           --            --            --            --            --
                                                     -------      -------       -------       -------       -------       -------

NET INCREASE IN CASH AND CASH EQUIVALENTS ........        --           --            --            --            --            --

CASH AND CASH EQUIVALENTS, beginning of Period ...        --           --            --            --            --            --
                                                     -------      -------       -------       -------       -------       -------

CASH AND CASH EQUIVALENTS, end of Period .........   $    --      $    --       $    --       $    --       $    --       $    --
                                                     =======      =======       =======       =======       =======       =======


      See Notes to Financial Statements.

                          415 GREENWICH STREET GC, LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 1:    ORGANIZATION AND NATURE OF OPERATIONS

           415 Greenwich GC, LLC was formed June 11, 2000 for the purpose of acquiring commercial property at 415 Greenwich Street, New York, NY ("the Property"). Acquisition of the property occurred in September 2000 at a cost of $47,395. The parent company (see Note 7) advanced the funds for the purchase. The Company remained inactive until June 11, 2001, when they entered into a 35 year lease with its tenant, 415 Greenwich GC Tenant LLC (a related company) for $7,400 per annum, subject to adjustments in the Consumer Price Index, as defined in the lease after the 10th year of the lease term.

           During October 2003 Globix reached an agreement to sell the Property for total cash consideration of approximately $60,000. The sale of the Property was completed on January 22, 2004 and accordingly the Property is classified as of December 31, 2003 under current assets as property held for sale in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets". In connection with the completion of the Property sale, Globix and an investor member of a related party agreed on a $7,000 settlement payment to be made by Globix.

           The Company is a wholly owned subsidiary of Globix Corporation ("Globix"), which reorganized under a Chapter 11 proceeding, emerging from bankruptcy as of April 25, 2002. In connection with its Plan of reorganization, Globix adopted Fresh Start Reporting, effective April 30, 2002 in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in reorganization under the Bankruptcy Code." The effect of adopting Fresh Start Accounting resulted in a revaluation of the Company's Property, which is described in Note 5.


           The following table describes the periods presented in the financial statements and related notes thereto:

           Period                                          Referred to as
           ------                                          --------------

           From May 1, 2002 through December 31, 2003      "Successor Company"

           From October 1, 2001 through April 30,          "Predecessor Company"
             2002 and for the fiscal year
             ended September 30, 2001

Note 2:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           USE OF ESTIMATES
           Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

           INTERIM FINANCIAL INFORMATION
           The consolidated financial information as of December 31, 2003 and for the three months ended December 31, 2003 and 2002 is unaudited, but includes all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its combined results of operations, financial position and cash flows. Results for the three months ended December 31, 2003 and 2002 are not necessary indicative of results to be expected for the entire fiscal year.

                          415 GREENWICH STREET GC, LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 2:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           REVENUE RECOGNITION
           The Company recognizes revenue from minimum base rents on a monthly basis under a net lease arrangement, whereby the Tenant is responsible for all operating costs of the lease.

           INCOME TAXES
           The Company is treated as a partnership for Federal and State income tax purposes. Consequently, Federal and State income taxes are not payable by or provided for the Company. The members account for their share of the Company's earnings, losses, deductions and credits on their Federal and State income tax returns.

           PROPERTY
           Property and equipment is stated at historical cost for the Predecessor Company adjusted for impairment and includes fresh start adjustments for the Successor Company. All identifiable assets recognized in accordance with fresh start accounting were recorded at the Effective Date based upon an independent appraisal. The building is depreciated using the straight-line method over the Property's useful life of 44 years. Prior to the revaluation of the property, based upon an independent appraisal, the useful life of the property was deemed to be 40 years. Leasehold improvements made to the property since inception were purchased by the tenant and are not the property of the Company.

           RECENT ACCOUNTING PRONOUNCEMENTS
           In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

           In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of free standing financial instruments: (1) mandatorily redeemable financial instruments; (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. For all financial instruments entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately. For all other instruments of public companies, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003. For contracts that were created or modified before May 31, 2003 and still exist at the beginning of the first interim period beginning after June 15, 2003, entities should record the transition to SFAS No. 150 by reporting the cumulative effect of a change in an accounting principle. SFAS No. 150 prohibits entities from restating financial statements for earlier years presented. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.

                          415 GREENWICH STREET GC, LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51", which relates to the identification of, and financial reporting for, variable-interest entities (VIEs). FIN No. 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN No. 46 are effective immediately for all arrangements entered into after January 31, 2003. For those arrangements entered into prior to February 1, 2003, the provisions of FIN No. 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. In October 2003, FASB Staff Position deferred the effective date for existing VIE arrangements created before February 1, 2003 to the first interim or annual reporting period that ends after December 15, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a liability to be recognized at the time a company issues a guarantee for the fair value of the obligations assumed under certain guarantee agreements. Additional disclosures about guarantee agreements are also required in the interim and annual financial statements. The adoption of FIN 45 did not have an effect on the Company's results of operations or financial position.

         IMPAIRMENT OF LONG-LIVED ASSETS
         Long-lived assets are reviewed for impairment whenever changes in circumstances indicate that the carrying amount any not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of the undiscounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. The Company did not record any impairment charges for all periods presented.


Note 3:  PROPERTY

         Property is as follows:
                                                         Successor Company
                                                    -------------------------
                                                           September 30,
                                                    -------------------------
                                                       2003            2002
                                                    ----------     ----------

              Land................................  $    1,543     $    1,543
              Building ...........................      35,012         35,012
                                                    ----------     ----------
                                                        36,555         36,555
              Less: Accumulated depreciation .....       1,128            332
                                                    ----------     ----------
                                                    $   35,427     $   36,223
                                                    ==========     ==========

                          415 GREENWICH STREET GC, LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 4:  HISTORIC TAX CREDIT

         The Property is listed on the National Register of Historic Places. Consequently, renovation expenditures to the Property, made by the tenant, qualify for Federal tax credits as defined by the Internal Revenue Code ("IRC"). The Property qualifies for an IRC Section 205 historic tax credit, estimated to be approximately $16,500. The Company has filed an election with the Internal Revenue Services, whereby the tax credits generated from renovation expenditures to the Property will be passed to the tenant.


Note 5:  FRESH START ADJUSTMENTS

         The total reorganization value as of April 30, 2002 assigned to the entity was based upon an independent appraisal of the property. The effect of the implementation of the Globix Plan of reorganization on its subsidiary is as follows:

                                     ASSETS

                                                              Pre-Fresh Start                    (Successor
                                                               Balance Sheet    Fresh-Start        Company)
                                                              April 30, 2002    Adjustment      April 30, 2002
                                                              --------------   ------------     --------------
          Land                                                    $   1,543      $     --         $   1,543
          Building                                                   45,852       (10,840)           35,012
          Accumulated depreciation                                     (987)          987                --
          Due from affiliated company                                 6,557            --             6,557
                                                                  ---------      --------         ---------

           TOTAL ASSETS                                           $  52,965      $ (9,853)        $  43,112
                                                                  =========      ========         =========

                                       LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

          Long-term liability to Globix Corporation                  47,395            --            47,395
          Member's Equity                                             5,570        (9,853)           (4,283)
                                                                  ---------      --------         ---------
          TOTAL LIABILITIES AND MEMBER'S EQUITY                   $  52,965      $ (9,853)        $  43,112
                                                                  =========      ========         =========


Note 6:  GUARANTEE

         In connection with the consummation of the Parents' Plan of Reorganization, the 415 Greenwich Street GC Tenant, LLC became a guarantor of 11% Senior Secured Notes issued by Globix Corporation.
         On March 3, 2004 Globix paid $44,000 of the 11% Senior Notes with the proceeds obtained through the sale of its 415 Greenwich Street property (see Note 1). Subsequent to the repurchase, $68,000 of the 11% Senior Notes remain outstanding.

                          415 GREENWICH STREET GC, LLC

                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)

Note 7:    RELATED PARTY TRANSACTIONS

           Commencing June 11, 2001, the Company entered into a Master Lease with its tenant, an affiliated company through common control. The lease terms provide for a term of 35 years, under a net lease arrangement, with a base annual rent of approximately $7,400 to be paid monthly for a ten year period ending June 11, 2011. Payments of rent have been made through an intercompany account between the two companies.

           At the end of the ten-year period an adjustment will be made to reflect the cumulative change in the Consumer Price Index. There will be an additional adjustment after 20, 25 and 30 years. The lease has a provision allowing the Company to terminate the lease under certain conditions, provided that the Company makes a lease termination payment to the tenant, as defined in the lease. Commencing June 11, 2001, the tenant entered into a sublease with Globix (the parent company) for a 20-year period. The sublease provides for a fixed annual rent of approximately $7,700, payable monthly, for the first ten years and is then subject to an increase to reflect the cumulative change in the Consumer Price Index.

Schedule II - Valuation and Qualifying Accounts


                  Column A                     Column B                 Column C                  Column D           Column E
 --------------------------------------    ---------------    -----------------------------    -------------       -------------
                                                                        Additions
                                                              -----------------------------
                                              Balance At        Charges to       Charges                            Balance At
                                             Beginning of       Costs and        to Other                             End of
                                                Period           Expenses        Accounts        Deductions           Period
                                           ---------------    -------------    ------------    -------------       -------------
 Allowance for Doubtful Accounts
 Predecessor Company (October 1,
 2001 to April 30, 2002) ..............            8,052          4,284             94            (9,618)             2,812

 Successor Company (May 1, 2002 to
 September 30, 2002) ..................            2,812          1,904             80            (2,231)             2,565

 Successor Company (October 1,
 2002 to September 30, 2003) ..........            2,565          1,997             24            (1,940)             2,646


 Deferred Tax Valuation Allowance
 Predecessor Company (October 1,
 2001 to April 30, 2002) ..............          167,421         40,400         66,021          (193,402)            80,440

 Successor Company (May 1, 2002 to
 September 30, 2002) ..................           80,440          9,737             --                --             90,177

 Successor Company (October 1,
 2002 to September 30, 2003) ..........           90,177          6,898             --                --             97,075


                                  [GLOBIX LOGO]




                               GLOBIX CORPORATION
                        4,797,442 Shares of Common Stock
                      $19,146,306 11% Senior Notes Due 2008

                               __________________

                                   PROSPECTUS

                               __________________





         Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses payable by our company in connection with this registration statement. All of these expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission.


Filing fee-Securities and Exchange Commission..........................  $
Fees and expenses of legal counsel.....................................  $
Printing expenses......................................................  $
Fees and expenses of accountants.......................................  $
Miscellaneous expenses.................................................  $
                                                                  Total  $
                                ________________


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the DGCL, we shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she was or is a director, officer, employee or agent of our company.

         Our Amended and Restated Certificate of Incorporation relieves our directors from monetary damages to our company or our stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, we carry an insurance policy for the protection of our directors and executive officers against any liability asserted against them in their official capacities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         Effective April 25, 2002 all of our issued and outstanding securities were cancelled by order of the United States Bankruptcy Court for the District of Delaware and our company, in furtherance of the plan of reorganization, issued new securities as follows: (a) each holder of the 12.5% senior notes became entitled to receive, in exchange for its 12.5% senior notes, its pro rata share of (i) $120 million in aggregate principal amount of the 11% senior notes and (ii) 13,991,000 shares of our common stock, representing approximately 85% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization; (b) each holder of shares of our preferred stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for its shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing approximately 14% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization and (c) each holder of shares of our common stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for these shares of common stock, its pro rata share of 164,600 shares of our common stock, representing approximately 1% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization.

         The foregoing issuances and sales were conducted without registration of the securities under the Securities Act of 1933, as amended, in reliance upon the exemption from registration afforded by Section 1145(a)(2) of the United States Bankruptcy Code. Section 1145(a)(1) of the United States Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act of 1933 and state laws if:

     - the securities are offered and sold under a plan of reorganization;

     - the securities are of a debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; and

     - the recipients of the securities are issued such securities entirely in exchange for the recipient's claim against or interest in the debtor or principally in such exchange and partly for cash or property.

         Section 1145(a)(2) of the United States Bankruptcy Code exempts the offer of a security through any warrant, option or right to subscribe that was sold in the manner specified in Section 1145(a)(1) of the United States Bankruptcy Code and the sale of a security upon exercise of such warrant, option or right to subscribe.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits

   Exhibit No.                                               Exhibit Description

       2.1       Amended Joint Prepackaged Plan of Globix and certain of the Globix's subsidiaries, dated April 8, 2002 (3)

       3.1       Amended and Restated Certificate of Incorporation of Globix (4)

       3.2       Amended and Restated Bylaws of Globix (4)

       4.1       Indenture, dated as of April 23, 2002, between Globix, as issuer, the Subsidiary Guarantors of Globix named therein and HSBC Bank USA, as trustee, relating to the 11% senior notes due 2008 (4)

       4.2       Form of Pledge and Security Agreement, dated as of April 23, 2002, between each Subsidiary Guarantor of Globix and HSBC Bank USA, as Collateral Agent/Trustee (4)

       4.3       Form of Warrant issued to affiliates of  Communication Technology Advisors (5)

        5        Opinion of Day, Berry & Howard LLP as to the validity of the shares of common stock and the notes***

       10.1      Purchase Agreement between Young Woo and Globix, dated as of June 2, 1998 **(1)

       10.4      Employment Agreement between Peter L. Herzig and Globix, dated as of October 2, 2001 (2)

       10.8      Consulting Agreement, dated as of April 19, 2002, between Globix and Communication Technology Advisors LLC (5)

       10.9      Agreement between Globix and Communication Technology Advisors, dated as of November 1, 2002 (5)

      10.10      Agreement between Globix and Communication Technology Advisors, dated as of February 1, 2003 (5)

      10.11      Registration Rights Agreement between Globix and the holders of Globix's securities party thereto, dated as of April 23, 2002 (5)

      10.12      Employment Agreement between Globix and Peter K. Stevenson, dated as of April 15, 2002 (5)

      10.13      Letter Agreement between Globix and Reid Meintzer, dated July 15, 2002 (5)

      10.14      Letter Agreement between Globix and H. Jameson Holcombe, dated July 15, 2002 (5)

      10.15      Amendment, dated as of August 1, 2003, to the Employment Agreement between Globix and Peter K. Stevenson (6)

      10.16      Contract of Sale, dated as of October 10, 2003, between Globix and Heritage Partners LLC (6)

        12       Computation of Ratio of Earnings to Fixed Charges*

        16       Letter re: Change in Certifying Accountant (7)

        21       List of Subsidiaries (6)

   Exhibit No.                                               Exhibit Description

       23.1      Consent of PriceWaterhouseCoopers LLP *

       23.2      Consent of Amper, Politziner & Mattia PC *

       23.3      Consent of Ehrenkrantz Sterling & Co. L.L.C *

       23.4      Consent of Day, Berry & Howard LLP (included in Exhibit 5).

        25       Statement of Eligibility and Qualification of Trustee***



        *        Filed herewith.

        **       Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act of 1933.

       ***       To be filed by amendment.

       (1)       Incorporated by reference to the Company's Report on Form 8-K/A filed on September 18, 1998.

       (2)       Incorporated by reference to the Company's Annual Report on Form 10-K filed on December 31, 2001.

       (3)       Incorporated by reference to the Company's Current Report on Form 8-K filed on April 23, 2002.

       (4)       Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed on May 15, 2002.

       (5)       Incorporated by reference to the Company's Annual Report on Form 10-K filed on March 26, 2003.

       (6)       Incorporated by reference to the Company's Annual Report on Form 10-K filed on December 18, 2003.

       (7)       Incorporated by reference to the Company's Report on Form 8-K filed on September 19, 2003.

(c) Financial Statement Schedules See Schedule II - Valuation and Qualifying Accounts contained on page S-1.



ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 22, 2004                       GLOBIX CORPORATION

                                           /s/ Peter K. Stevenson
                                           ---------------------------
                                           Peter K. Stevenson
                                           President, Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter K. Stevenson or Robert M. Dennerlein, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1 and all documents relating thereto, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: March 22, 2004             /s/ Peter K. Stevenson
                                 ---------------------------
                                 Peter K. Stevenson
                                 President, Chief Executive Officer and Director
                                 (principal executive officer)

Date: March 22, 2004             /s/ Robert M. Dennerlein
                                 ---------------------------
                                 Robert M. Dennerlein
                                 Chief Financial Officer
                                 (principal financial and accounting officer)

Date: March 22, 2004             /s/ Peter S. Brodsky
                                 ---------------------------
                                 Peter S. Brodsky
                                 Director

Date: March 22, 2004             /s/ Peter L. Herzig
                                 ---------------------------
                                 Peter L. Herzig
                                 Director

Date: March 22, 2004             /s/ Steven Lampe
                                 ---------------------------
                                 Steven Lampe
                                 Director

Date: March 22, 2004             /s/ Steven G. Singer
                                 ---------------------------
                                 Steven G. Singer
                                 Director

Date: March 22, 2004             /s/ Raymond L. Steele
                                 ---------------------------
                                 Raymond L. Steele
                                 Director

Date: March   , 2004
                                 ---------------------------
                                 Steven A. Van Dyke
                                 Director